     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 1998

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                       THE IMPERIAL HOME DECOR GROUP INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                      2679                                     51-0370302
         (STATE OF INCORPORATION)                       (PRIMARY SIC NO.)                        (I.R.S. EMPLOYER ID. NO)

                            ------------------------

                       THE IMPERIAL HOME DECOR GROUP INC.
                             23645 MERCANTILE ROAD
                             CLEVELAND, OHIO 44122
                                 (212) 464-3700
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                JAMES P. TOOHEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      THE IMPERIAL HOME DECOR GROUP, INC.
                             23645 MERCANTILE ROAD
                             CLEVELAND, OHIO 44122
                                 (216) 464-3700
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

                            ROBERT A. PROFUSEK, ESQ.
                           JONES, DAY, REAVIS & POGUE
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 326-3939
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statements for the same offering. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED             PROPOSED
             TITLE OF EACH CLASS                 AMOUNT TO BE    MAXIMUM OFFERING    MAXIMUM AGGREGATE        AMOUNT OF
        OF SECURITIES TO BE REGISTERED            REGISTERED     PRICE PER UNIT(1)   OFFERING PRICE(1)    REGISTRATION FEE
11% Senior Subordinated Notes due 2008, Series
B.............................................   $125,000,000          100%             $125,000,000           $36,875
Guarantees of the 11% Senior Subordinated
Notes due 2008(2).............................   $125,000,000           (3)                 (3)                None(3)
     Total Registration Fee...................                                                                 $36,875

(1) In accordance with Rule 457(f)(2), the registration fee is calculated based on the book value, which has been calculated as of July 9, 1998, of the outstanding 11% Senior Subordinated Notes due 2008 of The Imperial Home Decor Group Inc. to be canceled in the exchange transaction hereunder.

(2) The 11% Senior Subordinated Notes due 2008, Series B, of the Company being registered hereby will be guaranteed by all of the Company's subsidiaries other than operating subsidiaries organized outside the U.S.

(3) Pursuant to Rule 457(n), no registration fee is required with respect to the Guarantees.
                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               OTHER REGISTRANTS

                                                                                         ADDRESS AND TELEPHONE NUMBER
                              JURISDICTION OF                                               OF PRINCIPAL EXECUTIVE
            NAME               INCORPORATION    PRIMARY SIC NO.   IRS EMPLOYER ID. NO.              OFFICE
----------------------------  ---------------   ---------------   --------------------   ----------------------------

Vernon Plastics, Inc.          Delaware               2671               04-3411142      Shelley Road--Ward Hill
                                                                                         P.O. Box 8248
                                                                                         Haverhill, MA 01835
                                                                                         (978) 373-1551

WDP Investments, Inc.          Delaware               2679               51-0370304      23645 Mercantile Road
                                                                                         Cleveland, OH 44122
                                                                                         (216)765-8582

Marketing Service, Inc.        Delaware               2782               34-1765225      23645 Mercantile Road
                                                                                         Cleveland, OH 44122
                                                                                         (216)765-8582

The Imperial Home Decor        Delaware               2679               51-0370302      23645 Mercantile Road
  Group (US) LLC                                                                         Cleveland, OH 44122
                                                                                         (216)765-8582

Imperial Home Decor Group      UK                     2679           Not Applicable      Belgrave Mills
  Holdings I Limited                                                                     Limited Belgrave Road
                                                                                         Darwen, Lancashire BB3 2RR
                                                                                         U.K.
                                                                                         44-1254-870-700

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                   SUBJECT TO COMPLETION, DATED JULY 10, 1998
                       THE IMPERIAL HOME DECOR GROUP INC.
                               OFFER TO EXCHANGE
             ITS 11% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B,
                       FOR ANY AND ALL OF ITS OUTSTANDING
                     11% SENIOR SUBORDINATED NOTES DUE 2008

    Vernon Plastics, Inc., WDP Investments, Inc., Marketing Service, Inc., The Imperial Home Decor Group (US) LLC and Imperial Home Decor Group Holdings I Limited, as Subsidiary Guarantors of the 11% Senior Subordinated Notes Due 2008.

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME
                    ON                1998, UNLESS EXTENDED.

    The Imperial Home Decor Group Inc., a Delaware corporation (the 'Company'), hereby offers (the 'Exchange Offer'), upon the terms and conditions set forth in this Prospectus (the 'Prospectus') and the accompanying Letter of Transmittal (the 'Letter of Transmittal'), to exchange $1,000 principal amount of its 11% Senior Subordinated Notes due 2008, Series B (the 'Exchange Notes'), registered under the Securities Act of 1933, as amended (the 'Securities Act'), pursuant to a registration statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 11% Senior Subordinated Notes due 2008 (the 'Old Notes' and together with the Exchange Notes, the 'Notes') of which $125,000,000 aggregate principal amount is outstanding. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes will bear a Series B designation, (ii) the Exchange Notes will have been registered under the Securities Act and will not bear legends restricting the transfer thereof, and (iii) holders of the Exchange Notes will not be entitled to the rights of holders of Old Notes under the Exchange and Registration Rights Agreement (as defined). The Exchange Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture, dated as of March 13, 1998, as supplemented (the 'Indenture'), by and among the Company, the Subsidiary Guarantors and The Bank of New York, as trustee. See 'The Exchange Offer' and 'Description of the Exchange Notes.'

    Interest on the Exchange Notes will be payable semi-annually on March 15 and September 15 of each year, commencing on September 15, 1998. The Exchange Notes will mature on March 15, 2008. Except as described below, the Company may not redeem the Exchange Notes prior to March 15, 2003. On or after such date, the Company may redeem the Exchange Notes, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time on or prior to March 15, 2001, the Company may, subject to certain requirements, redeem up to 33 1/3% of the original aggregate principal amount of the Exchange Notes with the Net Cash Proceeds (as defined) of one or more Equity Offerings (as defined) by the Company, at a price equal to 111% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 66 2/3% of the original aggregate principal amount of the Exchange Notes remains outstanding immediately after each such redemption and provided further that such redemption occurs within 360 days after the date on which any such Equity Offering is consummated. The Exchange Notes will not be subject to any sinking fund requirement. Upon a Change of Control (as defined),
(i) the Company will have the option, at any time on or prior to March 15, 2003, to redeem the Exchange Notes in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Exchange Notes plus the Applicable Premium (as defined) as of, together with accrued but unpaid interest, if any, to, the date of redemption, and (ii) if the Company does not so redeem the Exchange Notes, or if a Change of Control occurs after March 15, 2003, each holder of the Exchange Notes will have the right to require the Company to make an offer to repurchase such holder's Exchange Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. No assurance can be given that the Company will have sufficient funds available to satisfy its repurchase obligation with respect to the Exchange Notes following a Change of Control. See 'Description of the Exchange Notes.'

    The Exchange Notes will be unsecured and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company. The Exchange Notes will rank equally in right of payment with all Pari Passu Indebtedness (as defined) of the Company and will rank senior in right of payment to all other Subordinate Indebtedness (as defined) of the Company. The Exchange Notes will be unconditionally and irrevocably guaranteed (the 'Subsidiary Guarantees') jointly and severally on an unsecured, senior subordinated basis by a holding company for the Company's U.K. operating subsidiaries, all the Company's direct and indirect U.S. subsidiaries on the issue date of the Exchange Notes and all future U.S. Restricted Subsidiaries (as defined) that incur indebtedness (collectively, the 'Subsidiary Guarantors'). The Exchange Notes will not be guaranteed by any of the Company's operating subsidiaries organized outside of the United States (the 'Non-Guarantor Subsidiaries'). The Indenture permits the Company and the Subsidiary Guarantors to incur additional indebtedness, including Senior Indebtedness, subject to certain restrictions. As of March 28, 1998, after giving pro forma effect to the Transactions (which as defined includes the Initial Offering, as defined), (i) the Company had $198.0 million aggregate principal amount of Senior Indebtedness outstanding (exclusive of unused commitments), all of which was Secured Indebtedness (as defined), (ii) the Company had no Pari Passu Indebtedness outstanding other than the Old Notes and no indebtedness that is subordinate or junior in right of payment to the Old Notes, (iii) the Subsidiary Guarantors had no Senior Indebtedness outstanding (exclusive of guarantees of the Senior Credit Facilities), (iv) the Subsidiary Guarantors had no Pari Passu Indebtedness outstanding (exclusive of the Subsidiary Guarantees), no indebtedness that is subordinate or junior in right of payment to the Subsidiary Guarantees and total liabilities (excluding indebtedness and liabilities owed to the Company) of $67.1 million, and (v) the Non-Guarantor Subsidiaries had total liabilities (excluding liabilities owed to the Company) of $87.6 million. See 'Description of the Exchange Notes' and 'Description of the Senior Credit Facilities.'

                                             (cover continued on following page)
                             ---------------------

    SEE 'RISK FACTORS' BEGINNING ON PAGE 16 FOR A DISCUSSION OF MATERIAL RISK FACTORS THAT SHOULD BE CONSIDERED IN THE EXCHANGE OFFER.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.
                             ---------------------

                THE DATE OF THIS PROSPECTUS IS            , 1998

    The Company will accept for exchange any and all Old Notes validly tendered
and not withdrawn prior to 5:00 p.m., New York City time, on          , 1998,
unless extended by the Company in its sole discretion (the 'Expiration Date'). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes with respect to the Exchange Offer, the Company will promptly return the Old Notes to the holders thereof. The Exchange Offer is not conditioned upon any minimum amount of Old Notes being tendered for exchange, but is otherwise subject to certain customary conditions. The Old Notes may be tendered only in integral multiples of $1,000. The Old Notes were sold by the Company on March 13, 1998 (the 'Issue Date') to Chase Securities Inc. and Bear, Stearns & Co. Inc. (the 'Initial Purchasers') in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the 'Initial Offering'). The Initial Purchasers subsequently placed the Old Notes with (i) qualified institutional buyers in reliance upon Rule 144A under the Securities Act, (ii) a limited number of institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), and (iii) qualified buyers outside of the United States in reliance upon Regulation S under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless anapplicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Exchange and Registration Rights Agreement entered into by the Company, the Subsidiary Guarantors and the Initial Purchasers (the 'Exchange and Registration Rights Agreement') in connection with the Initial Offering. See 'The Exchange Offer.'

    Based upon an interpretation by the staff of the Securities and Exchange Commission (the 'Commission') set forth in certain no-action letters issued to third parties in similar transactions, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is (i) an 'affiliate' of the Company within the meaning of Rule 405 under the Securities Act or (ii) a broker-dealer that acquired the Old Notes in a transaction other than part of its market-making or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See 'The Exchange Offer--Resale of the Exchange Notes.' Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Exchange and Registration Rights Agreement, that such conditions have been met. Each broker-dealer (a 'Participating Broker-Dealer') that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See 'Plan of Distribution.'

    Holders of Old Notes not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act.

    The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

    There has not previously been any public market for the Old Notes or the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. See 'Risk Factors--Absence of a Public Market Could Adversely Affect the Value of Exchange Notes.' Moreover, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

    NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SUBSIDIARY GUARANTOR. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

    UNTIL               , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

    The Exchange Notes will be available initially only in book-entry form and the Company expects that the Exchange Notes issued pursuant to the Exchange Offer will be issued in the form of a Global Exchange Note (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company ('DTC') and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Exchange Note representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. After the initial issuance of the Global Exchange Note, Exchange Notes in certificated form will be issued in exchange for the Global Exchange Note only under limited circumstances as set forth in the Indenture. See 'Description of the Exchange Notes' and 'Book-Entry; Delivery and Form.'

                             AVAILABLE INFORMATION

     The Company and the Subsidiary Guarantors have filed with the Commission a registration statement on Form S-4 (the 'Exchange Offer Registration Statement,' which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Offer contemplated hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and inspected at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     Upon declaration by the Commission that the Exchange Offer Registration Statement is effective, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligation of the Company to file periodic reports and other information with the Commission will be suspended if the Exchange Notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of the Company and the Subsidiary Guarantors other than the fiscal year in which the Exchange Offer Registration Statement is declared effective. The Company has agreed that, whether or not it is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, for so long as the Old Notes or the Exchange Notes remain outstanding, it will file with the Commission and distribute to holders of the Old Notes and the Exchange Notes, as applicable, copies of the financial information that would have been contained in such annual reports and quarterly reports, including management's discussion and analysis of financial conditions and results of operations, that would have been required to be filed with the Commission pursuant to the Exchange Act. See 'Description of the Exchange Notes--Certain Covenants--Reports and Other Information.'

                            ------------------------

                           FORWARD-LOOKING STATEMENTS

     THIS PROSPECTUS CONTAINS 'FORWARD-LOOKING STATEMENTS' WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE 'EXCHANGE ACT'). THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PROSPECTUS, INCLUDING THE STATEMENTS UNDER 'SUMMARY-- THE COMPANY,' 'MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,' AND 'BUSINESS--COMPANY OVERVIEW,' '--COMPETITIVE STRENGTHS,' '--NORTH AMERICAN INTEGRATION PLAN,' '--BUSINESS STRATEGY,' '--INDUSTRY OVERVIEW' AND 'INDUSTRY TRENDS,' AND LOCATED ELSEWHERE HEREIN REGARDING THE COMPANY'S FINANCIAL POSITION, PLANS TO INCREASE REVENUES, REDUCE EXPENSES AND TAKE ADVANTAGE OF SYNERGIES AND ANY STATEMENTS REGARDING OTHER FUTURE EVENTS OR FUTURE PROSPECTS OF THE COMPANY, ARE FORWARD-LOOKING STATEMENTS. WHEN USED IN THIS PROSPECTUS, THE WORDS 'BELIEVE,' 'ANTICIPATE,' 'INTEND,' 'ESTIMATE,' 'EXPECT,' 'PROJECT' AND SIMILAR EXPRESSIONS ARE INTENDED

TO IDENTIFY FORWARD-LOOKING STATEMENTS, ALTHOUGH NOT ALL FORWARD-LOOKING STATEMENTS CONTAIN SUCH WORDS. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE HEREOF. NONE OF THE COMPANY, ANY SUBSIDIARY GUARANTOR NOR THE INITIAL PURCHASERS UNDERTAKES ANY OBLIGATION TO UPDATE OR REVISE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. ALTHOUGH MANAGEMENT BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO BE CORRECT OR THAT SAVINGS OR OTHER BENEFITS ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM MANAGEMENT'S EXPECTATIONS ('CAUTIONARY STATEMENTS') ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS AND UNDER 'RISK FACTORS.' PROSPECTIVE PURCHASERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY, ANY SUBSIDIARY GUARANTOR OR THE INITIAL PURCHASERS OR PERSONS ACTING ON THEIR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS. SEE 'RISK FACTORS.'

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements and notes thereto, included elsewhere in this Prospectus. Unless the context otherwise requires: (i) the 'Company' refers to The Imperial Home Decor Group Inc., a Delaware corporation, and its subsidiaries on a pro forma combined basis after giving effect to the Recapitalization and the Imperial Acquisition (each, as defined); (ii) 'IHDG' refers to the Imperial Home Decor Group Inc. (formerly known as Borden Decorative Products Holdings, Inc., a Delaware corporation ('BDPH') and immediately prior to the Recapitalization an indirect wholly owned subsidiary of Borden, Inc. ('Borden')), BDPH's subsidiaries, the Canadian wallcoverings business of Borden ('Sunworthy') and the Vernon Plastics business of Borden ('Vernon Plastics');
(iii) 'Imperial U.S.' refers to Imperial Wallcoverings, Inc., a Delaware corporation, and 'Imperial Canada' refers to Imperial Wallcoverings (Canada), Inc., a Canadian corporation, each, an indirect wholly owned subsidiary of Collins & Aikman Corporation, a Delaware corporation ('C&A'); (iv) 'Imperial' refers to Imperial U.S. and Imperial Canada; (v) 'IHDG UK' refers to Imperial Home Decor Group Holdings I Limited, a newly formed wholly owned subsidiary of the Company incorporated in the U.K. and the indirect holding company for the Company's U.K. operating subsidiaries; (vi) 'Blackstone' refers to Blackstone Capital Partners III Merchant Banking Fund, L.P., Blackstone Offshore Capital Partners III L.P. and Blackstone Family Investment Partnership III L.P.; (vii) 'North America' refers to the United States and Canada; (viii) 'Europe' refers primarily to Western Europe, but also includes Eastern Europe; and (ix) 'U.K.' refers to the United Kingdom.

                                  THE COMPANY

COMPANY OVERVIEW

     The Company believes it is the world's largest producer and marketer of residential wallcoverings based on pro forma net sales for 1996. The Company is the result of the combination of the residential wallcoverings and polyvinyl chloride ('PVC') sheeting businesses of IHDG, which were previously substantially wholly owned by Borden, with the Imperial wallcoverings business previously owned by C&A. On a pro forma basis for 1996, the Company estimates it would have had a 38.1% and 19.3% share of manufacturer sales of residential wallcoverings in North America and the U.K., respectively. The Company's estimated 31.9% share of the combined 1996 North American and U.K. residential wallcoverings sales is believed to be over three times the level of sales of the next largest residential wallcoverings manufacturer in North America and the U.K. The Company designs, manufactures and markets its residential wallcoverings products under various recognized brand names, including Crown, Sunworthy, Imperial and Albert Van Luit, as well as under exclusive licensing and distribution agreements with leading designers and consumer brands such as Ralph Lauren, Lenox, Nautica, Laura Ashley, Alexander Julian, Eddie Bauer and the NCAA schools. Due to the differences in market conditions and competitive factors in North America and Europe, the Company operates its residential wallcoverings business as two separate geographic divisions, North America and Europe, each of which will coordinate its manufacturing, sales, marketing and distribution activities. Vernon Plastics is a leading manufacturer of calendered, flexible PVC sheeting, printed sheeting and laminated products that operates as a separate line of business distinct from the Company's residential wallcoverings business. On a pro forma basis for 1997, the Company would have had net sales of $536.5 million and EBITDA, as defined, of $32.6 million. On a pro forma basis for 1997, the Company's total sales in North America and Europe represented approximately 67.3% and 29.3% of the Company's total sales, respectively. The Company's operations outside North America have recently contributed substantially all the Company's total consolidated pro forma EBITDA.

     Residential wallcoverings are decorative products produced from paper, fabric, vinyl and other substrates that are printed, embossed and laminated and are applied to walls using specially designed adhesives applied to the back of the wallcovering during the manufacturing process. Residential wallcoverings are of two types, sidewalls and borders. Sidewalls are produced in broad sheets and are designed to cover the entire wall. Borders are produced in narrower sheets and are intended to be applied to the top of the wall or above the wall molding as a complement to the painted or sidewall covered surface. Residential wallcoverings compete with paint products for a 'share of the wall' in the residential decorating market.

COMPETITIVE STRENGTHS

     Leading Market Position. In 1996, on a pro-forma basis, the Company generated over three times the revenue of the next largest residential wallcoverings manufacturer in North America and the U.K. and held a 38.1% share of manufacturer sales in North America and 19.3% in the U.K. Based on 1996 pro forma net sales, IHDG and Imperial were the first and second leading manufacturers of residential wallcoverings in North America, with approximately 19.1% and 19.0% shares, respectively, of the manufacturer revenues in North America and IHDG was the leading manufacturer of residential wallcoverings in the U.K., with approximately 19.1% of the U.K. manufacturer revenues. The Company serves all segments of the residential wallcoverings industry and has one of the most comprehensive product offerings in the industry. The Company's wallcovering products include both sidewalls and borders, and are manufactured using a variety of substrates including paper, fabric and vinyl. The Company currently maintains approximately 45,000 active SKUs. Management believes that the Company's ability to supply this full product line is a particular advantage because many retailers are consolidating their suppliers. The Company's in-house brands, including Crown, Sunworthy, Imperial and Albert Van Luit, are among the leading names in the residential wallcoverings industry. Management believes that consumers associate the Company's brands with superior design, quality and service.

     Exclusive Licensing and Distribution Agreements with Leading Brands. As the worldwide revenue share leader in the residential wallcoverings industry, the Company believes it is uniquely suited to leverage the substantial marketing power of leading fashion designers and 'name' brands and has secured exclusive long-term licensing and distribution agreements for wallcovering products in North America with several of these, including Ralph Lauren, Lenox, Nautica, Laura Ashley, Alexander Julian, Eddie Bauer and the NCAA schools. The majority of these licensing agreements have been entered into or renewed during 1997 and typically have a term of not less than two years. The Company also has relationships with several leading home textiles producers, such as Fieldcrest Cannon, Croscill, J.P. Stevens, Crown Crafts and West Point, which enable it to provide pattern and color schemes that are coordinated with the bedding and window treatments offered by these producers.

     Strong Relationships with Leading Chain Stores. The Company believes that it has particularly strong relationships with leading mass merchants, home centers and specialty chains (together, 'Chain Stores') in North America and the U.K. Management believes that these Chain Stores have captured, and are expected to continue to capture, sales from both smaller Chain Stores and the lower-priced and middle-priced segments of the independent dealer channel. The Company has enjoyed long-standing relationships of more than ten years with each of its top ten Chain Store customers, which together generated approximately 25.8% of its residential wallcoverings sales in North America and Europe in 1997. In the home center channel, the Company is the leading supplier to the three largest U.S. home center chains, The Home Depot, Lowes and Menards, and is the first or second leading supplier to each of the five largest chains in the U.K. The Company is the sole residential wallcoverings supplier to Kmart and the leading supplier to Wal-Mart and Target. The Company is also the leading supplier of residential wallcoverings to Sherwin-Williams, the largest specialty paint and wallpaper chain in the U.S. The Company believes that it is uniquely suited to attract and retain these large and fast growing retail customers due to its (i) highly efficient, modern production and distribution facilities, (ii) strong portfolio of in-house and licensed brands, (iii) willingness to invest in co-op advertising, in-store fixtures and category management initiatives, and
(iv) ability to achieve consistently high service levels for in-stock merchandise.

     Low Cost, Technologically Advanced Manufacturer. The Company believes that it is the highest-volume manufacturer of residential wallcoverings in the world, which, combined with its fully integrated operation across design, manufacturing and distribution functions, enables it to capitalize upon economies of scale in purchasing, manufacturing and distribution. The Company also believes that its key technological and manufacturing process advances in rapid manufacturing line changeover, batchless production, 'in-register' embossing and computer aided design and manufacturing ('CAD/CAM') technology have contributed to its low-cost position and enhanced its ability to produce a broad range of SKUs cost efficiently. As a result of its high production efficiencies and technological leadership, management believes that the Company is one of the lowest-cost producers of residential wallcoverings in North America and Europe. Management expects that the implementation of the Integration Plan (as defined), which entails the closure of two of the Company's four North American printing plants and consolidation of 11 U.S. distribution and finishing operations into the Company's state-of-the-art Knoxville, Tennessee facility, will further enhance the Company's low-cost position by maximizing utilization of the Company's most modern, efficient assets and facilitating substantial head count reductions. See '--North American Integration Plan.'

     Significant Investment in Manufacturing and Distribution
Assets. Management believes that the Company's recent significant investments in modernizing its manufacturing equipment and distribution facilities provide it with a competitive advantage. From 1995 through 1997, the Company invested approximately $90.0 million primarily to improve the efficiency of its existing operations, including: (i) a $14.0 million investment by IHDG in two new high-speed gravure print lines and associated finishing equipment at its facility in Morecambe, U.K., which are achieving productivity levels significantly greater than that of the prior generation of printing technology;
(ii) a $6.4 million investment by IHDG in batchless production, 'in-register' embossing and CAD/CAM technology in the U.K., which has contributed to its low-cost position and enhanced its ability to produce a broad range of SKUs cost efficiently; (iii) a $23.3 million investment by Imperial in a state-of-the-art finishing and distribution facility in Knoxville, Tennessee, which is expected to reduce annual distribution expense; and (iv) a $9.0 million investment by Imperial in printing equipment, in-line finishing, CAD/CAM technology and information systems at the Sherbrooke, Canada manufacturing facility, which is expected to improve manufacturing gross profit. Management anticipates achieving higher operating margins in future years as it achieves full utilization of these modern, highly efficient assets by absorbing the capacity of redundant and less efficient facilities.

     Experienced Management Team. The Company has a senior management team with a wide range of experience in the residential wallcoverings and related industries. The Company's President and Chief Executive Officer, James P. Toohey, had 32 years of experience in a primarily marketing oriented business--Hallmark Cards, where he was most recently President of Hallmark International--prior to joining Imperial in October 1996 and becoming an employee of the Company as of March 13, 1998. The Company also benefits from the industry expertise of its new President--North American Marketing, Michael Landau, who has 28 years of experience in the wallcovering industry, most recently as President of F. Schumacher & Co. Wallcoverings, a position he held from 1990 to 1997. During his tenure as President, F. Schumacher & Co.'s revenues grew from over $10.0 million to over $100.0 million. The remainder of the senior management team has been from the management of both Imperial and IHDG and from outside the Company. The Company's senior managers will be awarded options or other equity rights, subject to certain performance-based and other vesting provisions. See 'The Transactions,' 'Management,' 'Executive Compensation' and 'Security Ownership.'

     Product Innovation. The Company has developed a new self-adhesive border product, 'Stick 'n Play' in cooperation with 3M, which is currently being test marketed in anticipation of its planned introduction in the Fall of 1998. Other product innovations introduced by the Company include 'Sculptured Edge' and 'Outlines' borders that have one edge die-cut to follow the printed design, thus producing an effect with enhanced visual appeal. Self-adhesive and special-cut wallcoverings command higher sales prices and better margins and appeal to a segment of consumers that might not otherwise consider purchasing wallcoverings.

NORTH AMERICAN INTEGRATION PLAN

     Cost-Savings Measures. The Company has adopted a plan to integrate IHDG and Imperial in North America (the 'Integration Plan'), the five principal components of which are: (i) closing Imperial's inefficient, limited capacity paper making and coating facilities in Plattsburgh, New York in favor of leveraging the combined Company's ability to purchase substrate at a lower cost than either Imperial's present manufacturing cost level or IHDG's outside purchase cost level; (ii) rationalizing the Company's printing facilities by consolidating four presently five-day per week, non-continuous printing plants into two seven-day continuous operations; (iii) rationalizing the Company's finishing function by consolidating all finishing activities from the four printing facilities at which they are presently located to the Company's state-of-the-art finishing and distribution facility in Knoxville, Tennessee;
(iv) rationalizing the Company's distribution network by consolidating seven existing distribution warehouses into the Knoxville facility; and (v) substantial employee head count reductions in North America through the elimination of redundancies in selling, customer service and other support operations.

     Management estimates head count reduction and fixed cost savings from the Integration Plan to be $28.6 million, net of $10.4 million of incremental overhead costs (as compared to total pro forma costs for 1997), comprised of the following components:

                                                                                        COST SAVINGS
INTEGRATION PLAN COMPONENT                                                          (DOLLARS IN MILLIONS)
---------------------------------------------------------------------------------   ---------------------
Rationalization of printing facilities...........................................           $ 3.3
Rationalization of finishing facilities(1).......................................             4.6
Paper making facility closing....................................................             3.2
Rationalization of distribution facilities(2)....................................             5.1
Elimination of selling, customer service and support redundancies................            12.4
                                                                                           ------
  Total..........................................................................           $28.6
                                                                                           ------
                                                                                           ------

------------------
(1) The amount shown is net of $2.5 million of estimated incremental costs relating to the rationalization of finishing facilities.

(2) The amount shown is net of $7.9 million of estimated incremental costs relating to the rationalization of distribution facilities.

     The Company's head count reduction plan is as follows:

                                                                     HEAD COUNT AT
                                                                    ACQUISITION DATE    EXPECTED HEAD COUNT
                                                                    ----------------    -------------------
Printing facilities..............................................           629                  475
Finishing facilities.............................................           276                  201
Substrate/paper making facility..................................           115                   33
Distribution facilities..........................................           280                  220
Elimination of selling, customer service and support
  redundancies...................................................           541                  355
                                                                         ------               ------
  Total..........................................................         1,841                1,284
                                                                         ------               ------
                                                                         ------               ------

     The foregoing actions will each be commenced in the current year and are expected to be substantially completed by the end of 2000. Accordingly, 2000 is the first year in which their effects are expected to be fully realized. The total of head count and fixed cost savings estimates of the Integration Plan in 1998 and 1999 are presently estimated at $5.0 million and $18.0 million, respectively. The head count reduction and fixed cost savings estimates do not give effect to margin improvements expected to result from implementation of the Integration Plan and new capital budgeted for investment at the rationalized facilities, as well as the planned revenue improvements expected to result from the Company's planned product development and remerchandising plan described in '--Business Strategy.' While there necessarily can be no assurance that any particular level of cost savings will be achieved (see 'Forward-Looking Statements' and 'Risk Factors--Integration of Imperial, Implementation of Business Strategy and Limited Relevance of Historical Financial Information'), management believes that the parallel structure of Imperial and IHDG's operations in North America and their substantial recent capital investments in modern production and distribution assets, which management believes were underutilized prior to the Transactions, will facilitate the achievement of these cost savings.

     Budgeted Capital Expenditures and Rationalization Expenses. Management has adopted a North American capital budget of approximately $40.0 million in the aggregate for 1998 and 1999, substantially all of which relates to the implementation of the Integration Plan. The Integration Plan will not require any material capital expenditures in the U.K. In addition, management estimates that it will incur one-time severance and other cash expenditures of approximately $23.2 million during 1998 and 1999 relating to the head count reduction, facility consolidation and other components of the Integration Plan.

     Additional Gross Margin Effects. In addition to the head count reduction and fixed cost savings expected to be achieved through the rationalization of facilities and operations as described above, the rationalization of the manufacturing asset base coupled with significant recent and planned capital expenditures at the facilities are intended to drive North American gross margins from 47% in 1997 to approximately 59% by 2001. If successfully implemented, this would create an additional $17.0 million of gross profit (based on the Company's pro forma fiscal 1997 net sales) in addition to the $28.6 million of head count reduction and fixed cost savings.

     See 'Business--North American Integration Plan.'

BUSINESS STRATEGY

     In addition to improvements in the Company's financial performance expected to result from head count reductions and fixed cost savings associated with the Integration Plan, the Company intends to capitalize upon its position as the world's largest supplier of residential wallcoverings to enhance its sales and profitability by implementing a growth strategy comprised of the following five components:

     Grow with Leading Chain Stores. The Company intends to maintain and expand its position as the leading supplier to large, fast-growing Chain Stores in the U.S. and U.K., especially home centers, and grow along with them as they continue to roll out new stores and capture sales from both smaller Chain Stores and the lower-priced and middle-priced segments of the independent dealer channel. The Company's exclusive licensing and distribution agreements with well-recognized name brands, ability to consistently achieve high service levels for in-stock merchandise and willingness to invest in co-op advertising, in-store fixtures and category management initiatives, such as the in-store gallery concept, are central components of this strategic initiative. The Company's gallery concept is designed to showcase a selection of both collection books and in-stock residential wallcoverings products organized by color and pattern style using a dedicated space within the store to facilitate display, stocking and consumer selection. The Company is testing the concept at Sherwin Williams and plans to initiate a rollout at selected Chain Stores later this year. In Western Europe, where the Company's sales to the large Chain Stores have historically been restricted to those with central warehousing, the Company plans to develop local sales and distribution networks to serve Chain Stores that require store-by-store service.

     Leverage Exclusive Licensing and Distribution Agreements and Build In-House Brand Recognition. The Company intends to: (i) continue to leverage its existing licensing and distribution agreements with Ralph Lauren, Lenox, Nautica, Laura Ashley, Alexander Julian, Eddie Bauer and the NCAA schools to provide clear design direction, increase the Company's share of retail shelf space and exploit joint merchandising and promotional opportunities, thereby maximizing sales per collection; (ii) rationalize its in-house product offering to reduce the amount of duplicate SKUs between the Imperial and Sunworthy brands; and (iii) increase advertising dollars from $3.2 million in 1997 to $6.3 million in 1998 and focus expenditures on the Imperial brand to develop consumer recognition and differentiate the product. Management expects that the rollout of existing licenses and continued addition of new licensed brands will provide a platform for sustainable, long-term growth and increase licensed products' share of the Company's residential wallcoverings sales.

     Rebuild Sales in the High-End, Independent Dealer Segment in North
America. Management believes that the substantial size, premium prices and highly fragmented nature of the manufacturer base serving the high-end residential wallcoverings market in the independent dealer channel make it a structurally attractive segment. The Company's gross margin on its Albert Van Luit product line in this segment was approximately 76% in 1997 versus the less than 50% average for its overall North American residential sales. Management also believes that the Company's highly efficient distribution facility and network, ability to manufacture short runs of custom SKUs cost effectively and brand recognition provides it with a competitive advantage in recapturing a leading position in this segment after having reduced its presence in the early 1990's as part of a cost cutting program. The Company's high-end strategy will consist of the following initiatives: (i) build on its well recognized Albert Van Luit, Sterling and Katzenbach & Warren brands by increasing the number of active high-end collections from 23 to 72 over the next four years and improving the quality of product introduced under these names; (ii) develop a design studio presence in New York; (iii) build a regional network of sales agents to service the designer/dealer community; and (iv) selectively pursue add-on acquisitions of, and/or strategic joint ventures with, competing high end brands.

     Pursue Add-on Acquisitions and Strategic Joint Ventures. The Company intends to pursue selected add-on acquisitions of, and/or strategic joint ventures with, small, niche manufacturers' important product lines and retail accounts that will increase utilization of its existing manufacturing and distribution assets. The ongoing consolidation of fragmented North American and European wallcoverings markets should provide multiple acquisition opportunities, especially in the high-end product segment.

     Increase Share in Growing International Markets. The Company plans to expand its 32 member export sales team and leverage established contracts with key distributors in order to continue to increase its sales in the high growth markets of Eastern Europe, to which the Company's sales have increased from approximately $2.6 million in 1993 to $51.0 million in 1997. The Company expects to establish a strong consumer brand position as these markets mature and develop more sophisticated retail environments. Management believes that as the major U.S. home improvement chains expand internationally, there will be a growing need for high-quality, dependable suppliers such as the Company to establish a direct presence overseas in areas not already fully served by the European division of the Company.

                                THE TRANSACTIONS

THE INITIAL OFFERING

     The Old Notes were sold by the Company on March 13, 1998 to the Initial Purchasers pursuant to a Purchase Agreement dated March 11, 1998 (the 'Purchase Agreement') between BDPI Holdings Corporation ('MergerCo') and the Initial Purchasers. The Initial Purchasers subsequently resold the Old Notes to (i) qualified institutional buyers pursuant to Rule 144A under the Securities Act,
(ii) to a limited number of institutional accredited investors (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act) and (iii) certain persons in offshore transactions in reliance on Regulation S under the Securities Act.

     Pursuant to the Purchase Agreement, the Company, the Subsidiary Guarantors and the Initial Purchasers entered into an Exchange and Registration Rights Agreement dated as of March 13, 1998, which grants the holders of the Old Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer.

     The Initial Offering was consummated on March 13, 1998 and was made in conjunction with the series of transactions (the 'Transactions') described below.

THE RECAPITALIZATION

     The Initial Offering was made in connection with (i) the recapitalization (the 'Recapitalization') of BDPH pursuant to a Recapitalization Agreement, dated as of October 14, 1997, as amended (the 'Recapitalization Agreement'), among BDPH, MergerCo and Borden and (ii) the Imperial Acquisition pursuant to an Acquisition Agreement, dated as of November 4, 1997, as amended (the 'Imperial Acquisition Agreement'), among C&A, Imperial U.S. and MergerCo. MergerCo was wholly owned by Imperial Home Decor Group Holdings LLC ('Holdings'), an entity formed by Blackstone for purposes of the Recapitalization.

     The Initial Offering, the Recapitalization, the Imperial Acquisition and the initial borrowings under the Senior Credit Facilities are collectively referred to as the 'Transactions.'

     The closing of the transactions contemplated by the Recapitalization Agreement, the initial borrowings under the Senior Credit Facilities and the consummation of the Offering took place immediately prior to, but substantially simultaneously with, the closing of the Imperial Acquisition, which occurred on March 13, 1998 (collectively, the 'Closing').

The principal components of the Recapitalization were:

     o The transfer of substantially all the assets and liabilities of Sunworthy to a wholly owned subsidiary of BDPH;

     o The contribution of $84.6 million in cash by Blackstone to MergerCo (the 'Equity Contribution');

     o The merger of MergerCo with and into BDPH (the 'Merger'); and

     o The conversion of all the preferred stock and certain common stock of BDPH into the right to receive a total of $309.5 million in cash, subject to adjustment as described in the Recapitalization Agreement (the 'Merger Consideration'). See 'The Transactions--The Recapitalization.'

Following the Recapitalization, Blackstone owned 89% and Borden retained 11% of the outstanding BDPH Common Stock (the 'Common Stock').

THE IMPERIAL ACQUISITION

The principal components of the Imperial Acquisition were:

     o The acquisition of all the outstanding capital stock of Imperial U.S. by BDPH;

     o The acquisition of substantially all the assets and liabilities of Imperial Canada by a wholly owned subsidiary of BDPH;

     o The payment by BDPH to C&A of the cash purchase price for the Imperial Acquisition of $71.2 million, subject to adjustment as described in the Imperial Acquisition Agreement; and

     o The grant to C&A by BDPH of an option (the 'C&A Option') to purchase newly issued shares of BDPH's Common Stock equal to 6.7% of BDPH's Common Stock outstanding as of the Closing. See 'The Transactions--Imperial Acquisition.'

     At the time of the Closing, affiliates of Blackstone held approximately 40% of the outstanding common stock of C&A. C&A is a manufacturer of component parts and systems for the automotive industry and its common stock is traded on the New York Stock Exchange. The Imperial Acquisition was approved by a committee comprised solely of independent directors of C&A.

     Following the Recapitalization and the Imperial Acquisition, BDPH changed its name to 'The Imperial Home Decor Group Inc.'

THE FINANCINGS

     The Recapitalization, the Imperial Acquisition and the payment of related fees and expenses has been financed by: (i) The Equity Contribution, (ii) the initial borrowings under the Senior Credit Facilities; and (iii) the Initial Offering. The Senior Credit Facilities have been provided under the Credit Agreement by a group of lenders led by The Chase Manhattan Bank, an affiliate of one of the Initial Purchasers. See 'Description of Senior Credit Facilities.'

     There will be no proceeds to the Company from the exchange of Old Notes pursuant to the Exchange Offer. Upon the consummation of the Recapitalization, the proceeds from the Initial Offering of $125.0 million were used, together with the initial borrowings under the Senior Credit Facility as follows: (i) approximately $309.5 million was paid to existing BDPH stockholders in connection with the Merger (subject to purchase price adjustment), (ii) approximately $71.2 million was paid pursuant to the Imperial Acquisition, comprising $58.0 million cash purchase price plus an estimated $13.2 million purchase price adjustment at the Closing (an additional $1.6 million was paid subsequent to the Closing), (iii) approximately $24.3 million was used to fund costs and expenses associated with the Recapitalization and (iv) approximately $2.6 million was retained as excess cash.

     The following table sets forth a summary of the sources and uses of funds associated with the Transactions.

                                                                             AMOUNT
                                                                          (IN MILLIONS)
Sources of Funds:
  Revolving Credit Facility............................................      $    --
  Term loans...........................................................        198.0
  Senior subordinated notes............................................        125.0
  Equity contribution and retained equity(1)...........................         95.0
                                                                          -------------
     Total.............................................................      $ 418.0
                                                                          -------------
                                                                          -------------
Use of Funds:
  Merger consideration(2)..............................................      $ 309.5
  Imperial acquisition(3)..............................................         71.2
  Equity retained by Borden............................................         10.4
  Transaction fees and expenses........................................         24.3
  Excess cash..........................................................          2.6
                                                                          -------------
     Total.............................................................      $ 418.0
                                                                          -------------
                                                                          -------------

------------------

(1) Includes the Equity Contribution of $84.6 million in cash by Blackstone and the retained equity interest of Borden ($10.4 million based upon the per share amount paid by Blackstone for the Company's Common Stock in the Merger.)

(2) Represents the cash consideration paid to the existing BDPH stockholders of $309.5 million in connection with the Merger subject to adjustment based on the difference between BDPH's net working capital on the Closing and a target working capital described in the Recapitalization Agreement.

(3) Represent the Imperial Acquisition cash purchase price of $58.0 million plus the estimated purchase price adjustment of $13.2 million based on actual cash balances as of the Closing and Imperial's net cash flows (as defined in the Imperial Acquisition Agreement) between November 2, 1997 and the Closing. Subsequent to the Closing, an additional purchase price of adjustment of $1.6 million was paid.

                                EQUITY INVESTORS

     89% of the Company's Common Stock is held by Holdings and 11% of the Company's Common Stock is held by Borden. C&A has the right, pursuant to the C&A Option, to purchase newly issued shares of the Company's Common Stock equal to 6.7% of the Company's Common Stock outstanding as of the Closing. All of Holdings's equity securities are held by Blackstone. Holdings was organized in December 1997 for the purpose of consummating the Recapitalization.

     Blackstone is a private investment bank based in New York and founded in 1985 by Peter G. Peterson, its current Chairman, and Stephen A. Schwarzman, its current President and Chief Executive Officer. Blackstone's main businesses include private equity investments, merger and acquisition advisory services, restructuring advisory services, real estate investing and asset management. The firm's primary private equity investment vehicle is Blackstone Capital Partners III Merchant Banking Fund L.P. ('BCP III'), which had its final closing in October 1997 and has approximately $3.8 billion of committed equity capital. BCP III is the successor to Blackstone Capital Partners II Merchant Banking Fund L.P. ('BCP II'), which was established in 1993 with approximately $1.3 billion of committed equity capital, substantially all of which has been invested. Beginning with Blackstone Capital Partners I Merchant Banking Fund L.P. in 1987, Blackstone has invested approximately $2.2 billion of equity in 30 transactions having an aggregate transaction value of approximately $19.0 billion.

     Blackstone is not and will not be a party to any agreement relating to the Recapitalization, the Imperial Acquisition, the Senior Credit Facilities, the sale of the Notes or any related transaction. While Blackstone made the Equity Contribution, in no event will Blackstone have any obligation or liability to contribute additional equity capital or to provide other credit support to the Company and Blackstone will not be liable for any loss, damage or other amounts arising directly or indirectly in respect of the Exchange Notes or any other obligation or liability of the Company or any of its subsidiaries.

CORPORATE ORGANIZATION

     The following chart depicts the current ownership structure of the Company and its primary operating subsidiaries.


             --------------
             | Blackstone |
             -------------
                   |
                   | 100%
             --------------                      -----------
             | Holdings   |                      |  Borden |
             -------------                       -----------
                   |                                   |
                   | 89%                               | 11%
-----------------------------------------------------------------------------
|                                The Company                                |
|                    (The Imperial Home Decor Group Inc.;                   |
|            formerly Borden Decorative Products Holdings, Inc.)*           |
|                           . Issuer of the Notes                           |
|               . Borrower under the Senior Credit Facilities               |
-----------------------------------------------------------------------------
                                            |
             -------------------------------|--------------------------
             |                              |                         |
--------------------------------- ------------------------  -------------------
|  Imperial Home Decor           || U.S. and Canadian      | |                 |
|Group Holdings I Limited (UK)** ||operating subsidiaries**| |Vernon Plastics**|
--------------------------------- ------------------------- --------------------
             |
----------------------------------
|  Imperial Home Decor           |
|Group Holdings II Limited (UK)**|
----------------------------------
             |
----------------------------------
|       UK operating             |
|       subsidiaries             |
----------------------------------

 * C & A will also have an option to acquire newly issued shares of the Company's Common Stock equal to 6.7% of the Company's Common Stock outstanding as of the closing.
** Imperial Home Decor Group Holdings I Limited, Vernon Plastics and the U.S.
   operating subsidiaries are Subsidiary Guarantors.

                               THE EXCHANGE OFFER

The Exchange Offer........................  $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Old Notes. As of the date hereof, $125,000,000 aggregate principal amount of Old Notes are outstanding. The Company will issue the Exchange Notes on or promptly after the Expiration
                                            Date.

                                            Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an 'affiliate' of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that, among other things the Exchange
                                            Notes will be acquired by the holder in the ordinary course of business and the holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                                            Any Participating Broker Dealer that acquired Old Notes for its own account as a result of market making activities or other trading activities may be a statutory underwriter. Each Participating Broker
                                            Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of
                                            Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker Dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.
                                            This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker Dealer as a result of market making activities or other trading activities. The
                                            Company has agreed that, for a period of 180 days after the
                                            Expiration Date, it will make this Prospectus available to any
                                            Participating Broker Dealer for use in connection with any such resale. See 'Plan of Distribution.'

                                            Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes cannot rely on the position of the staff of the
                                            Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring

                                            liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date...........................  The Exchange Offer will expire at 5:00 p.m., New York City time, on
                                                          , 1998 unless the Exchange Offer is extended, in which
                                            case the term 'Expiration Date' means the latest date and time to which the Exchange Offer is extended.

Accrued Interest on the Exchange Notes and
  the Old Notes...........................  Each Exchange Note will bear interest from its issuance date. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the
                                            Exchange Notes.

Conditions to the Exchange Offer..........  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See 'The Exchange Offer--Conditions.'

Procedures for Tendering Old Notes........  Each holder of Old Notes wishing to accept the Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof or transmit an Agent's Message (as defined herein)
                                            in connection with a book-entry transfer, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, such facsimile or such Agent's
                                            Message, together with the Old Notes and any other required documentation to the Exchange Agent (as defined herein) at the address set forth herein. By executing the Letter of Transmittal or
                                            Agent's Message, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the
                                            Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person (i) has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (ii) is engaging in or intends to engage in the distribution of such Exchange
                                            Notes, or (iii) is an 'affiliate,' as defined under Rule 405 of the
                                            Securities Act, of the Company. See 'The Exchange Offer-- Purpose and
                                            Effect of the Exchange Offer' and '--Procedures for Tendering.'

Untendered Old Notes......................  Following the consummation of the Exchange Offer, holders of Old
                                            Notes eligible to participate but who do not tender their Old Notes will not have any further exchange rights and such Old Notes will continue to be subject to certain restrictions on transfer.
                                            Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Consequences of Failure to Exchange ......  The Old Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule
                                            144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the
                                            Securities Act, or (iv) pursuant to an effective registration statement

                                            under the Securities Act. See 'The Exchange Offer--Consequences of
                                            Failure to Exchange.'

Shelf Registration Statement..............  If (i) because of any change in law or applicable interpretations thereof by the Commission's staff the Company is not permitted to effect the Exchange Offer, or (ii) any Old Notes validly tendered pursuant to the Exchange Offer are not exchanged for Exchange Notes within 210 days after the Issue Date, or (iii) any Initial Purchaser so requests with respect to Old Notes or notes not eligible to be exchanged for Exchange Notes in the Exchange Offer and held by it following the consummation of the Exchange Offer, or (iv) any applicable law or interpretations do not permit any holder to participate in the Exchange Offer, or (v) any holder that
                                            participates in the Exchange Offer does not receive freely transferable Exchange Notes in exchange for tendered Old Notes, or
                                            (vi) the Company so elects, then the Company and the Subsidiary
                                            Guarantors are required to use their reasonable best efforts to file as promptly as practicable (but in no event more than 120 days after the Issue Date) with the Commission and thereafter to use their reasonable best efforts to cause to be declared effective (but in no event more than 180 days after the Issue Date), a shelf registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Old Notes by the holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement (the 'Shelf Registration Statement' and, together with any Exchange Offer Registration Statement, a
                                            'Registration Statement') and the Company and the Subsidiary
                                            Guarantors are required to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be used by holders of
                                            Transfer Restricted Securities (as defined) for a period ending on the earlier of (a) two years from the Issue Date or such shorter period that will terminate when all the Transfer Restricted
                                            Securities covered by the Shelf Registration Statement have been sold pursuant thereto and (b) the date on which the Old Notes become eligible for resale without volume restrictions pursuant to Rule 144 under the Securities Act. See 'The Exchange Offer.'

Acceptance of Old Notes and Delivery of
  Exchange Notes..........................  The Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York
                                            City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the
                                            Expiration Date. See 'The Exchange Offer--Terms of the Exchange
                                            Offer.'

Use of Proceeds...........................  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.

Exchange Agent............................  The Bank of New York (the 'Exchange Agent').

                                  RISK FACTORS

     Prospective investors should carefully consider all the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under 'Risk Factors' beginning on page 16 for certain factors that should be considered in connection with tendering the Old Notes in exchange for the Exchange Notes.

                              GENERAL INFORMATION

     The Company is a Delaware corporation. The Company's principal offices are located at 23645 Mercantile Road, Cleveland, Ohio 44122, and its telephone number is (216) 464-3700.

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA
                     FOR THE IMPERIAL HOME DECOR GROUP INC.

     The following table sets forth summary unaudited pro forma operating and other data (including selected ratio) of the Company for the year ended December 31, 1997 and the three months ended March 28, 1998 as if the Transactions occurred on January 1, 1997. The information presented below should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the consolidated financial statements and notes included elsewhere herein. The unaudited pro forma financial data set forth below are not necessarily indicative of the results that would have been achieved had such Transactions been consummated as of the date indicated or that may be achieved in the future. See 'Unaudited Pro Forma Combined Financial Information' and 'Business--North American Integration Plan' for a more detailed presentation of, and information relating to, the pro forma adjustments.

                                                                               YEAR ENDED        THREE MONTHS ENDED
                                                                            DECEMBER 31, 1997      MARCH 28, 1998
                                                                            -----------------    ------------------
OPERATING DATA:
Net sales................................................................        $ 536.5               $128.9
Cost of goods sold.......................................................          348.6                 84.2
                                                                                 -------              -------
Gross margin.............................................................          187.9                 44.7
Selling, general and administrative expenses.............................          170.6                 47.4
Restructuring charge.....................................................             --                  9.3
                                                                                 -------              -------
Operating income (loss)..................................................           17.3                (12.0)
Other (income) expense, net..............................................           (0.7)                 0.7
Interest expense, net....................................................           33.7                  8.4
                                                                                 -------              -------
Income (loss) before income taxes........................................          (15.7)               (21.1)
Income tax expense.......................................................            2.3                  1.2
                                                                                 -------              -------
Net loss.................................................................        $ (18.0)              $(22.3)
                                                                                 -------              -------
                                                                                 -------              -------
OTHER DATA:
Cash flows from (used in):
  Operating activities...................................................        $ (20.1)              $(28.4)
  Investing activities...................................................          (29.6)               (78.1)
  Financing activities...................................................           25.5                101.8
Depreciation and amortization(2).........................................           14.1                  3.6
Capital expenditures(3)..................................................           29.2                  5.9
Product development expenditures(4)......................................           40.0                 14.4
EBITDA, as defined(5)....................................................           32.6                  0.8
Cash interest expense, net...............................................           31.1                  7.8
ADJUSTED EBITDA AND SELECTED RATIO:
Adjusted EBITDA(6).......................................................           61.2                   --
Adjusted EBITDA to cash interest expense(1)..............................            2.0                   --

------------------

(1) Cash interest expense does not include interest expense related to additional indebtedness that the Company may incur.

(2) Depreciation and amortization excludes amortization of sample book and design and engraving costs of $33.5 million and $11.5 million, but includes amortization of cylinder bases of $0.9 million and $0.2 million for the year ended December 31, 1997 and the three months ended March 28, 1998, respectively.

(3) Capital expenditures does not include expenditures for product development. See note (4).

(4) Product development expenditures include expenditures related to sample books and design and engraving costs, but exclude expenditures related to cylinder bases.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
(5) EBITDA represents earnings before net interest expense, income taxes, depreciation and amortization expense, restructuring charges, merger costs and other non-cash charges relating to management options. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with United States generally accepted accounting principles ('GAAP') or as a measure of profitability or liquidity. EBITDA is included in this Prospectus to provide additional information with respect to the ability of the Company to satisfy its debt service, capital expenditure and working capital requirements and because certain covenants in the Company's borrowing arrangements are tied to similar measures. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

(6) 'Adjusted EBITDA' is shown below to reflect certain benefits that may result from head count reductions and fixed cost savings anticipated to be fully realized in 2000 as a result of the implementation of the Company's Integration Plan as described in 'Business--Integration Plan.' During 1997, the Company incurred $39.0 million of fixed costs and compensation expense relating to facilities to be closed and positions to be eliminated. Management estimates that these costs will be eliminated by the year 2000, but will be partially offset by $10.4 million of incremental overhead costs, primarily at the Company's Knoxville, Tennessee facility. Total net fixed cost savings from the Integration Plan are estimated at $28.6 million for 2000, $18.0 million for 1999 and $5.0 million for 1998. The total capital expenditures planned by the Company for 1998 and 1999 in North America, substantially all of which are related to implementation of the Integration Plan, are budgeted at approximately $40.0 million. The Company anticipates making an aggregate of approximately $23.2 million of other cash expenditures in 1998 and 1999 to implement the Integration Plan. The following adjustments do not give effect to other improvements in gross margin expected to result from the Integration Plan. See 'Business--North American Integration Plan--Additional Gross Margin Effects.' Adjusted EBITDA is calculated as follows:

                                                                AMOUNT
                                                         (DOLLARS IN MILLIONS)
                                                         ---------------------
EBITDA, as defined....................................           $32.6
Rationalization of printing facilities................             3.3
Rationalization of finishing facilities(a)............             4.6
Paper making facility closing.........................             3.2
Rationalization of distribution facilities(b).........             5.1
Elimination of selling, customer service and support
  redundancies........................................            12.4
                                                                ------
Adjusted EBITDA.......................................           $61.2
                                                                ------
                                                                ------

------------------
     (a) The amount shown is net of $2.5 million of estimated incremental costs relating to the rationalization of finishing facilities.

     (b) The amount shown is net of $7.9 million of estimated incremental costs relating to the rationalization of distribution facilities.

     The foregoing head count reductions and fixed cost savings estimates are based on a number of estimates and assumptions that, while considered reasonable in the aggregate by management of the Company, are inherently uncertain. Accordingly, prospective investors are cautioned not to place undue reliance on these pro forma adjustments. See 'Forward Looking Statements' and 'Risk Factors.'

                                  RISK FACTORS

     An investment in the Exchange Notes involves a high degree of risk. Prior to tendering Old Notes in exchange for Exchange Notes, prospective investors should consider carefully all the information in this Prospectus and, in particular, the following considerations.

SUBSTANTIAL LEVERAGE; LIQUIDITY; INABILITY TO MEET FIXED CHARGES

     The Company incurred a significant amount of indebtedness in connection with the Transactions. As of March 28, 1998, the Company's total indebtedness was approximately $329.6 million (exclusive of unused commitments) and its stockholders' deficiency was $60.4 million.

     The Company's ability to make scheduled payments or to refinance its obligations with respect to its indebtedness will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond its control. The Company anticipates that its operating cash flow, together with borrowings under the Senior Credit Facilities, will be sufficient to meet its operating expenses, to fund its planned capital expenditures and acquisitions and to service its debt obligations as they become due. If the Company is unable to generate sufficient cash flow from operations in the future or borrow under the Senior Credit Facilities in an amount sufficient to service its indebtedness and to meet its other commitments, the Company will be required to adopt one or more alternatives, such as refinancing or restructuring its indebtedness, selling material assets or operations, reducing or delaying capital expenditures or seeking to raise additional debt or equity capital. There can be no assurance that any of these actions could be effected, or if they are effected, that they could be effected on a timely basis or on satisfactory terms, or that these actions would enable the Company to continue to satisfy its cash requirements. In addition, the terms of existing or future debt agreements, including the Credit Agreement and the Indenture, may prohibit the Company from adopting any of these alternatives. The failure to generate sufficient cash flow, to make such borrowings or to effect such alternatives could significantly adversely affect the market value of the Exchange Notes and the Company's ability to pay the principal of, and interest on, the Exchange Notes. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' 'Description of the Exchange Notes' and 'Description of the Senior Credit Facilities.'

     The degree to which the Company will be leveraged could have important consequences to holders of the Exchange Notes, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for operations and other business purposes;
(ii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, general corporate purposes or acquisitions may be impaired; (iii) the Company's level of indebtedness could limit its flexibility in reacting, and increase its vulnerability, to changes in the industry, competitive pressures and economic conditions generally; (iv) the Credit Agreement and the Indenture contain financial and restrictive covenants with which the failure to comply would result in an event of default which, if not cured or waived, could have a material adverse effect on the Company; (v) the Company will be substantially more leveraged than certain of its competitors, which may place the Company at a competitive disadvantage; (vi) certain indebtedness under the Senior Credit Facilities will be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates; and (vii) the indebtedness outstanding under the Senior Credit Facilities will be secured by assets of the Company and the Subsidiary Guarantors and will mature prior to the maturity of the Exchange Notes. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all the Exchange Notes tendered to it upon the occurrence of a Change of Control. See '--Possible Inability to Repurchase Exchange Notes Upon Change of Control' and 'Description of the Exchange Notes--Change of Control.'

     After giving pro forma effect to the Transactions, the Company's earnings for the year ended December 31, 1997, and for the three months ended March 28, 1998, were insufficient to cover fixed charges by approximately $15.7 million and $21.1 million, respectively. Accordingly, the Company will need to improve operating results in order to meet its debt service obligations, including its obligations under the Exchange Notes. While the Company has adopted a strategic plan to improve its results of operations (see 'Business--North American Integration Plan' and '--Business Strategy'), the ability of the Company to improve its operating performance and financial results will depend upon economic, financial, competitive and other factors beyond its control, including general economic conditions.

SUBORDINATION; UNSECURED STATUS OF EXCHANGE NOTES AND SUBSIDIARY GUARANTEES

     The Exchange Notes will be general unsecured obligations of the Company that will be subordinated in right of payment to all existing and future Senior Indebtedness. The Subsidiary Guarantees will be general unsecured obligations of the Subsidiary Guarantors that will be subordinated in right of payment to all existing and future Senior Indebtedness of the Subsidiary Guarantors. As of March 28, 1998, on a pro forma basis after giving effect to the Transactions,
(i) the aggregate outstanding amount of all Senior Indebtedness of the Company was $198.0 million (exclusive of unused commitments), all of which was Secured Indebtedness, and (ii) the Subsidiary Guarantors had no Senior Indebtedness outstanding (exclusive of guarantees of the Senior Credit Facilities). Although the Indenture contains limitations on the amount of additional indebtedness which the Company and its subsidiaries may incur, under certain circumstances the amount of such indebtedness could be substantial and such indebtedness could be Senior Indebtedness. Consequently, in the event of a bankruptcy, liquidation, reorganization or similar proceeding with respect to the Company, the assets of the Company will be available to pay obligations on the Exchange Notes only after all then-outstanding Senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all the Exchange Notes. In addition, under certain circumstances, the Company may not pay principal or premium, or liquidated damages, if any, or interest on the Exchange Notes if any Senior Indebtedness is not paid when due or any other default on any Senior Indebtedness exists. Substantially similar provisions are applicable to the Subsidiary Guarantees. The Exchange Notes and the Subsidiary Guarantees are also unsecured and thus, in effect, will rank junior to any Secured Indebtedness of the Company, the Subsidiary Guarantors or any of the Company's other subsidiaries. The indebtedness outstanding under the Senior Credit Facilities will be secured by liens on assets of the Company and the Subsidiary Guarantors. The Non-Guarantor Subsidiaries will be permitted to borrow under the Revolving Credit Facility and to provide guarantees of borrowings made by other Non-Guarantor Subsidiaries. In addition, under certain circumstances, the Subsidiary Guarantee provided by any Subsidiary Guarantor could be set aside under fraudulent conveyance or similar laws. See '--Fraudulent Transfer Considerations' and '--U.K. Insolvency Law and Other Considerations.' In any such case, the Exchange Notes would be effectively subordinated to all liabilities of such Subsidiary Guarantor, including trade payables. In addition, the Exchange Notes will be effectively subordinated to all liabilities, including trade payables, of any Non-Guarantor Subsidiary. See 'Description of the Exchange Notes' and 'Description of the Senior Credit Facilities.'

     The Indenture permits the Company and the Subsidiary Guarantors to incur certain Secured Indebtedness, including indebtedness under the Senior Credit Facilities, which will be secured by liens on the assets of the Company and the Subsidiary Guarantors. The Exchange Notes and the Subsidiary Guarantees are unsecured and therefore do not have the benefit of such collateral. Accordingly, if an event of default occurs under any Secured Indebtedness, including the Senior Credit Facilities, the lenders thereunder may foreclose upon such collateral to the exclusion of the holders of the Exchange Notes, notwithstanding the existence of an event of default with respect to the Exchange Notes. In such event, such assets would first be used to repay in full such Secured Indebtedness, including the Senior Credit Facilities, resulting in all or a portion of the Company's and the Subsidiary Guarantors' assets being unavailable to satisfy the claims of the holders of the Exchange Notes and the other unsecured indebtedness of the Company and the Subsidiary Guarantors.

RESTRICTIONS IMPOSED BY DEBT COVENANTS

     The Credit Agreement and the Indenture impose certain operating and financial restrictions on the Company. The Credit Agreement requires the Company to comply with certain financial covenants, including: (i) a minimum interest coverage ratio and (ii) a maximum net leverage ratio. In addition, the Credit Agreement and/or the Indenture contain certain covenants with respect to the Company and its Restricted Subsidiaries that will restrict, among other things, the ability to (i) pay dividends and make distributions on, or repurchase or redeem, capital stock or indebtedness; (ii) prepay or repay certain indebtedness; (iii) incur certain liens and engage in sale/leaseback transactions; (iv) make certain capital expenditures; (v) make certain loans and investments; (vi) incur certain indebtedness and guarantees and other contingent obligations; (vii) engage in certain mergers, consolidations, acquisitions and asset sales; (viii) enter into certain transactions with affiliates; (ix) make certain changes in their lines of business; (x) amend certain debt and other material agreements; and (xi) pay certain fees to Blackstone and its affiliates. The aforementioned covenants will be subject to certain materiality concepts and baskets and other exceptions to be set forth in the definitive loan documentation and could be modified or waived by action of the lenders. The Company will also be required to maintain certain interest/exchange rate protection agreements satisfactory to the Administrative Agent for the lenders under the Credit Agreement. A breach of any of these covenants could result in a default under the Credit Agreement and/or the Indenture. Upon the occurrence of an event of default under the Credit Agreement, depending upon the actions taken by the lenders thereunder, the Company could be prohibited from making any payments of principal of, or interest on, the Exchange Notes. In addition, such lenders could elect to declare all amounts outstanding under the Credit Agreement, together with accrued and unpaid interest, to be immediately due and payable. If the Company were unable to repay any such amounts, such lenders could proceed against the collateral securing such indebtedness. If the lenders under the Credit Agreement accelerate the payment of such indebtedness, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Exchange Notes. See 'Description of the Exchange Notes--Certain Covenants' and 'Description of the Senior Credit Facilities.'

HOLDING COMPANY STRUCTURE; STRUCTURAL SUBORDINATION

     The Company is a holding company the principal assets of which are the capital stock of its operating subsidiaries. As a holding company, the Company is dependent on dividends or other intercompany transfers of funds from its subsidiaries to meet the Company's debt service and other obligations. Claims of creditors of the Company's subsidiaries will generally have priority as to the assets of such subsidiaries over claims of the Company.

     Although the Subsidiary Guarantees provide the holders of the Exchange Notes with a direct claim against the assets of the Subsidiary Guarantors, enforcement of the Subsidiary Guarantees against any Subsidiary Guarantor may be subject to legal challenge in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of such Subsidiary Guarantor and would be subject to certain defenses available to guarantors generally. See '--Fraudulent Transfer Considerations' and '--U.K. Insolvency Law and Other Considerations.' To the extent that the Subsidiary Guarantees are not enforceable, the Exchange Notes would be effectively subordinated to all liabilities of the Subsidiary Guarantors, including trade payables of the Subsidiary Guarantors, whether or not such liabilities constitute Senior Indebtedness under the Indenture. In any event, the Exchange Notes will be effectively subordinated to all liabilities of the Non-Guarantor Subsidiaries, including borrowings under the Revolving Credit Facility. The Non-Guarantor Subsidiaries generated, on a pro forma basis, 48.7% of the Company's net sales and substantially all the Company's total consolidated pro forma EBITDA, as defined, for the year ended December 31, 1997. See Note 14 to 'Borden Decorative Products Holdings, Inc. Combined Financial Statements.' As of March 28, 1998, after giving pro forma effect to the Transactions, (i) the Company had $198.0 million aggregate principal amount of Senior Indebtedness outstanding (exclusive of unused commitments), all of which was Secured Indebtedness, (ii) the Company had no Pari Passu Indebtedness outstanding other than the Old Notes and no indebtedness that is subordinate or junior in right of payment to the Notes, (iii) the Subsidiary Guarantors had no Senior Indebtedness outstanding (exclusive of guarantees of the Senior Credit Facilities), (iv) the Subsidiary Guarantors had no Pari Passu Indebtedness outstanding (exclusive of the Subsidiary Guarantees), no indebtedness that is subordinate or junior in right of payment to the Subsidiary Guarantees and total liabilities (excluding indebtedness and liabilities owed to the Company) of $67.1 million, and (v) the Non-Guarantor Subsidiaries had total liabilities (excluding liabilities owed to the Company) of $87.6 million. See 'Description of the Exchange Notes' and 'Description of the Senior Credit Facilities.'

     In addition, the payment of dividends to the Company by its subsidiaries is contingent upon the earnings of those subsidiaries and subject to various business considerations. The Indenture permits restrictive loan covenants to be contained in the instruments governing the indebtedness of such subsidiaries, including covenants that restrict in certain circumstances the payment of dividends and distributions and the transfer of assets to the Company. See 'The Senior Credit Facilities' and 'Description of the Exchange Notes--Certain Covenants--Dividend and Other Payment Restrictions Affecting Subsidiaries.'

INTEGRATION OF IMPERIAL, IMPLEMENTATION OF BUSINESS STRATEGY AND LIMITED RELEVANCE OF HISTORICAL FINANCIAL INFORMATION

     The Company and Imperial have historically operated independently, and the success of the Company will depend in large part upon the Company's ability to successfully implement its business strategy, particularly those components involving its Integration Plan and the rationalization of the Company's North American operations. See 'Business--North American Integration Plan.' The integration of Imperial entails the reorganization of certain functions to achieve the cost savings and to realize the full potential of the business opportunities management believes are available to the Company. There can be no assurance that the Company will be able to successfully integrate Imperial or achieve such cost savings or that the Company will not encounter delays or incur unanticipated costs in such integration. In connection with the integration of Imperial into the Company, certain administrative functions historically performed by Borden and C&A will continue to be performed by Borden and C&A pursuant to transition services agreements for a period, in the case of Borden, until March 13, 1999 and, in the case of C&A, until March 13 of 1999 or 2000 depending upon the service. See 'Certain Transactions--Transition Services Agreements.' There can be no assurance that following the termination of the transition services agreements the Company will be able to adequately perform such administrative functions or obtain such services from third parties or, in either case, at costs comparable to those historically incurred for such services.

     Implementation of the Company's business strategy (see 'Business--Business Strategy'), including the integration of Imperial, could be affected by a number of factors beyond the Company's control, such as operating difficulties, increased operating costs, regulatory developments, general economic conditions or increased competition. In addition, after gaining experience with the Company's operations under its new strategy, the Company may decide to alter or discontinue certain lines of business or aspects of its strategy. Any such failure to implement its new strategy may adversely affect the Company's ability to service its indebtedness, including its ability to make principal and interest payments on the Exchange Notes.

     The Company has reflected in Adjusted EBITDA, on a pro forma basis, certain anticipated benefits that may result from the operating improvements and cost reduction measures anticipated as a result of the implementation of the Company's Integration Plan. The pro forma adjustments reflected in Adjusted EBITDA set forth in this Prospectus are based on a number of estimates and assumptions that, while considered reasonable by the Company, are inherently uncertain. Accordingly, prospective investors are cautioned not to place undue reliance on these pro forma adjustments. See 'Summary Unaudited Pro Forma Financial Data,' 'Unaudited Pro Forma Combined Financial Information,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Business--North American Integration Plan.'

     The Company operates the businesses of IHDG and Imperial on a combined basis under a new corporate structure and a new capital structure and has accounted for the Imperial Acquisition using the purchase method of accounting under which Imperial's results of operations were included in the Company's results of operations from the date of Closing. Accordingly, the historical financial information of IHDG and Imperial presented in this Prospectus is of limited relevance in understanding what the results of operations, financial position or cash flows of the Company would have been for the historical periods presented had the Recapitalization and Imperial Acquisition been consummated and had the Company owned all of its subsidiaries for such periods. See '--History of Net Losses,' 'Unaudited Pro Forma Combined Financial Information,' 'Selected Historical Financial Information--IHDG,' 'Selected Historical Financial Information--Imperial,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Certain Transactions.'

COMPETITION

     The residential wallcovering industry in North America and Western Europe is highly competitive. The Company competes not only with other manufacturers and distributors of wallcoverings, but with manufacturers and distributors of wall paints as well. Particularly in the North American market, sales growth of wall paints has out paced that of sidewall wallcoverings primarily due to a perceived greater ease of application. The residential wallcoverings industry outside of North America and Western Europe is highly fragmented and consists mainly of local manufacturers. Some of the Company's competitors may have greater financial resources available to them and are substantially less leveraged than the Company.

     The Company believes that the principal bases of competition in the residential market are design, style, color coordination, service and price. In particular, service level and price are important factors, especially among the Company's customers in the Chain Store segment, and the Company's results of operations could be adversely affected by increasing competition in this segment. Management believes that the Company's ability to achieve high service levels for in-store merchandizing, long-standing relationships with the leading Chain Stores and willingness to invest in retailer initiatives are important competitive advantages that have enabled it to maintain its strong position in the Chain Store segment. No assurance can be given, however, that the Company's results of operations will not be adversely affected by increasing competition.

CONTROL BY BLACKSTONE

     Blackstone, through Holdings, owns 89% of the Company's Common Stock and, accordingly, controls the policies and operations of the Company. There can be no assurance that the interests of Blackstone will not conflict with the interests of the holders of the Exchange Notes. See 'Summary--Equity Investors' and 'Security Ownership.'

HISTORY OF NET LOSSES

     Imperial suffered net losses in each of fiscal 1993, 1994, 1995, 1996 and 1997 and the two and a half months ended March 13, 1998 of $25.0 million, $0.8 million, $34.7 million, $27.9 million, $37.5 million and $10.3 million, respectively. Management believes that Imperial's financial performance over this period is largely attributable to underutilized manufacturing capacity and an ineffective operating strategy implemented by prior management teams. On a pro forma basis, the Company would also have suffered net losses before the cumulative effect of the change in accounting policies during the year ended December 31, 1997 and the three months ended March 28, 1998 of $18.0 million and $22.3 million, respectively. In addition, Imperial has historically experienced and, on a pro forma basis for the year ended December 31, 1997 and the three months ended March 28, 1998, the Company would have experienced, negative cash flow from operations. The net cash used in operating activities by Imperial for the 12 months ended December 31, 1997 and the two and a half months ended March 13, 1998 was $25.6 million and $16.9 million, respectively. On a pro forma basis, the Company would have experienced negative cash flow from operations for the year ended December 31, 1997 and the three months ended March 28, 1998 of $20.1 million and $28.4 million, respectively. Management believes that the competitive strengths and business strategy of the Company as well as the operating improvements expected to result from the implementation of the Integration Plan will enable the Company to operate profitably and to generate sufficient cash flow to satisfy the Company's interest and principal payment obligations and other capital needs. There can be no assurance, however, that the Company will achieve profitability in the future or be able to generate cash flow sufficient to meet its interest and principal payment obligations and other capital needs. See '--Integration of Imperial, Implementation of Business Strategy and Limited Relevance of Historical Financial Information' and 'Unaudited Pro Forma Combined Financial Information.'

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

     The Company has significant operations outside the United States and sells its products in over 60 countries. The Company's operations outside North America contributed substantially all the Company's total consolidated pro forma EBITDA, as defined, for the year ended December 31, 1997. The Company has three manufacturing facilities and two distribution facilities located outside North America. In addition, a substantial majority of the Company's operating income is generated by its operations outside North America. Accordingly, the Company is subject to legal, economic and market risks associated with operating in foreign countries, especially European Union countries, including devaluations and fluctuations in currency exchange rates, imposition of limitations on conversion of foreign currencies into dollars or remittance of dividends and other payments by foreign subsidiaries, imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries, hyperinflation in certain foreign countries, imposition or increase of investment and other restrictions by foreign governments, longer payment cycles, greater difficulties in accounts receivable collection, the necessity of paying import and export duties, difficulty of protecting intellectual property and the requirement of complying with a wide variety of foreign laws. Although such risks have not had a material adverse effect on either IHDG or Imperial to date, no assurance can be given that such risks will not have a material adverse effect on the Company in the future.

ADVERSE EFFECTS OF CERTAIN FOREIGN CURRENCY FLUCTUATIONS

     In 1997, sales outside of North America represented approximately 33% of the Company's pro forma net revenues and contributed substantially all the Company's consolidated pro forma EBITDA for the year ended December 31, 1997. The Company expects that sales outside of North America will continue to account for a significant portion of its net revenues and EBITDA in the future.

     The Company coordinates substantially all of its exporting activities from the U.K. The Company's policy is to denominate export shipments from the U.K. in either pound sterling or local currencies according to agreements with local customers. The operations outside North America generally sell products in local or other foreign currencies, creating the risk that currency exchange rate fluctuations could adversely affect their earnings. Foreign exchange gains and losses are recorded as a charge against net income.

     Since the Company also has substantial assets and liabilities denominated in foreign currencies, there is a risk that fluctuations in exchange rates could adversely affect its shareholders' equity (deficit) balance. Exchange gains or losses on balance sheet items are taken directly into equity as a separate component of shareholders' equity (deficit). At March 28, 1998, non-U.S. subsidiaries of the Company, after giving effect to the Transactions, had approximately $149.8 million in assets net of liabilities (excluding indebtedness and liabilities owed to the Company) and, as of such date, the Company's shareholders' deficit included accumulated foreign currency translation losses of approximately $1.8 million.

     Certain of the Company's subsidiaries currently engage in limited currency hedging activities in order to reduce the risks associated with fluctuations in currency exchange rates. These activities are limited to protection of sales transactions with a known collection date that are in currency other than the subsidiary's functional currency. The Company does not engage in hedging for speculative purposes. There can be no assurance that any current or future efforts to mitigate the possible adverse effects of foreign currency fluctuations on the Company's foreign operations and its overall results of operations will be successful.

RAW MATERIAL PRICE FLUCTUATIONS AND SUPPLY ARRANGEMENTS

     The most significant raw materials used by the Company are paper, PVC resins and plasticizers. Paper is ordered as needed by the various plants at prices generally established under annual contracts. Paper is a commodity for which cost and availability are determined by market factors. Historically paper costs have represented approximately 32% of total cost of goods sold. The most significant non-paper raw materials are PVC resin and plasticizers, which are used in wallcoverings operations and by Vernon Plastics. PVC resin is available to Vernon Plastics through a purchase agreement with Borden Chemical and Plastics L.P. that provides for 'most favored nation' pricing. PVC resin and plasticizers are supplied to the wallcoverings operations through short-term contracts with third party suppliers. See 'Certain Transactions--PVC Supply Agreement.' The overall supply of paper, PVC resin and plasticizers historically has been adequate to meet the Company's needs and the Company has diversified its suppliers so that it is not dependent on any single supply source. No assurance can be given, however, that the Company will be able to secure adequate supplies of these materials in the future on favorable terms or at all.

CYCLICAL NATURE OF INDUSTRY

     Usage of residential wallcoverings is predominantly influenced by expenditures on home renovations, home sales and the redecoration requirements of existing homeowners and, to a lesser extent, new home sales. Such activity is cyclical and can be affected by the strength of the general economy, prevailing interest rates and other factors that could lead to cost control measures and reduced spending by purchasers or owners of residential property.

ENVIRONMENTAL MATTERS

     The Company is subject to numerous laws and regulations in the various jurisdictions in which it operates that (i) govern operations that may have adverse environmental effects, such as discharges into air and water, as well as handling and disposal practices for solid and hazardous wastes, and (ii) impose liability for response costs and certain damages resulting from past and current spills, disposals or other releases of hazardous materials (together, 'Environmental Laws'). The Company believes that it currently conducts its operations in compliance in all material respects with applicable Environmental Laws. The Company's operations may result in noncompliance with or liability for remediation pursuant to Environmental Laws. Environmental Laws have changed rapidly in recent years, and the Company may be subject to more stringent Environmental Laws in the future. Although environmental matters have not to date had a material adverse effect on the results of operations or financial condition of either IHDG or Imperial, there can be no assurance that such matters will not have a material adverse effect on the Company's results of operations or financial condition or that more stringent Environmental Laws will not be enacted which could have a material adverse effect on the Company's results of operations or financial condition. The Company currently estimates that it will spend approximately $10.5 million over the next two years to meet regulatory requirements applicable to its U.K. facilities.

POSSIBLE INABILITY TO REPURCHASE EXCHANGE NOTES UPON CHANGE OF CONTROL

     A Change of Control could require the Company to refinance substantial amounts of indebtedness. Upon a Change of Control, each holder of Exchange Notes or Old Notes will have the right to require the Company to repurchase all or a portion of such holder's Notes at a price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. However, the Credit Agreement will prohibit the Company from purchasing any of the Notes in the event of a Change of Control unless and until such time as the outstanding indebtedness under the Senior Credit Facilities is repaid in full. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event of a Change of Control, there can be no assurance that the Company would have sufficient financial resources available to satisfy all its obligations under the Senior Credit Facilities and the Notes. The Company's failure to repurchase the Notes would result in an event of default under the Indenture and the Credit Agreement, each of which could have adverse consequences for the Company and the holders of the Notes. See 'Description of the Exchange Notes' and 'Description of the Senior Credit Facilities.'

FRAUDULENT TRANSFER CONSIDERATIONS

     The incurrence of indebtedness (such as the Notes) in connection with the Transactions is subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of the Company. Under these statutes, if a court were to find that obligations (such as the Notes) were incurred with the intent of hindering, delaying or defrauding present or future creditors, that the Company received less than a reasonably equivalent value or fair consideration for those obligations and, at the time of the obligations, the obligor either (i) was insolvent or rendered insolvent by reason thereof, (ii) was engaged or was about to engage in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital, or (iii) intended to or believed that it would incur debts beyond its ability to pay such debts as they matured or became due, such court could void or subordinate the obligations in question.

     The measure of insolvency for purposes of a fraudulent conveyance claim will vary depending upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent at a particular time if the sum of its debts at that time is greater than the then fair market value of its assets or if the fair market value of its assets at that time is less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and mature. The Company believes that, after giving effect to the Transactions, it was (i) neither insolvent nor rendered insolvent by the incurrence of indebtedness in connection with the Transactions,
(ii) in possession of sufficient capital to run its business effectively, and
(iii) incurring debts within its ability to pay as the same mature or become due.

     In addition, the Subsidiary Guarantees may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of any of the Subsidiary Guarantors. In such a case, the analysis set forth above would generally apply, except that the Subsidiary Guarantees could also be subject to the claim that, since the Subsidiary Guarantees were incurred for the benefit of the Company (and only indirectly for the benefit of the Subsidiary Guarantors), the obligations of the Subsidiary Guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void any of the Subsidiary Guarantors' obligations under the Subsidiary Guarantees, subordinate the Subsidiary Guarantees to other indebtedness of a Subsidiary Guarantor or take other action detrimental to the holders of the Exchange Notes. See 'Description of the Exchange Notes' and 'Description of the Senior Credit Facilities.'

U.K. INSOLVENCY LAW AND OTHER CONSIDERATIONS

     The procedural and substantive provisions of U.K. insolvency laws generally are more favorable to secured creditors than comparable provisions of U.S. law and afford debtors only limited protections from such creditors. As a result, the ability of the holders of the Exchange Notes to realize upon their claims against IHDG UK, the Subsidiary Guarantor organized in the U.K., may be more limited than as against the Company or any other Subsidiary Guarantor in the U.S. Under U.K. insolvency law, the liabilities of IHDG UK in respect of its Subsidiary Guaranty will be paid in the event of an insolvency after certain debts of such Subsidiary Guarantor which are entitled to priority under U.K. law. Such debts may include all or a portion of (i) amounts owed to U.K. Inland Revenue, (ii) amounts owed to U.K. Customs and Excise, (iii) amounts owed in respect of U.K. Social Security contributions, (iv) amounts owed in respect of certain retirement obligations, and (v) amounts owed to employees.

     A liquidator or administrator of IHDG UK could apply to the court to rescind the issuance of its Subsidiary Guaranty if such liquidator or administrator believed that issuance of such Subsidiary Guaranty constituted a transaction at an undervalue (which is similar to less than fair value), if such Subsidiary Guarantor was insolvent at the time of, or in consequence of, the transaction and enters into a liquidation or administration within two years of the completion of the transaction. A transaction might be so challenged if it involved a gift by IHDG UK or if IHDG UK received consideration of significantly less value than the consideration given by it. A court generally will not intervene, however, if such Subsidiary Guarantor entered into the transaction in good faith and for the purpose of carrying on its business and there were reasonable grounds for believing the transaction would benefit the company. Management believes that the Subsidiary Guaranty of IHDG UK was provided in a transaction at an undervalue and that the Subsidiary Guaranty of IHDG UK will be provided in good faith and for the purpose of carrying on the business of such Subsidiary Guarantor and its subsidiaries and that there are reasonable grounds for believing that the transaction benefits such Subsidiary Guarantor. There can be no assurance, however, that the provision of the Subsidiary Guaranty of IHDG UK will not be challenged by a liquidator or administrator or that a court would support management's analysis. See 'Description of the Exchange Notes.'

ABSENCE OF PUBLIC MARKET COULD ADVERSELY AFFECT THE VALUE OF EXCHANGE NOTES

     The Old Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restriction on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this Exchange Offer. The holders of Old Notes (other than any such holder that is an 'affiliate' of the Company within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement with respect to such Old Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or seek the admission thereof to trading on The Nasdaq Stock Market Inc. or seek approval for quotation through any automated quotation system. The Initial Purchasers have advised the Company that they currently intend to make a market in the Exchange Notes, but they are not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the

Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Note. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time.

     If a public trading market develops for the Exchange Notes, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Company's results of operations and market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Exchange Notes may trade at discount from their principal amount.

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES COULD ADVERSELY AFFECT HOLDERS

     Issuance of the Exchange Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tender of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Exchange and Registration Rights Agreement will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See 'Plan of Distribution.' To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered by unaccepted Old Notes could be adversely affected. See 'The Exchange Offer.'

                                THE TRANSACTIONS

     The Initial Offering was consummated on March 13, 1998 and was made in conjunction with the other Transactions.

THE RECAPITALIZATION

     Pursuant to the Recapitalization Agreement, (i) substantially all the assets and liabilities of Sunworthy were transferred to a wholly owned subsidiary of BDPH, The Imperial Home Decor Group (Canada) ULC, and (ii) MergerCo was merged with and into BDPH and MergerCo's common stock was exchanged for 89% of the Company's Common Stock outstanding as of the Closing. As a result of the Merger, Holdings owns 89% of the Company's outstanding Common Stock and the former stockholders of BDPH received cash Merger Consideration totaling $309.5 million (subject to purchase price adjustment). Borden retained approximately 11% of the Company's Common Stock outstanding as of the Closing.

     Prior to the Merger, Blackstone purchased all the equity interests in Holdings, for an aggregate cash purchase price of $84.6 million and Holdings purchased all the outstanding capital stock of MergerCo for an aggregate cash purchase price of $84.6 million, which, as a result of the Merger, was effectively contributed to BDPH.

     The Merger was accounted for as a recapitalization of BDPH which has no impact on the historical carrying value of BDPH's assets and liabilities.

IMPERIAL ACQUISITION

     Pursuant to the Imperial Acquisition Agreement, BDPH acquired all the outstanding common stock of Imperial U.S. and The Imperial Home Decor Group (Canada) ULC acquired substantially all the assets and assumed substantially all the liabilities of Imperial Canada. The purchase price for the Imperial Acquisition was $71.2 million, comprised of $58.0 million cash purchase price and an estimated purchase price adjustment of $13.2 million paid at the Closing. An additional purchase price adjustment of $1.6 million was paid subsequent to the Closing. Following the Recapitalization and the Imperial Acquisition, BDPH changed its name to 'The Imperial Home Decor Group Inc.'

     In connection with the Imperial Acquisition, C&A was granted the C&A Option to purchase newly issued shares of the Company's Common Stock equal to 6.7% of the Company's Common Stock outstanding as of the Closing at a price per share equal to 130% of the per share amount of the Equity Contribution. As of the Closing, affiliates of Blackstone held approximately 40% of the outstanding common stock of C&A. C&A is a manufacturer of component parts and systems for the automotive industry and its common stock is traded on the New York Stock Exchange. The Imperial Acquisition was approved by a committee comprised solely of independent directors of C&A.

     The Imperial Acquisition was accounted for using the purchase method of accounting. The allocation of the aggregate purchase price is preliminary. The final purchase adjustment to reflect the fair values of the assets acquired and liabilities assumed will be based upon appraisals and actuarial studies that are currently in process and management's evaluation of such assets and liabilities and, accordingly, the adjustments that have been included in the pro forma combined financial information may change based upon the final allocation of the total purchase cost of the Imperial Acquisition (including any purchase price adjustment). Such allocation is not expected to differ materially from the preliminary allocation included herein. The total purchase cost was allocated to the Imperial assets acquired and liabilities assumed, based on their respective fair values. See 'Risk Factors--Integration of Imperial, Implementation of Business Strategy and Limited Relevance of Historical Financial Information' and 'Unaudited Pro Forma Combined Financial Information.'

     The Recapitalization Agreement and the Imperial Acquisition Agreement contain certain representations, warranties and covenants, including cross-indemnification provisions that are subject to certain limitations. In addition, the Company has entered into a number of ancillary agreements in connection with the Recapitalization and the Imperial Acquisition, including the Transition Services Agreements and with respect to the use of the 'Borden Home Wallcoverings' trademark. See 'Certain Transactions.'

THE FINANCINGS

     The Recapitalization, the Imperial Acquisition and the payment of related fees and expenses were financed by: (i) the Equity Contribution; (ii) the initial borrowings under the Senior Credit Facilities; and (iii) the Initial Offering. The Senior Credit Facilities are provided under the Credit Agreement by a group of lenders led by The Chase Manhattan Bank, an affiliate of one of the Initial Purchasers. See 'Description of the Senior Credit Facilities.'

                                USE OF PROCEEDS

     There will be no proceeds to the Company from the exchange of Old Notes pursuant to the Exchange Offer. Upon the consummation of the Recapitalization, the proceeds from the Initial Offering of $125.0 million were used, together with the initial borrowings under the Senior Credit Facility as follows: (i) approximately $309.5 million was paid to existing BDPH stockholders in connection with the Merger (subject to purchase price adjustment), (ii) approximately $71.2 million was paid pursuant to the Imperial Acquisition, comprising $58.0 million cash purchase price plus an estimated $13.2 million purchase price adjustment at the Closing (an additional $1.6 million was paid subsequent to the Closing), (iii) approximately $24.3 million was used to fund costs and expenses associated with the Recapitalization and (iv) approximately $2.6 million was retained as excess cash.

     The following table sets forth a summary of the sources and uses of funds associated with the Transactions.

                                                                             AMOUNT
                                                                          (IN MILLIONS)
Sources of Funds:
  Revolving Credit Facility............................................      $    --
  Term loans...........................................................        198.0
  Senior subordinated notes............................................        125.0
  Equity contribution and retained equity(1)...........................         95.0
                                                                          -------------
     Total.............................................................      $ 418.0
                                                                          -------------
                                                                          -------------
Use of Funds:
  Merger consideration(2)..............................................      $ 309.5
  Imperial acquisition(3)..............................................         71.2
  Equity retained by Borden............................................         10.4
  Transaction fees and expenses........................................         24.3
  Excess cash..........................................................          2.6
                                                                          -------------
     Total.............................................................      $ 418.0
                                                                          -------------
                                                                          -------------

------------------

(1) Includes the Equity Contribution of $84.6 million in cash by Blackstone and the retained equity interest of Borden ($10.4 million based upon the per share amount paid by Blackstone for the Company's Common Stock in the Merger.)

(2) Represents the cash consideration paid to the existing BDPH stockholders of $309.5 million in connection with the Merger subject to adjustment based on the difference between BDPH's net working capital on the Closing and a target working capital described in the Recapitalization Agreement.

(3) Represent the Imperial Acquisition cash purchase price of $58.0 million plus the estimated purchase price adjustment of $13.2 million based on actual cash balances as of the Closing and Imperial's net cash flows (as defined in the Imperial Acquisition Agreement) between November 2, 1997 and the Closing. Subsequent to the Closing, an additional purchase price of adjustment of $1.6 million was paid.

     The Exchange Offer is intended to satisfy certain of the Company's obligations under the Exchange and Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Old Notes in like principal amount, the form and terms of which are the same as the form and terms of the Exchange Notes (which replace the Old Notes), except as otherwise described herein.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of March 28, 1998:

                                                                                   MARCH 28,
                                                                                     1998
                                                                             ---------------------
                                                                             (DOLLARS IN MILLIONS)
Cash and cash equivalents.................................................          $   8.1
                                                                                    -------
                                                                                    -------
Total Debt:
  Revolving Credit Facility(1)............................................          $   6.6
  Term Loan A(1)(2).......................................................             38.0
  Term Loan B.............................................................            115.0
  Term Loan C.............................................................             45.0
  Notes...................................................................            125.0
                                                                                    -------
     Total debt...........................................................            329.6
Shareholders' deficiency(3)(4)............................................            (60.4)
                                                                                    -------
     Total capitalization.................................................          $ 269.2
                                                                                    -------
                                                                                    -------

------------------
(1) Represents additional cash utilized to pay for certain transaction fees and expenses and purchase price adjustments relating to the Recapitalization and the Imperial Acquisition.

(2) Under the terms of the Credit Agreement, the Company may borrow an additional $27.0 million under the Deferred Draw Term Loan in addition to the $38.0 million under the Deferred Draw Term Loan and Term Loan A borrowed at Closing.

(3) Common equity reflects the $6.0 million estimated fair value of the C&A Option granted to C&A as part of the consideration for the Imperial Acquisition.

(4) As a result of the Recapitalization, the Company has negative net worth for accounting purposes. However, Blackstone contributed $84.6 million in cash for 89% of the Common Stock and Borden retained 11% of the Common Stock which, based upon the price per share paid by Blackstone, would have an implied value of approximately $10.4 million.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The accompanying unaudited pro forma financial information gives effect to:
(i) the Recapitalization, including the Equity Contribution by Blackstone; (ii) the payment of cash consideration and the issuance of the C&A Option to effect the Imperial Acquisition; (iii) the receipt of proceeds by the Company from the Initial Offering of the Old Notes and the initial borrowings under the Senior Credit Facilities; and (iv) the payment of fees and expenses related to the Transactions.

     The unaudited pro forma combined statements of operations for the year ended December 31, 1997 and the three months ended March 28, 1998 give effect to the Transactions as if they had occurred on January 1, 1997. The adjustments, which are based upon available information and upon certain assumptions that management believes are reasonable, are described in the accompanying notes. The pro forma combined financial information does not purport to represent what the financial position or results of operations of the Company would actually have been had the Transactions in fact occurred on January 1, 1997 or to project the financial position or results of operations of the Company for any future period or date.

     The Merger has been accounted for as a recapitalization of IHDG, which had no impact on the historical carrying values of its assets and liabilities. In the Merger, the existing IHDG stockholders received cash Merger Consideration of $309.5 million (subject to purchase price adjustment) and Borden retained an 11% equity interest in the Company.

     The Imperial Acquisition was accounted for using the purchase method of accounting. The total purchase cost was allocated to the Imperial assets acquired and liabilities assumed, based on their respective fair values. The allocation of the aggregate purchase price is preliminary. The final purchase adjustment to reflect the fair values of the assets acquired and liabilities assumed will be based upon appraisals and actuarial studies that are currently in process and management's evaluation of such assets and liabilities and, accordingly, the adjustments that have been included in the pro forma combined financial information may change based upon the final allocation of the total purchase cost of the Imperial Acquisition (including any purchase price adjustment). Such allocation is not expected to differ materially from the preliminary allocation included herein.

     The pro forma combined statements of operations do not include any adjustment for future cost savings or other operating improvements. See 'Business--North American Integration Plan' and '-- Business Strategy.'

     This unaudited pro forma financial information should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' the Combined Financial Statements of IHDG (including the accompanying notes thereto), the Consolidated and Combined Financial Statements of Imperial (including the accompanying notes thereto) and other financial information included elsewhere in this Prospectus.

                       THE IMPERIAL HOME DECOR GROUP INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      (DOLLARS IN MILLIONS, EXCEPT RATIOS)

                                                                    BDPH     IMPERIAL     ADJUSTMENTS      PRO FORMA
                                                                   ------    ---------    -----------      ---------
Net sales.......................................................   $372.7     $ 163.8       $               $ 536.5
Cost of goods sold..............................................    242.7       109.1          (3.2)(a)       348.6
                                                                   ------    ---------    -----------      ---------
     Gross margin...............................................    130.0        54.7           3.2           187.9
Selling, general and administrative expenses....................     96.6        78.4          (4.4)(a)       170.6
                                                                   ------    ---------    -----------      ---------
Operating income (loss).........................................     33.4       (23.7)          7.6            17.3
Other (income) expense, net.....................................       --        (0.7)                         (0.7)
Interest (income) expense, net..................................     (0.4)        4.6          29.5(c)         33.7
                                                                   ------    ---------    -----------      ---------
Income (loss) before income taxes...............................     33.8       (27.6)        (21.9)          (15.7)
Income tax expense (benefit)....................................     11.4        (0.1)         (9.0)(d)         2.3
                                                                   ------    ---------    -----------      ---------
Income (loss) before cumulative effect of change in accounting
  policy(e).....................................................   $ 22.4     $ (27.5)      $ (12.9)        $ (18.0)
                                                                   ------    ---------    -----------      ---------
                                                                   ------    ---------    -----------      ---------
OTHER DATA:
Cash flows from (used in):
     Operating activities.......................................   $ 26.0     $ (25.6)      $ (20.5)        $ (20.1)
     Investing activities.......................................    (20.8)       (8.8)                        (29.6)
     Financing activities.......................................     (8.2)       33.7                          25.5

EBITDA, as defined(f)...........................................     44.0       (15.8)          4.4            32.6
Depreciation and amortization(g)................................     10.1         7.2          (3.2)           14.1
Capital expenditures(h).........................................     20.8         8.4                          29.2
Product development expenditures(i).............................     17.3        22.7                          40.0
Cash interest expense(c)........................................       --         4.6          26.5            31.1
Pro forma ratio of earnings to fixed charges(j).................                                                 --

      See Notes to Unaudited Pro Forma Combined Statements of Operations.

                       THE IMPERIAL HOME DECOR GROUP INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 28, 1998
                      (DOLLARS IN MILLIONS, EXCEPT RATIOS)

                                                                 IHDG      IMPERIAL    ADJUSTMENTS      PRO FORMA
                                                               --------    --------    -----------      ---------
                                                                             (72
                                                                            DAYS)

Net sales...................................................   $   95.9    $   33.0     $               $  128.9
Cost of goods sold..........................................       63.0        23.5          (2.3)(a)       84.2
                                                               --------    --------    -----------      ---------
     Gross margin...........................................       32.9         9.5           2.3           44.7
Selling, general and administrative expenses................       31.6        17.8          (2.0)(a)       47.4
Restructuring charges(k)....................................        9.3          --            --            9.3
                                                               --------    --------    -----------      ---------
Operating income (loss).....................................       (8.0)       (8.3)          4.3          (12.0 )
Merger costs................................................        4.0          --          (4.0)(b)         --
Other (income) expense, net.................................         --         0.7                          0.7
Interest (income) expense, net..............................        1.3         1.3           5.8(c)         8.4
                                                               --------    --------    -----------      ---------
Income (loss) before income taxes...........................      (13.3)      (10.3)          2.5          (21.1 )
Income tax expense..........................................        0.2          --           1.0(d)         1.2
                                                               --------    --------    -----------      ---------
Income (loss)...............................................   $  (13.5)   $  (10.3)    $     1.5       $  (22.3 )
                                                               --------    --------    -----------      ---------
                                                               --------    --------    -----------      ---------
OTHER DATA:
  Cash flows from (used in):................................
     Operating activities...................................   $   (4.7)   $  (16.9)    $    (6.8)      $  (28.4 )
     Investing activities...................................      (75.9)       (2.2)                       (78.1 )
     Financing activities...................................       84.8        17.0                        101.8

EBITDA, as defined(f).......................................        6.0        (7.6)          2.4            0.8
Depreciation and amortization(g)............................        2.7         1.4          (0.5)           3.6
Capital expenditures(h).....................................        3.7         2.2                          5.9
Product development expenditures(i).........................        8.2         6.2                         14.4
Cash interest expense(c)....................................        1.3         1.3           5.2            7.8
Pro forma ratio of earnings to fixed charges(j).............                                                  --

      See Notes to Unaudited Pro Forma Combined Statements of Operations.

                          NOTES TO UNAUDITED PRO FORMA
                       COMBINED STATEMENTS OF OPERATIONS

(a) Represents the net effect of applying purchase accounting to the Imperial Acquisition and conforming Imperial's accounting policies for sample books and design and engraving costs to those of IHDG, as follows:

                                                           YEAR ENDED        THREE MONTHS ENDED
                                                        DECEMBER 31, 1997      MARCH 28, 1998
                                                        -----------------    ------------------
                                                                 (DOLLARS IN MILLIONS)
Depreciation expense(1)..............................      $      (4.1)         $       (0.7)
Conforming accounting policies(2)....................             (3.5)                 (2.2)
Amortization of inventory step up(3).................                                   (1.4)
                                                        -----------------    ------------------
     Total adjustment................................      $      (7.6)         $       (4.3)
                                                        -----------------    ------------------
                                                        -----------------    ------------------

------------------

(1) Represents the decrease in depreciation expense as a result of the decrease in property and equipment due to the application of purchase accounting for the Imperial Acquisition. The allocation of the aggregate purchase price reflected in the pro forma financial information is preliminary. The final purchase adjustment to reflect the fair values of the assets acquired and liabilities assumed will be based upon appraisals and actuarial studies that are currently in process and management's evaluation of such assets and liabilities. Accordingly, the adjustments that have been included in the pro forma financial information will differ from those based on the final allocation. Such allocation is not expected to differ materially from the allocation included herein.

(2) Represents the adjustment required to conform Imperial's accounting policies for sample books and designs and engravings to that of IHDG. IHDG has historically deferred costs associated with sample books and designs and engravings and amortized these costs over the estimated period of future benefit. Imperial had also historically deferred these costs, but changed the estimated period of future benefit for sample books (during fiscal 1996) and changed its accounting policy with respect to design and engraving costs (effective at the beginning of fiscal 1997), to expense all these costs as incurred.

(3) The write-up of the first-in first-out cost basis inventory resulted in a $1.4 non-recurring non-cash charge to cost of sales for the quarter period ended March 28, 1998 and is expected to result in an additional non-recurring non-cash charge of approximately $14.0 million in the first year subsequent to the Imperial Acquisition.

   The total adjustment that results from applying purchase accounting and conforming accounting policies is allocated as follows:

                                                           YEAR ENDED        THREE MONTHS ENDED
                                                        DECEMBER 31, 1997      MARCH 28, 1998
                                                        -----------------    ------------------
                                                                 (DOLLARS IN MILLIONS)
Cost of goods sold...................................      $      (3.2)         $       (2.3)
Selling, general and administrative expenses.........             (4.4)                 (2.0)
                                                        -----------------    ------------------
     Total adjustment................................      $      (7.6)         $       (4.3)
                                                        -----------------    ------------------
                                                        -----------------    ------------------

(b) Represents the elimination of non-recurring professional fees and expenses incurred at the Closing associated with the Recapitalization.

                          NOTES TO UNAUDITED PRO FORMA
                 COMBINED STATEMENTS OF OPERATIONS--(CONTINUED)

(c) Represents the net adjustment to interest expense as a result of the borrowings under the Senior Credit Facilities and the Old Notes, calculated as follows:

                                                           YEAR ENDED        THREE MONTHS ENDED
                                                        DECEMBER 31, 1997      MARCH 28, 1998
                                                        -----------------    ------------------
                                                                 (DOLLARS IN MILLIONS)
Senior Credit Facilities:
  Term Loan A(1).....................................      $       3.1          $        0.8
  Term Loan B(2).....................................              9.8                   2.4
  Term Loan C(3).....................................              3.9                   1.0
  Commitment fee(4)..................................              0.5                   0.2
Old Notes(5).........................................             13.8                   3.4
                                                        -----------------    ------------------
  Cash interest expense..............................             31.1                   7.8
Amortization of deferred financing costs(6)..........              2.6                   0.6
                                                        -----------------    ------------------
Pro forma interest expense...........................             33.7                   8.4
Historical interest expense, net.....................             (4.2)                 (2.6)
                                                        -----------------    ------------------
Net interest expense adjustment......................      $      29.5          $        5.8
                                                        -----------------    ------------------
                                                        -----------------    ------------------

------------------

(1) Represents interest on the $38.0 million of Term Loan A which was drawn down at Closing using an interest rate of 8.25%.

(2) Represents interest on the $115.0 million Term Loan B using an interest rate of 8.50%.

(3) Represents interest on the $45.0 million Term Loan C using an interest rate of 8.75%.

(4) Represents a commitment fee of 0.5% applied to the pro forma $75.0 million unused balance of the Revolving Credit Facility and the $27.0 million Deferred Draw Term Loan.

(5) Represents interest on the $125.0 million Old Notes using an interest rate of 11.0%.

(6) Deferred financing costs are amortized over the term of the related debt (ten years for the Notes, six years for Term Loan A, seven years for Term Loan B, eight years for Term Loan C and six years for the Revolving Credit Facility).

     A change of 0.125% in the assumed interest rate would have the following effect on pro forma interest expense:

                                                           YEAR ENDED        THREE MONTHS ENDED
                                                        DECEMBER 31, 1997      MARCH 28, 1998
                                                        -----------------    ------------------
                                                                 (DOLLARS IN MILLIONS)
Senior Credit Facilities.............................         $0.3                  $0.1

(d) Represents the tax effect of the pro forma adjustments at a 41% effective tax rate.

(e) Following the Closing, the Company expects to incur approximately $23.2 million of non-recurring cash costs to integrate the operations of IHDG and Imperial. Of this amount, $12.4 million related to Imperial has been accrued under purchase, accounting and the balance of $15.9 million, consisting of $4.5 million for computer software modification and conversion, $4.1 million for employee severance, retention and relocation, $1.1 million for lease cancellation and $6.2 million for other integration and transition costs, will be expensed as incurred or capitalized as appropriate. In addition, the Company expects to expense non-cash costs of approximately $5.9 million for inventory rationalization. See 'Business--North American Integration Plan.'

(f) 'EBITDA' represents earnings before net interest expense, income taxes, depreciation and amortization expense, restructuring charges, merger costs and other non-cash charges (as described below). EBITDA, as

                          NOTES TO UNAUDITED PRO FORMA
                 COMBINED STATEMENTS OF OPERATIONS--(CONTINUED) defined below, should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. EBITDA, as defined, is included in this Prospectus to provide additional information with respect to the ability of the Company to satisfy its debt service, capital expenditure and working capital requirements and because certain convenants in the Company's borrowing arrangements are tied to similar measures. While EBITDA, as defined, is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The calculation of pro forma EBITDA, as defined, is shown below:

                                                           YEAR ENDED        THREE MONTHS ENDED
                                                        DECEMBER 31, 1997      MARCH 28, 1998
                                                        -----------------    ------------------
                                                                 (DOLLARS IN MILLIONS)
Net loss.............................................      $     (18.0)         $      (22.3)
Adjustments:
  Interest expense (income), net.....................             33.7                   8.4
  Income tax expense.................................              2.3                   1.2
  Depreciation and amortization(1)...................             14.1                   3.6
                                                        -----------------    ------------------
                                                                  32.1                  (9.1)
  Restructuring charges..............................                                    9.3
  Non-cash charges relating to management options....              0.5                   0.6
                                                        -----------------    ------------------
EBITDA, as defined,..................................      $      32.6          $        0.8
                                                        -----------------    ------------------
                                                        -----------------    ------------------

------------------
(1) Depreciation and amortization excludes amortization of sample book and design and engraving costs of $33.5 million and $11.5 million, but includes amortization of cylinder bases of $0.9 million and $0.2 million for the year ended December 31, 1997 and the three months ended March 28, 1998, respectively.

     The pro forma combined statements of operations and EBITDA, as defined, do not include any adjustments for potential benefits and incremental costs that may result from cost reduction and other measures anticipated as a result of the implementation of the Company's Integration Plan as described in 'Business--North American Integration Plan.' During 1997, the Company incurred $39.0 million of fixed costs and salary expense relating to facilities to be closed and positions to be eliminated. Management estimates that these costs will be eliminated by the year 2000, but will be partially offset by $10.4 million of incremental overhead costs, primarily at Knoxville, resulting in estimated net cost savings of 28.6 million in 2000, as shown below:

                                                                                    AMOUNT
                                                                             ---------------------
                                                                             (DOLLARS IN MILLIONS)
Rationalization of printing facilities....................................          $   3.3
Rationalizing finishing facilities........................................              7.1
Paper making facilities...................................................              3.2
Rationalization of distribution facilities................................             13.0
Elimination of selling, customer services and support redundancies........             12.4
                                                                                    -------
  Sub-total...............................................................             39.0
Estimated incremental overhead............................................            (10.4)
                                                                                    -------
Estimated net cost savings................................................          $  28.6
                                                                                    -------
                                                                                    -------

The foregoing head count reductions and fixed cost savings are based on a number of estimates and assumptions that, while considered reasonable in the aggregate by management of the Company, are inherently uncertain. Accordingly, prospective investors are cautioned not to place undue reliance on these estimates. See 'Forward-Looking Statements' and 'Risk Factors.'

                          NOTES TO UNAUDITED PRO FORMA
                 COMBINED STATEMENTS OF OPERATIONS--(CONTINUED)

(g) Pro forma depreciation and amortization includes depreciation and amortization of property and equipment (including cylinder bases), but excludes amortization of sample books and designs and engraving. See note
    (e).

(h) Capital expenditures do not include expenditures for product development. See note (i).

(i) Product development expenditures include expenditures related to sample books, design and engraving, but exclude expenditures related to cylinder bases.

(j) For purposes of determining the pro forma ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and extraordinary items, plus fixed charges. Fixed charges include interest expense on all indebtedness, amortization of deferred financing costs, and one-third of rental expense on operating leases representing that portion of rental expense deemed by the Company to be attributable to interest. On a pro forma basis, earnings were insufficient to cover fixed charges by $15.7 million for the year ended December 31, 1997 and $21.1 million for the three months ended March 28, 1998.

(k) In conjunction with the Imperial Acquisition, a plan to integrate the Company and Imperial in North America has been adopted that includes the consolidation and rationalization of operations, the closure of facilities in Plattsburg, New York and Ashaway, Rhode Island, the write down of certain assets to be disposed of and a reduction in the salary and hourly workforce by approximately 730 employees, of which approximately 530 relates to Imperial. The plan is expected to be substantially complete by the end of 1999. As a result, the Company recognized a pretax charge of $9.3 million in the first quarter of 1998 of which $5.9 million relates to severance costs and $0.9 million relates to asset write downs. In addition, the Company recorded reserves of $23.8 million through the purchase accounting for the Imperial Acquisition of which $5.6 million relates to severance and $11.4 million relates to asset write downs.

                SELECTED HISTORICAL FINANCIAL INFORMATION--IHDG
                      (DOLLARS IN MILLIONS, EXCEPT RATIOS)

     The following table presents selected historical combined financial information for the IHDG operations of Borden, including the operations of Borden Decorative Products, Ltd., Sunworthy and Vernon Plastics for all periods presented. The selected combined financial information of IHDG as of and for the years ended December 31, 1995, 1996 and 1997 have been derived from the combined financial statements of IHDG that have been audited by Deloitte & Touche LLP, independent auditors. The selected historical combined financial information for the years ended December 31, 1993 and 1994 were derived from the unaudited combined financial statements of IHDG, which, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such information, except that 1993 and 1994 data do not include certain corporate allocations reflected in subsequent periods. The selected combined financial information of IHDG as of and for the quarters ended March 29, 1997 and March 28, 1998 has been derived from the unaudited historical combined financial statements of the Company.

     The selected financial data should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the Combined Financial Statements of IHDG and the related notes thereto included elsewhere in this Prospectus.

                                                                                                 THREE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                ----------------------
                                            -----------------------------------------------    MARCH 29,    MARCH 28,
                                             1993      1994      1995     1996(1)     1997       1997         1998
                                            ------    ------    ------    -------    ------    ---------    ---------
STATEMENT OF OPERATIONS DATA:
Net sales................................   $306.3    $320.4    $362.3    $ 365.0    $372.7     $  96.0      $  95.9
Cost of goods sold.......................    196.0     202.0     229.8      237.5     242.7        62.8         63.0
                                            ------    ------    ------    -------    ------    ---------    ---------

Gross margin.............................    110.3     118.4     132.5      127.5     130.0        33.2         32.9
Selling, general and administrative
  expenses(2)............................     83.1      92.4     103.1       96.3      96.6        26.1         31.6
Restructuring charges....................                                                                        9.3
                                            ------    ------    ------    -------    ------    ---------    ---------

Operating income (loss)..................     27.2      26.0      29.4       31.2      33.4         7.1         (8.0)
Merger costs.............................       --        --        --         --        --          --          4.0
Interest expense (income), net...........       --      (0.1)      0.9       (0.2)     (0.4)       (0.3)         1.3
                                            ------    ------    ------    -------    ------    ---------    ---------

Income (loss) before income taxes........     27.2      26.1      28.5       31.4      33.8         7.4        (13.3)
Income tax expenses......................      9.5       9.3      11.2       10.6      11.4         2.7          0.2
                                            ------    ------    ------    -------    ------    ---------    ---------
Net (loss) income........................   $ 17.7    $ 16.8    $ 17.3    $  20.8    $ 22.4     $   4.7      $ (13.5)
                                            ------    ------    ------    -------    ------    ---------    ---------
                                            ------    ------    ------    -------    ------    ---------    ---------

BALANCE SHEET DATA (AT END OF PERIOD):
Total assets.............................   $218.9    $229.3    $242.3    $ 240.8    $239.6     $ 247.7      $ 420.8
Shareholders' equity/owner's
  investment.............................    151.7     159.5     161.7      154.1     166.7       160.4        (60.4)

CASH FLOWS FROM (USED IN):
Operating activities.....................   $ 32.7    $  9.1    $ 27.3    $  43.5    $ 26.0     $  (0.7)     $  (4.7)
Investing activities.....................   $ (5.6)     (4.1)     (6.4)     (21.2)    (20.8)       (1.8)       (75.9)
Financing activities.....................    (24.2)     (9.0)    (15.1)     (28.4)     (8.2)       (1.4)        84.8

OTHER DATA:
EBITDA, as defined(3)....................   $ 32.7    $ 31.5    $ 35.4    $  37.8    $ 44.0     $   9.4      $   6.0
Depreciation and amortization(4).........      5.5       5.5       6.0        6.6      10.1         2.3          2.7
Amortization of product development
  expenditures(5)........................     23.0      26.6      22.3       20.7      18.2         3.6          8.4
Capital expenditures(6)..................      5.6       4.1       6.4       21.2      20.8         1.8          3.7
Product development expenditures(7)......     26.4      26.2      20.5       16.7      18.7         4.5          8.4
Ratio of earnings to fixed charges(8)....     17.2x     21.3x     13.8x      24.8x     31.9x        4.4x          --

                                                     (footnotes on next page)

------------------
(1) Effective January 1, 1996 IHDG was formed to operate certain of Borden's decorative products businesses. Under this structure, IHDG was granted beneficial ownership of the Canadian decorative products operations (Sunworthy) until such time as local tax transfer issues could be finalized.
(2) Certain administrative expenses incurred by Borden have been allocated to IHDG generally based on a pro-rata share of Borden's total sales. Management believes the allocation methods utilized are reasonable. In addition, a subsidiary of Borden provides certain administrative services to IHDG at negotiated fees. These services include processing of payroll and active and retiree group insurance claims, administration of workers compensation claims and securing insurance coverage for catastrophic claims. Such costs allocated or charged to IHDG totaled $6.1 million in 1993, $6.8 million in 1994, $6.3 million in 1995, $5.3 million in 1996, $4.2 million in 1997.
    Management believes that IHDG could have performed the administrative services set forth above or obtained such services from third parties at costs comparable to those historically allocated to IHDG by Borden.
(3) 'EBITDA' represents earnings before net interest expense, income taxes, depreciation and amortization expense restructuring charges, merger costs and other non-cash charges (as described below). EBITDA, as defined, should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. EBITDA, as defined, is included in this Prospectus to provide additional information with respect to the ability of the Company to satisfy its debt service, capital expenditure and working capital requirements and because certain covenants in the Company's borrowing arrangements are tied to similar measures. While EBITDA, as defined, is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to the differences in methods of calculation. The calculation of EBITDA, as defined, is shown below:

                                                                                                 THREE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                ----------------------
                                            -----------------------------------------------    MARCH 29,    MARCH 28,
                                             1993      1994      1995     1996(1)     1997       1997         1998
                                            ------    ------    ------    -------    ------    ---------    ---------
Net income...............................   $ 17.7    $ 16.8    $ 17.3    $  20.8    $ 22.4     $   4.7      $ (13.5)
Adjustments:
  Interest expense (income), net.........       --      (0.1)      0.9       (0.2)     (0.4)       (0.3)         1.3
  Depreciation and amortization(4).......      5.5       5.5       6.0        6.6      10.1         2.3          2.7
  Income tax expense.....................      9.5       9.3      11.2       10.6      11.4         2.7          0.2
                                            ------    ------    ------    -------    ------    ---------    ---------
                                              32.7      31.5      35.4       37.8      43.5         9.4         (9.3)
  Restructuring charges..................       --        --        --         --        --          --          9.3
  Merger costs...........................       --        --        --         --        --          --          4.0
  Non-cash charges relating to management
     options.............................       --        --        --         --       0.5          --          0.6
  Non-cash amortization of
     inventory step-up...................       --        --        --         --        --          --          1.4
                                            ------    ------    ------    -------    ------    ---------    ---------
EBITDA, as defined.......................   $ 32.7    $ 31.5    $ 35.4    $  37.8    $ 44.0     $   9.4      $   6.0
                                            ------    ------    ------    -------    ------    ---------    ---------
                                            ------    ------    ------    -------    ------    ---------    ---------

(4) Depreciation and amortization does not include amortization of sample book, design and engraving and cylinder bases costs.
(5) Amortization of product development expenditures includes amortization of sample book, design and engraving and cylinder bases. The amounts applicable to sample book, design and engraving costs were $22.7 million for 1993, $26.2 million for 1994, $21.8 million for 1995, $20.1 million for 1996, $17.4 million for 1997 and $8.4 million for the three months ended March 28, 1998. The amounts applicable to cylinder bases were $0.3 million for 1993, $0.4 million for 1994, $0.5 million for 1995, $0.6 million for 1996 and $0.9 million for 1997 and $0.2 million for the three months ended March 28, 1998.
(6) Capital expenditures does not include expenditures for product development.
(7) Product development includes expenditures for sample books, design and engravings and cylinder bases.
(8) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes plus fixed charges. Fixed charges include interest expense on all indebtedness, amortization of financing costs and one-third of rental expense representing that portion of rental expense deemed to be attributable to interest. For the three months ended March 28, 1998 earnings were insufficient to cover fixed charges by $13.3 million.

              SELECTED HISTORICAL FINANCIAL INFORMATION--IMPERIAL
                      (DOLLARS IN MILLIONS, EXCEPT RATIOS)

     The following table presents selected historical financial information for Imperial, which includes Imperial U.S., Imperial Canada, Marketing Service Inc. and Imperial Wallcoverings Limited. At January 27, 1996, Imperial U.S. and Imperial Wallcoverings Limited were separate indirect subsidiaries of C&A. On December 5, 1996, Imperial U.S. purchased Imperial UK from Collins & Aikman United Kingdom Limited at its net book value. For financial reporting purposes, this transfer between related entities has been treated in a manner similar to a pooling of interests. Currently, Imperial U.S. owns approximately 24% of Imperial Canada while another C&A subsidiary owns the remainder. As part of the Imperial Acquisition, substantially all of the assets and liabilities of Imperial Canada will be transferred with Imperial U.S. to the Company. For purposes of the selected financial information, Imperial Canada has been presented as if it was wholly owned. The selected consolidated and combined financial information of Imperial as of and for the years ended January 27, 1996, December 28, 1996 and December 27, 1997 have been derived from the consolidated and combined financial statements for Imperial Wallcoverings, Inc. and Subsidiaries with Affiliate and have been audited by Arthur Andersen LLP, independent public accountants. The selected historical financial information for the years ended January 29, 1994 and January 28, 1995 was derived from the unaudited financial statements of Imperial, which, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such information.

     The selected financial data should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the Consolidated and Combined Financial Statements of Imperial and the related notes thereto included elsewhere in this Prospectus.

                                                                                  YEAR ENDED
                                                      ------------------------------------------------------------------
                                                       JAN. 29,      JAN. 28,      JAN. 27,      DEC. 28,      DEC. 27,
                                                         1994          1995          1996        1996(1)         1997
                                                      ----------    ----------    ----------    ----------    ----------
                                                      (52 WEEKS)    (52 WEEKS)    (52 WEEKS)    (48 WEEKS)    (52 WEEKS)
STATEMENT OF OPERATIONS DATA:
Net sales..........................................     $214.7        $212.8        $197.7        $157.6        $163.8
Cost of goods sold(2)..............................      132.9         135.7         141.1         105.6         109.1
                                                      ----------    ----------    ----------    ----------    ----------
Gross profit.......................................       81.8          77.1          56.6          52.0          54.7
Selling, general and administrative expenses(3)....       72.3          69.7          67.9          71.5          78.4
Goodwill amortization and write-off(4)                    30.5            --            --            --            --
Restructuring charge (5)...........................         --            --          12.9            --            --
                                                      ----------    ----------    ----------    ----------    ----------
Operating income (loss)............................      (21.0)          7.4         (24.2)        (19.5)        (23.7)
Other expense (income), net........................        0.1          (0.6)         (0.2)          0.4          (0.7)
Interest expense, net..............................        3.1           6.5           7.9           5.7           4.6
Loss on sale of receivables(6).....................         --           1.3           4.3           2.6            --
                                                      ----------    ----------    ----------    ----------    ----------
Income (loss) before income taxes..................      (24.2)          0.2         (36.2)        (28.2)        (27.6)
Income tax expense (benefit)(7)....................        0.8           1.0          (1.5)         (0.3)         (0.1)
                                                      ----------    ----------    ----------    ----------    ----------
Loss before change in accounting principle.........      (25.0)         (0.8)        (34.7)        (27.9)        (27.5)
Cumulative effect of change in accounting for
  designs and engravings(8)........................         --            --            --            --          (9.9)
                                                      ----------    ----------    ----------    ----------    ----------
Net loss...........................................     $(25.0)       $ (0.8)       $(34.7)       $(27.9)       $(37.5)
                                                      ----------    ----------    ----------    ----------    ----------
                                                      ----------    ----------    ----------    ----------    ----------

BALANCE SHEET DATA (AT END OF PERIOD):
Total assets.......................................     $141.7        $116.6        $119.2        $145.3        $144.0
Total debt, including current maturities...........       29.4         102.0          66.8          56.1          32.3
Investments and advances from (to) C&A.............       58.8         (41.2)        (17.3)         17.0          41.9

                                                                                  YEAR ENDED
                                                      ------------------------------------------------------------------
                                                       JAN. 29,      JAN. 28,      JAN. 27,      DEC. 28,      DEC. 27,
                                                         1994          1995          1996        1996(1)         1997
                                                      ----------    ----------    ----------    ----------    ----------
                                                      (52 WEEKS)    (52 WEEKS)    (52 WEEKS)    (48 WEEKS)    (52 WEEKS)
CASH FLOWS FROM (USED IN):
Operating activities...............................     $ 20.9        $ 35.5        $(13.5)       $(30.2)       $(25.6)
Investing activities...............................      (13.1)        (16.3)        (23.8)        (22.8)         (8.8)
Financing activities...............................       (7.8)        (19.3)         37.7          53.4          33.7

OTHER DATA:
EBITDA, as defined(9)..............................     $ 15.0        $ 13.3        $  5.6        $(14.6)       $(15.8)
Depreciation and amortization(10)..................        5.6           5.3           5.9           5.3           7.2
Amortization of product development
  expenditures(1)(8)...............................       11.8          15.9          13.9          11.6          16.2
Capital expenditures(11)...........................        5.4           5.3          15.5          16.4           8.4
Product development expenditures(12)...............       13.1          19.4          13.8          11.3          22.7
Ratio of earnings to fixed charges (13)............         --           1.0x           --            --            --

------------------

(1) During fiscal 1996, Imperial changed its fiscal year to end on the last Saturday in December. Fiscal 1996 was a 48-week period which ended on December 28, 1996. If fiscal 1996 were adjusted to reflect a 52-week period ended December 28, 1996, net sales would have been $174.9 million and EBITDA, as defined, would have been negative $13.9 million after adding back non-recurring and non-cash items of $12.9 million and $10.8 million, respectively, recorded in the month ended January 27, 1996. Fiscal 1995 was a 52-week period which ended on January 27, 1996. Prior to fiscal 1996, Imperial deferred certain costs relating to the assembly of sample books until the sample books were released, at which time the costs were fully expensed. During fiscal 1996, Imperial prospectively changed its method of accounting for sample books and is currently expensing these costs as incurred. Imperial had $2.7 million of sample book costs capitalized at January 27, 1996 and no amounts capitalized at December 28, 1996 or December 27, 1997 relating to sample books.

(2) During fiscal 1995, as part of a plan to reengineer its business, Imperial reevaluated its various product offerings and developed plans to reduce the number of SKUs in certain distribution channels. In view of these plans and the then-existing conditions in the wallpaper business, Imperial recorded a charge of approximately $10.8 million for inventory write-downs. This charge is included in cost of goods sold in fiscal 1995.

(3) C&A has historically performed certain services for Imperial including tax, treasury, risk management, employee benefits, legal and other general corporate services. The cost of the services provided by C&A has been allocated to Imperial based on a combination of estimated use and the relative sales of the Imperial business. Corporate costs allocated to Imperial totaled $1.4 million in fiscal 1993, $1.5 million in fiscal 1994, $2.7 million in fiscal 1995, $2.5 million in fiscal 1996 and $2.1 million in fiscal 1997. Management believes that Imperial could have performed the administrative services set forth above or obtained such services from third parties at costs comparable to those historically allocated to Imperial by C&A.

(4) In the third quarter of 1993, C&A determined that the goodwill related to Imperial was impaired and wrote-off all the remaining balance of $30.5 million.

(5) During the month ended January 27, 1996, Imperial provided $12.9 million for the cost to exit one manufacturing facility and three distribution centers. The closings affected approximately 200 employees with severances totaling $1.4 million. Other costs to close and dispose of idled facilities totaled $2.8 million. In addition, certain property, plant and equipment was determined to be impaired as a result of the restructuring and was written down by $8.7 million.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
(6) Under the terms of a receivables sale agreement with Carcorp, Inc. ('Carcorp'), Imperial sold receivables to Carcorp at their face amount less a defined discount. The discount percentage included a yield factor, factors for Carcorp's servicing and processing expenses, as well as factors, which were subject to variation, based upon the collectibility and aging of the receivables purchased. Imperial Canada was terminated as a seller effective January 29, 1995, and Imperial Wallcoverings, Inc. was terminated as a seller on September 21, 1996. In connection with the sale of the receivables to Carcorp, Imperial recorded losses in fiscal 1994, 1995 and 1996. Imperial retained the responsibility of servicing the receivables sold to Carcorp, and was compensated by Carcorp for its servicing activities. Servicing fee income, which has been included as an offset to selling, general and administrative expenses was $0.3 million for fiscal 1994, $0.6 million for fiscal 1995, $0.6 million for fiscal 1996.

(7) Imperial's U.S. operations are included in the consolidated federal income tax return of C&A; however, federal, state and foreign income taxes have been provided on a separate return basis.

(8) Prior to fiscal 1997, Imperial deferred costs associated with the design and development of patterns and engraving used in the printing process. These costs were amortized over a three-year period representing the approximate life of the related wallpaper line. Effective December 29, 1996, Imperial changed its method of accounting for such costs and began expensing them as incurred. The cumulative effect of the change in accounting for designs and engravings resulted in $9.9 million of expense for fiscal 1997. There was no income tax benefit or expense recorded in conjunction with this change.

(9) 'EBITDA' represents earnings before net interest expense, loss on sale of receivables, income taxes, depreciation and amortization expense, restructuring charge and non-recurring items. EBITDA, as defined, should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. EBITDA, as defined, is included in this Prospectus to provide additional information with respect to the ability of the Company to satisfy its debt service, capital expenditure and working capital requirements and because certain covenants in the Company's borrowing arrangements are tied to similar measures. While EBITDA, as defined, is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The calculation of EBITDA, as defined, is shown below:

                                                                               YEAR ENDED
                                                -------------------------------------------------------------------------
                                                JANUARY 29,    JANUARY 28,    JANUARY 27,    DECEMBER 28,    DECEMBER 27,
                                                   1994           1995           1996          1996(A)           1997
                                                -----------    -----------    -----------    ------------    ------------
                                                (UNAUDITED)
                                                (52 WEEKS)     (52 WEEKS)     (52 WEEKS)      (48 WEEKS)      (52 WEEKS)
Loss before cumulative effect of change in
  accounting for designs and engraving.......     $ (25.0)       $  (0.8)       $ (34.7)        $(27.9)         $(27.5)
Adjustments:
  Interest expense (income), net.............         3.1            6.5            7.9            5.7             4.6
  Income tax expense (benefit)...............         0.8            1.0           (1.5)          (0.3)           (0.1)
  Depreciation and amortization..............         5.6            5.3            5.9            5.3             7.2
                                                -----------    -----------    -----------    ------------    ------------
                                                    (15.5)          12.0          (22.4)         (17.2)          (15.8)
  Loss on sale of receivables................          --            1.3            4.3            2.6              --
  Restructuring charge.......................                                      12.9
  Goodwill amortization and write-off........        30.5
  Non-recurring items........................                                      10.8
                                                -----------    -----------    -----------    ------------    ------------
EBITDA, as defined...........................     $  15.0        $  13.3        $   5.6         $(14.6)         $(15.8)
                                                -----------    -----------    -----------    ------------    ------------
                                                -----------    -----------    -----------    ------------    ------------

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
    (a) EBITDA, as defined, has not been adjusted for $2.7 million of non-cash charges included in the 48-week period ended December 28, 1996 as discussed in note (1). If fiscal 1996 were adjusted to reflect a 52-week period ended December 28, 1996, net sales would have been $174.9 million and EBITDA, as defined, would have been negative $13.9 million after adding back non-recurring and non-cash items of $12.9 million and $10.8 million, respectively, recorded in the month ended January 27, 1996.

(10) Depreciation and amortization does not include amortization of goodwill, sample books, design or engraving costs.

(11) Capital expenditures does not include expenditures for product development.

(12) Product development expenditures include expenditures related to sample books, designs and engraving, but exclude expenditures relating to cylinder bases.

(13) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes plus fixed charges. Fixed charges include interest expense on all indebtedness, loss on sale of receivables, amortization of deferred financing costs and one-third of rental expense representing that portion of rental expense deemed to be attributable to interest. Earnings were insufficient to cover fixed charges by $24.2 million in fiscal 1993, $36.2 million in fiscal 1995, $28.2 million in fiscal 1996, $27.6 in fiscal 1997 and $10.3 million for the three months ended March 28, 1998.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of the results of operations of each of IHDG and Imperial covers periods before the consummation of the Initial Offering and the other Transactions. Accordingly, the discussion and analysis of such periods does not fully reflect the significant impact the Transactions will have on the Company. See 'Risk Factors,' 'Unaudited Pro Forma Combined Financial Information,' '--Liquidity and Capital Resources' and 'Business--North American Integration Plan' for further discussion relating to the impact of the Transactions on the Company. The following discussion should be read in conjunction with 'Selected Historical Financial Information--IHDG,' 'Selected Historical Financial Information--Imperial' and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

     The Company is the result of the combination of the residential wallcoverings and PVC sheeting businesses of IHDG, which were previously substantially wholly owned by Borden, with the Imperial wallcoverings business previously owned by C&A. This combination was accomplished through the Recapitalization and the Imperial Acquisition. The Recapitalization, the Imperial Acquisition and the payment of related fees and expenses was financed by: (i) the Equity Contribution by Blackstone; (ii) the initial borrowings under the Senior Credit Facilities; and (iii) the proceeds from the Initial Offering. As of March 28, 1998, after giving effect to the Transactions, the Company's consolidated indebtedness was approximately $329.6 million.

     The Company is the world's largest producer and marketer of residential wallcoverings based on pro forma net sales for fiscal 1996. The Company designs, manufactures and markets its residential wallcoverings products under various recognized brand names, including Crown, Sunworthy, Imperial and Albert Van Luit, as well as under exclusive licensing and distribution agreements with leading designers and consumer brands such as Ralph Lauren, Lenox, Nautica, Laura Ashley, Alexander Julian, Eddie Bauer and the NCAA schools.

     The Company has adopted its Integration Plan to integrate IHDG and Imperial, the principal components of which are the rationalization of the Company's North American manufacturing and distribution facilities and operations and employee head count reductions through the elimination of redundancies in selling, customer service and other support operations. Management estimates that total cost savings from the Integration Plan will be $28.6 million, net of $10.4 million of incremental cost (as compared to total pro forma costs for 1997), by 2000, the first year in which the effects of the cost savings are expected to be fully realized. See 'Business-- North American Integration Plan.'

     In addition to the substantial improvement in the Company's financial performance expected to result from the Integration Plan, the Company intends to capitalize upon its position as the world's largest supplier of residential wallcoverings to enhance its sales and profitability by implementing its business strategy which consists of the following five components: (i) grow with leading Chain Stores; (ii) leverage exclusive licensing agreements and distribution agreements and build in-house brand name recognition; (iii) rebuild revenue share in the high-end, independent dealer segment in North America; (iv) pursue add-on acquisitions and strategic joint ventures; and (v) increase share in growing international markets. The Company's future revenues and profitability will principally be affected by the Company's ability successfully to implement its Integration Plan and, more generally, its business strategy.

     Historical financial information with respect to IHDG includes its U.K. and U.S. decorative products operations, Sunworthy and Vernon Plastics. In 1997, approximately 86.1%, 4.7% and 9.2% of IHDG's net sales were generated from sales of wallcoverings, heat transfer paper and flexible vinyl film, respectively.

     Historical financial information with respect to Imperial includes Imperial U.S., Imperial Canada and their respective subsidiaries. Substantially all of Imperial's 1997 net sales were generated from sales of wallcoverings.

RESULTS OF OPERATIONS--IHDG

THREE MONTHS ENDED MARCH 28, 1998 COMPARED TO THREE MONTHS ENDED MARCH 29, 1997

     As a result of the Imperial Acquisition on March 13, 1998, IHDG's 1998 first quarter results were impacted by approximately two weeks of Imperial sales, cost of sales, and other expenses.

     Net Sales. Net sales for the quarter ended March 28, 1998 were $95.9 million, of which the Imperial Acquisition accounted for sales of $6.9 million. Ignoring the acquisition, the $7.0 million (7.3%) decline in sales compared to the quarter ended March 29, 1997 was due partially to a decline in North American trade sales of $2.8 million. The decline resulted from Kmart's and Walmart's decisions to reduce their wallcovering inventories. In addition, trade sales for the U.K. business declined $3.8 million due mainly to weakness in the export market where the strength of the pound sterling hurt price competitiveness. In addition, poor economic conditions in Eastern Europe and Asia hurt export sales.

     Sales of flexible vinyl films and sheeting at Vernon Plastics fell $0.7 million to $12.0 million in the first quarter of 1998. Customer demand shifted somewhat to lower priced commodity products in the pool liner and industrial fabrics product lines.

     Gross Profit. Gross profit of 34.4% remained relatively static for the quarter ended March 28, 1998 compared to the same period in 1997. An increase in North American gross margins resulting from improved gravure production efficiencies was offset by reduced margins in flexible vinyl films. Gross margins fell in vinyl films as demand shifted to lower margin products. Furthermore, raw material increases were not recovered by increased selling prices.

     Selling, general, and administrative expenses. Selling, general, and administrative expenses were 46.8% of sales in the first quarter of 1998 compared to 27.2% of sales for the same period in 1997. Without the restructuring charge and transaction fees discussed below, 1998 first quarter selling, general, and administrative expenses would have been 32.9% of sales. The increase over 1997 was partially due to compensation expense on stock options for IHDG's management that became exercisable upon the closing of the Recapitalization and sales bonuses together totaling $1.1 million. Increased costs of approximately $0.5 million relating to professional fees and increased spending on information systems of $0.8 million to consolidate and improve the Company's computer systems impacted the first quarter of 1998. Finally, increased pension expense and increased employee costs in sales force and distribution impacted the first quarter of 1998.

     Restructuring. In the first quarter of 1998, the Company recorded a restructuring charge of $9.3 million in anticipation of the Company's planned exit of two distribution centers and the finishing and bookmaking operations at one manufacturing facility. The charge also provided for the restructuring of the Company's headquarters and sales force. The charge included asset write-downs of $0.8 million for impaired assets at the impacted distribution centers and $8.5 million primarily for severance and lease termination costs. The restructuring affected approximately 320 employees.

     Transaction costs. Merger costs totaling $4.0 million were incurred in the first quarter of 1998. The costs consisted of professional fees and expenses.

     Income Tax Expense. Income tax expense for the first quarter of 1998 was $2.5 million lower than income tax expense for the same period in 1997 due primarily to the loss before income taxes reported in 1998 compared to income before income taxes reported in 1997. The reduction in income tax expense between the two periods is not proportional to the reduction in income before income taxes primarily because the income tax benefit of the loss on domestic operations in 1998 was reduced by a valuation allowance.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     Net sales. Net sales for the year ended December 31, 1997 increased by $7.7 million, or 2.1%, to $372.7 million from $365.0 million for the comparable period in 1996. Trade sales in Europe increased $8.1 million, or 4.5%, to $189.2 million for the year ended December 31, 1997 from $181.1 million in the comparable period in 1996. This increase was due primarily to a favorable currency translation of the U.K. operations' sales from pound sterling into U.S. dollars. In local currency terms, sales in Europe in fiscal 1997 were substantially unchanged from 1996 with a decline in sales in the U.K. offset by an increase in export sales particularly to Eastern Europe.

     Wallcovering trade sales in North America of $134.2 million for the year ended December 31, 1997 were comparable to sales of $134.4 million for the same period in 1996.

     Net sales of flexible vinyl films and sheeting at Vernon Plastics for the year ended December 31, 1997 were $49.3 million, which were comparable to sales of $49.4 million for the same period in 1996.

     Gross profit. Gross profit percentage remained static between the years ended December 31, 1996 and 1997 at 34.9%.

     Selling, general and administrative expenses. Selling, general and administrative expenses increased slightly for the year ended December 31, 1997 to $96.6 million from $96.3 million for 1996. As a percent of sales, however, expenses decreased to 25.9% in 1997 from 26.4% in 1996. This decline resulted from the closure in 1997 of two distribution centers and the one-time start up costs incurred in 1996 associated with the establishment of a major account with Kmart.

     Net income. Net income increased $1.6 million, or 7.7%, to $22.4 million for the year ended December 31, 1997 from $20.8 million for the comparable period in 1996. This increase was primarily due to the factors discussed above.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     Net sales. Net sales increased $2.7 million, or 0.7%, to $365.0 million for 1996 from $362.3 million for 1995. Sales of wallcoverings increased $0.6 million, or 0.2%, to $292.4 million in 1996, from $291.8 million in 1995 due primarily to increases in export sales of wallcoverings to Eastern Europe, partially offset by decreases in North American sales and a management initiative to rationalize low volume and unprofitable accounts. Heat transfer paper sales for 1996 increased $2.1 million, or 10.0%, to $23.2 million from $21.1 million in 1995 primarily due to increases in export sales. For both wallcoverings and heat transfer paper, a price increase in 1996 was partially offset by unfavorable currency translation of U.K. sales from pound sterling to U.S. dollars. Net sales of flexible vinyl film and sheeting at Vernon Plastics of $49.4 million in 1996 was unchanged from 1995.

     Gross profit. Gross profit decreased $5.0 million, or 3.8%, to $127.5 million for 1996 from $132.5 million for 1995. As a percentage of net sales, gross profit declined in 1996 to 34.9% from 36.6% in 1995. In wallcoverings, these decreases were primarily due to lower sales volumes, reduced factory throughput and changes in sales mix in North America, partially offset by increased prices and improved factory efficiencies in the U.K. Gross margins, in part, were reduced due to increased costs of new products and costs relating to the acquisition of printing cylinders from a U.K. competitor. Gross margins at Vernon Plastics declined to 17.6% in 1996 from 17.9% in 1995 primarily due to increased costs for insurance and unemployment taxes.

     Selling, general and administrative expenses. Selling, general and administrative expenses decreased $6.8 million, or 6.6%, in 1996 to $96.3 million from $103.1 million in 1995. This decrease was primarily due to a $4.4 million reduction in one-time selling and merchandising costs incurred in 1995 associated with obtaining the Kmart account.

     Net income. Net income increased $3.5 million, or 20.2%, to $20.8 million in 1996 from $17.3 million in 1995 due to the factors discussed above.

RESULTS OF OPERATIONS--IMPERIAL

FISCAL YEAR ENDED DECEMBER 28, 1996 COMPARED TO FISCAL YEAR ENDED JANUARY 27,
1996

     As a result of Imperial's decision to change its fiscal year-end from January to December in fiscal 1996, the fiscal year ended December 28, 1996 ('fiscal 1996') was a 48-week period as compared to the fiscal year ended January 27, 1996 ('fiscal 1995') which was a 52-week period. Therefore, comparisons of sales and related costs and expenses between the two periods are impacted by the different lengths of the periods.

     Net sales. Net sales for fiscal 1996 were $157.6 million, a 20.3% decrease from $197.7 million in fiscal 1995. Comparing corresponding 52-week periods (including January 1996 in both periods), net sales for fiscal 1996 were $174.9 million, a decline of $22.8 million, or 11.5%, from fiscal 1995.

     This decline in sales was primarily attributable to residential wallcovering sales which accounted for over 88% of net sales in both fiscal 1996 and fiscal 1995 (with the remaining 12% representing commercial wallcovering sales). Comparing 52-week periods, residential sales for fiscal 1996 decreased $21.6 million from fiscal 1995. The decrease in sales was primarily due to poor consumer acceptance of product lines and a decline in converter sales of $4.1 million. Sales to converters were negatively impacted by production problems resulting in delayed shipments and a decline in demand in the converter market. Partially offsetting these declines was an increase in sales to Chain Stores of $1.7 million and an increase in international sales due to growth in Europe.

     Gross profit. Gross profit for fiscal 1996 was $52.0 million as compared to $56.6 million in fiscal 1995, an 8.1% decrease. As a percentage of sales, gross profit increased to 33.0% in 1996 compared to 28.6% in 1995. Excluding a $10.8 million inventory write-down taken in 1995, however, the gross margin in 1995 would have been 34.1%. This decrease as a percentage of sales, excluding the inventory adjustment, was primarily attributable to manufacturing absorption losses due to a decrease in sales volume, partially offset by a reduction of inefficiencies associated with the implementation of new manufacturing systems. The inventory write-down was taken in connection with Imperial's restructuring. At that time, Imperial implemented an inventory tracking method which management believes tracks obsolete inventory by identifying slow moving inventory by SKU each quarter.

     Selling, general and administrative expenses. Selling, general and administrative expenses were $71.5 million in 1996 as compared to $67.9 million in 1995, increasing as a percentage of sales to 45.4% in 1996 from 34.3% in 1995. Distribution expenses were $11.8 million for fiscal 1996 as compared to $10.4 million for fiscal 1995. This increase was primarily due to operating multiple distribution centers while consolidating inventories to the new distribution center in Knoxville, Tennessee. Consolidation to the Knoxville distribution center began in the second quarter of 1996 and shipping began from that facility in October 1996. Selling expenses were $36.4 million in fiscal 1996 as compared to $38.4 million in fiscal 1995. This increase from 19.4% to 23.1% as a percentage of sales is due to investments in collections made to increase and improve product lines. General and administrative expenses were $23.3 million in fiscal 1996 as compared to $19.1 million in fiscal 1995. This increase was attributable to increased employee expenses.

     In fiscal 1995, Imperial's results included a $12.9 million restructuring charge for the consolidation of distribution activities and the closure of one manufacturing facility. This charge included an $8.7 million write-down of certain assets, $2.8 million of costs to close these facilities and $1.4 million of costs for severance benefits.

     Other income (expense). Other income (expense) fluctuated as a result of foreign exchange losses of $0.4 million recorded in fiscal 1996 compared to gains of $0.2 million recorded in fiscal 1995.

     Interest income (expense). Interest expense was $7.9 million and $5.7 million in fiscal 1995 and fiscal 1996, respectively, primarily as a result of C&A's allocated debt to fund Imperial's operating and working capital needs. Interest expense decreased due to reductions in the average outstanding debt balance and a shorter fiscal year in 1996.

     Loss on sale of receivables. Beginning in 1994, Imperial sold all of its U.S. receivables to Carcorp, Inc. under the terms of a receivables sales agreement. In connection with the sale of the receivables, Imperial recorded losses of $4.3 million and $2.6 million in fiscal 1995 and fiscal 1996, respectively. This decrease resulted from a shorter fiscal year in 1996 and an overall decrease in the accounts receivables sold under the facility due to a decrease in sales.

     Net income (loss). Net loss was $34.7 million for the period ending December 28, 1996 compared to $27.9 million for fiscal 1995 due primarily to the factors mentioned above.

CAPITAL EXPENDITURES AND PRODUCT DEVELOPMENT EXPENDITURES

     IHDG. Capital expenditures for the year ended December 31, 1997 were $20.8 million. Significant capital expenditures in 1997 included $2.1 million for a vinyl base coating line which increases capacity and reduces production costs in the U.K., $2.3 million to increase capacity at the flexible vinyl film plant in Haverhill, Massachusetts and to expand Vernon Plastics's product base and $1.3 million to complete two new gravure lines in the U.K. Capital expenditures in 1996 were $21.2 million compared to $6.4 million in 1995. Significant capital expenditures in 1996 included $11.7 million to install two new gravure lines at the facility in Morecambe, U.K., which has provided additional capacity of approximately ten million bolts per year. Expenditures for sample books and design, engraving and cylinder costs totaled $16.7 million and $20.5 million for the year ended December 31, 1997 and the years 1996 and 1995, respectively.

     Imperial. Imperial's capital expenditures for the year ended December 27, 1997 were $8.4 million. Approximately $1.3 million in the 1997 period was attributable to the Knoxville distribution facility. In the 1997 period, $22.7 million was expensed as cost of goods sold and selling expenses for sample books and design and engraving costs. Imperial's capital expenditures for property, plant and equipment were $16.4 million in fiscal 1996 as compared to $15.5 million in fiscal 1995. Approximately $14.0 million and $7.9 million in fiscal 1996 and fiscal 1995, respectively, were associated with Imperial's Knoxville distribution facility. Additional spending included $1.5 million in fiscal 1995 for improvements to finishing machinery. Expenditures for sample books and design and engraving costs were $11.3 million and $13.8 million in fiscal 1996 and 1995, respectively.

PRO FORMA LIQUIDITY AND CAPITAL RESOURCES

     The Company's primary liquidity requirements are for debt service under the Senior Credit Facilities and the Notes, and for working capital, product development (sample books and design and engraving) and other capital expenditures. IHDG historically funded these requirements through internally generated cash flow. Imperial historically funded these requirements through borrowings under its credit facilities and advances from C&A. At March 28, 1998, the Company's consolidated indebtedness was $329.6 million, consisting of $198.0 million in Term Loans, $6.6 million under the Revolving Credit Facility and $125.0 million of the Old Notes. To provide additional financing to fund the Recapitalization and the Imperial Acquisition, Blackstone contributed $84.6 million to the Company through the Equity Contribution.

     The Company's outlook for total capital expenditures for 1998 and 1999 of approximately $35.0 million and $44.0 million, respectively. In 1998, the Company anticipates capital expenditures of (i) approximately $20.0 million in North America, substantially all of which is related to implementation of the Integration Plan, (ii) approximately $12.7 million in the U.K., approximately $6.5 million of which will be used to upgrade the Company's U.K. facilities in order to comply with new Environmental Laws, and (iii) approximately $2.3 million relating to Vernon Plastics and the commercial wallcovering operations. In 1999, the Company anticipates capital expenditures of (i) approximately $20.8 million in North America, substantially all of which is related to implementation of the Integration Plan, (ii) approximately $20.7 million in the U.K., and (iii) approximately $2.5 million relating to Vernon Plastics and the commercial wallcovering operations. Management estimates that upon completion of the Company's integration of IHDG and Imperial in North America, the annual capital expenditures required to maintain the Company's facilities will be between $7.0 million and $10.0 million per year. The Company's ability to make capital expenditures is subject to certain restrictions under the Senior Credit Facilities. See 'Description of the Senior Credit Facilities.'

     In addition, the Company expects to incur approximately $23.2 million of non-recurring cash costs to integrate the North American operations of IHDG and Imperial. Of this amount, $12.4 million related to Imperial and has been accrued under purchase accounting, and $8.5 million was incurred in the first quarter of 1998 as a restructuring charge. Included in the $8.5 million restructuring charge was a charge of $5.9 million for employee severance, retention and relocation and $2.0 million for lease termination costs. The remainder of the $23.2 million, or $2.3 million, will be expensed as incurred or capitalized as appropriate.

     The Company's principal source of cash to fund its liquidity needs will be net cash from operating activities and borrowings under the Revolving Credit Facility and the Deferred Draw Term Loan. As of March 28, 1998, after giving effect to the Transactions, the Revolving Credit Facility and the Deferred Draw Term Loan would have provided $94.6 million of additional borrowings available to be drawn, subject to the satisfaction of customary conditions. Amounts available under the Revolving Credit Facility and the Deferred Draw Term Loan may be used for working capital and general corporate purposes, subject to certain limitations under the Senior Credit Facilities. Assuming the successful implementation of its Integration Plan, the Company believes that these funds will be sufficient to meet its current and future financial obligations, including the payment of principal and interest on the Notes, working capital, capital expenditures and other obligations. No assurance can be given, however, that this will be the case. The Company's future operating performance and ability to service or refinance the Notes and to repay, extend or refinance the Senior Credit Facilities will be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control. See 'Risk Factors.'

RECENTLY ISSUED ACCOUNTING STANDARDS

     The Financial Accounting Standards Board has recently issued two new accounting standards, Statement No. 131, 'Disclosures About Segments of an Enterprise and Related Information,' Statement No. 132, 'Employees' Disclosures about Pensions and Other Postretirement Benefits,' Statement No. 133 'Accounting for Derivative Instruments and Hedging Activities,' and SOP98-1 'Accounting for the Costs of Computer Software Developed for or Obtained for Internal-Use.' These statements will affect the disclosure requirements for the 1998 reporting period. The Company is currently evaluating the effect of these new statements.

INFLATION

     The Company does not believe that inflation has had a material affect on past results of operations of either IHDG or Imperial.

YEAR 2000 COMPLIANCE

     The Company utilizes a significant number of computer software programs and operating systems, including applications in product design, manufacturing, financial and various administrative functions. The Company is in the process of performing a study of its software systems, including both internally developed systems and software programs purchased from outside vendors, and preliminary results have indicated that these systems are substantially year 2000 compliant. Management anticipates that any support systems which are not currently year 2000 compliant will be modified by the end of 1998. The ability of third parties with whom the Company transacts business to adequately address their year 2000 issues is outside the Company's control. There can be no assurance that the failure of such third parties to adequately address their year 2000 issues would not have a material adverse effect on the Company.

                                    BUSINESS

     Unless reference is made specifically to IHDG or Imperial, the discussions in this section refer to the Company on a pro forma combined basis, after giving effect to the Transactions.

COMPANY OVERVIEW

     The Company believes it is the world's largest producer and marketer of residential wallcoverings based on pro forma net sales for fiscal 1996. The Company is the result of the combination of the residential wallcoverings and PVC sheeting businesses of IHDG, which were previously substantially wholly owned by Borden, with the Imperial wallcoverings business previously owned by C&A. On a pro forma basis for 1996, the Company estimates it would have had a 38.1% and 19.3% share of manufacturer sales of residential wallcoverings in North America and the U.K., respectively. The Company's estimated 31.9% share of the combined 1996 North American and U.K. residential wallcoverings sales is believed to be over three times the level of sales of the next largest residential wallcoverings manufacturer in North America and the U.K. The Company designs, manufactures and markets its residential wallcoverings products under various recognized brand names, including Crown, Sunworthy, Imperial and Albert Van Luit, as well as under exclusive licensing and distribution agreements with leading designers and consumer brands such as Ralph Lauren, Lenox, Nautica, Laura Ashley, Alexander Julian, Eddie Bauer and the NCAA schools. Due to the differences in market conditions and competitive factors in North America and Europe, the Company operates its residential wallcoverings business as two separate geographic divisions, North America and Europe, each of which will coordinate its manufacturing, sales, marketing and distribution activities. Vernon Plastics is a leading manufacturer of calendered, flexible PVC sheeting, printed sheeting and laminated products that operates as a separate line of business distinct from the Company's residential wallcoverings business. On a pro forma basis, for the year ended December 31, 1997, the Company had net sales of $536.5 million and EBITDA, as defined, of $32.6 million. On a pro forma basis for the year ended December 31, 1997, the Company's total sales in North America and Europe represented approximately 67.3% and 29.3% of the Company's total sales, respectively. The Company's operations outside North America have recently contributed substantially all the Company's total consolidated pro forma EBITDA, as defined.

     Residential wallcoverings are decorative products produced from paper, fabric, vinyl and other substrates that are printed, embossed and laminated and are applied to walls using specially designed adhesives applied to the back of the wallcovering during the manufacturing process. Residential wallcoverings are of two types, sidewalls and borders. Sidewalls are produced in broad sheets and are designed to cover the entire wall. Borders are produced in narrower sheets and are intended to be applied to the top of the wall or above the wall molding as a complement to the painted or sidewall covered surface. Residential wallcoverings compete with paint products for a 'share of the wall' in the residential decorating market.

COMPETITIVE STRENGTHS

     Leading Market Position. In 1996, on a pro-forma basis, the Company generated over three times the revenue of the next largest residential wallcoverings manufacturer in North America and the U.K. and held a 38.1% share of manufacturer sales in North America and 19.3% in the U.K. Based on 1996 pro forma net sales, IHDG and Imperial were the first and second leading manufacturers of residential wallcoverings in North America, with approximately 19.1% and 19.0% shares, respectively, of the manufacturer revenues in North America and IHDG was the leading manufacturer of residential wallcoverings in the U.K., with approximately 19.1% of the U.K. manufacturer revenues. The Company serves all segments of the residential wallcoverings industry and has one of the most comprehensive product offerings in the industry. The Company's wallcovering products include both sidewalls and borders, and are manufactured using a variety of substrates including paper, fabric and vinyl. The Company currently maintains approximately 45,000 active SKUs. Management believes that the Company's ability to supply this full product line is a particular advantage because many retailers are consolidating their suppliers. The Company's in-house brands, including Crown, Sunworthy, Imperial and Albert Van Luit, are among the leading names in the residential wallcoverings industry. Management believes that consumers associate the Company's brands with superior design, quality and service.

     Exclusive Licensing and Distribution Agreements with Leading Brands. As the worldwide revenue share leader in the residential wallcoverings industry, the Company believes it is uniquely suited to leverage the substantial marketing power of leading fashion designers and 'name' brands and has secured exclusive long-term licensing and distribution agreements for wallcovering products in North America with several of these, including Ralph Lauren, Lenox, Nautica, Laura Ashley, Alexander Julian, Eddie Bauer and the NCAA schools. The majority of these licensing agreements have been entered into or renewed during 1997 and typically have a term of not less than two years. The Company also has relationships with several leading home textiles producers, such as Fieldcrest Cannon, Croscill, J.P. Stevens, Crown Crafts and West Point, which enable it to provide pattern and color schemes that are coordinated with the bedding and window treatments offered by these producers.

     Strong Relationships with Leading Chain Stores. The Company has particularly strong relationships with Chain Stores in North America and the U.K. Management believes that these Chain Stores have captured, and are expected to continue to capture, sales from both smaller Chain Stores and the lower-priced and middle-priced segments of the independent dealer channel. The Company has enjoyed long-standing relationships of more than ten years with each of its top ten Chain Store customers, which together generated approximately 25.8% of its residential wallcoverings sales in North America and Europe in 1997. In the home center channel, the Company is the leading supplier to the three largest U.S. home center chains, The Home Depot, Lowes and Menards, and is the first or second leading supplier to each of the five largest chains in the U.K. The Company is the sole residential wallcoverings supplier to Kmart and the leading supplier to Wal-Mart and Target. The Company is also the leading supplier of residential wallcoverings to Sherwin-Williams, the largest specialty paint and wallpaper chain in the U.S. The Company believes that it is uniquely suited to attract and retain these large and fast growing retail customers due to its (i) highly efficient, modern production and distribution facilities, (ii) strong portfolio of in-house and licensed brands, (iii) willingness to invest in co-op advertising, in-store fixtures and category management initiatives, and
(iv) ability to achieve consistently high service levels for in-stock merchandise.

     Low Cost, Technologically Advanced Manufacturer. The Company believes that it is the highest-volume manufacturer of residential wallcoverings in the world, which, combined with its fully integrated operation across design, manufacturing and distribution functions, enables it to capitalize upon economies of scale in purchasing, manufacturing and distribution. The Company also believes that its key technological and manufacturing process advances in rapid manufacturing line changeover, batchless production, 'in-register' embossing and CAD/CAM technology have contributed to its low-cost position and enhanced its ability to produce a broad range of SKUs cost efficiently. As a result of its high production efficiencies and technological leadership, management believes that the Company is one of the lowest-cost producers of residential wallcoverings in North America and Europe. Management expects that the implementation of the Integration Plan, which entails the closure of two of the Company's four North American printing plants and consolidation of 11 U.S. distribution and finishing operations into the Company's state-of-the-art Knoxville, Tennessee facility, will further enhance the Company's low-cost position by maximizing utilization of the Company's most modern, efficient assets and facilitating substantial head count reductions. See '--North American Integration Plan.'

     Significant Investment in Manufacturing and Distribution
Assets. Management believes that the Company's recent significant investments in modernizing its manufacturing equipment and distribution facilities provide it with a competitive advantage. From 1995 through 1997, the Company has invested approximately $90.0 million primarily to improve the efficiency of its existing operations, including: (i) a $14.0 million investment by IHDG in two new high-speed gravure print lines and associated finishing equipment at its facility in Morecambe, U.K., which are achieving productivity levels significantly greater than that of the prior generation of printing technology;
(ii) a $6.4 million investment by IHDG in batchless production, 'in-register' embossing and CAD/CAM technology in the U.K., which has contributed to its low-cost position and enhanced its ability to produce a broad range of SKUs cost efficiently; (iii) a $23.3 million investment by Imperial in a state-of-the-art finishing and distribution facility in Knoxville, Tennessee, which is expected to reduce annual distribution expense; and (iv) a $9.0 million investment by Imperial in printing equipment, in-line finishing, CAD/CAM technology and information systems at the Sherbrooke, Canada manufacturing facility, which is expected to improve manufacturing gross profit. Management anticipates achieving higher operating margins in future years as it achieves full utilization of these modern, highly efficient assets by absorbing the capacity of redundant and less efficient facilities.

     Experienced Management Team. The Company has a senior management team with a wide range of experience in the residential wallcoverings and related industries. The Company's President and Chief Executive Officer, James P. Toohey, had 32 years of experience in a primarily marketing oriented business--Hallmark Cards, where he was most recently President of Hallmark International--prior to joining Imperial in October 1996 and becoming an employee of the Company as of March 13, 1998. The Company also benefits from the industry expertise of its President--North American Marketing, Michael Landau, who has 28 years of experience in the wallcovering industry, most recently as President of F. Schumacher & Co. Wallcoverings, a position he held from 1990 to 1997. During his tenure as President at F. Schumacher & Co., revenues grew from approximately $10.0 million to over $100.0 million. The remainder of the senior management team has been drawn from the management of both Imperial and IHDG and from outside the Company. The Company's senior managers will be awarded options or other equity rights, subject to certain performance-based and other vesting provisions. See 'The Transactions,' 'Management,' 'Executive Compensation' and 'Security Ownership.'

     Product Innovation. The Company has developed a new self-adhesive border product, 'Stick 'n Play' in cooperation with 3M, which is currently being test-marketed in anticipation of its planned introduction in the Fall of 1998. Other product innovations introduced by the Company include 'Sculptured Edge' and 'Outlines' borders that have one edge die-cut to follow the printed design, thus producing an effect with enhanced visual appeal. Self-adhesive and special-cut wallcoverings command higher sales prices and better margins and appeal to a segment of consumers that might not otherwise consider purchasing wallcoverings.

NORTH AMERICAN INTEGRATION PLAN

     Cost-Savings Measures. The Company has adopted a plan to integrate IHDG and Imperial in North America (the 'Integration Plan'), the principal components of which are: (i) closing Imperial's inefficient, limited capacity paper making and coating facilities in Plattsburgh, New York in favor of leveraging the combined Company's ability to purchase substrate at a lower cost than either Imperial's present manufacturing cost level or IHDG's outside purchase cost level; (ii) rationalizing the Company's printing facilities by consolidating four presently five-day per week, non-continuous printing plants into two seven-day continuous operations; (iii) rationalizing the Company's finishing function by consolidating all finishing activities from the four printing facilities at which they are presently located to the Company's state-of-the-art finishing and distribution facility in Knoxville, Tennessee; (iv) rationalizing the Company's distribution network by consolidating seven existing distribution warehouses into the Knoxville facility; and (v) substantial employee head count reductions in North America through the elimination of redundancies in selling, customer service and other support operations.

     Management estimates head count reduction and fixed cost savings from the Integration Plan to be $28.6 million, net of $10.4 million of incremental overhead costs (as compared to estimated total pro forma costs for 1997), comprised of the following components:

INTEGRATION PLAN COMPONENT
------------------------------------------------------------------------------------       COST SAVINGS
                                                                                       ---------------------
                                                                                       (DOLLARS IN MILLIONS)
Rationalization of printing facilities..............................................           $ 3.3
Rationalization of finishing facilities(1)..........................................             4.6
Paper making facility closing.......................................................             3.2
Rationalization of distribution facilities(2).......................................             5.1
Elimination of selling, customer service and support redundancies...................            12.4
                                                                                              ------
     Total..........................................................................           $28.6
                                                                                              ------
                                                                                              ------

------------------
(1) The amount shown is net of $2.5 million of estimated incremental costs relating to the rationalization of finishing facilities.

(2) The amount shown is net of $7.9 million of estimated incremental costs relating to the rationalization of distribution facilities.

     The Company's head count reduction plan is as follows:

                                                                               HEAD COUNT
                                                                                 AT THE          EXPECTED
                                                                            ACQUISITION DATE    HEAD COUNT
                                                                            ----------------    ----------
Printing facilities......................................................           629              475
Finishing facilities.....................................................           276              201
Substrate/paper making facility..........................................           115               33
Distribution facilities..................................................           280              220
Selling, customer service and support operations.........................           541              355
                                                                                 ------         ----------
     Total...............................................................         1,841            1,284
                                                                                 ------         ----------
                                                                                 ------         ----------

     The foregoing actions will each be commenced in the current year and are expected to be substantially completed by the end of 1999. Accordingly, 2000 is the first year in which their effects are expected to be fully realized. The total head count and fixed cost savings estimates of the Integration Plan in 1998 and 1999 are presently estimated at $5.0 million and $18.0 million, respectively. The head count reduction and fixed cost savings estimates do not give effect to margin improvements expected to result from implementation of the Integration Plan and new capital budgeted for investment at the rationalized facilities, as well as the planned revenue improvements expected to result from the Company's planned product development and remerchandising plan described in '--Business Strategy.' While there necessarily can be no assurance that any particular level of cost savings will be achieved (see 'Forward-Looking Statements' and 'Risk Factors-- Integration of Imperial, Implementation of Business Strategy and Limited Relevance of Historical Financial Information'), management believes that the parallel structure of Imperial and IHDG's Sunworthy operations in North America and their substantial recent capital investments in modern production and distribution assets, which management believes were underutilized prior to the Transactions, will facilitate the achievement of these cost savings.

     Budgeted Capital Expenditures and Rationalization Expenses. Management has adopted a North American capital budget of approximately $40.0 million in the aggregate for 1998 and 1999, substantially all of which relates to the implementation of the Integration Plan. The Integration Plan will not require any material capital expenditures in the U.K. In addition, management estimates that it will incur one-time severance and other cash expenditures of approximately $23.2 million during 1998 and 1999 relating to the head count reduction, facility consolidation and other components of the Integration Plan.

     Additional Gross Margin Effects. In addition to the head count reduction and fixed cost savings expected to be achieved through the rationalization of facilities and operations as described above, the rationalization of the manufacturing asset base coupled with significant recent and planned capital expenditures at the facilities are intended to drive North American gross margins from 47% in 1997 to approximately 59% by 2001. If successfully implemented, this would create an additional $17.0 million of gross profit (based on the Company's pro forma fiscal 1997 net sales) in addition to the $28.6 million of head count reduction and fixed cost savings.

     o Printing: The Company's objective for its printing operations is to improve cost effectiveness by consolidating its printing facilities and closing redundant operations, investing in state-of-the-art, high-speed printing presses, relocating its finishing operations to Knoxville, focusing the plants on printing only, and enhancing its position as a technology leader in the manufacture of wallcoverings. As discussed in '--Cost-Savings Measures' above, the Company plans to reduce its four printing facilities which are non-continuous, five day per week operations into two printing facilities which are run on a continuous, around the clock basis. This is expected to produce annual fixed cost savings of $3.3 million and to decrease head count from 629 to 475 upon implementation. In addition, the Company plans to add state-of-the-art gravure color printing equipment, designed specifically to facilitate quick changeover times, high run speeds and lower scrap rates to replace obsolete equipment at its Brampton and Sherbrooke printing facilities. The Company presently has 24 gravure printing presses which are largely antiquated with an average run speed of 239 feet per minute, an average changeover time of 85 minutes and an average scrap rate of 16.1%. This asset base will be replaced by the end of the Integration Plan by 14 gravure printing presses (two new and 12 modernized) with an average run speed of 472 feet per minute, an average change over time of 49 minutes and an average scrap rate of 9.5%, at a budgeted capital cost of $19.0 million in 1998 and 1999. The goal of this element of the Integration Plan is to reduce the variable unit cost of printing, which is the largest cost component in the Company's production chain, from
       21.5 cents per yard produced to 16.5 cents by 2001, resulting by that year in $8.7 million of annual profit improvement (based on the Company's pro forma 1997 net sales) in addition to the $3.3 million of cost savings discussed above.

     o Finishing: The Integration Plan for the Company's finishing function entails the removal of finishing and converting activities from its four existing printing facilities and consolidating the entire function in a stand-alone facility in Knoxville, Tennessee, the relocation of modern and efficient equipment to that site and the purchase of new equipment to complement the single finishing facility structure. Historically, finishing and converting have been associated with individual printing locations and equipment has been specified to meet demands placed on the individual plants, leading to a higher number of low speed lines with limited capability for cost reduction running on five day operating cycles. As discussed in '--Cost-Savings Measures' above, the fixed cost savings from the facility closures are expected to be $4.6 million and the head count is expected to decline from 276 to 201 by 2000.

       In addition to these cost-saving measures, the Company plans to purchase three new high-speed finishing lines and relocate five existing finishing lines from the Company's four existing facilities to its Knoxville facility. This will effectively decouple printing from finishing in North America and is designed to permit the Company to better optimize the trade-off between printing run length and inventory carrying cost by (i) utilizing the shorter time and lower costs associated with changeovers on the automated, stand-alone finishing lines relative to printing lines to insulate the printing lines from short run fluctuations in the market demand, thereby permitting efficient, leveled printing production scheduling and (ii) shifting the reserve stock function upstream to the unfinished printed reels instead of finished goods to lower inventory carrying costs. The Company plans $7.0 million of capital expenditures during 1998 and 1999 on the finishing operations to effectuate the consolidation plan and purchase of new equipment, with the objective of reducing the cost per yard produced for finishing from 11.5 cents to 6.5 cents by 2000, producing by that year $7.4 million of annual profit improvement (based on 1997 pro forma net sales) in addition to the $4.6 million of cost savings discussed above.

     o Substrate/Paper Making: As discussed in '--Cost-Savings Measures' above, the Company's Integration Plan contemplates that Imperial's papermaking facility in Plattsburgh will be closed in the second quarter of 1998 and that the Company will use its critical mass to source all its substrate requirements from outside vendors. Third-party substrate sourcing is expected to be more cost-effective than Imperial's historically integrated costs (due to its high-cost and antiquated facilities) as well as IHDG's historical outside sourcing (due to the larger purchasing scale of the Company), and the fixed costs alone attributable to Imperial's Plattsburgh papermaking facility were $3.2 million in 1997 and the head count is expected to be reduced from 115 to 33. The Company intends to implement a new vinyl coating capacity which will utilize 33 employees at one of the Company's remaining printing facilities. The substrate sourcing aspect of the Integration Plan includes approximately $3.5 million of capital investment in new vinyl coating capacity during 1998 and 1999, which if combined with the above-discussed rationalization benefits, is designed to reduce the unit cost per yard produced from 15.5 cents in 1997 to 14.0 cents by 2000, resulting in $0.8 million of annual profit improvement by 2000 in addition to the $3.2 million of cost savings discussed above.

     o Distribution: The Company's Integration Plan entails the consolidation of its seven distribution facilities into its Knoxville facility. From 1995 to 1997, Imperial spent approximately $23.3 million of capital on this state-of-the-art facility, which is expected to replace all existing warehouses by 1999. The Knoxville distribution facility was built to accommodate large incremental volume at low additional cost due to its modular setup and therefore is expected to be able to process the Company's distribution function at significantly lower cost than separate regional warehousing systems. As discussed in '--Cost-Savings Measures' above, the fixed cost savings are estimated at $5.1 million by 2000 and the head count is expected to be reduced from 280 to 220. It is expected that the Company will spend $7.0 million of additional capital in 1998 and 1999 to consolidate and expand its distribution facilities at Knoxville, which the Company believes will further enhance its productivity and contribute to additional margin improvement in the future.

     o Rationalization of Sales Force, Customer Service and Other Support Functions. The Company's Integration Plan contemplates the rationalization of the sales forces from IHDG and Imperial, which have significant overlaps in North America. At the end of 1997, the Company had a head count in this area of 158 and a total sales force expense of $14.9 million. It is expected that the sales force head count will be reduced to 99 by 1999, which will result in annual cost savings of $4.4 million.

       The Integration Plan also contemplates the consolidation of IHDG's and Imperial's customer service and credit functions, which directly overlap in North America. In 1997, the Company had a head count of 200 in this area and total expense of $8.4 million for these functions. It is expected that the head count will be reduced to 131 by 1999, which would result in annual cost savings of $2.9 million.

       The remaining overhead functions of the Company include information systems, finance/treasury, research and development, human resources, audit and other corporate functions. The total head count and expense of these functions in 1997 were 183 and $24.1 million, respectively. As with the other support functions, there is significant overlap between the two companies in each of these areas. It is expected that the head count will be reduced from 183 to 125 by 1999, which would result in annual cost savings of $5.1 million.

BUSINESS STRATEGY

     In addition to improvements in the Company's financial performance expected to result from head count reductions and fixed cost savings associated with the Integration Plan, the Company intends to capitalize upon its position as the world's largest supplier of residential wallcoverings to enhance its sales and profitability by implementing a growth strategy comprised of the following five components:

     Grow with Leading Chain Stores. The Company intends to maintain and expand its position as the leading supplier to large, fast-growing Chain Stores in the U.S. and U.K., especially home centers, and grow along with them as they continue to roll out new stores and capture sales from both smaller Chain Stores and the lower-priced and middle-priced segments of the independent dealer channel. The Company's exclusive licensing and distribution agreements with well-recognized name brands, ability to consistently achieve high service levels for in-stock merchandise and willingness to invest in co-op advertising, in-store fixtures and category management initiatives, such as the in-store gallery concept, are central components of this strategic initiative. The Company's gallery concept is designed to showcase a selection of both collection books and in-stock residential wallcoverings products organized by color and pattern style using a dedicated space within the store to facilitate display, stocking and consumer selection. The Company is testing the concept at Sherwin-Williams and plans to initiate a rollout at selected Chain Stores later this year. In Western Europe, where the Company's sales to the large Chain Stores have historically been restricted to those with central warehousing, the Company plans to develop local sales and distribution networks to serve Chain Stores that require store-by-store service.

     Leverage Exclusive Licensing and Distribution Agreements and Build In-House Brand Recognition. The Company intends to: (i) continue to leverage its existing licensing and distribution agreements with Ralph Lauren, Lenox, Nautica, Laura Ashley, Alexander Julian, Eddie Bauer and the NCAA schools to provide clear design direction, increase the Company's share of retail shelf space and exploit joint merchandising and promotional opportunities, thereby maximizing sales per collection; (ii) rationalize its in-house product offering to reduce the amount of duplicate SKUs between the Imperial and Sunworthy brands; and (iii) increase advertising dollars from $3.2 million in 1997 to $6.3 million in 1998 and focus expenditures on the Imperial brand to develop consumer recognition and differentiate the product. Management expects that the rollout of existing licenses and continued addition of new licensed brands will provide a platform for sustainable, long-term growth and increase licensed products' share of the Company's residential wallcoverings sales.

     Rebuild Sales in the High-End, Independent Dealer Segment in North America. Management believes that the substantial size, premium prices and highly fragmented nature of the manufacturer base serving the high-end residential wallcoverings market in the independent dealer channel make it a structurally attractive segment. The Company's gross margin on its Albert Van Luit product line in this segment was approximately 76% in 1997 versus the less than 50% average for its overall North American residential sales. Management also believes that the Company's highly efficient distribution facility and network, ability to manufacture short runs of custom SKUs cost effectively and brand recognition provide it with a competitive advantage in recapturing a leading position in this segment after having reduced its presence in the early 1990's as part of a cost cutting program. The Company's high-end strategy will consist of the following initiatives: (i) build on its well recognized Albert Van Luit, Sterling and Katzenbach & Warren brands by increasing the number of active high-end collections from 23 to 72 over the next four years and improving the quality of product introduced under these names; (ii) develop a design studio presence in New York; (iii) build a regional network of sales agents to service the designer/dealer community; and (iv) selectively pursue add-on acquisitions of, and/or strategic joint ventures with, competing high end brands.

     Pursue Add-on Acquisitions and Strategic Joint Ventures. The Company intends to pursue selected add-on acquisitions of, and/or strategic joint ventures with, small, niche manufacturers' important product lines and retail accounts that will increase utilization of its existing manufacturing and distribution assets. The ongoing consolidation of fragmented North American and European wallcoverings markets should provide multiple acquisition opportunities, especially in the high-end product segment.

     Increase Share in Growing International Markets. The Company plans to expand its 32 member export sales team and leverage established contracts with key distributors in order to continue to increase its sales in the high growth markets of Eastern Europe, to which the Company's sales have increased from approximately $2.6 million in 1993 to $51.0 million in 1997. The Company expects to establish a strong consumer brand position as these markets mature and develop more sophisticated retail environments. Management believes that as the major U.S. home improvement chains expand internationally, there will be a growing need for high-quality, dependable suppliers such as the Company to establish a direct presence overseas in areas not already fully served by the European division of the Company.

INDUSTRY OVERVIEW

     Overview. Management estimates that approximately $3.9 billion of wallcoverings were sold worldwide in 1996, approximately $2.7 billion of which were sold in North America and Europe. Of the total value of wallcoverings sold in these two regions, residential products accounted for approximately $2.0 billion, 74% of the total, and product designed for usage in commercial applications such as office buildings and hotels accounted for the remaining $0.7 billion. Substantially all of the Company's wallcoverings sales are concentrated in the residential markets of North America and Europe.

     The residential wallcoverings industry worldwide is highly fragmented and consists mainly of local manufacturers. It is common practice for wallcoverings industry participants to sub-contract various steps in the supply chain to other industry participants. Multiple retail distribution channels exist for residential wallcoverings, including mass merchants, home centers, specialty chains and independent dealers. Independent dealers generally carry limited in-stock merchandise, but do maintain a large number of 'collection' books published by wallcoverings manufacturers that each contain approximately 100 different wallcoverings color and pattern combinations. Because of their limited selection of product available for immediate purchase at the point of sale, these dealers depend on manufacturers to quickly fulfill orders made from their collection books, delivering directly to the dealer or customer. Consumers purchasing high-end residential wallcoverings generally rely upon interior decorators and designers to help customers select wallcoverings and fabric from the dealers' collection books. Mass merchandisers, such as Kmart and Target generally carry only in-stock merchandise and focus on a limited number of high-volume SKUs. Home centers, such as The Home Depot and Menards, and specialty chains, such as Sherwin-Williams and Wallpapers to Go, generally carry both in-stock merchandise and collection books. The relative importance of these retail distribution channels varies by country.

     The manufacturing and marketing of residential wallcoverings is a mature industry in North America and Western Europe. Usage of residential wallcoverings is predominantly influenced by expenditures on home renovations, the economy in general, existing home sales and the redecoration requirements of existing homeowners, and, to a lesser extent, with new home sales. Consumer decisions on which wallcoverings product to use are largely a function of color and design, followed by price. Manufacturers attempt to stimulate demand by offering new styles and colors and marketing these to the trade through exhibitions and directly to consumers through advertisements primarily in women's and home decorating magazines.

     Wallcoverings compete primarily with paint for a 'share of the wall' in the residential decorating market. Although growth in paint sales has exceeded that of wallcoverings in recent years, due in part to consumer perception that paint is more durable and easier to apply, wallcoverings offer consumers a greater range of fashion and personalization than paint at a comparable installed price, and continues to achieve modest sales growth. In addition, improved self-adhesive wallcoverings are being introduced to better compete with paint's perceived advantage in ease of application and to spur growth in wallcoverings sales.

     Management believes that wallcoverings have generally been a poorly marketed and merchandised product, due in part to the high level of fragmentation among wallpaper manufacturers and dealers, which has resulted in a proliferation of weak brands, limited marketing support and lack of product innovation. The Company believes that the industry trends toward manufacturer and distribution channel consolidation, combined with increasing affiliation with well-recognized designer brand names should have a favorable impact on these historical marketing and merchandising weaknesses and stimulate industry growth in the future.

     North America. In the United States, manufacturer sales of residential wallcoverings experienced 3.0% compound annual growth over the ten year period from 1986 to 1996, from $510.0 million to $687.0 million, and 2.9% compound annual growth over the five year period from 1991 to 1996, from $595.0 million to $687.0 million, according to data compiled by Sullivan Marketing Group. Compound annual growth in unit volume over these periods has been relatively flat at 1.2% and 0.5%, respectively, with the majority of the growth in revenues coming from increases in the average manufacturer selling price due to changing product mix in favor of higher margin borders (see 'Industry Trends--Growth of Borders'). Including the estimated $83.0 million Canadian consumption of residential wallcoverings, the total value (at manufacturer selling prices) of North American residential wallcoverings consumption is estimated by Sullivan Marketing Group and management to be approximately $770.0 million in 1996. Net imports of wallpaper, primarily from U.K. and, to a lesser extent, other Western European countries, are estimated by management to provide approximately 20% of North American consumption volume, a percentage that has remained relatively constant over the five-year period from 1991 to 1996.

     Europe. Management estimates that manufacturer sales of residential wallcoverings in Europe were approximately $1.3 billion in 1996, essentially unchanged from 1991. During this period, management believes that industry sales declined slightly in the U.K. and Western Europe, due in part to the sluggish economy in these regions, but that this decline was largely offset by the rapid growth of the residential wallcoverings sales in Eastern Europe. The incremental Eastern European demand has provided opportunities for the larger wallcoverings manufacturers of North America and Western Europe to increase export sales to these countries. In total, the dollar value of sales of residential wallcoverings in Europe is approximately 1.6 times the value of North American sales. Unit consumption of residential wallcoverings per capita in the U.K. and Western Europe is generally higher than in North America, as building materials and fashion tastes in these two regions have resulted in a greater acceptance of wallpaper as a standard home decorative product. However, management estimates that unit prices of residential wallcoverings are generally lower in the U.K. and Western Europe than in North America, due to the lower percentage that borders and higher-value vinyl backed product represent of the total product sales mix.

INDUSTRY TRENDS

     Growth of Borders. There are two primary types of wallcoverings for the residential market, sidewalls and borders. Sidewalls are intended to cover the entire wall while borders are generally placed on top of the wall where it meets the ceiling or above a moulding on the wall. Borders may be placed over a sidewall as a complement or directly on a painted surface. Consumers are attracted to borders because of this flexibility and because they are perceived as being easier to install and remove than sidewalls. Borders are significantly more profitable to produce than sidewalls, as manufacturers capture approximately twice the price per square foot for borders than for a sidewall of comparable quality and realize a substantially higher gross margin. Sales of borders in the United States have grown at a compound annual rate of approximately 14% from 1991 to 1996, increasing the percentage of total residential wallcoverings sales in the U.S. attributable to borders from 24.5% to 35.5% over the same period. The popularity of borders is a trend that management expects to continue in the United States and gain momentum in Europe, where borders have yet to penetrate a meaningful share of residential wallcoverings sales, as these products are utilized both as part of coordinating decor schemes in conjunction with sidewalls and increasingly as freestanding items of decoration by consumers who would not otherwise choose to apply wallcoverings.

     Manufacturer Consolidation. The residential wallcoverings industry is consolidating, especially in North America, where management estimates that the top five manufacturers held a 62.9% share of the $770.0 million sales of the product in 1996, pro forma for the Transactions. The consolidation among manufacturers is the result of increasing economies of scale that have been and continue to be driven by the following three trends, which are described in greater detail below: (i) increasing application of popular designer brand names to home fashion and textiles through licensing agreements with wallcoverings manufacturers; (ii) consolidation of retail distribution channels; and (iii) advancements in manufacturing technology and design software. These trends have reinforced each other as they have developed. Continued consolidation should create opportunities for larger competitors to selectively acquire the important product lines and retail accounts of small, niche manufacturers.

     Licensing. The Company believes that association with home textile manufacturers, fashion designers and 'name' brands through licensing and distribution agreements is a growing trend in both North America and Europe that is fundamentally changing the way wallpaper is marketed. Licensing is being driven by consumer desire for coordinated color schemes for wallpaper, paint, bedding and window treatments. The endorsement of wallcoverings by these well recognized consumer brands is expected to enhance consumers' perception of wallcoverings as a fashionable decorating tool. These well-recognized name brands are seeking out wallpaper suppliers with the market share and distribution service capability to maximize the value of their substantial marketing power.

     Consolidation of Retail Distribution Channels. Similar to the trend experienced by several categories of both durable and non-durable consumer products, the leading Chain Stores, especially home centers, have been capturing an increasing share of total wallpaper sales at the expense of smaller Chain Stores and independent dealers. Management sees this trend most advanced in the U.S. and U.K., where many dealers have been forced to relinquish a substantial portion of the lower-end and middle market business and retreat to a defensible niche in higher-end products. The Company believes that the relatively higher importance Chain Stores place on maintaining high service levels for in-stock merchandise has created a need for larger manufacturers with the production capacity and distribution efficiency capable of servicing their needs. In addition, Chain Stores are increasingly asking their suppliers to take on responsibility for 'category management'--choosing which patterns and styles to stock, investing in fixtures and merchandising displays and servicing these displays to ensure product availability.

PRODUCT OFFERINGS AND DESIGN

     Management believes that the Company has one of the most comprehensive product offerings in the industry. The Company designs, manufactures and markets its residential wallcoverings products under various recognized in-house brand names, as well as under exclusive license and distribution agreements with leading designers and consumer brands. Management believes that consumers associate the Company's brands with superior design, quality and service. The Company maintains approximately 45,000 active SKUs. Management believes that the Company maintains the broadest active design inventory in the industry and that its ability to supply this full product line is a particular advantage because of the trend among major retailers to consolidate their suppliers.

     The Company has been an innovator and has developed several new products, including: (i) self-adhesive products, such as its 'Impact' and 'Stick 'n Play' borders, which are easy to apply; (ii) 'Sculptured Edge' and 'Outlines' borders which have one edge die-cut to follow a printed design, thus producing an enhanced aesthetic appeal; (iii) products that are coordinated with the colors and patterns of the products of major home textile manufacturers; (iv) the first washable wallcoverings; (v) the first strippable substrate; and (vi) Teflon coated products. The Company's current research and development projects include: (i) self-adhesive sidewalls; (ii) direct digital printing, which eliminates the need for cylinder engraving; and (iii) batchless printing technology.

     Product design, color and style are important factors for consumer acceptance of wallpaper as a decorating alternative. The Company's extensive in-house design group utilizes many resources to design product including (i) designs provided by or developed in cooperation with licensors; (ii) research of other interior fashion businesses to identify emerging color and design trends among competitors, furniture, fabrics and carpeting; (iii) input from customers, management and designers during product reviews; and (iv) membership in fashion organizations and alliances with bedding and home fashion companies such as Fieldcrest Cannon, Croscill, Crown Craft, J.P. Stevens and West Point.

  North America

     The North American division markets its residential wallcovering products under various recognized in-house brand names such as Sunworthy, Imperial, United, Albert Van Luit and Katzenbach & Warren, as well as under exclusive license and distribution agreements with leading designers and consumer brands such as Ralph Lauren, Lenox, Nautica, Laura Ashley, Alexander Julian, Eddie Bauer and the NCAA schools. The North American division maintains 31,000 active SKUs and introduces approximately 9,300 new SKUs annually.

     The market positioning of the North American division's most important brands is depicted in the following table.

             NORTH AMERICAN RESIDENTIAL PRODUCT MARKET POSITIONING*

                                                           PERCENTAGE
BRAND                                                       OF SALES      MARKET POSITIONING      RETAIL CHANNEL FOCUS
---------------------------------------       1996         ----------    ---------------------    --------------------
                                          COMPANY SALES
                                          -------------
                                           (DOLLARS IN
                                            MILLIONS)
Imperial Fashion Point.................      $  15.9            5.4%     Lower-Middle             Mass/Home Center
Borden Home............................         47.4           16.1      Lower-Middle             Mass/Home Center
United.................................         11.3            3.8      Lower-Middle             Home Center/Dealer
Sunworthy..............................         55.9           19.0      Middle-High              Dealer/Home Center
Imperial...............................         53.3           18.1      Middle-High              Dealer/Home Center
Katzenbach & Warren....................          7.2            2.5      High End                 Dealer
Van Luit...............................          3.7            1.3      High End                 Dealer
Other In-House Brands..................         16.3            5.5
                                          -------------    ----------
Subtotal In-House Brands...............      $ 211.0           71.8%
National Brand Distributors(1).........         20.6            7.0      Middle
Other Private Label(2).................         26.1            8.9      Middle
                                          -------------    ----------
Subtotal Private Label.................      $  46.7           15.9%     Middle
Licensed Brands........................         21.6            7.4      Middle                   Mass/Dealer/Home
                                                                                                  Center
Distributed Product(3).................         14.4            4.9      Middle                   Mass/Dealer/Home
                                                                                                  Center
                                          -------------    ----------
Subtotal Other Brands..................      $  36.0           12.3%
                                          -------------    ----------
Total Residential Wallcoverings........      $ 293.7          100.0%
                                          -------------    ----------
                                          -------------    ----------

------------------
* Source: Management estimates.

(1) Private label product designed and manufactured by the Company for selected distributors. Excludes $2.0 million of product exported by Sunworthy.

(2) Includes $14.8 million of product imported from IHDG's European operations.

(3) Other manufacturers' brands distributed by the Company.

     The Company also manufactures a decorative paper and vinyl surfacing materials for use in commercial applications. Sales of these products were $21.1 million in 1996, or 3.9% of the Company's pro forma 1996 sales.

  Europe

     The European division markets its residential wallcovering products under various recognized in-house brand names such as Crown, Shand Kydd and Storeys. The European division maintains 14,000 active SKUs and introduces 3,500 new SKUs annually. Due to the differences in the Company's market share and competitive factors, management segments the European market into three geographic regions:
(i) the U.K.; (ii) Western Europe; and (iii) Eastern Europe.

     The market positioning of the European division's most important brands in the U.K. is depicted in the following table.

                  U.K. RESIDENTIAL PRODUCT MARKET POSITIONING*

                                              1996         PERCENTAGE
BRAND                                     COMPANY SALES     OF SALES      MARKET POSITIONING      RETAIL CHANNEL FOCUS
---------------------------------------   -------------    ----------    ---------------------    --------------------
                                           (DOLLARS IN
                                            MILLIONS)


Crown..................................      $  48.0           65.2%     Middle                   All channels
Shand Kydd.............................          9.5           12.9      Middle-High              Dealers
Other In-House Brands..................          0.7            1.0      Lower-Middle             All channels
                                          -------------    ----------
Subtotal In-House Brands...............      $  58.2           79.1%
Private Label(1).......................         15.4           20.9      Middle
                                          -------------    ----------
Total Residential Wallcoverings........      $  73.6          100.0%
                                          -------------    ----------
                                          -------------    ----------

------------------
 *  Source: Management estimates.

(1) Includes $0.8 million of sales of product imported from the United States by Imperial.

     In the U.K., Crown and Shand Kydd are well known wallcoverings brands. Crown is a strong mass market brand that is well-recognized by consumers and is sold through all distribution channels. Shand Kydd is targeted at the upper middle market sector and is distributed via dealers. In other parts of Western Europe and in Eastern Europe, both brands are well known by distributors and retailers but consumer recognition of the Company's brands, and wallcoverings brands in general, is limited.

     The European division also produces transfer paper, printed by the gravure or flexographic processes, which is sold to textile converters throughout the world for heat transfer onto polyester fabrics. The range of products to which this process is applied consists mainly of ladies' dresswear, furnishing fabrics, sportswear and uniform workwear. Sales of heat transfer paper were $23.2 million in 1996, 4.3% of the Company's pro forma sales.

RETAIL DISTRIBUTION CHANNELS

     The Company believes that one of its greatest strengths is its long-standing customer relationships and market share with key accounts in all channels of distribution in North America and the U.K. The Company distributes its wallcovering products to over 16,000 customers worldwide consisting primarily of home centers, mass merchants, specialty/national chains and independent dealers. Approximately 55.8% of the pro forma Company's sales of residential wallcoverings in North America for 1996 were through Chain Stores, 38.3% through independent dealers and the remaining 16.1% to non-retail customers such as wholesale distributors or to other manufacturers.

                  NORTH AMERICAN RETAIL DISTRIBUTION CHANNELS*

                                                                                       NUMBER OF
                                                                                        OUTLETS
                      1996 INDUSTRY   PERCENTAGE OF   1996 COMPANY   PERCENTAGE OF     CARRYING
   CHANNEL TYPE        SALES (MSP)        SALES          SALES           SALES       WALLCOVERINGS   WALLCOVERINGS DISPLAY
-------------------   -------------   -------------   ------------   -------------   -------------   ---------------------
                       (DOLLARS IN                    (DOLLARS IN
                        MILLIONS)                      MILLIONS)

Mass Merchants.....      $  75.0            9.7%         $ 46.3           18.8%           7,100      Fixtures displaying
                                                                                                     sidewalls and borders
Home Centers.......        112.0           14.5            39.7           16.1            2,100      Fixtures displaying
                                                                                                     sidewalls, borders
                                                                                                     and collection books
Specialty/National
  Chains...........        212.0           27.5            47.8           19.4            2,400      Fixtures displaying
                                                                                                     sidewalls, borders
                                                                                                     and collection books
Independent
  Dealers..........        371.0           48.2           112.6           45.7           15,000      Fixtures displaying
                                                                                                     sidewalls, borders
                                                                                                     and collection books
                      -------------      ------       ------------      ------       -------------
Total..............      $ 770.0          100.0%         $246.3(1)       100.0%          26,600

                     AVERAGE
                     SKUS IN
   CHANNEL TYPE       STOCK
-------------------  --------
Mass Merchants.....     200
Home Centers.......     400
Specialty/National
  Chains...........     400
Independent
  Dealers..........     700
Total..............

------------------
* Source: Management estimates.

(1) Does not include approximately $47.4 million of contract manufacturing, national brand distributor sales and product exported to distributors in the U.S. by the Company's European division.

     There are four main channels of distribution in North America. Mass merchants and home centers cater to younger consumers interested in saving money by installing wallcoverings themselves. Specialty/national chains and independent dealers cater to consumers who desire greater selection, variety, quality and service and who are generally less price sensitive. The Company operates multiple sales organizations to address the needs of each specific channel it serves in the most effective way.

     Mass Merchants. The mass merchant channel consists of approximately 7,100 outlets stocking wallcoverings with major participants including Kmart, Target, Wal-Mart, Sears, J.C. Penney and Zellers in Canada. The importance of this channel has decreased since 1991 due to the closure of a number of marginal discount chains and shift in merchandising strategy to focus on in-stock, border products. The Company is the sole supplier in the U.S. to all Kmart stores and the largest supplier to Target and Wal-Mart stores.

     Home Centers. The home center channel consists of approximately 2,100 outlets stocking wallcoverings. The Company is the leading supplier to the three leading retailers in this segment: The Home Depot, Lowes and Menards. This channel is presently experiencing the highest growth rate, and has taken share from the independent dealer and mass merchant channels.

     Specialty/National Chains. The predominant retailers in this channel of distribution include Sherwin-Williams, Wallpapers to Go, Wallpapers for Less, as well as Color Your World in Canada. These chains are committed to wallcoverings as an essential part of their product mix. The Company has a significant presence in this channel and is presently testing a new retail concept--'galleries'-- in Sherwin-Williams stores. See 'Business--Sales, Marketing and Distribution.' Other retailers in this category include hardware stores, floor covering stores, telemarketing and catalog affiliates of retailers, factory and outlet stores.

     Independent Dealers. Independent dealers include approximately 15,000 retail outlets consisting of single outlet local stores to multi-store regional retailers. The channel has historically been the leading distribution channel in the industry offering substantial customer service and a large product selection. However, while the value of product sold through this channel has increased since 1991, its share of total product sold has decreased due primarily to the growth of the home center channel. The Company has developed a unique category management approach for independent dealer stores emphasizing visual merchandising. Designers and decorators influence consumer decision making for high-end product sold in this channel, helping their clients select wallcoverings from the collection books in the dealer and trade only showrooms. Historically, the Company generated over $50.0 million in sales of high-end product to this channel, but substantially diminished its high-end presence in the early 1990s as part of a cost-cutting program. The Company plans to increase its number of active collections in the high-end segment of the independent dealer channel from 23 to 72 over the next four years.

     EUROPE

                       U.K. RETAIL DISTRIBUTION CHANNELS*

                                                                                       NUMBER OF
                                                                                        OUTLETS
                      1996 INDUSTRY   PERCENTAGE OF   1996 COMPANY   PERCENTAGE OF     CARRYING
   CHANNEL TYPE        SALES (MSP)        SALES          SALES           SALES       WALLCOVERINGS   WALLCOVERINGS DISPLAY
-------------------   -------------   -------------   ------------   -------------   -------------   ---------------------
                       (DOLLARS IN                    (DOLLARS IN
                        MILLIONS)                      MILLIONS)



Mass Merchants.....           --             --              --             --               --               --
Home Centers.......      $ 183.4           48.0%         $ 38.0           51.6%           1,043      Mainly in stock racks
Specialty/National
  Chains...........         57.3           15.0             9.0           12.2              334      Mainly in stock racks
Independent
  Dealers..........        141.3           37.0            26.6           36.1            4,000      Mainly in stock racks
                      -------------      ------       ------------      ------       -------------
Total..............      $ 382.0          100.0%         $ 73.6          100.0%           5,377
                      -------------      ------       ------------      ------       -------------
                      -------------      ------       ------------      ------       -------------

                     AVERAGE
                     SKUS IN
   CHANNEL TYPE       STOCK
-------------------  --------
Mass Merchants.....      --
Home Centers.......     700
Specialty/National
  Chains...........     750
Independent
  Dealers..........     475
Total..............

------------------
* Source: Management estimates.

     Unlike North America, the portion of total residential wallcoverings sales generated by collection books, as opposed to sales of in-stock product, is consistent across U.K. retail distribution channels and relatively small in aggregate. The retail sale of residential wallcoverings in the U.K. is dominated by four home center chains, B&Q, Homebase, Do It All and Wickes, and one specialty/national chain, FADS, which together command over 60% of the category. The Company is the first or second largest supplier of residential wallcoverings to each of these five important retailers. The independent dealers seek to offer different SKUs and in some cases different brands than the large Chain Stores. Import penetration due to the pound sterling's strength and aggressive marketing by U.K. manufacturers who have lost share in the national chains are increasing competition in this sector. Management believes that the Company's Shand Kydd brand and innovative merchandising techniques provide a substantial measure of assurance that its market position will be at least maintained in the independent dealer sector.

     Western Europe is increasingly dominated by large home centers and specialty/national chains. In France, an important market for the Company, Chain Stores have significantly increased their share of retail sales with the top six Chain Stores commanding approximately 55% of sales in the category. The Company has strong, long-standing relationships with several of the home centers in Western Europe.

     The Company has maintained its relationships with specialty/national chains in Western Europe by relying upon brand differentiation.

     In Eastern Europe, including Poland, Russia and the Ukraine, the retail environment is comprised of small independent retailers supplied by a limited number of distributors. Locally supplied products are generally low quality. The Company intends to continue to supply upper end products via local distributors in Eastern Europe and increasingly design the product specifically to meet the market needs. As the market becomes more sophisticated, the Company expects that branding will be strengthened and in store merchandising introduced. The Company is working to extend its distribution relationships in Eastern Europe, Asia and Latin America. In 1997, approximately 31.8% of the European Division's sales were generated by product exported to Eastern Europe and other developing countries.

SALES, MARKETING AND DISTRIBUTION

     In North America, the Company's sales to Chain Stores are made through its own direct sales force and the dealer channel is serviced through a mix of direct sales and through distributors. The Company's products held in-stock at Chain Stores are replenished automatically via direct electronic linkages from the retailer's inventory management system and the Company's central distribution facility in Knoxville, Tennessee. Products selected by customers from collection books ('room lot') are either phoned or faxed in by the dealer to the central distribution facility in Knoxville, where the automated order fulfillment system picks, packages and ships the order to the dealer or directly to the customer, usually within 24 hours. The Company also manufactures private label product for a select group of distributors and other manufacturers.

     The Company supports its retail products with media advertising, primarily in consumer magazines, and also participates in trade exhibitions to expose its new collections to prospective retailers. The Company spent $1.6 million and $3.2 million on advertising in 1996 and 1997, respectively, and expects to spend $6.3 million for advertising in 1998. The Company plans to establish a New York studio and marketing center to coordinate design and marketing for high end collections and to facilitate New York based licensing arrangements. Traditional collection books (used by consumers to select wallcoverings not stocked in-store) and in-stock merchandising fixtures are a critical part of the Company's sales and marketing effort. In order to make its collection books more consumer friendly, the Company has recently introduced a larger (16' X 16') collection book format and CD-ROM versions. The Company has also developed a 'gallery' merchandising concept designed to showcase a selection of both collection books and in-stock residential wallcoverings products organized by color and pattern style using a dedicated space within the store to facilitate display, stocking and consumer selection. Management believes that Chain Stores, which sell largely or exclusively in-stock products, will find the gallery concept attractive. The Company is testing the concept at Sherwin-Williams and plans to initiate a roll out at selected specialty/national chains and independent dealers later this year.

     In the U.K. the Company has a field sales force of 32. Each of the major accounts has a dedicated sales and marketing and design staff. Product is delivered to retailers from the Company's warehouse, in carton quantities only, to individual stores or indirectly to a customer's central warehouse. The collection book sector of the market is supplied indirectly via a small number of distributors.

     The Company was the U.K.'s leading exporter of wallcoverings in 1996 with sales to over 60 countries. These exports have been generated by a specialist sales and marketing group based in the U.K. which has strong multi-lingual and administrative skills and long-established connections with some of the world's leading importers and distributors of residential wallcoverings. The export field sales force, backed by sales administration, marketing and design functions, is divided into teams of regional specialists. The skills of this team were recognized in 1996 when it was named the U.K. Financial Times Exporter of the Year.

     In Western Europe (excluding the U.K.) product is mainly delivered to either the central warehouses of national chains or to distributors. During 1998, distribution on a store-by-store basis for national chains will commence, thereby increasing the Company's sales potential. In Eastern Europe and the rest of the world, sales are generally to the central warehouses of importer/distributors. A substantial part of this business is large orders which are specially made and shipped in full containers.

MANUFACTURING

     The Company believes that it is the highest-volume manufacturer of residential wallcoverings in the world, which, combined with its fully integrated operation across design, manufacturing and distribution functions, enables it to capitalize upon economies of scale in manufacturing, purchasing and distribution. The Company also believes that its key technological and manufacturing process advances in rapid manufacturing line changeover, batchless production, 'in-register' embossing and CAD/CAM technology have contributed to its low-cost position and enhanced its ability to produce a broad range of SKUs cost efficiently. As a result of its high production efficiencies and technological leadership, management believes that the Company is one of the lowest-cost major producers of residential wallcoverings in North America and Europe. Management expects that the implementation of the Integration Plan, which entails the closure of the two least efficient North American printing plants and consolidation of all U.S. distribution into the Knoxville facility, will further enhance the Company's low-cost position by maximizing utilization of the Company's most modern, efficient assets and facilitating substantial headcount reductions. See '--North American Integration Plan.'

     The production processes for all the Company's wallcoverings are similar, allowing the Company to enjoy significant manufacturing efficiencies. Most of the Company's residential wallcoverings are produced by feeding rolls of substrate (generally paper or vinyl-coated paper) into printing presses, which applies the design, color and texture onto the substrate. The product is then 'finished' by trimming the edges to achieve the correct width and pattern match, rolled and cut into the required retail lengths and shrinkwrapped. The Company manufactures its products using four main printing processes, the most significant of which is gravure printing, whereby ink is applied to the substrate using engraved copper cylinders. The following diagram depicts the primary stages of the manufacturing process employed by the Company.


                        ----------------
                        |Color Matching|
                        |and Ink Mixing|               -------------
                        ----------------               |  Standard |
                               |                  ---- | Embossing |----   -------------------------------
                               |                  |    -------------    |  |                              |
                               |                  |                     |  |                       -----------------
-----------------        ----------------         |                     |  | ----------------      |   Inspecting,  |
|Paper, Vinyl or|------- |    Printing  |----------------------------------- | Applying     |----- |  Finishing and |
|other substrate|        |              |         |                     |    | Paste(1)     |      |   Packaging    |
-----------------        ----------------         |                     |    ----------------      ------------------
                               |                  |                     |
                               |                  |   ----------------  |
                               |                  |-- |  In-register |--
                         ----------------             |   Embossing  |
                         |   Engraving  |             ----------------
                         |   Cylinders  |
                         ----------------





------------------
(1) Applies to North American division products only. The application of paste to wallpaper manufactured in the U.K. takes place at the vinyl-base coating stage.

     In recent years, several advancements have been made in both printing technology and in the software used in the design process. The Company has been a leader in the adaptation of these advancements to the manufacture of wallcoverings and has capitalized upon the scale provided by its production volume to justify the up-front fixed investment required to reduce unit costs within the existing product line and to provide a greater range of custom colors and patterns required by consumers in a cost-efficient manner. The Company has been a leader in the four primary innovations:

          (i) Batchless production ensures that two rolls of the same SKU from different manufacturing runs will have exactly matching color and pattern, which allows retailers to continually replenish bins without fear of obtaining 'mixed' and therefore unsaleable batches in their bins. The
     Company believes that it is a leader in the use of statistical process controls, computer-aided design and tightly specified raw materials, in combination with advanced printing and color mixing technology, in order to achieve true batchless production.

          (ii) Computer-aided manufacturing involves the use of statistical process controls that continually monitor color consistency, alignment and other variations, thereby reducing waste and improving the quality of the finished product.

          (iii) Computer-aided design involves the standardization of the color palette and database storage of designs, which links the design studio with print cylinder engravers and the manufacturing facility and allows designers to copy elements of existing designs to create others, scan patterns from fabrics or paintings onto wallcoverings, ensure accurate color replication and minimize manufacturing set-up time, thereby lowering the cost of creating designs and prototypes.

          (iv) Digital printing technology avoids the expense of printing cylinders and set up waste. The technology is not yet fully developed, but the Company believes it leads the industry in this field and is currently installing a digital printer for limited production purposes and for technical development work.

     Management believes that the Company's recent significant investments in modernizing its manufacturing equipment and distribution facilities provide it with a competitive advantage. From 1995 through 1997, the

                                       61

Company has invested approximately $90.0 million primarily to improve the efficiency of its existing operations, including (i) a $14.0 million investment by IHDG in two new high-speed gravure print lines and associated finishing equipment at its facility in Morecambe, U.K., which are achieving productivity levels significantly greater than that of the prior generation of printing technology; (ii) a $6.4 million investment by IHDG in batchless production, 'in-register' embossing and CAD/CAM technology in the U.K., which has contributed to its low-cost position and enhanced its ability to produce a broad range of SKUs cost efficiently; (iii) a $23.3 million investment by Imperial in a state-of-the-art finishing and distribution facility in Knoxville, Tennessee, which is expected to reduce annual distribution expense; and (iv) a $9.0 million investment by Imperial in printing equipment, in-line finishing, CAD/CAM technology and information systems at the Sherbrooke, Canada manufacturing facility, which is expected to improve manufacturing gross profit. Management anticipates achieving higher operating margins in future years as it achieves full utilization of these modern, highly efficient assets by absorbing the capacity of redundant and less efficient facilities. The 1998 outlook for capital expenditures for the Company is approximately $35.0 million, approximately $20.0 million of which relates to North America, substantially all of which is related to the implementation of the Integration Plan, and the remainder of which relates to the U.K., Vernon Plastics and the commercial wallcovering operations. Management estimates that upon completion of the integration the annual capital expenditures required to maintain the Company's facilities will be between $7.0 million and $10.0 million per year. See
'Management's Discussion and Analysis of Financial Condition and Results of
Operations--Pro Forma Liquidity and Capital Resources.'

COMPETITION

     The residential wallcoverings market worldwide is highly competitive and fragmented, consisting primarily of local manufacturers. It is common practice for firms to sub-contract various steps in the supply chain to other industry participants. The Company faces substantial competition across its product lines from a number of business having varying degrees of geographic scope and participating in various segments of the supply chain. Suppliers of residential wallcoverings compete on the basis of style, quality, breadth of product selection, service (timely replenishment of in-stock merchandise and fulfillment of orders placed from collection books) and price. The Company believes these competitive factors favor suppliers who have significant revenue share relative to their competitors. In 1996, on a pro forma basis, the Company held a 38.1% share of North American wallcoverings sales and 19.3% of U.K. wallcoverings sales. Management believes that the Company's leading position and modern asset base enable it to capitalize upon economies of scale in purchasing, manufacturing, distribution and product licensing and provide it a competitive advantage.

FACILITIES

     The Company currently operates manufacturing, distribution and office facilities in the United States, United Kingdom and Canada. The table below summarizes certain information about these facilities as of March 31, 1998.


                                     NUMBER OF    SIZE IN
             LOCATION                FACILITIES   SQ. FT.        MAJOR PRODUCTS/SERVICES         OWNERSHIP    EMPLOYEES
----------------------------------   ---------    -------   ----------------------------------   ---------    ---------
MANUFACTURING FACILITIES:
Darwen, U.K.......................       1        250,000   Residential wallcovering               Owned         942
Morecambe, U.K....................       2        261,000   Residential wallcovering;              Owned         529
                                                            Heat transfer paper Engraved
                                                            cyclinders
Toronto, Canada...................       1        350,000   Residential wallcovering              Leased         560
Bridlington, U.K..................       2        100,000   Engraved cylinders; Wallcovering      Leased         123
                                                            sample books
Adams, MA.........................       1         27,000   Hand screen printed residential        Owned          34
                                                            wallcoverings
Ashaway, RI.......................       1        175,000   Residential wallcoverings              Owned         152
Plattsburgh, NY...................       1        553,000   Residential wallcoverings;             Owned         293
                                                            Paper mill
Galt, Canada......................       1         72,500   Residential wallcoverings              Owned         199
Woodward, Canada..................       1        185,000   Residential wallcoverings              Owned         221
Streater, IL......................       2         60,000   Wallcovering sample books             Leased         118
New Castle, IN....................       1         90,400   Commercial wallcoverings               Owned          81
Haverhill, MA.....................       1        182,000   Flexible PVC films and sheeting        Owned         268

                                     NUMBER OF    SIZE IN
             LOCATION                FACILITIES   SQ. FT.        MAJOR PRODUCTS/SERVICES         OWNERSHIP    EMPLOYEES
----------------------------------   ---------    -------   ----------------------------------   ---------    ---------
WAREHOUSE AND DISTRIBUTION
  FACILITIES/OTHER:
Cleveland, OH.....................       1         73,000   Headquarters, studio and customer     Leased         321
                                                            service center
Knoxville, TN.....................       1        252,000   Distribution center                    Owned          71
Nottingham, England...............       1         10,000   Outside warehouse                     Leased           3
Laval, Canada.....................       1         10,000   Distribution center                   Leased          10
Duluth, GA........................       1         93,000   Distribution center; Customer         Leased         115
                                                            service; U.S. administration
Columbus, OH......................       1        100,000   Distribution center                   Leased         109
Middleton, England................       1        155,000   Distribution center                   Leased          77
Scarborough, Canada...............       1         19,500   Distribution center                   Leased          16
New York, NY......................       1          3,500   Showroom                              Leased           3

VERNON PLASTICS

     Management estimates that the flexible vinyl film and sheeting industry had 1997 sales in North America of approximately $410.0 million. Vernon Plastics is a leading manufacturer of calendered flexible PVC sheeting, industrial fabric, supported vinyls and laminated products used to fabricate: (i) pool liners; (ii) outdoor advertising materials; (iii) domestic and marine upholstery and tractor headlinings; and (iv) book bindings. The Company believes that these four product categories are among the more attractive categories in the industry. The Company believes that Vernon Plastics currently holds the number one or two revenue share position in each of its four product categories. Total sales and EBITDA for Vernon Plastics were $49.3 million and $5.3 million, respectively, in 1997.

     Vernon Plastics has identified substantial growth opportunities through new products and technologies as well as through geographical expansion. The launch of Vernon Plastics's new products, including the new Vernoguard-X'treme pool liner and PVC Alloy Sheeting, has allowed it to participate in several of the industry's growing and/or higher margin segments. The Company believes that Vernon Plastics is well positioned to exploit significant opportunities in the Far East and Latin America, particularly in industrial fabrics.

     The Company believes that, as a result of Vernon Plastics's technology leadership, high production efficiency and capacity utilization, Vernon Plastics has become one of the lowest cost producers of flexible vinyl films and sheeting. Vernon Plastics is vertically integrated and can provide custom formulations, calender, print and laminate all at one plant. Vernon Plastics's formulation expertise and calendering experience combine to make it a low cost producer with an enhanced ability to supply technically superior and high value added products. The Company believes that Vernon Plastics is also able to take new product concepts from design to the marketplace more rapidly than most of its competitors.

EMPLOYEES AND LABOR RELATIONS

     As of March 31, 1998, the Company employed 4,195 full-time employees, 2,814 of whom are subject to collective bargaining agreements. The Company has 1,314 employees covered by such agreements in North America. Each such agreement covering North American employees expires on or before November, 2001.

     On March 1, 1998, a new three year contract with the United Auto Workers ('UAW') covering employees at its Adams, Massachusetts facility was ratified by such employees. The new contract expires on February 28, 2001. WARN notices were issued on May 1, 1998 to the first round of employees to be laid off in July of 1998 at the Company's Ashaway, Rhode Island facility and the Company has advised the United Paperworkers International Union ('UPIU') (representing Ashaway employees) that the plant will be closed later in 1998. The Company and the UPIU have been negotiating the amount of severance the Company is willing to pay to Ashaway employees but have not yet been able to reach agreement. The Company negotiated a new contract with the Communications, Energy and Paperworkers Union representing employees at its Brampton, Ontario, Canada facility, which contract was ratified by such employees on May 8, 1998. A new agreement between the Company and the UPIU, representing workers at the Plattsburgh, New York facility was ratified by employees on May 26, 1998. This agreement provides for certain benefits and severance pay in anticipation of the facility's shutdown. On March 18, 1998, a new contract with the United Needletrades, Industrial & Textile Employees Union representing employees at Vernon Plastics in Haverhill, Massachusetts was ratified by such employees. The new contract expires on October 31, 2001.

     The next material labor agreement expires in 2000. Each agreement covering employees in North America prohibits strikes by employees during the applicable contract period. The Company has 1,500 U.K. employees subject to collective bargaining agreements involving four different U.K. unions. Historically, the Company has experienced no material difficulties in renewing such collective bargaining agreements. The Company has not experienced any work stoppages in the last ten years in either the U.K. or North America. The Company believes that its relations with its employees are satisfactory.

PATENTS, COPYRIGHTS, TRADEMARKS AND LICENSING ARRANGEMENTS

     The Company owns numerous patents and copyrights and has numerous rights to use registered and unregistered trademarks in the United States and various other countries, including the United Kingdom and Canada, relating to its manufacturing processes and products. The Company considers its know-how and technology to be more important to its current business than patents and copyrights and, accordingly, believes that expiration of existing patents and copyrights or nonissuance of patents or copyrights under pending applications would not have a material adverse effect on its operations. However, the Company maintains an active patent and trade secret program in order to protect its proprietary technology, know-how and trade secrets. The Company also has the right to use designs and brand names under numerous licensing agreements and is currently negotiating additional licenses.

ENVIRONMENTAL MATTERS

     The Company is subject to numerous laws and regulations in the various jurisdictions in which it operates that (i) govern operations that may have adverse environmental effects, such as discharges into air and water, as well as handling and disposal practices for solid and hazardous wastes, and (ii) impose liability for response costs and certain damages resulting from past and current spills, disposals or other releases of hazardous materials. The Company believes that it currently conducts its operations in compliance in all material respects with applicable Environmental Laws. The Company's operations, however, may result in noncompliance with or liability for remediation pursuant to Environmental Laws. Environmental Laws have changed rapidly in recent years, and the Company may be subject to more stringent Environmental Laws in the future. Although environmental matters have not to date had a material adverse effect on the results of operations or financial condition of either IHDG or Imperial, there can be no assurance that such matters will not have a material adverse effect on the Company's results of operations or financial condition or that more stringent Environmental Laws will not be enacted which could have a material adverse effect on the Company's results of operations or financial condition. The Company currently estimates that it will spend approximately $9.8 million over the next two years to meet regulatory requirements applicable to its U.K. facilities.

     The Company has been named as a potentially responsible party (a 'PRP') at the Solvents Recovery Service of New England Superfund Site in Southington, Connecticut. The site is named on the U.S. Environmental Protection Agency's (the 'US EPA') National Priorities List, the agency's inventory of contaminated sites designated for ranking and cleanup under the federal Superfund law. There are over a hundred PRPs that have been named by the US EPA with respect to this site. The Company and other PRPs have entered into consent agreements with the US EPA to perform necessary remediation at the site. The Company's portion of the currently projected remediation costs is approximately $1 million.

     The Company has also been identified as a PRP by the Massachusetts Department of Environmental Protection earlier this year at the H&M Drum sites in Freetown, Massachusetts and Dartmouth, Massachusetts. There are at least 30 other PRPs named with respect to these sites. The Company received notice because of its connection to the ReSolve site where the Company has previously entered into a de minimis settlement agreement providing for payment of approximately $100,000. Because investigation and remediation activities at this site are in preliminary stages, the Company cannot estimate with any certainty the costs it may incur to resolve its involvement in this case. Based on current information about materials sent to the sites and the fact that the Company has certain statutory rights against other PRPs, the Company does not expect these matters to have material adverse effect on the Company's operations, liquidity or financial condition.

LEGAL PROCEEDINGS

     The combined Company is a party to various litigation matters incidental to the conduct of its business. Management believes that the outcome of any of the matters in which it is currently involved is not reasonably likely to have a material adverse effect on the Company's consolidated financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN OTHER OFFICERS

     The following table sets forth certain information regarding each of the Company's directors, executive officers and certain other officers after giving effect to the Recapitalization and Imperial Acquisition.

DIRECTORS                                               AGE
-----------------------------------------------------   ---
David A. Stockman, Chairman of the Board.............   50
James P. Toohey......................................   56
Michael Landau.......................................   52
Anthony Grillo.......................................   42
David Blitzer........................................   28
David I. Foley.......................................   30


EXECUTIVE OFFICERS                                      AGE   POSITION
-----------------------------------------------------   ---   -----------------------------------------------------
James P. Toohey......................................   56    President, Chief Executive Officer and Director
Keith T. McAslan.....................................   42    Vice President--Finance and Chief Financial Officer

CERTAIN OTHER OFFICERS                                  AGE   POSITION
-----------------------------------------------------   ---   -----------------------------------------------------
Michael Landau.......................................   52    President--North American Marketing and Director
Gerald E. Klein......................................   52    Executive Vice President--Sales/Retail Development
Ronald R. Soeder.....................................   43    Executive Vice President--Manufacturing--
                                                              North America
Neil Sharrock........................................   55    Chief Executive Officer--European Division
William J. Fenstermaker..............................   42    Vice President--Corporate Development
Tracey E. Kooser.....................................   38    Vice President--Human Resources

     David A. Stockman has served as Chairman of the Board and Director of the Company since March 13, 1998. Mr. Stockman has been a member of the general partner of Blackstone Group Holdings L.P. since 1988. Mr. Stockman is also a Co-Chairman of the board of directors of C&A and a director of Haynes International, Inc., Clark USA, Inc. and Bar Technologies, Inc.

     James P. Toohey, President, Chief Executive Officer and Director, joined Imperial in October, 1996 and became an employee of the Company as of March 13, 1998. Prior to joining Imperial, Mr. Toohey was with Hallmark Cards, Inc. for 32 years in various marketing positions, most recently as President of Hallmark International, a $700 million sales division with 5,500 employees worldwide.

     Michael Landau, President--North American Marketing and Director, joined Imperial in February, 1998 and became an employee of the Company as of March 13, 1998. Prior to joining Imperial, he served as President of F. Schumacher & Co. Wallcoverings since 1990, having become Corporate Vice President of Schumacher in 1983. Mr. Landau has worked in the wallcoverings industry for 28 years.

     Anthony Grillo has served as a Director of the Company since March 13, 1998. Mr. Grillo is a Senior Managing Director of The Blackstone Group L.P. and a member of Blackstone's Principal Group. Previously, he was the co-leader of Blackstone's Restructuring and Reorganization Group and was Chief Operating Officer of the firm's Mergers and Acquisitions practice. He currently serves on the board of directors of Littlefuse, Tracer, Joule and Bar Technologies, Inc.

     David Blitzer has served as Vice President and Director of the Company since March 13, 1998. Mr. Blitzer is a Vice President at The Blackstone Group L.P., which he joined in 1991. He currently serves on the board of directors of Haynes International and Volume Services, Inc.

     David I. Foley has served as Vice President and Director of the Company since March 13, 1998. Mr. Foley is an Associate at The Blackstone Group L.P., which he joined in 1995. Prior to joining Blackstone, Mr. Foley was a member of AEA Investors, Inc. and The Monitor Company. He currently serves on the board of directors of Prime Succession, Inc., Rose Hills Company and Clark USA, Inc.

     Keith T. McAslan, Vice President--Finance and Chief Financial Officer, joined Imperial in July, 1994 and became an employee of the Company as of March 13, 1998. Prior to joining Imperial, Mr. McAslan was employed by Square D Company where he was Director of Finance and Operations Support for its distribution services division. Previously, he was with Rockwell International as Senior Financial Officer for Rockwell's Service Parts division.

     Gerald E. Klein, Executive Vice President--Sales/Retail Development, joined Imperial in February, 1997 and became an employee of the Company as of March 13, 1998. Mr. Klein served as President--International Collections for The Enesco Corporation from 1994 until joining Imperial. Previously, he was with Hallmark Cards, Inc. for 20 years, where he held various sales managerial positions, and from 1992 was President, Evenson and Vice President, Hallmark Retail.

     Ronald R. Soeder, Executive Vice President--Manufacturing--North America, joined Imperial in February, 1977 and became an employee of the Company as of March 13, 1998, and over a 20-year period held key management positions in a number of key segments of the business, including District Manager--Chicago, General Manager--Independent Division, Vice President--Dealer Sales, Vice President--General Manager-- Residential and Vice President--Marketing, Product Development and Strategic Planning. Mr. Soeder has worked in the wallpaper industry for 21 years.

     Neil Sharrock, Chief Executive Officer--European Division, has served as Chief Executive of IHDG's European operations since 1995. Prior to assuming this position, Mr. Sharrock served as Managing Director of Crown Wallcoverings since 1990. Mr. Sharrock started his career in 1964 in management services at Storeys and Crown Paints and held various positions there until he was named a Managing Director of Storeys Decorative Products in 1983. Mr. Sharrock has worked in the wallpaper industry for 29 years.

     William J. Fenstermaker, Vice President--Corporate Development, joined Collins & Aikman in 1982 and became an employee of the Company as of March 13, 1998. His responsibilities have included strategic planning and budgeting for Imperial's parent company, as well as the acquisition and divestiture program of the parent, which has included nine transactions over the past two years. Mr. Fenstermaker has worked in the wallpaper industry for 12 years.

     Tracey E. Kooser, Vice President-Human Resources, joined Imperial in July, 1993 and became an employee of the Company as of March 13, 1998. Prior to joining Imperial, Mrs. Kooser was Eastern Division Human Resources Manager for Harris Wholesale Company, based in Solon, Ohio. At Harris, she provided guidance and counseling to Division Managers and managed Harris's labor relations, training, staffing, workers compensation and unemployment compensation programs.

     Under the Stockholders Agreement, Borden has the right to designate one member of the Company's Board of Directors, subject to certain conditions. Borden has informed the Company that it does not presently intend so to designate a director. Accordingly, all of the directors identified above have been designated by Holdings.

EXECUTIVE COMPENSATION

     The following tables set forth certain information regarding the compensation paid to each of the executive officers of the Company for the year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL          LONG TERM COMPENSATION AWARDS
                                      COMPENSATION       ------------------------------
                                    ----------------                    RESTRICTED
NAME AND                                     SALARY      BONUS         STOCK AWARDS
PRINCIPAL POSITION                  YEAR       ($)        ($)               ($)
--------------------------------    ----     -------     ------     -------------------
Ian G. Collins .................    1997     260,576     91,530             (1)
  Chief Executive Officer and       1996     224,539         --
  President                         1995     187,569     56,344
Denis Leong ....................    1997     148,528     38,785             (1)
  Chief Financial Officer           1996     126,615         --
                                    1995      94,991     19,571

                               1997 OPTION VALUES

                                                                     NUMBER OF SECURITIES
                                                                          UNDERLYING              VALUE OF UNEXERCISED
                                                                      UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                                                     AT FISCAL YEAR-END(#)       AT FISCAL YEAR-END ($)
NAME                                                               EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----------------------------------------------------------------   -------------------------    -------------------------
Ian G. Collins..................................................         80,000/100,000                  (1)
Denis Leong.....................................................          32,000/48,000                  (1)

------------------
(1) Shares of IHDG were offered to and purchased by certain executives of the Company during 1996. Mr. Collins purchased 40,000 shares and Mr. Leong purchased 16,000 shares. These shares were purchased at $5.00 per share, which price represented full value at that time. Concurrently, options were also granted at $5.00 per share at the rate of five options per share purchased. All options were cancelled in connection with the Recapitalization.

BORDEN UK PENSION PLAN

                         PENSION PLAN TABLE (1) (2) (3)

                                                                   YEARS OF SERVICE
                                            ---------------------------------------------------------------
REMUNERATION--$US                             15            20            25            30            35
---------------------------------------     -------      --------      --------      --------      --------
$125,000...............................     $22,474      $ 29,965      $ 37,456      $ 44,948      $ 52,439
$150,000...............................     $27,161      $ 36,215      $ 45,269      $ 54,323      $ 63,377
$175,000...............................     $31,849      $ 42,465      $ 53,081      $ 63,698      $ 74,314
$200,000...............................     $36,536      $ 48,715      $ 60,894      $ 73,073      $ 85,252
$225,000...............................     $41,223      $ 54,965      $ 68,706      $ 82,448      $ 96,189
$250,000...............................     $45,911      $ 61,215      $ 76,519      $ 91,823      $107,127
$300,000...............................     $55,286      $ 73,715      $ 92,144      $110,573      $129,002
$400,000...............................     $74,036      $ 98,715      $123,394      $148,073      $175,752
$450,000...............................     $83,411      $111,215      $139,019      $166,823      $194,627
$500,000...............................     $92,786      $123,715      $154,644      $185,573      $216,502

------------------
(1) Table applies to pensions of Messrs. Collins, Sharrock and Swarbrick. As of December 31, 1997, Mr. Collins was credited with 34 years and eight months of service; Mr. Sharrock was credited with 35 years and six months of service; and Mr. Swarbrick was credited with 39 years and one month of service.

(2) Under the Borden UK Pension Plan (the 'UK Plan'), UK Plan compensation is calculated as follows: 1/80 x final average pensionable pay x Pensionable Service plus a defined contribution top-up, under which the Company matches voluntary contributions paid by the member, within prescribed limits.

(3) Under the UK Plan, Messrs. Collins and Sharrock are subject to an earnings cap set at pounds 84,000/year for the 1997-8 tax year. Retirement benefits provided from the UK Plan may not exceed 2/3rds of the earnings cap.

EMPLOYMENT AGREEMENT SUMMARY

     The Imperial Home Decor Group (US) LLC (the 'US Sub') and Michael Landau, President--North American Marketing of the Company, are parties to an employment agreement, dated February 1, 1998. Mr. Landau is entitled under the agreement to be elected as a director of US Sub. His compensation under the agreement includes a $400,000 initial base salary, a $750,000 signing bonus, and guaranteed bonuses for the first three years of his employment of $200,000, $130,000 and $125,000, respectively. He is also entitled to options to purchase up to 2% of the Company's common stock at the same price per Company share as the per share contribution to the Company's equity by Blackstone in connection with the Transactions. Mr. Landau may be terminated voluntarily with one month's prior written notice and involuntarily without advance notice with or without Cause (as defined in the agreement). Upon termination for death or physical or mental disability, all options then exercisable shall remain exercisable for nine months from the date of termination, otherwise such options shall remain exercisable for six months from the date of termination (unless terminated for Cause).

EXECUTIVE COMPENSATION POLICY

REPORT OF THE COMPENSATION COMMITTEE OF IHDG FOR THE FISCAL YEAR ENDED DECEMBER
                                    31, 1997

     The Company reviews its compensation and benefits policy on an annual basis and summarizes that policy in an internal paper (the 'Compensation and Benefits Strategy'). The purpose of the Company's compensation and benefits policy is to support the achievement of the Company's mission to be the world's most successful supplier in its markets and to achieve the Company's 'Critical Success Factors,' including: industry superiority in design and color, market share growth and total quality, as set out in the Compensation and Benefits Strategy. These goals should be reached by way of the effective recruitment and retention of skilled, motivated and committed associates. The Company's compensation and benefit programs recognize the international nature of the Company's operations and are targeted to the characteristics of the local markets of particular operations rather than uniformly across national boundaries.

     Cross-national comparisons within the Company are strictly limited in assessing compensation and benefits but include: (i) a sample comparison of 'benchmark' management positions drawn from all Company operations, (ii) creation of job grade structures for each main operation, and (iii) comparison of job grade structures with local market competitors which structures are maintained and reviewed on a regular basis.

     Base pay is targeted at competitive levels for each local market while incentive and bonus compensation is used to provide an opportunity for earnings significantly above each market place median. The Company uses this compensation and benefits structure because it recognizes that premium compensation is necessary to attract and retain key staff from limited markets and, consequently, to achieve product superiority. The Company seeks to insure that employees who perform their jobs with excellence have the opportunity to earn compensation at the highest levels available with competitors in each of the Company's local markets. The Company's measure of employee performance is rigorous.

     The Company's benefit programs are intended to match the median benefit provision offered by competitors in each of the Company's local markets. Enhanced benefits are provided only in recognition of superior financial performance by the Company.

     It is the Company's long term objective to make performance related benefits rewards available to all associates. Such rewards are considered only where: (i) the Company enjoys superior financial performance, (ii) local market conditions support such rewards, and (iii) Company Board approval is obtained. Such rewards programs are to remain flexible in order to enable management to take actions necessary in achieving key business goals. The Company makes exceptions in benefits allocations only with rigorous consideration, reporting and control.

                          UK PROFIT RELATED PAY (PRP)

     Profit related pay is a scheme established by the State in the late 1980's and aimed to encourage the linking of an element of pay to the profitability of the company for which an employee works.

     It is for individual companies to determine whether the PRP element: (i) replaces an existing bonus scheme, (ii) is a part of a wage settlement, or (iii) is offered as an additional incentive.

     The 'profit' is taken always as profit after tax of the activities of the whole employment unit.

     PRP requires that 80% of the total employees within the profit unit must agree to join the scheme, although some exclusions are allowed. The greater the number of exclusions, of course, the more difficult it becomes to achieve the 80% figure (which remains based on total employees in the unit).

     PRP allows the Company to pay an element of pay to participating employees free of income tax. At present, the maximum pay which can be treated in this way is the lower of 20% or pounds 4,000.

     There are a number of different structural PRP options which could be utilized and the method selected by the Company is as follows:

          1. Each participant agrees to a wage reduction and continues to pay tax on that lower wage/salary;

          2. The Company pays an advance of PRP to participants each week/month such that each participant's take home pay is slightly in excess of the current level. This is achieved because the PRP element is free of tax at the normal 20%/40% band rates.

          3. At the end of the profit period, actual profits are compared with forecast profits and, if they are ahead of forecast, an additional bonus is paid.

          4. Not all the benefits of the scheme are passed on to the participants unless the Company decides to do so. In fiscal 1997, the Company passed about 60% of the benefit to participants and retained the balance. The benefit to participants produced an increase in annual earnings of about 4%.

                               SECURITY OWNERSHIP

     Holdings owns 89% of the Company's Common Stock and Borden owns 11% of the Company's Common Stock. Blackstone owns all the equity securities of Holdings. In addition, in connection with the Imperial Acquisition, C&A holds the C&A Option to purchase newly issued shares of the Company's Common Stock equal to 6.7% of shares of Common Stock of the Company outstanding as of the Closing.

     The following table and the accompanying notes set forth certain information concerning the beneficial ownership of the Common Stock of the Company after giving pro forma effect to the Recapitalization and Imperial Acquisition by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock of the Company, (ii) each director and each executive officer who is the beneficial owner of shares of Common Stock of the Company and (iii) all directors and executive officers as a group.

NAME AND ADDRESS                                                                 NUMBER OF SHARES    PERCENT OF CLASS
------------------------------------------------------------------------------   ----------------    ----------------
Blackstone Management Associates III L.L.C.(a) ...............................       5,284,375             89.0%
  345 Park Avenue
  New York, New York 10154
Borden, Inc.(b) ..............................................................         653,125             11.0%
  180 East Broad Street
  Columbus, Ohio 43215
Collins & Aikman Products Co.(c) .............................................         397,812              6.7%
  701 McCullough Drive
  Charlotte, NC 28262
All directors and executive officers as a group(d)............................               0              0.0%

------------------

(a) The 5,284,375 shares beneficially owned by Blackstone are directly held by Holdings. All the issued and outstanding shares of Holdings are held by Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III L.P. and Blackstone Family Investment Partnership III L.P., of each of which Blackstone Management Associates III L.L.C. is the general partner having voting and dispositive power.

(b) The 653,125 shares beneficially owned by Borden are directly held by BDH One, Inc., a wholly-owned subsidiary of Borden.

(c) The 397,812 shares beneficially owned by C&A are subject to the C&A Option which were granted to C&A in connection with the Imperial Acquisition. See 'Certain Transactions--Option Agreement.'

(d) See 'Executive Compensation' for a discussion of options to purchase Common Stock or other equity rights which may be granted to certain officers of the Company.

                              CERTAIN TRANSACTIONS

PAYMENT OF CERTAIN FEES AND EXPENSES

     In connection with the Recapitalization and Imperial Acquisition, Blackstone received a $4.0 million fee and the Company reimbursed Blackstone for all out-of-pocket expenses incurred in connection with the Recapitalization and Imperial Acquisition. In addition, pursuant to a monitoring agreement (the 'Monitoring Agreement') entered into between Blackstone and the Company, Blackstone receives an annual $1.5 million monitoring fee and is reimbursed for certain out-of-pocket expenses. In the future, affiliates of Blackstone may receive customary fees for advisory and other services rendered to the Company and its subsidiaries. If such services are rendered in the future, the fees will be negotiated from time to time and will be based on the services performed and the prevailing fees then charged by third parties for comparable services.

STOCKHOLDERS AGREEMENT

     The Company, Borden, BDH One, Inc., an indirect wholly owned subsidiary of Borden (the 'Borden Investor'), and Holdings entered into a Stockholders Agreement on the date of the Closing (the 'Stockholders Agreement'). Pursuant to the Stockholders Agreement, Holdings has 'drag-along' rights and a right of first offer, and the Borden Investor has registration rights and 'tag-along' rights, with respect to sales of the Company's Common Stock owned by the Borden Investor. In addition, subject to certain conditions and exceptions, the Borden Investor is entitled to designate one member of the Board of Directors of the Company and transfers of the Company's Common Stock by the Borden Investor are restricted.

     Drag-along, Tag-along Rights. The Stockholders Agreement provides that if Holdings or any of its affiliates receives an offer from a third party other than from an affiliate of Blackstone to purchase at least a majority of the outstanding shares of Common Stock of the Company and such offer is accepted by Holdings, then the Borden Investor will transfer a proportionate number of shares of the Company's Common Stock owned by it to such third party on the terms and conditions of the offer as accepted by Holdings. The Stockholders Agreement also provides that, if Holdings or its affiliates propose to transfer any of the Company's Common Stock owned by it to a third party other than in a public offering or to an affiliate of Blackstone, the Borden Investor will have the right to require Holdings to require the proposed transferee to purchase a proportionate number of its shares of the Company's Common Stock on the same terms and conditions as Holdings's sale.

     Right of First Offer. Prior to the earlier of (i) consummation of an initial public offering of Common Stock by the Company (an 'IPO') and (ii) a date that is on or about the fifth anniversary of the Closing, before transferring any shares of the Company's Common Stock to any third party, the Borden Investor will be required to offer to sell such shares to Holdings. Holdings will have 30 days to exercise its right to purchase such shares.

     Board Representation. The Borden Investor is entitled pursuant to the Stockholders Agreement, subject to certain conditions and exceptions, to designate one member of the Board of Directors of the Company so long as the Borden Investor owns at least 75% of the shares of Common Stock of the Company retained by it in the Recapitalization. Such right will terminate at any time following an IPO after which the Borden Investor owns less than 5% of the then outstanding Common Stock of the Company.

     Restrictions on Transfer. The Borden Investor is not permitted to transfer the Company's Common Stock other than to affiliates who become bound by the Stockholders Agreement or pursuant to the 'drag-along,' 'tag-along' or right-of-first-offer provisions of the Stockholders Agreement and may not transfer the Company's Common Stock to competitors of the Company.

     Registration Rights. The Stockholders Agreement provides that the Borden Investor will be entitled to have shares of the Company's Common Stock owned by it included in other registrations of the Company's Common Stock and will be entitled on one occasion to require the Company to file a registration statement in connection with a proposed sale of all shares of Common Stock of the Company owned by it at any time following 180 days after an IPO, subject to customary limitations.

OPTION AGREEMENT

     The Company, Holdings and C&A entered into an agreement on the date of the Closing (the 'Option Agreement') whereby C&A has been granted the C&A Option to purchase 397,812 shares of the Company's Common Stock from the Company (representing 6.7% of the issued and outstanding Common Stock after giving effect to the Recapitalization) for $20.80 per share (130% of the amount per share indirectly paid by Holdings for the Company's Common Stock through the Merger). The C&A Option is exercisable in whole or in part, will not be transferrable and will expire on the fifth anniversary of the Closing. The C&A Option Agreement contains restrictions on transfer of shares issuable upon exercise of the C&A Option ('Option Shares') and 'drag-along,' 'tag-along,' right-of-first-offer and registration rights provisions with respect to the C&A Option Shares that are substantially the same as those contained in the Stockholders Agreement.

TRANSITION SERVICES AGREEMENTS

     Pursuant to the Recapitalization Agreement, Borden entered into a transition services agreement with the Company (the 'Borden Transition Services Agreement') as of the date of the Closing pursuant to which Borden is providing certain management support services to the Company for a period of one year following the Closing. Pursuant to the Imperial Acquisition Agreement, C&A entered into a transition services agreement with the Company (the 'C&A Transition Services Agreement' and, together with the Borden Transition Services Agreement, the 'Transition Services Agreements') as of the date of the Closing pursuant to which C&A is providing certain management support services to the Company for periods ranging from one to two years following the Closing. The fees for services provided under the Borden Transition Services Agreement are billed to the Company at the same rate Borden billed IHDG from January 1, 1997 through June 30, 1997 for such services. The fees for services provided under the Imperial Transition Services Agreement are as set forth in the agreement and are based on historical rates charged to Imperial by C&A.

PVC SUPPLY AGREEMENT

     Pursuant to the Recapitalization Agreement, Borden Chemical and Plastics L.P. ('BC'), an affiliate of Borden, and the Company entered into an agreement regarding the purchasing and processing of PVC resins on terms at least as favorable to the Company as the terms of the purchase agreements under which Borden formerly purchased PVC from BC. Borden's former purchase agreement, which expires in November 2002, requires BC to supply to Borden up to 100%, and requires Borden to purchase at least 85%, of the quantities of PVC resins required by Borden to use in its plants in the continental United States. The price for PVC resins is generally the average price that BC charges its lowest-priced major customer (other than Borden). The existing purchase agreements also provide that BC is required to meet competitive third-party offers or allow Borden to purchase the lower-priced product from third parties in lieu of purchases under purchase agreements.

TRADEMARK LICENSE AGREEMENT

     Pursuant to the Recapitalization Agreement, Borden, BDH Two, Inc. and the Company entered into a Trademark License Agreement as of the date of the Closing pursuant to which the Company has a 33 month exclusive license to use the registered trademark 'Borden Home Wallcoverings' in connection with wallpaper, vinyl wallcoverings, borders and coordinating fabrics and accessories sold in the home consumer market through retail channels. Following such 33-month period, the Company will no longer be able to use the 'Borden Home Wallcoverings' registered trademark.

NON-COMPETITION, NONSOLICITATION AGREEMENTS

     The Recapitalization Agreement provides that Borden will not, subject to certain exceptions, solicit any employees of the Company or manufacture or sell any products currently manufactured or sold by the Company or own an equity interest in an entity engaged in such business for a period of two years after the date of the Closing. Pursuant to the Imperial Acquisition Agreement, C&A and the Company entered into a Non-Competition Agreement on the date of the Closing pursuant to which, subject to certain exceptions, C&A may not solicit certain employees of the Company for a period of five years after the date of the Closing or compete with the Company in the paper and vinyl decorative surface products and related products businesses for two years following the date of the Closing.

INDEMNIFICATION AGREEMENT

     The Company and Holdings have entered into an agreement providing for the indemnification and payment of all related costs and expenses of Holdings and its affiliates, including Blackstone and any Blackstone employee, in the event of any action, suit, proceeding or investigation arising out of any action or inaction by the Company or any of its subsidiaries or affiliates, except and only to the extent that it is finally judicially determined that the loss for which indemnity or the payment of costs and expenses is sought resulted from actual fraud as a result of which the indemnified party received a financial benefit to which the indemnified party was not legally entitled. In addition, pursuant to the agreement, Holdings (and its transferees) will be entitled to up to five demand and unlimited piggyback registration rights.

RELATIONSHIPS BETWEEN IHDG AND BORDEN AND BETWEEN IMPERIAL AND C&A

     See Note 2 to the Combined Financial Statements of IHDG for a discussion of certain historical information regarding relationships between IHDG and Borden and see Notes 2 and 14 to Consolidated and Combined Financial Statements of Imperial for a discussion of certain historical information regarding relationships between Imperial and C&A.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were originally sold by the Company on March 13, 1998 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes to (i) qualified institutional buyers in reliance on Rule 144A under the Securities Act and (ii) a limited number of institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act). As a condition of the Purchase Agreement, the Company and the Subsidiary Guarantors entered into the Exchange and Registration Rights Agreement with the Initial Purchasers pursuant to which the Company and the Subsidiary Guarantors have agreed, for the benefit of the holders of the Old Notes, at the Company's cost, to (i) file with the Commission the Exchange Offer Registration Statement with respect to the Exchange Offer for the Exchange Notes not later than 120 days after the date of the original issue of the Old Notes;
(ii) use their reasonable best efforts to cause the Exchange Offer Registration Statement to be become effective under the Securities Act no later than 180 days after the date of the original issuance of the Old Notes and to cause the Exchange Offer to be consummated no later than 210 days after the original issue of the Old Notes and (iii) use their reasonable best efforts to cause the Exchange Offer Registration Statement to be effective for not less than 30 days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the Holders. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Notes in exchange for surrender of the Old Notes. For each Old Note surrendered to the Company in conformity with the Exchange Offer, the holder of such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. Interest on each Old Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor or, if no interest has been paid on such Old Note, from the date of its original issue. Interest on each Exchange Note will accrue from the date of its original issue.

     Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the Company believes that the Exchange Notes will in general be freely tradeable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Old Notes who is an 'affiliate' of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretation of the staff of the Commission, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

     As contemplated by these no-action letters and the Exchange and Registration Rights Agreement, each holder participating in the Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Exchange Offer (i) any Exchange Notes to be received by such holder will be acquired in the ordinary course of business, (ii) such holder will have no arrangements or understanding with any person to participate in the distribution of the Old Notes or the Exchange Notes within the meaning of the Securities Act, (iii) such holder is not an affiliate of the Company or, if it is such an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,
(iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes and (v) if such holder is a broker-dealer that will receive Exchange Notes for its own account (a 'Participating Broker-Dealer') in exchange for Old Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such Exchange Notes. As indicated above, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes must acknowledge that it (i) acquired the Old Notes for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement or understanding with the Company or any 'affiliate' of the Company (within the meaning of Rule 405 under the Securities Act) to distribute the Exchange Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. For a description of the procedures for resales by Participating Broker-Dealers, see 'Plan of Distribution.'

     If (i) because of any change in law or applicable interpretations thereof by the Commission's staff the Company is not permitted to effect the Exchange Offer, or (ii) any Old Notes validly tendered pursuant to the Exchange Offer are not exchanged for Exchange Notes within 210 days after the Issue Date, or (iii) any Initial Purchaser so requests with respect to Old Notes or notes not eligible to be exchanged for Exchange Notes in the Exchange Offer and held by it following the consummation of the Exchange Offer, or (iv) any applicable law or interpretations do not permit any holder to participate in the Exchange Offer, or (v) any holder that participates in the Exchange Offer does not receive freely transferable Exchange Notes in exchange for tendered Old Notes, or (vi) the Company so elects, then the Company and the Subsidiary Guarantors shall use their reasonable best efforts to file as promptly as practicable (but in no event more than 120 days after the Issue Date) with the Commission and thereafter shall use their reasonable best efforts to cause to be declared effective (but in no event more than 180 days after the Issue Date), a shelf registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Old Notes by the holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement (the 'Shelf Registration Statement' and, together with any Exchange Offer Registration Statement, a 'Registration Statement') and the Company and the Subsidiary Guarantors shall use their reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be used by holders of Transfer Restricted Securities (as defined) for a period ending on the earlier of (i) two years from the Issue Date or such shorter period that will terminate when all the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant thereto and (ii) the date on which the Old Notes become eligible for resale without volume restrictions pursuant to Rule 144 under the Securities Act.

     The Exchange and Registration Rights Agreement provides that if (i) the applicable Registration Statement is not filed with the Commission on or prior to 120 days after the Issue Date; (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 180 days after the Issue Date; (iii) the Exchange Offer is not consummated on or prior to 210 days after the Issue Date or (iv) the Shelf Registration Statement is filed and declared effective within 180 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 60 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a 'Registration Default'), the Company will be obligated to pay liquidated damages to each holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of the Old Notes constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed, the Exchange Offer Registration Statement is declared effective and the Exchange Offer is consummated or the Shelf Registration Statement is declared effective or again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Old Notes on semi-annual payment dates which correspond to interest payment dates for the Old Notes. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

     For the purposes of the Exchange and Registration Rights Agreement, 'Transfer Restricted Securities' means each Old Note until the earliest of the date of which (i) such Old Note is exchanged in the Exchange Offer and entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) such Old Note has been disposed of in accordance with the Shelf Registration Statement, (iii) such Old Note is disposed of by a broker-dealer pursuant to the 'Plan of Distribution' contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (iv) such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act or is salable pursuant to Rule 144(k) under the Securities Act.

     The summary herein of certain provisions of the Exchange and Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Exchange and Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

     Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes bear a Series B designation,
(ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Exchange and Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

     As of the date of this Prospectus, $125,000,000 aggregate principal amount of Old Notes were outstanding. The Company has fixed the close of business on
           , 1998 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

     Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or in the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old

Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See '--Fees and Expenses.'

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term 'Expiration Date' shall mean 5:00 p.m., New York City time, on
           , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term 'Expiration Date' shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under '--Conditions' shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest from their date of issuance. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on September 15, 1998 to persons who are registered holders of the Exchange Notes on September 1, 1998. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

     Interest on the Exchange Notes is payable semi-annually on each March 15 and September 15 commencing on September 15, 1998.

PROCEDURES FOR TENDERING

     Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal or transmit an Agent's Message in connection with a book-entry transfer, and mail or otherwise deliver such Letter of Transmittal or such facsimile or Agent's Message, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Old Notes, Letter of Transmittal or Agent's Message and other required documents must be completed and received by the Exchange Agent at the address set forth below under 'Exchange Agent' prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Old Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     The term 'Agent's Message' means a message, transmitted by a book-entry transfer facility to, and received by, the Exchange Agent forming a part of a confirmation of a book-entry, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the Old Notes that such participant has received and agrees: (i) to participate in the Automated Tender Option Program ('ATOP'); (ii) to be bound by the terms of the Letter of Transmittal; and (iii) that the Company may enforce such agreement against such participant.

     By executing the Letter of Transmittal or Agent's Message, each holder will make to the Company the representations set forth above in the third paragraph under the heading '--Purpose and Effect of the Exchange Offer.'

     The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal or Agent's Message.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY CONFIRMED BY THE EXCHANGE AGENT. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See 'Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner' included with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled 'Special Registration Instructions' or 'Special Delivery Instructions' on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an 'Eligible Institution').

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility, The Depository Trust Company (the 'Book-Entry Transfer Facility'), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereto, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, unless an Agent's Message is received by the Exchange Agent in compliance with ATOP, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any person shall incur any liability for failure to give such notification. Tender of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

     (a) the tender is made through an Eligible Institution.

     (b) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) (or, in the case of a book-entry transfer, an Agent's Message) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

     (c) the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at the Book Entry Transfer Facility), together with a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the 'Depositor'), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under '--Procedures for Tendering' at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

     (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer, or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

     (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

     (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see '--Withdrawal of Tenders') or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

EXCHANGE AGENT

     The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

By Registered or Certified Mail:          Fascimile Transmission Number:      By Hand/Overnight Delivery:
The Bank of New York                                                          The Bank of New York
101 Barclay Street, Floor 7E                      (212) 815-6339              Corporate Trust Services Window
New York, New York 10286                 (For Eligible Institutions Only)     Ground Level
Attn.: Reorganization Section                                                 101 Barclay Street
                                                                              New York, New York 10286
                                                                              Attn: Reorganization
                                                                                    Section-Floor 7E
                                               Confirm by Telephone:
                                                  (212) 815-5788

                                               For Information Call:
                                                  (212) 815-5788

DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

     With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who received Exchange Notes, whether or not such person is the holder (other than a person that is an 'affiliate' of the Company within the meaning of Rule 405 under the Securities
Act), in exchange for Old Notes in the ordinary course of business and who is not participating with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that received Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The Exchange Notes will be issued under an Indenture, dated as of March 13, 1998, among the Company, the Subsidiary Guarantors and The Bank of New York, as trustee (the 'Trustee'). The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the 'Trust Indenture Act') as in effect on the date of the Indenture. The Exchange Notes are subject to all such terms, and holders of the Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement of them. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of Exchange Notes will not be entitled to certain rights under the Exchange and Registration Rights Agreement, including the provisions providing for the payment of Liquidated Damages in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The following is a summary of the material terms and provisions of the Exchange Notes. As used herein, 'Notes' refers both to the Exchange Notes and the Old Notes. This summary describes all material terms of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Notes and the Indenture (including the definitions contained therein). A copy of the form of Indenture may be obtained from the Company by any holder or prospective investor upon request. Definitions relating to certain capitalized terms are set forth under '--Certain Definitions' and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings set forth in the section '--Certain Definitions.' As used in this 'Description of the Exchange Notes' section, the 'Company' means The Imperial Home Decor Group Inc.

GENERAL

     The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the TIA. Capitalized terms used in this 'Description of the Exchange Notes' section and not otherwise defined have the meanings set forth in the section '--Certain Definitions.' As used in this 'Description of the Exchange Notes' section, the 'Company' means The Imperial Home Decor Group Inc.

     Principal of, premium, if any, and interest on the Exchange Notes will be payable, and the Exchange Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the principal corporate trust office of the Trustee, at 101 Barclay Street, New York, New York 10286), except that, at the option of the Company, payment of interest may be made by check mailed to the Holders at their registered addresses.

     The Exchange Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Exchange Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF THE EXCHANGE NOTES

     The Exchange Notes will be unsecured senior subordinated obligations of the Company in an aggregate principal amount of up to $125.0 million, and will mature on March 15, 2008. Each Exchange Note will bear interest from their date of issuance. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on September 15, 1998 to persons who are registered holders of the Exchange Notes on September 1, 1998. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

     The Indenture provides for the issuance of up to $150.0 million aggregate principal amount of additional Notes having identical terms and conditions to the Exchange Notes offered hereby (the 'Additional Notes'), subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Exchange Notes offered hereby and will vote on all matters with the Exchange Notes offered hereby. For purposes of this 'Description of the Exchange Notes' section, reference to the Exchange Notes does not include Additional Notes.

OPTIONAL REDEMPTION

     The Exchange Notes will be redeemable, at the Company's option, in whole or in part, at any time on or after March 15, 2003, and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

                                                                REDEMPTION
                           PERIOD                                 PRICE
-------------------------------------------------------------   ----------
 2003........................................................     105.500%
 2004........................................................     103.667%
 2005........................................................     101.833%
 2006 and thereafter.........................................     100.000%

     In addition, at any time and from time to time prior to March 15, 2001, the Company may redeem in the aggregate up to 33 1/3% of the original aggregate principal amount of the Exchange Notes with the net cash proceeds of one or more Equity Offerings by the Company, at a redemption price (expressed as a percentage of principal amount thereof) of 111% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 66 2/3% of the original aggregate principal amount of the Exchange Notes must remain outstanding after each such redemption and provided further that such redemption shall occur within 360 days after the date on which any such Equity Offering is consummated.

     At any time on or prior to March 15, 2003, the Exchange Notes may be redeemed as a whole but not in part at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 or more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

     'Applicable Premium' means with respect to an Exchange Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Exchange Note or (ii) the excess of (A) the present value of (1) the redemption price of such Exchange Note at March 15, 2003 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Exchange Note through March 15, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Exchange Note.

     'Treasury Rate' means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data) most nearly equal to the period from the redemption date to March 15, 2003 provided, however, that if the period from the redemption date to March 15, 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to March 15, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

SELECTION

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Notes of $1,000 or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

RANKING

     The indebtedness evidenced by the Exchange Notes (and any liquidated damages payable pursuant to the Exchange and Registration Rights Agreement (the 'Additional Amounts')) will be unsecured senior subordinated indebtedness of the Company, will be subordinated in right of payment, as set forth in the Indenture, to all existing and future Senior Indebtedness of the Company, will rank pari passu in right of payment with all existing and future Pari Passu Indebtedness of the Company (including the Old Notes) and will be senior in right of payment to all existing and future Subordinated Indebtedness of the Company. The Exchange Notes will also be effectively subordinated to any Secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness and to any Indebtedness of any of the Company's Subsidiaries that are not Subsidiary Guarantors. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under '--Defeasance' below is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.

     The indebtedness evidenced by the Subsidiary Guarantees will be unsecured senior subordinated indebtedness of the applicable Subsidiary Guarantor, will be subordinated in right of payment, as set forth in the Indenture, to all existing and future Senior Indebtedness of such Subsidiary Guarantor, will rank pari passu in right of payment with all existing and future Pari Passu Indebtedness of such Subsidiary Guarantor and will be senior in right of payment to all existing and future Subordinated Indebtedness of such Subsidiary Guarantor. The Subsidiary Guarantees will also be effectively subordinated to any Secured Indebtedness of the applicable Subsidiary Guarantor to the extent of the value of the assets securing such Indebtedness.

     As of March 28, 1998, after giving effect to the Transactions, (i) the Company had $198.0 million aggregate principal amount of Senior Indebtedness outstanding (exclusive of unused commitments), all of which was Secured Indebtedness (as defined), (ii) the Company had no Pari Passu Indebtedness outstanding other than the Old Notes and no indebtedness that is subordinate or junior in right of payment to the Notes, (iii) the Subsidiary Guarantors had no Senior Indebtedness outstanding (exclusive of guarantees of the Senior Credit Facilities), (iv) the Subsidiary Guarantors had no Pari Passu Indebtedness outstanding (exclusive of the Subsidiary Guarantees), no indebtedness that is subordinate or junior in right of payment to the Subsidiary Guarantees and total liabilities (excluding indebtedness and liabilities owed to the Company) of $67.1 million, and (v) the Non-Guarantor Subsidiaries had total liabilities (excluding liabilities owed to the Company) of $87.6 million. Although the Indenture contains limitations on the amount of additional Indebtedness which the Company and its subsidiaries may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See '--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock' below.

     'Senior Indebtedness' means with respect to the Company or any Subsidiary Guarantor all Indebtedness of the Company or such Subsidiary Guarantor, including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary whether or not a claim for post-filing interest is allowed in such proceeding) and other amounts (including fees, expenses, reimbursement obligations under letters of credit and indemnities) owing in respect thereof, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes or such Subsidiary Guarantor's Subsidiary Guarantee, as applicable; provided, however, that Senior Indebtedness shall not include, as applicable, (i) any obligation of the Company to any Subsidiary of the Company, or of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company, (ii) any liability for Federal, state, local or other taxes owed or owing by the Company or such Subsidiary Guarantor, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness or obligation of the Company or such Subsidiary Guarantor which is subordinate or junior in any respect to any other Indebtedness or obligation of the Company or such Subsidiary Guarantor, as applicable, including any Pari Passu Indebtedness and any Subordinated Indebtedness, (v) any obligations with respect to any Capital Stock, or (vi) any Indebtedness Incurred in violation of the Indenture. If any Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Senior Indebtedness nevertheless will constitute Senior Indebtedness.

     Only Indebtedness of the Company or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes or the relevant Subsidiary Guarantee in accordance with the provisions of the Indenture. The Notes and each Subsidiary Guarantee will in all respects rank pari passu with all other Pari Passu Indebtedness of the Company and the relevant Subsidiary Guarantor, respectively.

     The Company may not pay principal of, premium (if any) or interest on (or Additional Amounts in respect of), the Notes or make any deposit pursuant to the provisions described under '--Defeasance' below and may not otherwise purchase, redeem or otherwise retire any Notes (except that Holders may receive and retain
(a) Permitted Junior Securities and (b) payments made from the trust described under '--Defeasance' below) (collectively, 'pay the Notes') if (i) a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Indebtedness occurs and is continuing or any other amount owing in respect of any Designated Senior Indebtedness is not paid when due, or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in Cash Equivalents. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause
(i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a 'Payment Blockage Period') commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a 'Blockage Notice') of such default from the Representative of the Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full in Cash Equivalents of such Designated Senior Indebtedness or
(iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph and in the succeeding paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give one additional Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents of the Senior Indebtedness before the Noteholders are entitled to receive any payment and until the Senior Indebtedness is paid in full in Cash Equivalents, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interest may appear (except that Holders of Notes may receive and retain (i) Permitted Junior Securities, and (ii) payments made from the trust described under '--Defeasance' so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein). If a distribution is made to Noteholders that due to the subordination provisions of the Indenture should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

     If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representative) of the acceleration. If any Designated Senior Indebtedness is outstanding, the Company may not pay the Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

     By reason of such subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Noteholders, and creditors of the Company who are not holders of Senior Indebtedness or of Pari Passu Indebtedness (including the Notes) may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of Pari Passu Indebtedness.

     The Indenture contains substantially similar subordination provisions relating to each Subsidiary Guarantor's obligations under its Subsidiary Guarantee.

SUBSIDIARY GUARANTEES

     IHDG UK, all of the Company's direct and indirect Subsidiaries organized under the laws of any state of the United States of America on the Issue Date and certain future Subsidiaries of the Company (as described below), as primary obligors and not merely as sureties, have jointly and severally irrevocably and unconditionally guaranteed on an unsecured senior subordinated basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the 'Guaranteed Obligations'). Such Subsidiary Guarantors have agreed to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) Incurred by the Trustee or the Holders in enforcing any rights under the Subsidiary Guarantees. Each Subsidiary Guarantee is limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The Company has agreed in the Indenture to cause each domestic Restricted Subsidiary that Incurs Indebtedness, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the Notes. See '--Future Subsidiary Guarantors' below.

     Each Subsidiary Guarantee is a continuing guarantee and shall (i) remain in full force and effect until payment in full of all the Guaranteed Obligations,
(ii) be binding upon each such Subsidiary Guarantor, and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

     A Subsidiary Guarantee will be automatically released upon the sale (including through merger or consolidation) of the Capital Stock, or all or substantially all the assets, of the applicable Subsidiary Guarantor if (i) such sale is made in compliance with the covenant described under 'Certain Covenants--Assets Sales,' and (ii) such Subsidiary Guarantor is released from its guarantees of, and all pledges and security granted in connection with, the Credit Agreement and any other Indebtedness of the Company or any Subsidiary Guarantor.

A Subsidiary Guarantee also will be automatically released upon the applicable Subsidiary Guarantor ceasing to be a Subsidiary of the Company as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof if such Subsidiary Guarantor is released from its guarantees of, and all pledges and security interests granted in connection with, the Credit Agreement.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each, a 'Change of Control'), each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

          (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to a Person other than the Permitted Holders; or

          (ii)(A) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of 35% or more of the total voting power of the Voting Stock of the Company and (B) the Permitted Holders beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors.

     In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 60 days following any Change of Control, the Company shall (i) repay in full all Bank Indebtedness or
(ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

     Within 30 days following any Change of Control, the Company shall mail a notice (a 'Change of Control Offer') to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 60 days nor later than 90 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

     The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

     The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

     Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock. The Indenture provides that (i) the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock and (ii) the Company will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and the Subsidiary Guarantors may issue shares of preferred stock if the Fixed Charge Coverage Ratio of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to 1.00 if such Indebtedness is Incurred on or prior to March 15, 2001, and 2.25 to 1.00 if such Indebtedness is Incurred thereafter, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

     The foregoing limitations do not apply to: (a) the Incurrence by the Company or its Restricted Subsidiaries of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $330.0 million outstanding at any one time; (b) the Incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes and the Subsidiary Guarantees, as applicable; (c) Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b)); (d) Purchase Money Indebtedness and Capitalized Lease Obligations Incurred by the Company or any of its Restricted Subsidiaries, and any Refinancing Indebtedness (as defined below) relating thereto, in an aggregate principal amount which, when aggregated with the principal amount of all other Purchase Money Indebtedness, Capitalized Lease Obligations and related Refinancing Indebtedness then outstanding and Incurred pursuant to this clause
(d), does not exceed the greater of 3.5% of Total Tangible Assets at the time of Incurrence or $15.0 million; (e) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence; (f) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; (g) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary of the Company or any other subsequent transfer of any such Indebtedness (except to the Company or another Wholly Owned Restricted Subsidiary) shall be deemed, in each case to be an Incurrence of such Indebtedness; (h) shares of preferred stock of a Subsidiary Guarantor issued to the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Subsidiary Guarantor ceasing to be a Subsidiary Guarantor or any other subsequent transfer of any such shares of preferred stock (except to the Company or another Wholly Owned Restricted Subsidiary of the Company) shall be deemed, in each case, to be an issuance of shares of preferred stock; (i) Indebtedness of a Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that any subsequent transfer of any such Indebtedness (except to the Company or another Wholly Owned Restricted Subsidiary of the Company) shall be deemed, in each case, to be an Incurrence of such Indebtedness; (j) Hedging Obligations that are Incurred in the ordinary course of business (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding,
(2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges, or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases; (k) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business; (l) Indebtedness of the Company and any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount, which when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (l), does not exceed $10.0 million at any one time outstanding; provided, however, that Indebtedness of Foreign Subsidiaries, which when aggregated with the principal amount of all other Indebtedness of Foreign Subsidiaries then outstanding and Incurred pursuant to this clause (l), does not exceed $5.0 million (or the equivalent thereof in any other currency) at any one time outstanding; (m) any guarantee by the Company of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by such Restricted Subsidiary is permitted under the terms of the Indenture; (n) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness which serves to refund or refinance any Indebtedness Incurred as permitted under the first paragraph of this covenant and clauses (b) and (c) above or clause (o) below, or any Indebtedness issued to so refund or refinance such Indebtedness (subject to the following proviso, 'Refinancing Indebtedness') prior to its respective maturity; provided, however, that such Refinancing Indebtedness (i) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced, (ii) to the extent such Refinancing Indebtedness refinances Indebtedness pari passu with the Notes, is pari passu with the Notes, (iii) is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium and fees Incurred in connection with such refinancing, and (iv) shall not include (x) Indebtedness of a Subsidiary that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; provided further, however, that subclauses (i) and (ii) of this clause (n) will not apply to any refunding or refinancing of any Senior Indebtedness; (o) Indebtedness or Disqualified Stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the Indenture; provided, however, that such Indebtedness or Disqualified Stock is not Incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided further, however, that after giving effect to such acquisition and the Incurrence of such Indebtedness either
(i) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant or (ii) the Fixed Charge Coverage Ratio is greater than immediately prior to such acquisition; and (p) Contribution Indebtedness.

     Notwithstanding the foregoing, the Company may not Incur any Indebtedness pursuant to the immediately preceding paragraph if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease,

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retire, refund or refinance any Subordinated Indebtedness unless such
Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Indebtedness. For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (o) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

     Limitation on Restricted Payments. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests, including any payment made in connection with any merger or consolidation involving the Company (other than (A) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or
(B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities); (ii) purchase or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than the purchase or other acquisition for value of such Equity Interests held by the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has stockholders other than the Company or other Restricted Subsidiaries, Equity Interests held by such other stockholders on a pro rata basis)); (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as 'Restricted Payments'), unless, at the time of such Restricted Payment: (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (b) immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of '--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock'; and (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (iv), (v), (vi), (vii), (viii) and (xiv) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of, without duplication, (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the fiscal quarter that first begins after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (ii) 100% of the aggregate net proceeds, including cash and the fair market value (as determined in accordance with the next succeeding sentence) of property other than cash, received by the Company since the Issue Date from the issue or sale of Equity Interests of the Company (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon conversion of Indebtedness or upon exercise of warrants or options (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries to the extent such issuance or sale was financed by loans from or guarantees by the Company or one of its Subsidiaries), plus (iii) 100% of the aggregate amount of contributions to the capital of the Company received in cash and the fair market value (as determined in accordance with the next succeeding sentence) of property other than cash since the Issue Date (other than Excluded Contributions), plus (iv) 100% of the aggregate amount received in cash and the fair market value (as determined in accordance with the next succeeding sentence) of property other than cash received from (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company and its

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Restricted Subsidiaries or (B) the sale (other than to the Company or a
Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, plus
(v) in the event any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary, the fair market value (as determined in good faith by the Board of Directors) of such Investment in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments, less (vi) the aggregate principal amount of any outstanding Contribution Indebtedness or, if less, the Cash Contribution Amount. The fair market value of property other than cash covered by clauses (ii), (iii) and (iv) above shall be determined in good faith by the Company and (A) in the event of property with a fair market value in excess of $1.0 million, shall be set forth in an Officers' Certificate or (B) in the event of property with a fair market value in excess of $10.0 million, shall be set forth in a resolution approved by at least a majority of the Board of Directors.

     The foregoing provisions do not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture; (ii) (a) the repurchase, retirement or other acquisition of any Equity Interests ('Retired Capital Stock') or Subordinated Indebtedness of the Company in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than any Disqualified Stock or any Equity Interests sold to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries to the extent such sale was financed by loans from or guarantees by the Company or one of its Subsidiaries) ('Refunding Capital Stock') and (b) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of Refunding Capital Stock; (iii) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company which is Incurred in accordance with the covenant described under '--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock' so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired), (B) such Indebtedness is subordinated to Senior Indebtedness and the Notes at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, and (D) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; (iv) the repurchase, retirement or other acquisition for value of Equity Interests of the Company held by any future, present or former employee, director or consultant of the Company or any Subsidiary of the Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amounts paid under this clause (iv) does not exceed (A) $5.0 million in any calendar year and (B) $10.0 million in the aggregate; provided further, however, that such aggregate amount (but not annual amount) may be increased by an amount not to exceed (I) the cash proceeds from the sale of Equity Interests of the Company to members of management or directors of the Company and its Subsidiaries that occurs after the Issue Date plus (II) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date;
(v) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on a pro forma basis, the Company would have had a Fixed Charge Coverage Ratio of at least 2.50 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (v) does not exceed the net cash proceeds received by the Company from the sale

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of Designated Preferred Stock issued after the Issue Date; (vi) Investments in
Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (vi) that are at that time outstanding, not to exceed $5.0 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (vii) the payment of dividends on the Company's Common Stock, following the first public offering of the Company's Common Stock after the Issue Date, of up to 6% per annum of the net proceeds received by the Company in such public offering; (viii) the repurchase, retirement or other acquisition for value of Equity Interests of the Company in existence on the Issue Date and which are not held by Blackstone or the Management Group on the Issue Date (including any Equity Interests issued in respect of such Equity Interests as a result of a stock split, recapitalization, merger, combination, consolidation or otherwise, but excluding any management equity plan or stock option plan or similar agreement), provided that (A) the aggregate amounts paid under this clause (viii) shall not exceed $10.0 million and (B) after giving effect thereto the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under '--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock'; (ix) Investments that are made with Excluded Contributions; (x) the payment of dividends in an amount not to exceed 50% of the Net Proceeds in excess of $30.0 million received by the Company or any of its Restricted Subsidiaries from the sale of Vernon Plastics; provided, however, that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such sale and the date of payment of any such dividends the Company has a Fixed Charge Coverage Ratio (after giving effect to such sale) of at least 2.50 to 1.00; (xi) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the covenant entitled '--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock'; (xii) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; (xiii) Restricted Payments made on the Issue Date contemplated by the Recapitalization Agreement; and (xiv) other Restricted Payments in an aggregate amount not to exceed $2.0 million; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (v), (vi), (vii), (viii), (ix), (x) and (xiv), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; provided further, however, that for purposes of determining the aggregate amount expended for Restricted Payments in accordance with clause (c) of the immediately preceding paragraph, only the amounts expended under clauses (i), (iv), (v), (vi), (vii), (viii) and (xiv) shall be included.

     As of the Issue Date, all of the Company's Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of 'Unrestricted Subsidiary.' For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of 'Investments.' Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time (whether pursuant to the first paragraph of this covenant or under clause (vi) or (ix)) and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Dividend and Other Payment Restrictions Affecting Subsidiaries. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to: (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (b) make loans or advances to the Company or any of its Restricted Subsidiaries; or (c) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries except in each case for such encumbrances or restrictions existing under or by reason of: (1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreement and the other Senior Credit Documents; (2) the Indenture and the Exchange Notes; (3) applicable law or any applicable rule, regulation or order;
(4) any agreement or other instrument relating to Indebtedness of a Person acquired by the Company or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which

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encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (5) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (6) Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under '--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock' and '--Liens' that limit the right of the debtor to dispose of the assets securing such Indebtedness; (7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (8) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; (9) customary provisions contained in leases and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above; (10) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired; or (11) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

     Asset Sales. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Company, or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by the Company, or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Exchange Notes) that are assumed by the transferee of any such assets, (b) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 60 days of the receipt thereof (to the extent of the cash received), and (c) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 3.5% of Total Tangible Assets or $15.0 million at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be Cash Equivalents for the purposes of this provision.

     Within 365 days after the Company's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option, (i) to permanently reduce Obligations under the Credit Agreement (and, in the case of revolving Obligations, to correspondingly reduce commitments with respect thereto) or other Senior Indebtedness or Pari Passu Indebtedness (provided that if the Company shall so reduce Obligations under Pari Passu Indebtedness, it will equally and ratably reduce Obligations under the Notes by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of Notes) or Indebtedness of a Restricted Subsidiary, in each case other than Indebtedness owed to the Company or an Affiliate of the Company, (ii) to an investment in any one or more businesses, capital expenditures or acquisitions of other assets in each case used or useful in a Similar Business, and/or (iii) to make an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities. The Indenture provides that any Net Proceeds from any Asset Sale that are not invested as provided and within the time period set forth in the first sentence of this paragraph will be deemed to

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constitute 'Excess Proceeds'. When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall make an offer to all Holders of Notes (an 'Asset Sale Offer') to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceeds $15.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The Company may apply as a credit in satisfaction of all or any part of the Company's obligation to make an Asset Sale Offer the aggregate principal amount of Notes purchased by the Company in open-market transactions (excluding Notes optionally redeemed, or required to be purchased by the Company, pursuant to the terms of the Indenture) within the previous 24 consecutive months.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

     If more Notes are tendered pursuant to an Asset Sale Offer than the Company is required to purchase, selection of such Notes for purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Notes of $1,000 or less shall be purchased in part.

     Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each Holder of Notes at such Holder's registered address.

     A new Note in principal amount equal to the unpurchased portion of any Note purchased in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date unless the Company defaults in payment of the purchase price, interest shall cease to accrue on Exchange Notes or portions thereof purchased.

     Transactions with Affiliates. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an 'Affiliate Transaction') involving aggregate consideration in excess of $5.0 million, unless (a) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Company delivers to the Trustee a resolution adopted by the majority of the Board of Directors of the Company, approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above.

     The foregoing provisions do not apply to the following: (i) transactions between or among the Company and/or any of its Restricted Subsidiaries; (ii) Permitted Investments and Restricted Payments permitted by the provisions of the Indenture described above under the covenant '--Limitation on Restricted Payments'; (iii) the payment of annual monitoring fees to Blackstone in an amount not to exceed $1.5 million in any calendar year and any related out-of-pocket expenses; (iv) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted

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Subsidiary; (v) payments by the Company or any of its Restricted Subsidiaries to
Blackstone made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of the Company in good faith; (vi) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from a nationally recognized investment banking firm stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph; (vii) payments or loans to employees in the ordinary course of business in accordance with past practices which are approved by a majority of the Board of Directors of the Company in good faith; (viii) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the holders of the Notes in any material respect) or any transaction contemplated thereby; and (ix) the payment of all fees and expenses related to the Transactions which are described in the Prospectus.

     Liens. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any obligations of the Company or any of its Subsidiaries (other than Senior Indebtedness) unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured until such time as such obligations are no longer secured by a Lien. The preceding sentence will not require the Company or any Restricted Subsidiary to secure the Notes if the Lien consists of a Permitted Lien.

     The Indenture provides that no Subsidiary Guarantor will directly or indirectly create, Incur or suffer to exist any Lien on any asset or property of such Subsidiary Guarantor or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any obligation of such Subsidiary Guarantor (other than Senior Indebtedness of such Subsidiary Guarantor) unless the Subsidiary Guarantee of such Subsidiary Guarantor is equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated on right of payment to such Subsidiary Guarantor's Subsidiary Guarantee) the obligations so secured. The preceding sentence will not require any Subsidiary Guarantor to secure its Subsidiary Guarantee if the Lien consists of a Permitted Lien.

     Limitation on Other Pari Passu Indebtedness. The Indenture provides that the Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Indebtedness of the Company or any Indebtedness of any Subsidiary Guarantor, as the case may be, unless such Indebtedness is either (i) pari passu in right of payment with the Notes or such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be, or (ii) subordinate in right of payment to the Notes or such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be.

     Reports and Other Information. The Indenture provides that notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Company to file with the SEC (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after it files them with the SEC),
(i) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form), (iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form), and (iv) any other information, documents and other reports which the Company would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act; provided, however, the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to prospective purchasers of Exchange Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

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     Future Subsidiary Guarantors.  The Indenture provides that the Company will cause each Restricted Subsidiary organized under the laws of any state of the United States of America that Incurs Indebtedness or that is a guarantor of Indebtedness Incurred pursuant to clauses (a) and (l) of the second paragraph of the covenant described under '--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock' to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

MERGER, CONSOLIDATION, OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS

     The Indenture provides that the Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the 'Successor Company'); (ii) the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under the Indenture and the Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; (iii) immediately after such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under '--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock' or the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; (v) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations under the Indenture and the Notes; and (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture. The Successor Company will succeed to, and be substituted for, the Company under the Indenture and the Notes. Notwithstanding the foregoing clauses
(iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Restricted Subsidiary and (b) the Company may merge with an Affiliate incorporated solely for the purposes of reincorporating the Company in another state of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

     Each Subsidiary Guarantor shall not, and the Company will not permit a Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless (i) such Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the 'Successor Guarantor'); (ii) the Successor Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under the Indenture and such Subsidiary Guarantors's Subsidiary Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; (iii) immediately after giving effect to such transaction (and treating

                                       95
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any Indebtedness which becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; and (iv) the Subsidiary Guarantor shall have delivered or caused to be delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture. The Successor Guarantor will succeed to, and be substituted for, such Subsidiary Guarantor under the Indenture and such Subsidiary Guarantor's Subsidiary Guarantee.

DEFAULTS

     An Event of Default is defined in the Indenture as (i) a default in any payment of interest on any Exchange Note when due, whether or not prohibited by the provisions described under '--Ranking' above, continued for 30 days, (ii) a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under '--Ranking' above, (iii) the failure by the Company to comply with its obligations under the covenant described under '--Merger, Consolidation or Sale of All or Substantially All Assets' above, continued for 30 days, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under '--Change of Control' or '--Certain Covenants' above (in each case, other than a failure to purchase Notes), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Securities or the Indenture, (vi) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $15.0 million or its foreign currency equivalent (the 'cross acceleration provision'), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the 'bankruptcy provisions'), (viii) the rendering of any judgment or decree for the payment of money in excess of $15.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary if (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the 'judgment default provision'), or (ix) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or any Subsidiary Guarantee and such Default continues for 10 days.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

     If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to

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the Indenture or the Notes unless (i) such Holder has previously given the
Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Indenture provides that if a Default occurs and is continuing and is actually known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the amount of Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under 'Optional Redemption' above, (v) make any Note payable in money other than that stated in the Note, (vi) make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder, (vii) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes, (viii) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions, or
(ix) modify the Subsidiary Guarantees in any manner adverse to the Holders.

     Without the consent of any Holder, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code), to add Subsidiary Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA or to make certain changes to the Indenture to provide for the issuance of Additional Notes. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

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
     The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER AND EXCHANGE

     A Noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Noteholder to pay any taxes required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes will be issued in registered form and the registered Holder of a Note will be treated as the owner of such Note for all purposes.

DEFEASANCE

     The Company at any time may terminate all its obligations under the Notes and the Indenture ('legal defeasance'), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under the covenants described under 'Certain Covenants,' the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under '--Defaults' above and the limitations contained in clause (iv) of the first paragraph under 'Merger, Consolidation or Sale of All or Substantially All Assets' above ('covenant defeasance'). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) with respect only to Subsidiaries, (viii) or (ix) under '--Defaults' above or because of the failure of the Company to comply with clause (iv) of the first paragraph under '--Merger, Consolidation or Sale of All or Substantially All Assets' above.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the 'defeasance trust') with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

     The Bank of New York is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Exchange Notes.

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
GOVERNING LAW

     The Indenture provides that it and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     'Acquired Indebtedness' means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     'Affiliate' of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, 'control' (including, with correlative meanings, the terms 'controlling,' 'controlled by' and 'under common control with'), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     'Asset Sale' means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary (each referred to in this definition as a 'disposition') or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case other than: (a) a disposition of Cash Equivalents or obsolete or worn out equipment in the ordinary course of business; (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under '--Merger, Consolidation or Sale of All or Substantially All Assets' or any disposition that constitutes a Change of Control; (c) any Restricted Payment that is permitted to be made, and is made, under the covenant described above under '--Limitation on Restricted Payments'; (d) any disposition of assets with an aggregate Fair Market Value of less than $1.0 million; (e) any disposition of property or assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; (f) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Similar Business; (g) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including sale-leasebacks and asset securitizations; (h) sales of assets received by the Company upon the foreclosure on a Lien; and (i) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

     'Bank Indebtedness' means any and all amounts payable under or in respect of the Credit Agreement, the other Senior Credit Documents and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     'Blackstone' means Blackstone Capital Partners III Merchant Banking Fund L.P. and its Affiliates.

     'Board of Directors' means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     'Business Day' means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

     'Capitalized Lease Obligation' means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

     'Capital Stock' means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests

                                       99
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(whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     'Cash Contribution Amount' means the aggregate amount of cash contributions made to the capital of the Company described in the definition of 'Contribution Indebtedness.'

     'Cash Equivalents' means (i) U.S. dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million and whose long-term debt is rated 'A' or the equivalent thereof by Moody's or S&P, (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by a corporation (other than an Affiliate of the Company) rated A-1 or the equivalent thereof of Moody's or S&P and in each case maturing within 90 days after the date of acquisition, (vi) investment funds investing at least 95% of their assets in securities of the types described in clauses (i) through (v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P, and (viii) Indebtedness or preferred stock that is registered under the Exchange Act and is issued by Persons with a rating of 'A' or higher from S&P or 'A2' or higher from Moody's.

     'Code' means the Internal Revenue Code of 1986, as amended.

     'Consolidated Depreciation and Amortization Expense' means with respect to any Person for any period, the total amount of depreciation and amortization expense (excluding amortization of sample book and design and engraving costs, and including amortization of cylinder bases) of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

     'Consolidated Interest Expense' means, with respect to any period, the sum, without duplication, of: (i) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations (or any financing lease which has substantially the same economic effect as a Capitalized Lease Obligation), net payments and receipts (if any) pursuant to Hedging Obligations and amortization of deferred financing fees Incurred after the Issue Date and excluding amortization of deferred financing fees Incurred on or prior to the Issue Date), (ii) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, and (iii) the earned discount or yield with respect to the sale of receivables.

     'Consolidated Net Income' means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that (i) any net after-tax extraordinary gains or losses shall be excluded, (ii) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, (iii) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded, (iv) any net after-tax gains or losses attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors) shall be excluded, (v) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period but the referent Person's equity in a net loss of such Person shall be included to the extent of the aggregate Investment of the referent Person in such Person, (vi) the Net Income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition, and (vii) the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental

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regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or in similar distributions has been legally waived; provided that the net loss of any such Restricted Subsidiary shall be included. Notwithstanding the foregoing, for the purpose of the covenant described under '--Limitation on Restricted Payments' only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (c)(iv) and (v) thereof.

     'Contingent Obligations' means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ('primary obligations') of any other Person (the 'primary obligor') in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

     'Contribution Indebtedness' means Subordinated Indebtedness of the Company in an aggregate principal amount not greater than twice the aggregate amount of cash contributions made to the capital of the Company, provided that such Contribution Indebtedness (i) has a Stated Maturity later than the Stated Maturity of the Notes, (ii) is Incurred substantially concurrently with such cash contributions, and (iii) is so designated as Contribution Indebtedness, pursuant to an Officers' Certificate, on the Incurrence date thereof.

     'Credit Agreement' means the credit agreement to be dated as of March 13, 1998, as amended, restated, supplemented, waived, replaced, refunded, refinanced or otherwise modified from time to time, including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness under such agreement (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refunding, refinancing or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding), among the Company, certain of its subsidiaries and The Chase Manhattan Bank, as Administrative Agent.

     'Default' means any event which is, or after notice or passage of time or both would be, an Event of Default.

     'Designated Noncash Consideration' means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

     'Designated Preferred Stock' means preferred stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries to the extent such issuance was financed by loans from or guarantees by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the covenant described under '--Limitation on Restricted Payments.'

     'Designated Senior Indebtedness' means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $25 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as 'Designated Senior Indebtedness' for purposes of the Indenture.

     'Disqualified Stock' means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, pursuant to a sinking fund

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obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or
Disqualified Stock, or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case prior to the first anniversary of the maturity date of the Notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such first anniversary shall be deemed to be Disqualified Stock; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

     'EBITDA' means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, (i) provision for taxes based on income or profits of such Person for such period deducted in computing Consolidated Net Income, plus (ii) Consolidated Interest Expense of such Person for such period to the extent the same was deducted in computing Consolidated Net Income, plus (iii) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such Consolidated Depreciation and Amortization Expense was deducted in computing Consolidated Net Income, plus (iv) any non-recurring fees, expenses or charges related to any Equity Offering or acquisition (whether or not successful) and fees, expenses or charges related to the transactions consummated pursuant to the Recapitalization Agreement (including fees to Blackstone), plus (v) any other noncash charges reducing Consolidated Net Income for such period (excluding any such charge which requires an accrual of, or cash reserve for, anticipated cash charges for any future period), plus (vi) the amount of monitoring fees paid during such period not to exceed $2.0 million during any four-quarter period, plus (vii) for any period ending on or prior to December 31, 1999, severance, relocation and other non-recurring fees, expenses or charges related to the Company's Integration Plan (the 'Integration Plan Charges') in an aggregate amount not to exceed during 1998 and 1999 the excess of (a) $25.0 million over (b) the amount of such Integration Plan Charges that do not reduce Consolidated Net Income in 1998 or 1999, less, without duplication, (viii) noncash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating Consolidated Net Income.

     'Equity Interests' means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     'Equity Offering' means any public or private sale of common stock or preferred stock of the Company (other than Disqualified Stock), other than (i) public offerings with respect to the Company's Common Stock registered on Form S-8, (ii) any such public or private sale that constitutes an Excluded Contribution, and (iii) any sale to a Permitted Holder.

     'Exchange Act' means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     'Excluded Contributions' means the net cash proceeds received by the Company after the Issue Date from (i) contributions to its common equity capital and (ii) the sale (other than to a Subsidiary or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by an Officer of the Company, the cash proceeds of which are excluded from the calculation set forth in paragraph (c) of the '--Limitation on Restricted Payments' covenant.

     'Fair Market Value' means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

     'Fixed Charge Coverage Ratio' means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company

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or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness (other than in the case of revolving credit borrowings, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the 'Calculation Date'), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, discontinued operation, merger or consolidation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, including without limitation the Transactions, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers' Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition, disposition, merger, consolidation or discontinued operation, including without limitation the Recapitalization and the Imperial Acquisition.

     'Fixed Charges' means, with respect to any Person for any period, the sum of (i) Consolidated Interest Expense of such Person for such period and (ii) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock of such Person and its Subsidiaries.

     'Foreign Subsidiary' means a Restricted Subsidiary not organized or existing under the laws of the United States, any State thereof, the District of Columbia or any territory thereof.

     'GAAP' means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the Indenture, the term 'consolidated' with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

                                      103
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     'Government Securities' means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

     'Guarantee' means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

     'Hedging Obligations' means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

     'Holder' means the Person in whose name a Note is registered on the Registrar's books.

     'Incur' means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such person at the time it becomes a Subsidiary.

     'Indebtedness' means, with respect to any Person, (i) the principal and premium (if any) of any indebtedness of such person, whether or not contingent,
(a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor due within six months from the date on which it is Incurred, in each case Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent of any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP, (ii) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and (iii) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that Contingent Obligations Incurred in the ordinary course of business shall be deemed not to constitute Indebtedness.

     'Initial Purchasers' means Chase Securities Inc. and Bear, Stearns & Co.
Inc.

     'Investment Grade Securities' means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

     'Investments' means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding

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accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisition for consideration (including agreements providing for the adjustment of purchase price) of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of 'Unrestricted Subsidiary' and the covenant described under '--Limitation on Restricted Payments,' (i) 'Investments' shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent 'Investment' in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's 'Investment' in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     'Issue Date' means the date on which the Old Notes were originally issued.

     'Lien' means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

     'Management Group' means the group consisting of the directors and executive officers of the Company.

     'Moody's' means Moody's Investors Service, Inc.

     'Net Income' means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

     'Net Proceeds' means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other considerations received in any other noncash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction. Notwithstanding the foregoing, for purposes of the covenant under '--Certain Covenants--Asset Sales,' the Net Proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Vernon Plastics shall be reduced by an amount equal to 50% of the amount by which such Net Proceeds exceed $30.0 million, provided that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such sale and the payment of any dividend permitted under clause (x) of the covenant described under '--Limitation on Restricted Payments' the Company has a Fixed Charge Coverage Ratio (after giving effect to such sale) of at least 2.50 to 1.00.

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     'Obligations' means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

     'Officer' means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

     'Officers' Certificate' means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in the Indenture.

     'Opinion of Counsel' means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee

     'Pari Passu Indebtedness' means (i) with respect to the Company, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes and
(ii) with respect to any Subsidiary Guarantor, its Subsidiary Guarantee and any Indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee.

     'Permitted Holders' means Blackstone and the Management Group.

     'Permitted Investments' means (i) any Investment in the Company or any Restricted Subsidiary; (ii) any Investment in Cash Equivalents or Investment Grade Securities; (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; (iv) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of '--Asset Sales' or any other disposition of assets not constituting an Asset Sale; (v) any Investment existing on the Issue Date; (vi) advances to employees (other than those described in clause (ix) below) not in excess of $5.0 million outstanding at any one time in the aggregate; (vii) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (viii) Hedging Obligations permitted under clause (j) of the '--Limitations of Incurrence of Indebtedness and Issuance of Disqualified Stock' covenant; (ix) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business; (x) any Investment in a Similar Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (x) that are at that time outstanding, not to exceed the greater of 2.5% of Total Tangible Assets or $10 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (xi) Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the '--Limitation on Restricted Payments' covenant; (xii) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (xii) that are at that time outstanding, not to exceed the greater of 2.5% of Total Tangible Assets or $10.0 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (xiii) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under '--Transactions with Affiliates' (except transactions described in clause (ii) of such paragraph); (xiv) any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries; and (xv) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in each case in the ordinary course of business.

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     'Permitted Junior Securities' shall mean debt or equity securities of the
Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then-outstanding Senior Indebtedness of the Company at least to the same extent that the Notes are subordinated to the payment of all Senior Indebtedness of the Company on the Closing Date, so long as to the extent that any Senior Indebtedness of the Company outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in Cash Equivalents on such date, the holders of any such Senior Indebtedness not so paid in full have consented to the terms of such plan of reorganization or readjustment.

     'Permitted Liens' means, with respect to any Person, (i) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws, social security or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business or deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards not in excess of $1.0 million (except to the extent not covered by insurance) against such Person; (iii) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are for less than $1,000,000 in the aggregate, or are being contested in good faith by appropriate proceedings or for property taxes on property that the Company or one of its subsidiaries has determined to abandon if the sole recourse for such tax assessment, charge, levy or claim is to such property; (iv) Liens in favor of issuers of surety bonds and appeal bonds, performance bonds and other obligations of a like nature Incurred in the ordinary course of business or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
(v) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (vi) Liens securing Purchase Money Indebtedness; (vii) Liens to secure Indebtedness permitted pursuant to clause
(a) of the second paragraph of the covenant described under '--Limitations on Incurrence of Indebtedness or Disqualified Stock'; (viii) Liens existing on the Issue Date; (ix) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;
(x) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided further, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; (xi) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly Owned Restricted Subsidiary; (xii) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations; (xiii) any Lien arising by operation of law pursuant to Section 107(1) of the Comprehensive Environmental Response, Compensation and Liability Act, 41 U.S.C. Section 9607(1), or pursuant to analogous state law, for costs or damages which are not yet due (by virtue of a written demand for payment by a governmental agency) or which are being contested in good faith by appropriate proceedings, or on property that the Company or a Subsidiary has determined to abandon if the sole recourse for such costs or damages is to such property, provided that the liability of the Company and the Subsidiaries with respect to the matter giving rise to all such Liens shall not, in the reasonable estimate of the Company (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $1.0 million; (xiv) construction liens arising in the ordinary course of business, including liens for work performed for which payment has not been made, securing obligations that are not due and payable or are being contested in good faith by appropriate

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proceedings and in respect of which, if applicable, the Company or the relevant
Subsidiary shall have set aside on its books reserves in accordance with GAAP; and (xv) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (vi), (viii), (ix) and (x); provided, however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and
(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (vi),
(viii), (ix) or (y) at the time the original Lien became a Permitted Lien under the Indenture and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

     'Person' means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     'Preferred stock' means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

     'Purchase Money Indebtedness' means Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) Incurred to finance the acquisition by the Company or one of its Restricted Subsidiaries of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further, however, that such Indebtedness is Incurred within 270 days after such acquisition by the Company or one of its Restricted Subsidiaries of such asset.

     'Representative' means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

     'Restricted Investment' means an Investment other than a Permitted Investment.

     'Restricted Subsidiary' means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     'S&P' means Standard and Poor's Ratings Group.

     'SEC' means the Securities and Exchange Commission.

     'Securities Act' means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     'Senior Credit Documents' means the collective reference to the Credit Agreement, the notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto.

     'Secured Indebtedness' means any Indebtedness of the Company secured by a Lien.

     'Significant Subsidiary' means any Restricted Subsidiary that would be a 'Significant Subsidiary' of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     'Similar Business' means a business, the majority of whose revenues are derived from the decorative products business or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

     'Stated Maturity' means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     'Subordinated Indebtedness' means (a) with respect to the Company, any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes and (b) with respect to any Subsidiary

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Guarantor, any Indebtedness of such Subsidiary Guarantor which is by its terms subordinated in right of payment to its Subsidiary Guarantee.

     'Subsidiary' means, with respect to any Person, (i) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

     'Subsidiary Guarantee' means any guarantee of the obligations of the Company under the Indenture and the Notes by any Person in accordance with the provisions of the Indenture.

     'Subsidiary Guarantor' means any Person that Incurs a Subsidiary Guarantee; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with the Indenture, such Person ceases to be a Subsidiary Guarantor.

     'TIA' means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

     'Total Tangible Assets' means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company, except (a) goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trade names, trademarks, trade secrets, copyrights, licenses, franchises, customer lists, capitalized sample book costs, research and development expense, organization expense, unamortized debt discount and expense, deferred charges or assets other than prepaid insurance, prepaid taxes and deferred taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as 'intangible assets' in accordance with generally accepted accounting principles, (b) treasury stock of such person, (c) cash set apart and held in any sinking fund or similar or analogous fund for the purpose of redeeming or otherwise retiring stock of such person, and (d) any write-up of the book value of any assets of such person resulting from revaluation thereof subsequent to the Closing Date.

     'Trustee' means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

     'Trust Officer' means (i) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and (ii) who shall have direct responsibility for the administration of the Indenture.

     'Unrestricted Subsidiary' means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; provided further, however, that either (a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled '--Limitation on Restricted Payments.' The Board of Directors may designate any

Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) (1) the Company could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under '--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock' or (2) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     'U.S. Government Obligations' means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     'Voting Stock' of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     'Weighted Average Life to Maturity' means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (ii) the sum of all such payments.

     'Wholly Owned Restricted Subsidiary' is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

     'Wholly Owned Subsidiary' of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

                  DESCRIPTION OF THE SENIOR CREDIT FACILITIES

     The Chase Manhattan Bank ('Chase'), subject to certain conditions described below under the caption '--Conditions to Closing,' provides the Senior Credit Facilities to the Company (the 'Borrower') and, in the case of the Revolving Credit Facility and subject to specified sub-limits and to the consent of Chase, to one or more of its non-U.S. subsidiaries (such subsidiaries, if any, the 'Subsidiary Borrowers,' and together with the Borrower, collectively, the 'Borrowers') in the aggregate amount of $300.0 million comprised of (i) term loans in the aggregate principal amount of $225.0 million (the 'Term Loans') consisting of (a) a $65.0 million six-year Tranche A Senior Secured Term Loan Facility, $45.0 million of which will be available on a deferred draw basis for a period of 18 months after the Closing ('Term Loan A'), (b) a $115.0 million seven-year Tranche B Senior Secured Term Loan Facility ('Term Loan B'), and (c) a $45.0 million eight-year Tranche C Senior Secured Term Loan Facility ('Term Loan C') and (ii) a $75.0 million six-year Revolving Credit Facility.

REPAYMENT

     The Term Loans will amortize on a semi-annual basis. Term Loan A will amortize in amounts equal to $0.5 million in 1999, $1.5 million in 2000, $7.0 million in 2001, $17.25 million in 2002, $25.0 million in 2003 and $13.75 million in 2004. Term Loan B will amortize in amounts equal to $0.5 million in 1999, $1.0 million from 2000 through 2004 and $109.5 million in 2005. Term Loan C will amortize in amounts equal to $0.25 million in 1999, $0.5 million from 2000 through 2005 and $41.75 million in 2006.

GUARANTEES

     The obligations of the Borrowers under the Senior Credit Facilities are guaranteed on a senior basis, to the extent permitted by applicable law, (i) in the case of the Borrower's obligations thereunder, by each of the Borrower's existing and future U.S. subsidiaries and by IHDG UK (collectively, the 'Borrower Facility Guarantees') and (ii) in the case of each Subsidiary Borrower's obligations thereunder, by the Borrower, each of the Borrower's existing and future U.S. subsidiaries, each of such Subsidiary Borrower's subsidiaries and each other existing and future subsidiary of the Borrower organized under the laws of the country of organization of such Subsidiary Borrower and, in the case of any Borrower Subsidiary organized in the United Kingdom, by IHDG UK (collectively, the 'Subsidiary Borrower Facility Guarantees').

SECURITY

     The obligations of the Borrower and its U.S. subsidiaries and IHDG UK under the Senior Credit Facilities and under their respective Borrower Facility Guarantees and Subsidiary Borrower Facility Guarantees, as applicable, are secured by a first priority security interest in substantially all or a specified portion of the pledgeable tangible and intangible assets of the Borrower and its U.S. subsidiaries and, to the extent permitted by applicable law, IHDG UK.

INTEREST

     At the Borrower's option, the interest rates per annum applicable to the Term Loans and the Borrower's Revolving Credit Facility borrowings are fluctuating rates of interest determined by reference to (i) LIBOR plus the applicable margin or (ii) the higher of (a) Chase's prime rate and (b) the federal funds rate plus 0.50% per annum (the 'Alternate Base Rate'), plus the applicable margin. For the Borrower's Revolving Credit Facility borrowings and Term Loan A, the applicable margin is 2.50% for LIBOR borrowings and 1.50% for Alternate Base Rate borrowings; for Term Loan B, the applicable margin is 2.75% for LIBOR borrowings and 1.75% for Alternate Base Rate borrowings; and for Term Loan C, the applicable margin is 3.00% for LIBOR borrowings and 2.00% for Alternate Base Rate borrowings. For the Subsidiary Borrowers' Revolving Credit Facility borrowings, if any, interest rates per annum are an underlying rate to be determined plus a margin equal to the LIBOR margin applicable to Term Loan A. The applicable margin in respect of each of the facilities is subject to adjustment based on financial performance standards to be set forth in the definitive loan documentation.

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
FEES

     The Borrower has agreed to pay to Chase customary fees with respect to the Senior Credit Facilities, including an up-front structuring and arrangement fee, an annual administration fee, commitment fees on the unused portion of the commitments relating to the Senior Credit Facilities and a letter of credit participation fee, which commitment fee and letter of credit participation fee are subject to adjustment based on financial performance standards to be set forth in the definitive loan documentation.

PREPAYMENTS

     The Borrower is required to make mandatory prepayments of the Term Loans or reductions of the commitments under Term Loan A in amounts and at times to be set forth in the definitive loan documentation, (i) in respect of a portion to be agreed upon of consolidated excess cash flow of the Borrower and its subsidiaries for each fiscal year and (ii) in respect of 100% of the net proceeds (above certain thresholds to be agreed upon) of (a) certain dispositions by the Borrower or any of its subsidiaries of assets or the stock of subsidiaries (unless reinvested in assets useful in the business of the Borrower or its subsidiaries within a specified period) and (b) the incurrence by the Borrower or any of its subsidiaries of certain indebtedness.

     The Borrower is also required to apply (i) 100% of all cash proceeds (net of certain fees and expenses) not in excess of $30.0 million received by the Borrower or any Subsidiary in respect of any sale or disposition of Vernon Plastics and (ii) 50% of all cash proceeds (net of certain fees and expenses) in excess of $30.0 million received by the Borrower or any Subsidiary in respect of any such sale or disposition, in each case to prepay Term Borrowings, and may retain the balance of such proceeds.

     Subject to the provisions described below under the caption '--Special Application Provisions,' mandatory prepayments of the Term Loans (i) will be allocated among the Term Loans on a pro rata basis (based on the then-outstanding principal amount and unused commitments of Term Loan A, Term Loan B and Term Loan C, respectively), and (ii) within each of Term Loan A, Term Loan B and Term Loan C, will be applied to scheduled outstanding principal payments (a) to the extent based on consolidated excess cash flow, in the order of maturity and (b) to the extent based on net proceeds, on a pro rata basis.

     The Borrower has the right to make optional prepayments of the loans and optional reductions of the revolving credit and Term Loan A commitments in whole or in part at any time without penalty, but subject to payment of customary breakage costs, if applicable. Subject to the provisions described below under the caption '--Special Application Provisions,' optional prepayments of the Term Loans (i) will be allocated among the Term Loans on a pro rata basis (based on the then-outstanding principal amount of Term Loan A, Term Loan B and Term Loan C, respectively), and (ii) within each of Term Loan A, Term Loan B and Term Loan C, will be applied to scheduled principal payments in the order of maturity.

SPECIAL APPLICATION PROVISIONS

     At the election of the Borrower, the first portion in an aggregate amount to be agreed upon of mandatory (to the extent based on consolidated excess cash flow) or optional prepayments of the Term Loans will be applied to prepay or, in the case of mandatory prepayments, reduce commitments under Term Loan A. Any holders of Term Loan B or Term Loan C may, so long as Term Loan A loans or commitments are outstanding, decline to accept any mandatory prepayment described above under the caption '--Prepayments' (to the extent based on consolidated excess cash flow) and, under such circumstances, all amounts that would otherwise be applied to prepay Term Loan B or Term Loan C will be applied first to prepay Term Loan A loans and second to reduce Term Loan A commitments. In addition, the Borrower is entitled, at its election, so long as Term Loan A loans are outstanding, to afford the holders of Term Loan B and Term Loan C the right to decline to accept any optional prepayment and, under such circumstances, all amounts that would otherwise be applied to prepay Term Loan B or Term Loan C will be applied to prepay Term Loan A.

COVENANTS; EVENTS OF DEFAULT

     The Senior Credit Facilities contain covenants restricting the ability of the Borrower and its subsidiaries to, among other things: (i) pay dividends and make distributions on, or repurchase or redeem, capital stock; (ii) prepay or repay certain debt; (iii) incur certain liens and engage in sale/leaseback transactions; (iv) make capital expenditures; (v) make loans and investments;
(vi) incur indebtedness and guarantees and other certain contingent obligations;
(vii) engage in certain mergers, consolidations, acquisitions and asset sales;
(viii) enter into certain transactions with affiliates; (ix) make changes in their lines of business; (x) amend debt and other material agreements; and (xi) pay certain fees to Blackstone and its affiliates. The aforementioned covenants will be subject to certain materiality concepts and baskets and other exceptions to be set forth in the definitive loan documentation. The Borrower will also be required to (i) comply with certain financial covenants, including: (a) a minimum interest coverage ratio and (b) a maximum net leverage ratio, and (ii) to enter into and maintain certain interest rate protection agreements satisfactory to Chase. The Senior Credit Facilities also contain customary representations and warranties, affirmative covenants and events of default, including cross default, material judgments and change in control.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the 'Service') will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Company recommends that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Old Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

     The Company believes that the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an 'exchange' for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Old Notes for Exchange Notes pursuant to the Exchange Offer.

                         BOOK-ENTRY; DELIVERY AND FORM

     The Exchange Notes are being offered in exchange for the Old Notes offered in the initial offering thereof solely to QIBs pursuant to Rule 144A and in offshore transactions to Non-U.S. Persons in reliance on Regulation S.

THE GLOBAL EXCHANGE NOTE

     The Exchange Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the 'Global Exchange Note'). The Global Exchange Note will be deposited upon issuance with the Trustee, as custodian for The Depository Trust Company ('DTC'), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below. Exchange Notes sold to Institutional Accredited Investors may be represented by the Global Exchange Note or, if such an investor may not hold an interest in the Global Exchange Note, a certificated Exchange Note.

     Except as set forth below, the Global Exchange Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Exchange Note may not be exchanged for Exchange Notes in certificated form except in the limited circumstances described below. See 'Certificated Exchange Notes.'

     The Exchange Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the 'Direct Participants') and to facilitate the clearance and settlement of transactions in those securities between the Direct Participants through electronic book-entry changes in accounts of the Direct Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect custodial relationship with a Direct Participant (collectively, the 'Indirect Participants'). DTC may hold securities beneficially owned by other persons only through the Direct Participants or the Indirect Participants, and such person's ownership interest and transfer of ownership interest will be recorded on the records of the Direct Participants and the Indirect Participants, and not on the records maintained by DTC.

     DTC has also advised the Company that, pursuant to DTC's procedures, (i) upon deposit of the Global Exchange Note, DTC will credit the accounts of Direct Participants designated by the Initial Purchasers with portions of the principal amount of the Global Exchange Note allocated by the Initial Purchasers to such Direct Participants and (ii) DTC will maintain records of the ownership interests of such Participants in the Global Exchange Note and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Exchange Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Exchange Notes.

     The laws of some states require that certain persons take physical delivery in definitive, certificated form of securities that they own. This may limit or curtail the ability to transfer beneficial interests in the Global Exchange Note to such persons. Because DTC can act only on behalf of the Direct Participants, which in turn act on behalf of the Indirect Participants and others, the ability of a person having beneficial interests in the Global Exchange Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of such Exchange Notes, see 'Certificated Exchange Notes.'

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL EXCHANGE NOTE WILL NOT HAVE EXCHANGE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Under the terms of the Indenture, the Company and the Trustee will treat persons in whose names the Exchange Notes are registered (including Exchange Notes represented by Global Exchange Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Exchange Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Exchange Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Exchange Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

     DTC has advised the Company that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Exchange Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Exchange Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Exchange Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Exchange Notes for all purposes.

     The Global Exchange Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more Direct Participants to whose account with DTC interests in the Global Exchange Note are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such Direct Participant or Direct Participants has or have given such direction. However, if any of the events described under 'Certificated Exchange Notes' occurs, DTC reserves the right to exchange the Global Exchange Note for Exchange Notes in certificated form and to distribute such Exchange Notes to its Direct Participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Exchange Note among accountholders in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee nor any agent of the Company or the Trustee will have any responsibility for the performance by DTC or its respective participants, indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED EXCHANGE NOTES

     If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in definitive form under the Indenture or (iii) upon the occurrence of certain other events as provided in the Indenture, then, upon surrender by DTC of the Global Exchange Notes, Certificated Exchange Notes will be issued to each person that DTC identifies as the beneficial owner of the Exchange Notes represented by the Global Exchange Notes. Upon any such issuance, the Trustee is required to register such Certificated Exchange Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

     Neither the Company nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Exchange Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Exchange Notes to be issued).

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition,
until              , 1998, all dealers effecting transactions in the Exchange
Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an 'underwriter' within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any broker-dealers and will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

     Chase Securities Inc. is an affiliate of The Chase Manhattan Bank, which will be the Administrative Agent and a lender to the Company under the Senior Credit Facilities. An affiliate of Chase Securities Inc. is a limited partner of Blackstone Capital Partners III Merchant Banking Fund, L.P. In addition, Chase Securities Inc. and its affiliates perform various investment banking and commercial banking services from time to time for Blackstone, Borden, C&A and their affiliates and Bear, Stearns & Co. Inc. and its affiliates perform various investment banking and commercial banking services from time to time for Blackstone and its affiliates.

                                 LEGAL MATTERS

     The validity of the issuance of the Exchange Notes offered hereby will be passed upon for the Company and the Subsidiary Guarantors by Jones, Day, Reavis & Pogue, New York, New York.

                                    EXPERTS

     IHDG's combined balance sheets as of December 31, 1996 and December 31, 1997, and the related combined statements of operations, shareholder's equity and owner's investment and cash flows for each of the three years in the period ended December 31, 1997, included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Imperial's consolidated and combined balance sheets as of January 27, 1996, December 28, 1996 and December 27, 1997, and its statements of operations, investments and advances and cash flows for the year ended January 27, 1996, December 28, 1996 and December 27, 1997, included in this Prospectus, have been audited by Arthur Andersen LLP, independent certified public accountants, as stated in their report herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                              PAGE
                                                                                                              ----
THE IMPERIAL HOME DECOR GROUP INC. (FORMERLY KNOWN AS BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.)
Independent Auditors' Report...............................................................................    F-2
Combined Statements of Operations, for the years ended December 31, 1995, 1996 and 1997....................    F-3
Combined Balance Sheets, as of December 31, 1996 and 1997..................................................    F-4
Combined Statements of Cash Flows, for the years ended December 31, 1995, 1996 and 1997....................    F-6
Combined Statements of Shareholder's Equity/Owner's Investment, for the years ended December 31, 1995, 1996
  and 1997.................................................................................................    F-7
Notes to Combined Financial Statements.....................................................................    F-8

THE IMPERIAL HOME DECOR GROUP INC. (FORMERLY KNOWN AS BORDEN DECORATIVE PRODUCTS
  HOLDINGS, INC.)
Condensed Consolidated Balance Sheet as of March 28, 1998..................................................   F-33
Condensed Consolidated Statements of Operations for the three months ended March 29, 1997 and March 28,
  1998.....................................................................................................   F-34
Condensed Consolidated Statements of Cash Flows for the three months ended March 29, 1997 and March 28,
  1998.....................................................................................................   F-35
Notes to Condensed Consolidated Financial Statements.......................................................   F-36

IMPERIAL WALLCOVERINGS, INC.
Report of Independent Public Accountants...................................................................   F-41
Consolidated and Combined Balance Sheets, as of January 27, 1996, December 28, 1996 and December 27,
  1997.....................................................................................................   F-42
Consolidated and Combined Statements of Operations, for the periods ended January 27, 1996, December 28,
  1996 and December 27, 1997...............................................................................   F-43
Consolidated and Combined Statements of Investments and Advances (to) from Collins & Aikman Products Co.,
  for the periods ended January 27, 1996, December 28, 1996 and December 27, 1997..........................   F-44
Consolidated and Combined Statements of Cash Flows, for the periods ended January 27, 1996, December 28,
  1996 and December 27, 1997...............................................................................   F-45
Notes to Consolidated and Combined Financial Statements....................................................   F-46

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
and Shareholder of
Borden, Inc.

We have audited the accompanying combined balance sheets of The Imperial Home Decor Group, Inc. formerly known as Borden Decorative Products Holdings, Inc. ('BDPH') as of December 31, 1997 and 1996, and the related combined statements of operations, shareholder's equity/owner's investment and cash flows for each of three years in the period ended December 31, 1997. These financial statements are the responsibility of Borden's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of BDPH at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Columbus, Ohio
March 25, 1998

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                          YEAR ENDED DECEMBER 31,
                                                                      --------------------------------
                                                                        1995        1996        1997
                                                                      --------    --------    --------
Net Sales..........................................................   $362,292    $364,971    $372,738
Cost of goods sold.................................................    229,765     237,468     242,718
                                                                      --------    --------    --------

Gross margin.......................................................    132,527     127,503     130,020

Distribution expense...............................................     18,251      19,569      18,784
Marketing expense..................................................     68,313      60,229      58,388
General & administrative expense...................................     16,572      16,566      19,379
                                                                      --------    --------    --------

Operating income...................................................     29,391      31,139      33,469

Interest (income) expense..........................................        923        (218)       (303)
                                                                      --------    --------    --------

Income before income taxes.........................................     28,468      31,357      33,772
Income tax expense.................................................     11,215      10,601      11,384
                                                                      --------    --------    --------

Net income.........................................................   $ 17,253    $ 20,756    $ 22,388
                                                                      --------    --------    --------
                                                                      --------    --------    --------

                   See Notes to Combined Financial Statements

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                                 DECEMBER 31,
                                                                                             --------------------
                                                                                               1996        1997
                                                                                             --------    --------
                                          ASSETS
Current assets:
  Cash and equivalents....................................................................   $  6,768    $  3,795
  Accounts receivable (less allowance for doubtful accounts of $2,442 and
     $1,758, respectively)................................................................     60,662      55,160
  Inventories:
     Finished and in-process goods........................................................     54,192      52,012
     Raw materials and supplies...........................................................      8,151       7,467
                                                                                             --------    --------
  Total inventories.......................................................................     62,343      59,479
  Other current assets....................................................................     19,208      20,382
                                                                                             --------    --------
Total Current Assets......................................................................    148,981     138,816
                                                                                             --------    --------
Property and Equipment
  Land....................................................................................      1,272       1,245
  Buildings...............................................................................     10,999      11,939
  Machinery and equipment.................................................................     96,343     112,285
                                                                                             --------    --------
                                                                                              108,614     125,469
  Less accumulated depreciation...........................................................     51,395      58,729
                                                                                             --------    --------
Net Property and Equipment................................................................     57,219      66,740
Goodwill..................................................................................     11,597      10,868
Other non-current assets..................................................................     23,013      23,210
                                                                                             --------    --------
                                                                                             $240,810    $239,634
                                                                                             --------    --------
                                                                                             --------    --------

                                                    (continued on the next page)

                   See Notes to Combined Financial Statements

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                                 DECEMBER 31,
                                                                                             --------------------
                                                                                               1996        1997
                                                                                             --------    --------
                 LIABILITIES AND SHAREHOLDER'S EQUITY/OWNER'S INVESTMENT
Current liabilities:
  Bank loan...............................................................................   $           $  1,529
  Accounts and drafts payable.............................................................     43,711      31,310
  Income tax payable--Foreign.............................................................      7,957       6,249
  Other current liabilities...............................................................     25,045      22,470
                                                                                             --------    --------
Total current liabilities.................................................................     76,713      61,558
Long-term liabilities
  Deferred income taxes--foreign..........................................................      8,770       9,546
  Non-pension postemployment benefit obligations..........................................        895         865
  Other long-term liabilities.............................................................        377         935
                                                                                             --------    --------
Total long-term liabilities...............................................................     10,042      11,346
Commitments and Contingencies (Note 11)
Shareholder's Equity/Owner's Investment
Preferred stock: $25 par value, 15,000,000 shares authorized
Senior: 6,552,000 shares issued and outstanding...........................................    163,800     163,800
Junior: 1,148,386 and 1,215,543 shares issued and outstanding, respectively...............     28,710      30,389
Common stock--$0.01 par value 40,000,000 shares authorized 20,000,000
  issued and outstanding..................................................................        200         200
Paid-in capital...........................................................................    (69,242)    (69,242)
Accumulated translation adjustment........................................................      3,655        (672)
Retained earnings (from January 1, 1996)..................................................      6,605      15,676
Owner's investment........................................................................     20,327      27,878
Minimum Pension Liability Adjustment......................................................                 (1,299)
                                                                                             --------    --------
Total Shareholder's Equity/Owner's Investment.............................................    154,055     166,730
                                                                                             --------    --------
                                                                                             $240,810    $239,634
                                                                                             --------    --------
                                                                                             --------    --------

                                                   (continued on the next page)

                   See Notes to Combined Financial Statements

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                  --------------------------------
                                                                                    1995        1996        1997
                                                                                  --------    --------    --------
Cash flows from operating activities:
  Net income...................................................................   $ 17,253    $ 20,756    $ 22,388
  Adjustments to reconcile net income to net cash from operating activities:
     Depreciation and amortization.............................................      5,993       6,589      10,077
     Accounts receivable.......................................................     (7,949)     (1,223)      5,502
     Inventories...............................................................      4,937       7,701       2,864
     Accounts and drafts payable...............................................     (3,371)      8,238     (12,401)
     Current and deferred foreign income taxes.................................        436       2,904        (932)
     Other assets..............................................................     (3,660)      3,489         593
     Other liabilities.........................................................     13,671      (4,977)     (2,047)
                                                                                  --------    --------    --------
  Cash from operating activities...............................................     27,310      43,477      26,044

Cash flows used in investing activities:
  Capital expenditures.........................................................     (6,363)    (21,178)    (20,833)

Cash flows used in financing activities:
  Sales of common shares.......................................................                  1,440
  Purchase of senior preferred stock...........................................                 (1,440)
  Dividends paid...............................................................                 (2,866)    (20,238)
  Net short term debt borrowings...............................................                              1,529
  Other changes in owner's investment..........................................    (15,051)    (25,508)     10,525
                                                                                  --------    --------    --------
  Cash used in financing activities............................................    (15,051)    (28,374)     (8,184)
                                                                                  --------    --------    --------
Increase (decrease) in cash and equivalents....................................      5,896      (6,075)     (2,973)

Cash and equivalents at beginning of year......................................      6,947      12,843       6,768
                                                                                  --------    --------    --------
Cash and equivalents at end of year............................................   $ 12,843    $  6,768    $  3,795
                                                                                  --------    --------    --------
                                                                                  --------    --------    --------
Supplemental disclosure of cash flow information
  Cash paid:
     Interest..................................................................   $  1,317    $    223    $     23
     Taxes--foreign............................................................     10,326       6,104       6,802

                  See Notes to Combined Financial Statements.

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
         COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY/OWNER'S INVESTMENT
                                 (IN THOUSANDS)

                                                                                                                   MINIMUM
                                                        PREFERRED STOCK                                            PENSION
                                                      --------------------    COMMON     OWNER'S      PAID-IN     LIABILITY
                                                       SENIOR      JUNIOR     STOCK     INVESTMENT    CAPITAL     ADJUSTMENT
                                                      --------    --------    ------    ----------    --------    ----------
Beginning balance January 1, 1995..................   $     --    $     --     $ --      $163,592     $     --
Change to owner's investment.......................                                       (16,103)
Foreign currency translation.......................
Net income.........................................                                        17,253
                                                      --------    --------    ------    ----------    --------    ----------
Ending balance December 31, 1995...................         --          --       --       164,742           --           --
Recapitalization:
  Issuance of common stock to owner................                             197       (98,560)      98,363
  Issuance of preferred stock to owner.............    165,240      26,025               (191,265)
  Purchase of shares from owner....................     (1,440)
  Sale of common stock to management...............                               3                      1,303
  Sale of common stock to owner....................                                                        134
Other owner's investment transactions--net.........                                       145,410     (169,042)
Paid in kind dividends--junior preferred...........                  2,685
Dividends--senior preferred........................
Foreign currency translation.......................
Net income.........................................
                                                      --------    --------    ------    ----------    --------    ----------
Ending balance December 31, 1996...................    163,800      28,710      200        20,327      (69,242)          --
Other owner's investment transactions--net.........                                         7,551
Paid in kind dividends--junior preferred...........                  1,679
Cash dividends--junior preferred...................
Dividends--senior preferred........................
Foreign currency translation.......................
Minimum pension liability adjustment...............                                                                  (1,299)
Net income.........................................
                                                      --------    --------    ------    ----------    --------    ----------
Ending balance December 31, 1997...................   $163,800    $ 30,389     $200      $ 27,878     $(69,242)    $ (1,299)
                                                      --------    --------    ------    ----------    --------    ----------
                                                      --------    --------    ------    ----------    --------    ----------


                                                     ACCUMULATED
                                                     TRANSLATION    RETAINED
                                                     ADJUSTMENT     EARNINGS     TOTAL
                                                     -----------    --------    --------
Beginning balance January 1, 1995..................    $(4,121)     $     --    $159,471
Change to owner's investment.......................                              (16,103)
Foreign currency translation.......................      1,052                     1,052
Net income.........................................                               17,253
                                                     -----------    --------    --------
Ending balance December 31, 1995...................     (3,069)           --     161,673
Recapitalization:
  Issuance of common stock to owner................                                   --
  Issuance of preferred stock to owner.............                                   --
  Purchase of shares from owner....................                               (1,440)
  Sale of common stock to management...............                                1,306
  Sale of common stock to owner....................                                  134
Other owner's investment transactions--net.........                              (23,632)
Paid in kind dividends--junior preferred...........                   (2,685)         --
Dividends--senior preferred........................                  (11,466)    (11,466)
Foreign currency translation.......................      6,724                     6,724
Net income.........................................                   20,756      20,756
                                                     -----------    --------    --------
Ending balance December 31, 1996...................      3,655         6,605     154,055
Other owner's investment transactions--net.........                                7,551
Paid in kind dividends--junior preferred...........                   (1,679)         --
Cash dividends--junior preferred...................                     (581)       (581)
Dividends--senior preferred........................                  (11,057)    (11,057)
Foreign currency translation.......................     (4,327)                   (4,327)
Minimum pension liability adjustment...............                               (1,299)
Net income.........................................                   22,388      22,388
                                                     -----------    --------    --------
Ending balance December 31, 1997...................    $  (672)     $ 15,676    $166,730
                                                     -----------    --------    --------
                                                     -----------    --------    --------

                  See Notes to Combined Financial Statements.

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING
POLICIES

  Nature of Operations and Basis of Presentation

     The accompanying combined financial statements present the financial position, results of operations, cash flows and shareholder's equity/owner's investment of The Imperial Home Decor Group, Inc. formerly known as Borden Decorative Products Holdings, Inc. ('BDPH') operations of Borden, Inc. ('Borden'), consisting of the operations of Borden Decorative Products, Ltd., Sunworthy, and Vernon Plastics operations, collectively known as BDPH. Effective January 1, 1996, Borden Decorative Products Holdings, Inc. was formed to operate certain of Borden's decorative businesses ('Borden Decorative Products'). Under this structure BDPH was granted beneficial ownership of the Canadian decorative products operations (Sunworthy -Canada) which was legally incorporated as an operating subsidiary of BDPH before the transfer of interest. BDPH's operations are conducted in the United Kingdom (UK), Canada and the United States. They include the manufacture and distribution of residential and commercial wallcoverings, heat transfer paper and flexible vinyl films and sheeting.

     The 1997 and 1995 reporting periods for the BDPH operation are 52 week periods. In 1996 BDPH's UK subsidiary's reporting period fiscal year consisted of 53 weeks.

     Prior to January 1, 1996, the decorative businesses were managed as divisions of Borden. Under this structure, Borden incurred various costs related to the decorative businesses which included corporate and administrative expenses (see Note 2). The allocation of these costs, as well as intercompany purchases and sales, cash infusions and withdrawals, and other transactions, are reflected in the owner's investment account through December 31, 1995. In connection with the formation of Borden Decorative Products Holdings, Inc., the shareholder's equity and owner's investment amounts have been recapitalized to reflect the resulting capital structure.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates in BDPH's financial statements are the allowance for doubtful accounts, reserve for inventory obsolescence, accrual for general and group insurance and the pension and non-pension postemployment and post retirement benefit allocations. Actual results could differ from those estimates.

  Summary of Significant Accounting Policies

     Significant accounting policies followed by BDPH, as summarized below, are in conformity with generally accepted accounting principles.

  Principles of Combination

     The combined financial statements include the accounts of BDPH after elimination of material inter and intracompany accounts and transactions.

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

1. NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Revenue Recognition

     Revenues are recognized when products are shipped. Liabilities are established for estimated returns, allowances and trade discounts when revenues are recognized.

  Research and Development

     Research and development costs are charged to general and administrative expense when incurred. Research and development costs amounted to $974, $868 and $980 in 1995, 1996 and 1997, respectively.

  Environmental Remediation

     Environmental costs representing ongoing maintenance, monitoring and similar costs are expensed as incurred. Environmental remediation costs are accrued when environmental assessments and/or remedial efforts are probable and the cost or a reasonable range can be estimated. Environmental expenditures which improve the condition of a property are capitalized and amortized over their estimated useful life.

  Cash and Equivalents

     BDPH considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  Inventories

     Inventories are stated at the lower of cost or market with cost principally being determined using the average cost and first-in, first-out methods.

  Development, Design, Engraving and Sample Book Costs

     Costs of design and engraving related to the preparation of cylinder rollers for new designs are deferred in other assets and amortized over the shorter of estimated useful life of the design and engraving or the period during which the company is expected to benefit. Amortization of the design and engraving costs was $13,155, $12,969 and $12,372 in 1995, 1996 and 1997
respectively. Amortization of the cylinder roller costs was $479, $557 and $800 in 1995, 1996, 1997, respectively. Sample book costs in excess of the proceeds from sales of such books are deferred and amortized over the estimated useful life of the sample books, generally a two to three year period. Amortization of sample books costs was $8,742, $7,218 and $5,017 in 1995, 1996 and 1997, respectively.

  Property and Equipment

     Property and equipment are stated at cost, less a reserve for accumulated depreciation. Depreciation is recorded on the straight-line basis over useful lives ranging from thirty to forty years for buildings and three to eighteen years for equipment.

     Major renewals and betterments are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When properties are retired or otherwise disposed of, the applicable cost and accumulated depreciation are removed from the accounts and any related gain or loss is recorded in the statement of operations.

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

1. NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Goodwill

     Goodwill represents the excess of the purchase price over fair value of identifiable assets of businesses acquired and is amortized on a straight-line basis over forty years or its useful life, whichever is shorter. The accumulated amortization of goodwill was $4,317, $4,756 and $5,135 at December 31, 1995, 1996 and 1997, respectively.

  Impairment

     The carrying value of property, equipment and intangibles is evaluated periodically for recoverability when considered in relation to the expected future undiscounted cash flows of the underlying businesses over the estimated remaining useful life of the asset.

  Foreign Currency Translations

     Assets and liabilities of foreign affiliates are generally translated at current exchange rates, and related translation adjustments are reported as a component of owner's investment/shareholder's equity. Amounts reflected in the statements of operations and cash flows are translated at the average rates during the year. Realized and unrealized net foreign exchange gains aggregating $1,119, $158, and $ 450 were included in income in 1995, 1996 and 1997, respectively.

  Income Taxes

     The results of domestic and Canadian operations of BDPH are included in Borden's consolidated tax returns. Borden uses the liability method of accounting for deferred income taxes. Deferred foreign income taxes are recorded to recognize the future effects of temporary differences which arise between financial statement assets and liabilities and their basis for income tax reporting purposes. For purposes of these stand-alone financial statements, income taxes are determined as though BDPH filed separate U.S. federal, Canadian and state corporate income tax returns. Current taxes payable for U.S. federal, state and Canadian taxes are reflected in the owner's investment account. Taxes on income and losses from foreign locations are provided in accordance with Statement of Financial Accounting Standard No. 109, 'Accounting for Income Taxes'.

  Derivative Financial Instruments

     Borden uses forward exchange contracts to reduce the effect of the fluctuations in foreign currency rates. Borden hedges certain firm commitments and transactions denominated in foreign currencies. Borden does not engage in speculation. Gains and losses on forward contracts are offset against foreign exchange gains or losses on the underlying hedged item. The fair values of financial instruments are estimated based on quotes from brokers or current rates offered for instruments with similar characteristics. Borden enters into foreign exchange contracts on behalf of BDPH. The notional amounts outstanding for contracts relating to BDPH as of December 31, 1995, 1996 and 1997 were $49,729, $26,852 and $12,293 , respectively. Contracts mature generally within five to six months and are principally with banks. Fair value of the contracts approximated the carrying value.

  Concentrations of Credit Risk

     Financial instruments which potentially subject BDPH to concentrations of credit risk consist principally of temporary cash investments and accounts receivable. BDPH places its temporary cash investments ($6,768 at December 31, 1996 and $3,795 at December 31, 1997) with high quality institutions and, by policy, limits the

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

1. NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) amount of credit exposure to any one institution. Concentrations of credit risk with respect to accounts receivable are limited, due to the large number of customers comprising BDPH's customer base and their dispersion across many different industries and geographies. BDPH generally does not require collateral or other security to support customer receivables. A portion of BDPH's sales are exports. For these sales, BDPH may insure its export receivables based upon assessment of the risk and the country to which products are sold. BDPH closely monitors extensions of credit and has generally not experienced significant credit losses.

  Pension and Retirement Savings Plans

     Most of BDPH's employees are covered under one of Borden's pension plans or one of the union-sponsored plans to which Borden contributes. BDPH's cumulative liability associated with these plans is recorded on BDPH's balance sheets. BDPH's share of the allocated cost to fund and administer these plans is recorded in the statements of operations in the year the cost is incurred.

     Substantially all domestic employees of BDPH participate in Borden's retirement savings plans. BDPH's cost of providing the retirement savings plans is the amount by which it matches eligible contributions made by participating employees and is recognized as a charge to income in the year the cost is incurred.

  Non-pension Postemployment and Postretirement Benefits

     Borden provides certain health and life insurance benefits for eligible retirees and their dependents. The cost of postretirement benefits is accrued during the employees' working careers. BDPH's cumulative liability associated with these plans is recorded on BDPH's balance sheets. BDPH's share of the allocated cost to fund and administer these plans is recorded in the statements of operations in the year the cost is incurred.

     Borden provides certain other postemployment benefits to qualified former or inactive employees. BDPH's cumulative liability associated with these plans is recorded on BDPH's balance sheets. BDPH's share of the cost to fund and administer these plans is recorded in the statements of operations in the year the cost is incurred.

  Fair Value of Financial Instruments

     The carrying values of cash, accounts receivable and payable, other receivables, and accrued and other current liabilities as stated on the balance sheets approximate their fair market value.

  Advertising and Promotion Expense

     Production costs of future media advertising are deferred until the advertising occurs. All other advertising costs are expensed when incurred. Promotional expenses are generally expensed ratably over the year in relation to revenues or other performance measures. Advertising and promotional expenses amounted to $43,851, $34,476 and $31,177 during 1995, 1996 and 1997, respectively.

  Group and General Insurance Reserve

     Borden is generally self-insured for losses and liabilities relating to workers' compensation, health and welfare claims, physical damage to property, business interruption and comprehensive general, product and vehicle liability. Borden maintains insurance policies for certain items exceeding deductible limits. Losses are accrued for the estimated aggregate liability for claims using certain actuarial assumptions followed in the insurance industry and Borden's experience.

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

1. NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Supplemental Cash Flow Information

     For the periods presented, the information provided reflects actual income tax payments made by the foreign operations of BDPH. The 1995, 1996 and 1997 tax payments for U.S. operations were made by Borden.

  Recently Issued Accounting Statements

     The Financial Accounting Standards Board has recently issued three new accounting standards, Statement No. 130, 'Reporting Comprehensive Income', adopted in 1997, Statement No. 131, 'Disclosures About Segments of an Enterprise and Related Information' and Statement No. 132, 'Employers' Disclosures about Pensions and Other Postretirement Benefits.' These statements will affect the disclosure requirements for the 1998 reporting period. BDPH is currently evaluating the effect of statements No. 131 'Disclosures About Segments of an Enterprise and Related Information' and Statement No. 132, 'Employers' Disclosures about Pensions and Other Postretirement Benefits.'

2. RELATED PARTIES

     BDPH is engaged in various transactions with Borden and its affiliates in the ordinary course of business. As described in Note 1, certain administrative expenses incurred by Borden have been allocated to BDPH generally based on a pro-rata share of Borden's total sales. Management believes the allocation methods utilized are reasonable. Amounts due to Borden resulting from these allocations, as well as sales and purchases of products and materials to or from other operations, are reflected in owner's investment account in the statements of stockholder's equity.

     In addition, a subsidiary of Borden provides certain administrative services to BDPH at negotiated fees. These services include: processing of payroll and active and retiree group insurance claims, administration of workers compensation claims, and securing insurance coverage for catastrophic claims. BDPH reimburses the Borden subsidiary for payments for general disbursements, general and group insurance and postemployment benefit claims. These amounts due to a subsidiary of Borden are also included in the owner's investment account. BDPH is generally self-insured for general insurance claims and postemployment benefits other than pensions. The liabilities for these obligations are included in BDPH's financial statements.

     Employee pension benefits are provided under the Borden domestic pension plans to which BDPH contributes. The U.S. employees participate in the Borden retirement savings plan. Borden also provides certain health and life insurance benefits for eligible employees. BDPH has recognized expenses associated with these benefits, certain of which are determined and allocated by Borden's actuary. BDPH has assumed an actuarially determined portion of Borden's U.S. net pension liability. A minimum pension liability of $906 has been recognized for BDPH's portion of the Canadian operation's pension plan. BDPH sponsors retirement plans in certain international locations. These plans cover only BDPH employees and are not affiliated liabilities (See Note 6).

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

2. RELATED PARTIES--(CONTINUED)
     The following table summarizes the charges for these costs.

                                                                               YEAR ENDED DECEMBER 31,
                                                                              --------------------------
                                                                               1995      1996      1997
                                                                              ------    ------    ------
Pension and other employee benefits........................................   $  625    $  963    $  861
Group and general insurance................................................    1,922     2,184     1,665
Corporate information services.............................................    1,667       808       791
Executive compensation, corporate staff
  Department services and division overhead................................    2,092     1,362     1,592

     The benefit related amounts allocated by Borden to BDPH include the following (see Note 5 for income tax amounts):

                                                                                DECEMBER 31,
                                                                              ----------------
                                                                               1996      1997
                                                                              ------    ------
Net domestic pension liability.............................................   $  191    $  510
Postretirement benefit obligation..........................................      527       547
Postemployment benefit obligation..........................................      368       318
Non-qualified plan obligation..............................................      186       116
Group and general insurance obligation.....................................    1,274     1,252

     Cash generated and required by BDPH's domestic operations are recorded in the owner's investment account for such years. There was no interest income or expense allocated to BDPH with respect to its net domestic intercompany balances.

     Cash balances in international businesses which are not repatriated to the U.S., can be loaned to other Borden affiliates at a variable rate for generally a 30-day period. There were no affiliated borrowings at December 31, 1996 and 1997.

     In July 1996, BDPH entered into a loan agreement allowing them to borrow funds from Borden under a revolving loan facility. The revolving loan facility, which terminated on December 31, 1997, provided for borrowings up to $5 million at a variable interest rate of prime plus .50% on overnight borrowings and LIBOR plus 1.50% on 30-day borrowings. At December 31, 1996 and 1997, BDPH had no balance outstanding on the revolving loan facility. Commitment fees are paid quarterly at .375% of the available balance.

     In 1996 and 1997 BDPH had a financing agreement with Borden to invest excess cash at an interest rate equal to the Federal Funds rate plus .25%. At December 31, 1996 and 1997, BDPH had $18.3 million and $5.1 million invested, respectively, with Borden netted in the owner's investment account.

     BDPH purchases polyvinyl chloride ('PVC') resins from Borden Chemical and Plastics L.P. ('BCP') under purchase and processing agreements between Borden and BCP which expires in November 2002. The purchase agreements require BCP to supply to Borden up to 100% and requires Borden to purchase at least 85% of the quantities of PVC resins required by Borden to use in its plants in the continental United States. The price for PVC resins will generally be the average price that BCP charges its lowest-priced major customer (other than Borden). The purchase agreements also provide that BCP is required to meet competitive third-party offers or allow Borden to purchase the lower-priced product from third parties in lieu of purchases under purchase agreements. During 1995, 1996 and 1997 BDPH purchased $8,045, $6,534 and $6,330 of PVC from BCP, respectively.

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

2. RELATED PARTIES--(CONTINUED)
     BDPH operating activity with other Borden affiliates was as follows:

                                                                              1995       1996      1997
                                                                             -------    ------    ------
Sales.....................................................................   $ 4,299    $2,296    $  377
Purchases.................................................................    12,966     6,565     3,812

     A Borden affiliate from which BDPH purchases goods for resale guarantees a minimum price on the sale of these goods. Rebates under this agreement amounted to $891, $844 and $404 during 1995, 1996 and 1997, respectively.

3. SHORT-TERM BORROWINGS AND CREDIT FACILITIES

     In addition to the affiliate credit facility described in Note 2, BDPH has unsecured overdraft and revolving loan facilities with the National Westminster Bank ('the Bank'). The interest rate on the $4.9 million overdraft facility is based on the Bank's base rate plus 1%. Interest on the revolving $6.5 million loan facility is based on LIBOR plus .56% fixed at the time of the loan. There were no borrowings outstanding at December 31, 1996. At December 31, 1997, borrowings on the overdraft facility amounted to $1,529.

4. LEASE OBLIGATIONS

     BDPH currently leases warehouse space, production facilities and vehicles under long-term or month-to-month arrangements in its domestic and foreign locations. Rental expense amounted to $3,988, $4,585 and $4,297 during 1995, 1996 and 1997, respectively. Rental expense includes $445, $454 and $378 during 1995, 1996 and 1997, respectively, relating to leases entered into by Borden on behalf of BDPH. Minimum annual rentals under operating leases at December 31, 1997 are as follows:

                                                        MINIMUM RENTALS ON
                                                         OPERATING LEASES
                                                        ------------------
1998.................................................          3,718
1999.................................................          2,949
2000.................................................          2,520
2001.................................................          2,049
2002.................................................          1,945
2003 and thereafter..................................         11,170

5. INCOME TAXES

     Income tax expense for domestic and foreign operations that file a combined tax return with other Borden affiliates was calculated utilizing statutory rates multiplied by pretax income as adjusted for known book tax differences.

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

5. INCOME TAXES--(CONTINUED)
     Income tax expense (benefit) is comprised of the following:

                                                                           1995       1996       1997
                                                                          -------    -------    -------
Current:
  Federal..............................................................   $  (222)   $ 2,967    $ 2,922
  State and local......................................................       (72)       702        548
  Foreign..............................................................    10,811      7,258      9,088
                                                                          -------    -------    -------
                                                                           10,517     10,927     12,558
Deferred:
  Federal..............................................................       610     (2,420)       (40)
  State and local......................................................       137       (453)        (7)
  Foreign..............................................................       (49)     2,547     (1,127)
                                                                          -------    -------    -------
                                                                              698       (326)    (1,174)
                                                                          -------    -------    -------
                                                                          $11,215    $10,601    $11,384
                                                                          -------    -------    -------
                                                                          -------    -------    -------

     The following table reconciles the maximum statutory U.S. Federal income tax rate multiplied by BDPH's income before taxes to the recorded income tax expense (benefit):

                                                                           1995       1996       1997
                                                                          -------    -------    -------
U.S. Federal income tax at 35%.........................................   $ 9,964    $10,975    $11,820
State income tax expense, net of Federal benefit.......................        42        162        319
Foreign rate differentials.............................................     1,174       (704)      (888)
Goodwill amortization and other
  Nondeductible expenses...............................................        35        168        133
                                                                          -------    -------    -------
Provision for income taxes.............................................   $11,215    $10,601    $11,384
                                                                          -------    -------    -------
                                                                          -------    -------    -------

     Domestic and foreign components of income before taxes are as follows:

                                                                           1995       1996       1997
                                                                          -------    -------    -------
Domestic...............................................................   $ 1,071    $ 1,332    $ 7,673
Foreign................................................................    27,397     30,025     26,099
                                                                          -------    -------    -------
                                                                          $28,468    $31,357    $33,772
                                                                          -------    -------    -------
                                                                          -------    -------    -------

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

5. INCOME TAXES--(CONTINUED)
     The tax effects of the Company's significant temporary differences which comprise the deferred tax assets and liabilities at December 31, 1996 and 1997, and are as follows:

                                                                              DECEMBER 31,
                                                                           ------------------
                                                                            1996       1997
                                                                           -------    -------
Assets:
  Accrued and other expenses............................................   $ 2,198    $ 1,257
  Pension, non-pension and postemployment benefit obligations...........       447        581
  Reserves and allowances                                                    4,335      4,281
  Other.................................................................     1,057        756
                                                                           -------    -------
                                                                             8,037      6,875
                                                                           -------    -------
Liabilities:
  Property, plant, equipment and intangibles............................     8,094      7,580
  Pension and health contributions......................................     4,699      4,912
  Accrued and other expenses............................................     3,069      2,593
                                                                           -------    -------
Net Liabilities.........................................................   $ 7,825    $ 8,210
                                                                           -------    -------
                                                                           -------    -------

     Deferred income tax assets and liabilities for domestic and Canadian operations only have been included in the owner's investment account. The domestic net deferred income tax asset was $1,229 and $1,107 at December 31, 1996 and 1997 and was comprised of $3,929 and $3,817 of deferred tax assets principally for accrued expenses and pension obligations and $2,700 and $2,710 of deferred tax liabilities for property and equipment. The Canadian net deferred income tax balance, included in owner's investment, was $284 liability at December 31, 1996 and $229 asset at December 31, 1997. The foreign net deferred income tax liability was $8,770 and $9,546 at December 31, 1996 and 1997.

     BDPH has not recorded income taxes applicable to undistributed earnings of foreign subsidiaries that are indefinitely reinvested in foreign operations. The determination of the tax effect to such earnings is not practicable.

6. PENSION AND RETIREMENT SAVINGS PLANS

     Most employees of BDPH participate in foreign and domestic pension plans sponsored by Borden. For most salaried employees, benefits under these plans generally are based on compensation and credited service. For most hourly domestic employees, benefits under these plans are based on specified amounts per year of credited service. A portion of Borden's expense for domestic retirement plans was allocated to BDPH (see Note 2).

     A net pension asset or liability, which approximates the portion of the total pension assets or liabilities of Borden which relates to the employees of BDPH, has been reflected in BDPH's stand-alone balance sheets (see Note 2). For domestic plans in which the employees of BDPH as well as employees of other Borden affiliated businesses participate, the gross pension obligation was allocated to BDPH based upon the actuarially determined obligation relating to BDPH's employees. The pension expense allocated to BDPH for its participation in Canadian salaried plans in which it shares with affiliates amounted to $44, $132 and $168 in 1995, 1996 and 1997, respectively.

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

6. PENSION AND RETIREMENT SAVINGS PLANS--(CONTINUED)
     The weighted average rates used to determine pension expense for plans shared with other Borden affiliates was as follows:

                                                              DOMESTIC                  FOREIGN
                                                        --------------------     ---------------------
                                                        1995    1996    1997     1995     1996    1997
                                                        ----    ----    ----     -----    ----    ----
Discount rate........................................   8.8%    6.8%    7.5%     10.0%    8.3%    7.8%
Rate of increase in future compensation levels.......   5.3%    4.3%    4.5%      7.0%    5.3%    4.8%
Expected long-term rate of return on plan assets.....   9.8%    7.8%    8.5%     11.0%    9.3%    8.8%

     The status of the portion of BDPH's foreign pension plans in which employees of BDPH participate is as follows:

                                                                              DECEMBER 31,
                                                                 ---------------------------------------
                                                                                  1996
                                                                 ---------------------------------------
                                                                 PLAN ASSETS EXCEED ACCUMULATED BENEFITS
                                                                 ---------------------------------------
Plan assets at fair value.....................................                   $69,862
Actuarial present value of:
  Vested benefit obligation...................................                   (58,678)
  Accumulated benefit obligation..............................                   (58,678)
  Projected benefit obligation................................                   (67,247)
Plan assets greater than projected benefit obligation.........                     2,615
Unrecognized prior service cost...............................                       331
Unrecognized loss.............................................                    12,277
Unrecognized net transition obligation........................                       (87)
Minimum Liability Adjustment..................................
                                                                              ----------
Net pension asset.............................................                   $15,136
                                                                              ----------
                                                                              ----------


                                                                                 1997

                                                                ---------------------------------------

Plan assets at fair value.....................................                  $82,608
Actuarial present value of:
  Vested benefit obligation...................................                  (70,044)
  Accumulated benefit obligation..............................                  (70,423)
  Projected benefit obligation................................                  (79,779)
Plan assets greater than projected benefit obligation.........                    2,829
Unrecognized prior service cost...............................                      622
Unrecognized loss.............................................                   13,189
Unrecognized net transition obligation........................                       (3)
Minimum Liability Adjustment..................................                   (1,246)
                                                                             ----------
Net pension asset.............................................                  $15,391
                                                                             ----------
                                                                             ----------


     Plan assets consist primarily of equity securities and corporate obligations.

     The following are the components of BDPH's foreign annual net pension expense in which employees of BDPH participate:

                                                                             1995      1996       1997
                                                                            ------    -------    -------
Service cost-benefits earned during the year.............................   $1,353    $ 1,413    $ 2,338
Interest cost on the projected benefit obligation........................    4,265      4,771      5,487
Actual return on plan assets.............................................   (4,970)    (5,580)   (13,601)
Net amortization and deferral............................................      836        883      8,079
                                                                            ------    -------    -------
                                                                            $1,484    $ 1,487    $ 2,303
                                                                            ------    -------    -------
                                                                            ------    -------    -------

     The weighted average rates used to determine foreign net periodic pension expense were as follows:

                                                                                   1995    1996    1997
                                                                                   ----    ----    ----
Discount rate...................................................................   8.7%    8.4%    8.5%
Rate of increase in future compensation levels..................................   5.0%    5.0%    4.8%
Expected long-term rate of return on plan assets................................   9.7%    9.5%    9.5%

     Eligible salaried and hourly non-bargaining employees may contribute up to 5% of their pay to Borden sponsored retirement savings plans (7% for certain longer service salaried employees), which was matched 50% by Borden during 1995, 1996 and 1997.

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

7. NON-PENSION POSTEMPLOYMENT AND POSTRETIREMENT BENEFITS

     BDPH participates in Borden-sponsored non-pension postemployment and postretirement benefit plans. The postretirement plans provide certain health and life insurance benefits for eligible domestic retirees and their dependents.

     Participants who are not eligible for Medicare are provided with the same medical benefits as active employees, while those who are eligible for Medicare are provided with supplemental benefits. The postretirement medical benefits are contributory for retirements after 1983; the post retirement life insurance benefit is noncontributory.

     Borden also provides certain postemployment benefits, primarily medical and life insurance benefits for long-term disabled employees, to qualified former or inactive employees.

     A liability which approximates the portion of Borden's total postemployment and postretirement obligation which relates to the domestic employees of BDPH has been reflected in BDPH's balance sheet (see Note 2). Such allocation was based upon the actuarially-determined obligation for these benefits relating to BDPH's domestic employees.

     A portion of Borden's expense for postemployment and postretirement benefits was allocated annually to BDPH (see Note 2). The discount rate used in determining the accumulated postretirement benefit obligation at December 31, 1995, 1996 and 1997, was 6.8%, 7.5% and 7.3%, respectively.

     The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation at December 31, 1997, was 8.8% for 1998, gradually declining to 5.3% by the year 2004. The comparable assumptions for the prior year were 9.5% and 5.5%.

     Management does not believe that these allocations are materially different from amounts that would be calculated historically for BDPH on a stand-alone basis.

8. OWNER'S INVESTMENT/SHAREHOLDER'S EQUITY

  Preferred stock

     Effective January 1, 1996, Borden capitalized BDPH with 6,609,600 shares of 7% senior preferred stock with a face value of $165,240 and 1,041,000 shares of 10% junior preferred stock with a face value of $26,025 as part of the transfer of the assets from Borden to BDPH. Also in 1996, 57,600 shares of senior preferred stock purchased from Borden Inc. for $1,440 were canceled and retired.

     Each share of senior preferred stock has a liquidation preference of $25 and is entitled to cumulative dividends at an annual rate of 6.75%, payable quarterly in arrears. There are 6,552,000 shares issued and outstanding at December 31, 1996 and 1997. The dividend rate of the senior preferred stock was changed from 7% to 6.75% effective January 1, 1997. BDPH declared dividends on the senior preferred stock of $11,466 and $11,057 and paid dividends of $2,866 and $19,657 during 1996 and 1997, respectively.

     Each share of junior preferred stock has a liquidation preference of $25 and is entitled to cumulative dividends in kind at an annual rate of 7.65%, compounded quarterly and payable quarterly in arrears. There are 1,148,386 and 1,215,543 shares issued and outstanding at December 31, 1996 and 1997, respectively. The dividends in kind of $2,685 (107,386 shares) in 1996 and $1,679 (67,157 shares) in 1997 were recorded as additions to the junior preferred stock and a reduction to retained earnings. BDPH declared and paid cash dividends of $581 on the junior preferred stock in 1997. The dividend rate of the junior preferred stock was changed from 10% to 7.65% effective January 1, 1997.

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

8. OWNER'S INVESTMENT/SHAREHOLDER'S EQUITY--(CONTINUED)

  Common stock

     Effective January 1, 1996, BDPH issued 20,000,000 shares of common stock with a par value of $0.01 per share. Shares totaling to 19,712,000 were issued to BDH One, Inc. (a subsidiary of Borden, Inc.) and 261,250 shares were purchased by key members of management for $1,306 along with the grant of options to purchase an additional 1,306,250 shares at $5.00 per share. In 1996, Borden purchased 26,750 additional shares for $134.

  Owner's investment

     Owner's investment consisted of the following:

                                                                                        DECEMBER 31,
                                                                                    --------------------
                                                                                      1996        1997
                                                                                    --------    --------
Permanent net owner's investment.................................................   $ 28,939    $ 28,939
Accrued dividend payable to affiliate............................................      8,600
Cash invested with affiliate.....................................................    (18,300)     (5,100)
Deferred taxes--domestic and Canadian............................................       (945)     (1,336)
Other receivable--net............................................................      2,033       5,375
                                                                                    --------    --------
                                                                                    $ 20,327    $ 27,878
                                                                                    --------    --------
                                                                                    --------    --------

     As of December 31, 1996 and 1997, the balances that comprise owner's investment relate primarily to cash amounts invested with an affiliate, affiliate payable and receivable balances and domestic and Canadian deferred tax assets. The change in affiliate receivables--net from December 31, 1996, to December 31, 1997, was primarily due to a decrease in excess cash invested with Borden and decreases in affiliate payable and receivable balances.

  Paid-in capital

     The debit balance in paid-in capital represents the excess of the valuation of the common and preferred stock at the recapitalization of the business over the December 31, 1995, permanent owner's investment balance (excluding the Canadian operations).

9. STOCK OPTION PLAN AND STOCK-BASED COMPENSATION

     Effective January 1, 1996, BDPH issued stock options under its Management Stockholder's Agreement (the 'Plan'). Under the Plan equity in BDPH was sold to key management personnel. Those participating were granted fixed stock options to purchase additional shares at an exercise price of $5.00 per share. The weighted price of options granted during 1996 was $5.00. The fair value of each option at the grant date was $1.16. For each share of stock purchased management was given the option to purchase five additional shares. The options were issued at fair value, vest over five years and expire ten years from the date of grant. There were 1,306,250 options outstanding and 133,750 options available for future grants at December 31, 1996 and 1997. The fair value of the options exceeded $5.00 at December 31, 1997, and an expense of $531 was recorded to reflect the shares vested under the plan.

     BDPH adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS No. 123), 'Accounting for Stock-Based Compensation.' Had compensation cost for such plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company's net income would have been reduced by $185 for 1996 and increased by $346 for 1997. The plan

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

9. STOCK OPTION PLAN AND STOCK-BASED COMPENSATION--(CONTINUED) provides for options to fully vest if BDPH is sold. The options were settled upon the Merger in March 1998 for approximately $1,254.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with a risk free interest rate of 5.37% and expected lives of five years. No options were granted in 1997.

10. SUPPLEMENTAL INFORMATION

     Other current assets, non-current assets and current liabilities consist of the following:

                                                                                        DECEMBER 31,
                                                                                     ------------------
                                                                                      1996       1997
                                                                                     -------    -------
Other current assets:
  Sample books....................................................................   $ 6,205    $ 6,029
  Design & engraving costs........................................................     7,286      7,272
  Other...........................................................................     5,717      7,081
                                                                                     -------    -------
                                                                                     $19,208    $20,382
                                                                                     -------    -------
                                                                                     -------    -------
Other non-current assets:
  Prepaid pension assets..........................................................   $16,427    $15,479
  Other...........................................................................     6,586      7,731
                                                                                     -------    -------
                                                                                     $23,013    $23,210
                                                                                     -------    -------
                                                                                     -------    -------
Other current liabilities:
  Customer allowances & credits...................................................   $10,887    $ 9,484
  Wages and payroll taxes.........................................................     7,343      8,524
  Other...........................................................................     6,815      4,462
                                                                                     -------    -------
                                                                                     $25,045    $22,470
                                                                                     -------    -------
                                                                                     -------    -------

11. COMMITMENTS AND CONTINGENCIES

     Environmental Matters--BDPH, like others in similar businesses, is subject to extensive national, state and local environmental laws and regulations. Although BDPH environmental policies and practices are designed to ensure compliance with these laws and regulations, future developments and increasingly stringent regulation could require BDPH to make additional unforeseen environmental expenditures.

12. COMPREHENSIVE INCOME

     As of December 31, 1997, the Company adopted Statement of Financial Accounting Standards, No. 130, 'Reporting Comprehensive Income'. This statement establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income includes all changes in shareholders' equity (except those arising from transactions with shareholders) and includes net income and net unrealized gains (losses) on currency translation adjustments and unrecognized minimum pension liabilities.

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

12. COMPREHENSIVE INCOME--(CONTINUED)
     The new standard requires only additional disclosures in the combined financial statements; it does not affect the Company's financial position or results of operations. Comprehensive income was computed as follows:

                                                                                DECEMBER 31,
                                                                      ---------------------------------
                                                                        1995        1996        1997
                                                                      --------    --------    ---------
Net income.........................................................   $ 17,253    $ 20,756    $  22,388
Unrealized foreign currency translation adjustment.................      1,052       6,724       (4,327)
Unrecognized minimum pension liability.............................                              (1,299)
                                                                      --------    --------    ---------
Comprehensive income...............................................   $ 18,305    $ 27,480    $  16,762
                                                                      --------    --------    ---------
                                                                      --------    --------    ---------

13. SEGMENT INFORMATION

     BDPH operations manufacture residential, wallcoverings, heat transfer paper and flexible vinyl films and sheeting.

     The decorative product line includes heat transfer paper. The decorative products business operates worldwide but primarily in the United Kingdom, the United States, Canada, and other parts of Western and Eastern Europe. The flexible vinyl films and sheeting product line includes calendered, flexible PVC sheeting, printed sheeting and laminated products. The vinyl films and sheeting business operates in the United States and Canada.

     The following represents segment data about BDPH's operations.

                          INDUSTRY SEGMENT INFORMATION

                                                                        1995        1996        1997
                                                                      --------    --------    ---------
Net Sales
Residential wallcoverings..........................................   $312,935    $315,590    $ 323,423
Vinyl films and sheetings..........................................     49,357      49,381       49,315
                                                                      --------    --------    ---------
                                                                      $362,292    $364,971    $ 372,738
                                                                      --------    --------    ---------
                                                                      --------    --------    ---------
Operating Income
  Residential wallcoverings........................................   $ 24,050    $ 25,936    $  29,138
  Vinyl films and sheetings........................................      5,341       5,203        4,331
                                                                      --------    --------    ---------
                                                                      $ 29,391    $ 31,139    $  33,469
                                                                      --------    --------    ---------
                                                                      --------    --------    ---------
Capital Expenditures
  Residential wallcoverings........................................   $  5,573    $ 19,509    $  17,163
  Vinyl films and sheetings........................................        790       1,669        3,670
                                                                      --------    --------    ---------
                                                                      $  6,363    $ 21,178    $  20,833
                                                                      --------    --------    ---------
                                                                      --------    --------    ---------
Depreciation and Amortization
  Residential wallcoverings........................................   $  5,097    $  5,649    $   9,072
  Vinyl films and sheetings........................................        896         940        1,005
                                                                      --------    --------    ---------
                                                                      $  5,993    $  6,589    $  10,077
                                                                      --------    --------    ---------
                                                                      --------    --------    ---------
Identifiable Assets at Year End
  Residential wallcoverings........................................   $219,780    $218,608    $ 213,801
  Vinyl films and sheetings........................................     22,483      22,202       25,833
                                                                      --------    --------    ---------
                                                                      $242,263    $240,810    $ 239,634
                                                                      --------    --------    ---------
                                                                      --------    --------    ---------

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

13. SEGMENT INFORMATION--(CONTINUED)
                            GEOGRAPHICAL INFORMATION

                                                                                DECEMBER 31,
                                                                      ---------------------------------
                                                                        1995        1996        1997
                                                                      --------    --------    ---------
Net Sales
  United States....................................................   $173,586    $157,488    $ 186,632
  Europe...........................................................    181,311     201,734      211,900
  Canada...........................................................     69,513      71,550       40,523
                                                                      --------    --------    ---------
                                                                       424,410     430,772      439,055
Inter-area (1).....................................................    (62,118)    (65,801)     (66,317)
                                                                      --------    --------    ---------
                                                                      $362,292    $364,971    $ 372,738
                                                                      --------    --------    ---------
                                                                      --------    --------    ---------
Operating Income (loss)
  United States....................................................   $  1,640    $   (634)   $   6,110
  Europe...........................................................     18,818      24,985       21,176
  Canada...........................................................      8,933       6,788        6,183
                                                                      --------    --------    ---------
                                                                      $ 29,391    $ 31,139    $  33,469
                                                                      --------    --------    ---------
                                                                      --------    --------    ---------
Capital Expenditures
  United States....................................................   $    889    $  2,016    $   3,987
  Europe...........................................................      3,511      17,630       12,930
  Canada...........................................................      1,963       1,532        3,916
                                                                      --------    --------    ---------
                                                                      $  6,363    $ 21,178    $  20,833
                                                                      --------    --------    ---------
                                                                      --------    --------    ---------
Depreciation and Amortization
  United States....................................................   $  1,165    $  1,420    $   1,602
  Europe...........................................................      3,572       3,778        6,007
  Canada...........................................................      1,256       1,391        2,468
                                                                      --------    --------    ---------
                                                                      $  5,993    $  6,589    $  10,077
                                                                      --------    --------    ---------
                                                                      --------    --------    ---------
Identifiable Assets at Year End
  United States....................................................   $ 79,901    $ 58,933    $  54,998
  Europe...........................................................    116,393     140,771      141,505
  Canada...........................................................     45,969      41,106       43,131
                                                                      --------    --------    ---------
                                                                      $242,263    $240,810    $ 239,634
                                                                      --------    --------    ---------
                                                                      --------    --------    ---------

------------------

(1) Sales between geographic regions includes $17,478 and $41,607 of sales from Europe and Canada to the United States and $1,484 and $1,549 of sales from the United States and Europe to Canada in 1995; $17,238 and $41,436 of sales from Europe and Canada to the United States and $3,736 and $3,391 of sales from the United States and Europe to Canada in 1996; $16,799 and $41,484 of sales from Europe and Canada to the United States and $5,904 and $2,130 of sales from the United States and Europe to Canada in 1997. The sales are recorded at prices which, depending on channel or distribution, are either based on market prices or are at cost plus a standard markup.

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

14. SUBSEQUENT EVENT

     In October 1997, Borden entered into a definitive agreement among BDPH, BDPI Holdings Corporation ('MergerCo') and Borden (the 'Recapitalization Agreement'). MergerCo was an indirect wholly owned subsidiary of Blackstone Capital Partners III Merchant Banking Fund L.P. Pursuant to the Recapitalization Agreement, MergerCo will be merged with and into BDPH (the 'Merger'), with BDPH surviving. On March 13, 1998, the merger was completed.

     In connection with the Merger, MergerCo's common stock was exchanged for 89% of BDPH's total outstanding common stock after the Merger. BDPH's existing shareholders (Borden) retained 11% of BDPH's total outstanding common stock after the Merger. In addition, pursuant to the recapitalization agreement, Borden received in exchange for all the preferred stock and certain common stock of BDPH cash merger consideration of approximately $309.6 million (subject to adjustment based on changes in net working capital). The cash merger consideration was financed in part by term loan borrowings under senior credit facilities (the 'Senior Credit Facilities') and the issuance of the 11% Senior Subordinated Notes due 2008 (the 'Notes'). BDPH changed its name to 'The Imperial Home Decor Group Inc.' (the 'Issuer').

     Also in a subsequent acquisition, BDPH acquired all the outstanding common stock of Imperial Wallcoverings, Inc. and a wholly owned subsidiary of BDPH acquired substantially all of the assets and assumed substantially all of the liabilities of Imperial Wallcoverings (Canada) Inc. The purchase price was approximately $58.0 million (subject to adjustment based on changes in net working capital). In connection with the Imperial acquisition the former owners of Imperial will be granted an option to purchase 397,812 shares or 6.7% of BDPH's common stock outstanding as of the closing. The Imperial acquisition will be accounted for using the purchase method of accounting. On March 13, 1998, the purchase was completed.

15. SUPPLEMENTAL COMBINING CONDENSED FINANCIAL INFORMATION

     In connection with the Merger and the Imperial acquisition, the Issuer has issued the Notes to finance the transaction and the related fees and expenses. The Issuer's payment obligations under the Notes will be fully and unconditionally guaranteed on a joint and several basis (collectively, the 'Guarantees') by the Issuer's domestic subsidiaries (Borden Decorative Products, Inc., WDP Investments, Inc., and Decorative Products UK IHC, collectively the 'Guarantor Subsidiaries'). Each of the Guarantor Subsidiaries is a direct wholly-owned subsidiary of the Issuer. The obligations of each Guarantor Subsidiary under its Guarantee are subordinated to such subsidiary's obligations under Senior Credit Facilities.

     Presented below is condensed combining financial information for Imperial Home Decor Group Inc. formerly known as Borden Decorative Products Holdings, Inc. ('Parent Company'), the Guarantor Subsidiaries, and the BDPH's other subsidiaries (the 'Non-Guarantor Subsidiaries'). In the opinion of management of BDPH, separate financial statements and other disclosures concerning each of the Guarantor Subsidiaries would not provide additional information that is material to investors in the Notes. Therefore, the Guarantor Subsidiaries are combined in the presentation below.

     Investments in subsidiaries are accounted for by the Parent Company on the equity method of accounting. Earnings of subsidiaries are, therefore, reflected in the Parent Company's investments in subsidiaries account and equity income. The elimination entries eliminate investments in subsidiaries and intercompany balances and transactions. The intracompany payable and receivable balances are netted in the owner's investment account.

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.

              SUPPLEMENTAL COMBINING CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                        BDPH               BDPH
                                         PARENT         U.S.             NON-U.S.         ELIMINATION      BDPH
                                         COMPANY    ('GUARANTOR')    ('NON-GUARANTOR')    ADJUSTMENTS    COMBINED
                                         -------    -------------    -----------------    -----------    --------
Net Sales.............................   $            $ 173,586          $ 249,275         $ (60,569)    $362,292
Costs and expenses:
  Cost of sales.......................                  116,354            173,980           (60,569)     229,765
  Distribution expense................                    7,978             10,273                         18,251
  Marketing expense...................                   41,570             26,743                         68,313
  General, administrative
     and other expense................                    6,044             11,451                         17,495
                                         -------    -------------    -----------------    -----------    --------
       Total costs and expenses.......                  171,946            222,447           (60,569)     333,824

Equity Income.........................   17,253                                              (17,253)          --
                                         -------    -------------    -----------------    -----------    --------
Income before income taxes............   17,253           1,640             26,828           (17,253)      28,468
Provision for income taxes............                      453             10,762                         11,215
                                         -------    -------------    -----------------    -----------    --------
Net income............................   $17,253      $   1,187          $  16,066         $ (17,253)    $ 17,253
                                         -------    -------------    -----------------    -----------    --------
                                         -------    -------------    -----------------    -----------    --------

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.

              SUPPLEMENTAL COMBINING CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                        BDPH               BDPH
                                         PARENT         U.S.             NON-U.S.         ELIMINATION      BDPH
                                         COMPANY    ('GUARANTOR')    ('NON-GUARANTOR')    ADJUSTMENTS    COMBINED
                                         -------    -------------    -----------------    -----------    --------
Net Sales.............................   $            $ 157,488          $ 269,893         $ (62,410)    $364,971
Costs and expenses:
  Cost of sales.......................                  114,346            185,532           (62,410)     237,468
  Distribution expense................                    7,562             12,007                         19,569
  Marketing expense...................                   31,089             29,140                         60,229
  General, administrative
     and other expense................                    2,834             13,514                         16,348
                                         -------    -------------    -----------------    -----------    --------
       Total costs and expenses.......                  155,831            240,193           (62,410)     333,614

Equity Income.........................   20,756                                              (20,756)
                                         -------    -------------    -----------------    -----------    --------
Income before income taxes............   20,756           1,657             29,700           (20,756)      31,357
Provision for income taxes............                      796              9,805                         10,601
                                         -------    -------------    -----------------    -----------    --------
Net income............................   $20,756      $     861          $  19,895         $ (20,756)    $ 20,756
                                         -------    -------------    -----------------    -----------    --------
                                         -------    -------------    -----------------    -----------    --------

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.

              SUPPLEMENTAL COMBINING CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                         BDPH               BDPH
                                          PARENT         U.S.             NON-U.S.         ELIMINATION      BDPH
                                          COMPANY    ('GUARANTOR')    ('NON-GUARANTOR')    ADJUSTMENTS    COMBINED
                                          -------    -------------    -----------------    -----------    --------
Net Sales..............................   $            $ 151,052          $ 285,873         $ (64,187)    $372,738
Costs and expenses:
  Cost of sales........................                  108,033            198,872           (64,187)     242,718
  Distribution expense.................                    5,633             13,151                         18,784
  Marketing expense....................                   26,383             32,005                         58,388
  General, administrative
     and other expense.................                    2,170             16,906                         19,076
                                          -------    -------------    -----------------    -----------    --------
       Total costs and expenses........                  142,219            260,934           (64,187)     338,966

Equity Income..........................   22,388                                              (22,388)
                                          -------    -------------    -----------------    -----------    --------
Income before income taxes.............   22,388           8,833             24,939           (22,388)      33,772
Provision for income taxes.............                    3,069              8,315                         11,384
                                          -------    -------------    -----------------    -----------    --------
Net income.............................   $22,388      $   5,764          $  16,624         $ (22,388)    $ 22,388
                                          -------    -------------    -----------------    -----------    --------
                                          -------    -------------    -----------------    -----------    --------

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.

                 SUPPLEMENTAL COMBINING CONDENSED BALANCE SHEET
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                               BDPH              BDPH
                                                PARENT         U.S.            NON-U.S.        ELIMINATION     BDPH
                                                COMPANY   ('GUARANTOR')    ('NON-GUARANTOR')   ADJUSTMENTS   COMBINED
                                                -------   --------------   -----------------   -----------   --------
                    ASSETS
Current Assets:
  Cash and equivalents........................  $            $  1,345          $   5,423        $            $  6,768
  Accounts receivable.........................                 19,551             41,111                       60,662
  Inventories.................................                 23,844             38,499                       62,343
  Other current assets........................                  3,564             15,644                       19,208
                                                -------   --------------   -----------------   -----------   --------
     Total current assets.....................                 48,304            100,677                      148,981
Fixed assets, net.............................                  8,271             48,948                       57,219
Goodwill......................................                  1,493             10,104                       11,597
Other non-current assets......................                    865             22,148                       23,013
Investment in subsidiary......................  20,756                                            (20,756)
                                                -------   --------------   -----------------   -----------   --------
                                                $20,756      $ 58,933          $ 181,877        $ (20,756)   $240,810
                                                -------   --------------   -----------------   -----------   --------
                                                -------   --------------   -----------------   -----------   --------
 LIABILITIES AND SHAREHOLDER'S EQUITY/OWNER'S
                   INVESTMENT
Current liabilities:
  Accounts payable............................  $            $ 15,471          $  28,240        $            $ 43,711
  Accrued liabilities.........................                  3,229             21,816                       25,045
  Income tax payable..........................                    146              7,811                        7,957
                                                -------   --------------   -----------------   -----------   --------
     Total current liabilities................                 18,846             57,867                       76,713
Non-current liabilities.......................                  1,272                                           1,272
Deferred income tax...........................                                     8,770                        8,770
Shareholder's equity/owner's investment.......  20,756         38,815            115,240          (20,756)    154,055
                                                -------   --------------   -----------------   -----------   --------
                                                $20,756      $ 58,933          $ 181,877        $ (20,756)   $240,810
                                                -------   --------------   -----------------   -----------   --------
                                                -------   --------------   -----------------   -----------   --------

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.

                 SUPPLEMENTAL COMBINING CONDENSED BALANCE SHEET
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                          BDPH              BDPH
                                            PARENT        U.S.            NON-U.S.        ELIMINATION     BDPH
                                            COMPANY   ('GUARANTOR')   ('NON-GUARANTOR')   ADJUSTMENTS   COMBINED
                                            -------   -------------   -----------------   -----------   --------
                  ASSETS
Current assets:
  Cash and equivalents....................  $            $   229          $   3,566        $            $  3,795
  Accounts receivable.....................                18,086             37,074                       55,160
  Inventories.............................                19,656             39,823                       59,479
  Other current assets....................                 3,793             16,589                       20,382
                                            -------   -------------   -----------------   -----------   --------
Total current assets......................                41,764             97,052                      138,816
Fixed assets, net.........................                10,668             56,072                       66,740
Goodwill..................................                 1,352              9,516                       10,868
Other non-current assets..................                 1,214             21,996                       23,210
Investment in subsidiary..................  43,144                                           (43,144)
                                            -------   -------------   -----------------   -----------   --------
                                            $43,144      $54,998          $ 184,636        $ (43,144)   $239,634
                                            -------   -------------   -----------------   -----------   --------
                                            -------   -------------   -----------------   -----------   --------
      LIABILITIES AND SHAREHOLDER'S
        EQUITY/OWNER'S INVESTMENT

Current liabilities:
  Bank loan...............................  $            $                $   1,529        $            $  1,529
  Accounts payable........................                15,595             15,715                       31,310
  Accrued liabilities.....................                (1,417)            23,887                       22,470
  Income tax payable......................                                    6,249                        6,249
                                            -------   -------------   -----------------   -----------   --------
Total current liabilities.................                14,178             47,380                       61,558
Non-current liabilities...................                 1,491                309                        1,800
Deferred income tax.......................                                    9,546                        9,546
Shareholder's equity/owner's investment...  43,144        39,329            127,401          (43,144)    166,730
                                            -------   -------------   -----------------   -----------   --------
                                            $43,144      $54,998          $ 184,636        $ (43,144)   $239,634
                                            -------   -------------   -----------------   -----------   --------
                                            -------   -------------   -----------------   -----------   --------

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.

            SUPPLEMENTAL COMBINING CONDENSED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                     BDPIH              BDPH
                                      PARENT         U.S.             NON-U.S.         ELIMINATION      BDPH
                                     COMPANY     ('GUARANTOR')    ('NON-GUARANTOR')    ADJUSTMENTS    COMBINED
                                     --------    -------------    -----------------    -----------    --------
Cash flows from operating
  activities:
  Net income......................   $ 17,253       $ 1,187            $16,066          $ (17,253)    $ 17,253
  Adjustments to reconcile net
     income to net cash provided
     by operating activities:
     Equity income................    (17,253)                                             17,253           --
     Depreciation and
       amortization...............                    1,165              4,828                           5,993
     Increase in deferred foreign
       income taxes...............                                         436                             436
  Change in assets and
     liabilities:
     Accounts receivable..........                   (2,794)            (5,155)                         (7,949)
     Inventories..................                    4,114                823                           4,937
     Other assets.................                   (2,502)            (1,158)                         (3,660)
     Accounts payable.............                   (1,731)            (1,640)                         (3,371)
     Other liabilities............                   10,626              3,045                          13,671
                                     --------    -------------    -----------------    -----------    --------
Net cash provided by
  operating activities............         --        10,065             17,245                 --       27,310

Cash flow used in investing
  activities:
  Net investment in fixed
     assets.......................                     (889)            (5,474)                         (6,363)
Cash flow used in financing
  activities:
  Other changes in owner's
     investment...................                   (9,176)            (5,875)                        (15,051)
                                     --------    -------------    -----------------    -----------    --------
Increase in cash and
  equivalents.....................         --            --              5,896                 --        5,896

Cash and equivalents at beginning
  of year.........................                        3              6,944                           6,947
                                     --------    -------------    -----------------    -----------    --------
Cash and equivalents at
  end of year.....................   $     --       $     3            $12,840          $      --     $ 12,843
                                     --------    -------------    -----------------    -----------    --------
                                     --------    -------------    -----------------    -----------    --------

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.

            SUPPLEMENTAL COMBINING CONDENSED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                BDPH              BDPH
                                                  PARENT        U.S.            NON-U.S.        ELIMINATION     BDPH
                                                 COMPANY    ('GUARANTOR')   ('NON-GUARANTOR')   ADJUSTMENTS   COMBINED
                                                 --------   -------------   -----------------   -----------   --------
Cash flows from operating activities:
  Net income...................................  $ 20,756     $     861         $  19,895        $ (20,756)   $ 20,756
  Adjustments to reconcile net income to net
     cash provided by operating activities:
     Equity income.............................   (20,756)                                          20,756          --
     Depreciation and amortization.............                   1,420             5,169                        6,589
     Increase in deferred foreign income
       taxes...................................                     146             2,758                        2,904

  Change in assets and liabilities:
     Accounts receivable.......................                   5,623            (6,846)                      (1,223)
     Inventories...............................                   8,717            (1,016)                       7,701
     Other assets..............................                   8,566            (5,077)                       3,489
     Accounts payable..........................                    (167)            8,405                        8,238
     Other liabilities.........................                  (3,588)           (1,389)                      (4,977)
                                                 --------   -------------   -----------------   -----------   --------
Net cash provided by operating activities......        --        21,578            21,899               --      43,477

Cash flow used in investing activities:
  Net investment in fixed assets...............                  (2,016)          (19,162)                     (21,178)
Cash flow from (used in) financing activities:
  Purchase of senior preferred stock...........    (1,440)                                                      (1,440)
  Sales of common shares.......................     1,440                                                        1,440
  Dividends paid...............................                  (2,866)                                        (2,866)
  Other changes in owner's investment..........                 (15,354)          (10,154)                     (25,508)
                                                 --------   -------------   -----------------   -----------   --------
Net cash used in financing activities..........        --       (18,220)          (10,154)              --     (28,374)
                                                 --------   -------------   -----------------   -----------   --------
Increase (decrease) in cash and equivalents....        --         1,342            (7,417)              --      (6,075)

Cash and equivalents at beginning of year......                       3            12,840                       12,843
                                                 --------   -------------   -----------------   -----------   --------
Cash and equivalents at end of year............  $     --     $   1,345         $   5,423        $      --    $  6,768
                                                 --------   -------------   -----------------   -----------   --------
                                                 --------   -------------   -----------------   -----------   --------

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.

            SUPPLEMENTAL COMBINING CONDENSED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                          BDPH               BDPH
                                           PARENT         U.S.             NON-U.S.         ELIMINATION      BDPH
                                          COMPANY     ('GUARANTOR')    ('NON-GUARANTOR')    ADJUSTMENTS    COMBINED
                                          --------    -------------    -----------------    -----------    --------
Cash flows from operating activities:
  Net income...........................   $ 22,388      $   5,764          $  16,624         $ (22,388)    $ 22,388
  Adjustments to reconcile net income
     to net cash provided by operating
     activities:
     Equity income.....................    (22,388)                                             22,388
     Depreciation and amortization.....                     1,602              8,475                         10,077
     Decrease in deferred foreign
       income taxes....................                      (146)              (786)                          (932)
  Change in assets and liabilities:
     Accounts receivable...............                     1,465              4,037                          5,502
     Inventories.......................                     4,188             (1,324)                         2,864
     Other assets......................                      (449)             1,042                            593
     Accounts payable..................                       124            (12,525)                       (12,401)
     Other liabilities.................                    (4,427)             2,380                          2,047)
                                          --------    -------------    -----------------    -----------    --------
Net cash provided by operating
  activities...........................         --          8,121             17,923                --       26,044
Cash flow used in investing activities:
  Net investment in fixed assets.......                    (3,987)           (16,846)                        20,833)
Cash flow from (used in) financing
  activities:
  Dividends paid.......................                   (20,238)                                          (20,238)
  Net short term debt borrowings.......                                        1,529                          1,529
  Other changes in owner's
     investment........................                    14,988             (4,463)                        10,525
                                          --------    -------------    -----------------    -----------    --------
Net cash used in financing activities..         --         (5,250)            (2,934)               --       (8,184)
                                          --------    -------------    -----------------    -----------    --------
Decrease in cash and equivalents.......         --         (1,116)            (1,857)               --       (2,973)
Cash and equivalents at beginning of
  year.................................                     1,345              5,423                          6,768
                                          --------    -------------    -----------------    -----------    --------
Cash and equivalents at end of year....   $     --      $     229          $   3,566         $      --     $  3,795
                                          --------    -------------    -----------------    -----------    --------
                                          --------    -------------    -----------------    -----------    --------

                       THE IMPERIAL HOME DECOR GROUP INC.
         FORMERLY KNOWN AS BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                         MARCH 28,
                                                                                                           1998
                                                                                                         ---------
                                                ASSETS
Current Assets:
  Cash and equivalents................................................................................   $   8,062
  Accounts receivable, less allowance for doubtful accounts of $3,554.................................     115,101
  Inventories:
     Finished and in-process goods....................................................................     113,352
     Raw materials and supplies.......................................................................      12,679
                                                                                                         ---------
     Total inventories................................................................................     126,031
  Other current assets................................................................................      15,219
                                                                                                         ---------
Total Current Assets..................................................................................     264,413
                                                                                                         ---------
Property, plant and equipment, net of accumulated depreciation of $104,335............................      92,646
Assets held for resale................................................................................       7,000
Goodwill..............................................................................................      10,776
Other non-current assets..............................................................................      45,949
                                                                                                         ---------
                                                                                                         $ 420,784
                                                                                                         ---------
                                                                                                         ---------
                          LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
Current Liabilities:
  Notes payable under revolving credit facility.......................................................   $   6,600
  Accounts payable....................................................................................      57,811
  Income tax payable..................................................................................       7,605
  Other current liabilities...........................................................................      60,561
                                                                                                         ---------
Total Current Liabilities.............................................................................     132,577
                                                                                                         ---------
Long-term debt........................................................................................     323,000
Other long-term liabilities...........................................................................      25,601
Commitments and Contingencies (Note 8)
Shareholders' Equity (Deficiency):
  Common stock........................................................................................          59
  Paid-in capital.....................................................................................     (57,800)
  Accumulated translation adjustment..................................................................       1,803
  Retained earnings (deficit).........................................................................      (3,157)
  Minimum pension liability adjustment................................................................      (1,299)
                                                                                                         ---------
Total Shareholders' Equity (Deficiency)...............................................................     (60,394)
                                                                                                         ---------
                                                                                                         $ 420,784
                                                                                                         ---------
                                                                                                         ---------

           See Notes to Condensed Consolidated Financial Statements.

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                THREE MONTHS ENDED
                                                                                              ----------------------
                                                                                              MARCH 29,    MARCH 28,
                                                                                                1997         1998
                                                                                              ---------    ---------
Net sales..................................................................................    $96,042     $ 95,907
Cost of goods sold (including amortization of inventory step-up of $1,437 in 1998).........     62,842       63,044
                                                                                              ---------    ---------
Gross margin...............................................................................     33,200       32,863
Distribution expense.......................................................................      5,671        6,087
Marketing expense..........................................................................     16,060       16,560
General and administrative expense.........................................................      4,356        8,927
Restructuring charges......................................................................                   9,296
                                                                                              ---------    ---------
Operating income (loss)....................................................................      7,113       (8,007)
Merger costs...............................................................................                   4,000
Interest (income) expense, net (including amortization of deferred financing costs
  of $100 in 1998).........................................................................       (282)       1,344
                                                                                              ---------    ---------
Income (loss) before income taxes..........................................................      7,395      (13,351)
Income tax expense.........................................................................      2,711          171
                                                                                              ---------    ---------
Net income (loss)..........................................................................    $ 4,684     $(13,522)
                                                                                              ---------    ---------
                                                                                              ---------    ---------

           See Notes to Condensed Consolidated Financial Statements.

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                              THREE MONTHS ENDED
                                                                                            ----------------------
                                                                                            MARCH 29,    MARCH 28,
                                                                                              1997         1998
                                                                                            ---------    ---------
Cash flows from operating activities:
  Net income (loss)......................................................................   $  4,684     $ (13,522)
  Adjustments to reconcile net income (loss) to net cash used in operating activities, net of acquisition:
     Depreciation and amortization.......................................................      2,260         2,614
     Amortization of deferred financing costs............................................                      100
     Accounts receivable.................................................................    (14,251 )     (21,700)
     Inventories.........................................................................      3,776         3,125
     Accounts payable....................................................................     (1,023 )       7,562
     Current and deferred foreign income taxes...........................................      3,396          (834)
     Other assets........................................................................      2,504         6,272
     Other liabilities...................................................................     (2,043 )      11,719
                                                                                            ---------    ---------
     Cash used in operating activities...................................................       (697 )      (4,664)
                                                                                            ---------    ---------
Cash flows from investing activities:
  Capital expenditures...................................................................     (1,799 )      (3,708)
  Acquisition of Imperial Wallcoverings, Inc.............................................                  (72,200)
                                                                                            ---------    ---------
     Cash used in investing activities...................................................     (1,799 )     (75,908)
                                                                                            ---------    ---------
Cash flows from financing activities:
  Repayment of borrowings on bank loan...................................................                   (1,529)
  Borrowings under revolving credit facility.............................................                    6,600
  Borrowings under long-term debt arrangements...........................................                  323,000
  Debt issuance fees.....................................................................                  (19,185)
  Equity contribution....................................................................                   84,500
  Borden recapitalization cash distribution..............................................                 (311,200)
  Dividends paid.........................................................................     (8,600 )      (2,635)
  Changes in owners' investment..........................................................      7,165         5,288
                                                                                            ---------    ---------
     Cash (used in) provided by financing activities.....................................     (1,435 )      84,839
                                                                                            ---------    ---------
Increase (decrease) in cash and equivalents..............................................     (3,931 )       4,267
Cash and equivalents at beginning of period..............................................      6,768         3,795
                                                                                            ---------    ---------
Cash and equivalents at end of period....................................................   $  2,837     $   8,062
                                                                                            ---------    ---------
                                                                                            ---------    ---------

           See Notes to Condensed Consolidated Financial Statements.

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements of Imperial Home Decor Group Inc. formerly known as Borden Decorative Products Holdings, Inc. ('BDPH') operations of Borden, Inc. ('Borden') have been prepared in accordance with generally accepted accounting principles for interim financial statement information and Article 10 of Regulation S-X and therefore do not include all of the information and footnotes required by generally accepted accounting principles for complete annual financial statements. In the opinion of management, all adjustments (consisting only of usual recurring adjustments) considered necessary for a fair presentation are reflected in the condensed consolidated financial statements. The condensed consolidated financial statements and notes thereto should be read in conjunction with the combined financial statements and notes thereto for the year ended December 31, 1997. The results of operations for the three months ended March 28, 1998, are not necessarily indicative of the results to be expected for the full year ending December 31, 1998.

2. THE TRANSACTIONS

  The Initial Offering

     The Imperial Home Decor Group Inc. issued 11% Senior Subordinated Notes due 2008, for an aggregate principal amount of $125,000,000 (the 'Initial Offering'). The Initial Offering was made in connection with (i) the recapitalization (the 'Recapitalization') of BDPH pursuant to a Recapitalization Agreement, dated as of October 14, 1997, as amended (the 'Recapitalization Agreement'), among BDPH, BDPI Holdings Corporation ('MergerCo') and Borden and
(ii) the acquisition of Imperial Wallcoverings, Inc. and its affiliate ('Imperial') (the 'Imperial Acquisition') pursuant to an Acquisition Agreement, dated as of November 4, 1997, as amended (the 'Imperial Acquisition Agreement'), among Collins & Aikman Corporation ('C&A'), Imperial Wallcoverings, Inc. ('Imperial U.S.') and MergerCo.

     The closing of the transactions contemplated by the Recapitalization Agreement, the initial borrowings under the Senior Credit Facilities and the consummation of the Initial Offering took place immediately prior to, but substantially simultaneously with, the closing of the Imperial Acquisition, which occurred on March 13, 1998 (collectively, the 'Closing').

  The Recapitalization

     The principal components of the Recapitalization were:

     o The transfer of substantially all the assets and liabilities of Sunworthy (the Canadian wallcoverings business of Borden) to a wholly owned subsidiary of BDPH;

     o The equity contribution of $84.6 million in cash to MergerCo by Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III L.P. and Blackstone Family Investment Partnership III L.P. (collectively, 'Blackstone');

     o The merger of MergerCo with and into BDPH; and

     o The conversion of all the preferred stock and certain common stock of BDPH into the right to receive a total of $309.5 million in cash, subject to adjustment as described in the Recapitalization Agreement.

     Following the Recapitalization, Blackstone and its affiliates owned 89% and Borden retained 11% of the outstanding BDPH common stock. This merger is accounted for as a recapitalization of BDPH which has no impact on the historical carrying value of BDPH's assets and liabilities.

  The Imperial Acquisition

     The principal components of the Imperial Acquisition were:

     o The acquisition of all the outstanding capital stock of Imperial U.S. by BDPH;

     o The acquisition of substantially all the assets and liabilities of Imperial Wallcoverings (Canada), Inc. by a wholly owned subsidiary of BDPH;

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

2. THE TRANSACTIONS--(CONTINUED)
     o The payment by BDPH to C&A of the cash purchase price for the Imperial Acquisition of $71.2 million, subject to adjustment as described in the Imperial Acquisition Agreement; and

     o The grant to C&A by BDPH of an option to purchase newly issued shares of BDPH's common stock equal to 6.7% of BDPH's common stock outstanding as of the Closing.

     Following the Recapitalization and the Imperial Acquisition, BDPH changed its name to The Imperial Home Decor Group Inc. (the 'Company').

     The Imperial Acquisition is accounted for using purchase accounting in which the total purchase cost was allocated to the Imperial assets acquired and liabilities assumed, based on their respective fair values. The allocation of the aggregate purchase price is preliminary. The final purchase adjustment to reflect the fair values of the assets acquired and liabilities assumed will be based upon appraisals and actuarial studies that are currently in process and management's evaluation of such assets and liabilities. The accompanying condensed consolidated statement of operations includes the following Imperial results of operations for the period March 13, 1998 (date of the Imperial Acquisition) through March 28, 1998.

                                                                        (IN THOUSANDS)
                                                                        --------------
Net sales............................................................      $  9,081
Gross margin.........................................................         1,374
Operating loss.......................................................        (2,130)

  The Financings

     The Recapitalization, the Imperial Acquisition and the payment of related fees and expenses have been financed by: (i) the equity contribution of $84.6 million; (ii) the initial borrowings of $198.0 million under the Senior Credit Facilities; and (iii) the net proceeds of $125.0 million from the Initial Offering.

     The 11% Senior Subordinated Notes from the Initial Offering mature on March 15, 2008. Except as provided for in the Initial Offering, the Company may not redeem these notes prior to March 15, 2003. On or after that date, the Company may redeem these notes, in whole or in part, at the redemption prices set forth in the Initial Offering. Interest on these notes is payable on March 15 and September 15 of each year, beginning on September 15, 1998. These notes are unsecured and subordinated to the Senior Credit Facilities.

     The Senior Credit Facilities consist of (i) a six-year revolving credit facility in an aggregate principal amount not to exceed $75.0 million ($6.6 million borrowed since the closing date and outstanding at March 28, 1998) and
(ii) term loan facilities consisting of (a) a $38.0 million six-year tranche A term loan facility ('Term Loan A'), of which an additional $27.0 million is available for up to 18 months following the Closing on a deferred draw basis,
(b) a $115.0 million seven-year tranche B term loan facility ('Term Loan B'), and (c) a $45.0 million eight-year tranche C term loan facility ('Term Loan C' and, collectively with Term Loan A and Term Loan B, the 'Term Loans').

     The Term Loans require principal payments on a semi-annual basis. Term Loan A requires aggregate principal payments of $0.5 million in 1999, $1.5 million in 2000, $7.0 million in 2001, $17.25 million in 2002, $25.0 million in 2003 and
$13.75 million in 2004. Term Loan B requires aggregate principal payments of $0.5 million in 1999, $1.0 million from 2000 through 2004 and $109.5 million in 2005. Term Loan C requires aggregate principal payments of $0.25 million in 1999, $0.5 million from 2000 through 2005 and $41.75 million in 2006.

     Interest rates for the revolving credit facility and the Term Loans are variable with each calculated using one of several interest rate options, as defined in the Senior Credit Facilities Credit Agreement. At March 28, 1998, interest rates are as follows: Revolving Credit Facility--8.25%; Term Loan A--8.25%; Term Loan B--8.50%; and Term Loan C--8.75%. A commitment fee of 0.5% is paid on the unused portion of the revolving credit facility and the unused portion of Term Loan A.

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

3. RESTRUCTURING CHARGES

     In conjunction with the Imperial Acquisition, a plan to integrate the Company and Imperial in North America has been adopted that includes the consolidation and rationalization of operations, the closure of facilities in Plattsburg, New York and Ashaway, Rhode Island, the write down of certain assets to be disposed of and a reduction in the salary and hourly workforce by approximately 730 employees, of which approximately 530 relates to Imperial. The plan is expected to be substantially complete by the end of 1999. As a result, the Company recognized a pretax charge of $9.3 million in the first quarter of 1998 of which $5.9 million relates to severance costs and $0.9 million relates to asset write downs. In addition, the Company recorded reserves of $23.8 million through the purchase accounting for the Imperial Acquisition of which $5.6 million relates to severance and $11.4 million relates to asset write downs.

4. SUPPLEMENTAL INFORMATION

     Other current assets, non-current assets, current liabilities and long-term liabilities consist of the following:

                                                                                      MARCH 28,
                                                                                        1998
                                                                                      ---------
Other current assets:
  Sample books.....................................................................    $ 5,670
  Design and engraving costs.......................................................      7,830
  Other............................................................................      1,719
                                                                                      ---------
                                                                                       $15,219
                                                                                      ---------
                                                                                      ---------
Other non-current assets:
  Prepaid pension assets...........................................................    $18,474
  Deferred debt issuance cost, net.................................................     17,583
  Other............................................................................      9,892
                                                                                      ---------
                                                                                       $45,949
                                                                                      ---------
                                                                                      ---------
Other current liabilities:
  Accrued restructuring............................................................    $13,083
  Current deferred tax liability...................................................      5,500
  Customer allowances and credits..................................................      9,192
  Wages and payroll taxes..........................................................     14,329
  Other............................................................................     18,457
                                                                                      ---------
                                                                                       $60,561
                                                                                      ---------
                                                                                      ---------
Other long-term liabilities:
  Deferred income taxes............................................................    $ 7,330
  Non-pension post-employment benefit obligation...................................      9,924
  Other............................................................................      8,347
                                                                                      ---------
                                                                                       $25,601
                                                                                      ---------
                                                                                      ---------

5. INCOME TAXES

     Prior to the Merger, income tax expense for domestic and foreign operations that filed a combined return with other Borden affiliates was calculated utilizing statutory rates multiplied by pretax income as adjusted for known book tax differences. Deferred income tax assets and liabilities for domestic and Canadian operations were included in the owner's investment account. Upon consummation of the Merger, a valuation allowance of approximately $500,000 was recognized as management determined that it is more likely than not that the deferred tax assets for the combined U.S. operations will not be realized. The Canadian and U.K. net deferred income tax liability was $3,317,000 and $9,513,000, respectively at March 28, 1998.

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

6. COMPREHENSIVE INCOME

     As of December 31, 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income. Comprehensive income for the three months ended March 29, 1997 and March 28, 1998, in thousands, was as follows.

                                                                          1997         1998
                                                                         ------      --------
Net income (loss)....................................................    $4,684      $(13,522)
Foreign currency translation adjustments.............................     3,768         2,475
                                                                         ------      --------
Comprehensive income (loss)..........................................    $8,452      $(11,047)
                                                                         ------      --------
                                                                         ------      --------

7. NEW ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ('Statement 131'). Statement 131 establishes standards for the way that public business enterprises report selected information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Statement 131 is effect for financial statements for fiscal years beginning after December 15, 1997, and therefore, the Company will adopt the new requirements in 1998, which will require retroactive disclosure. Management has not completed its review of Statement 131 and has not determined the impact adoption will have on the Company's financial statement disclosures.

     In February 1998, the FASB issued Statement of Financial Accounting Standards No. 132, Employers' Disclosure about Pensions and Other Post-Retirement Benefits ('Statement 132'). This standard revises employers' disclosures about pensions and other post-retirement plans, but does not change the measurement or recognition of those plans. This standard will be effective for the Company's financial statements for the year ended December 31, 1998.

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ('Statement 133'). Statement 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. Statement 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Management has not completed its review of Statement 133 and has not determined the impact adoption will have on the Company's financial statement disclosures.

     In March 1998, the AICPA issued SOP 98-1, Accounting for the Costs of Computer Software Developed for or Obtained for Internal Use. The SOP will become effective for the Company on January 1, 1999. The SOP will require the capitalization of certain costs incurred after the date of adoption in connection with developing or obtaining software for internal use. The Company currently capitalizes certain external costs and expenses all other costs as incurred. The Company has not yet assessed what the impact of the SOP will be on the Company's future earnings or financial position.

8. COMMITMENTS AND CONTINGENCIES

     The Company is subject to federal, state and local laws and regulations concerning the environment, and it has received notices that it is a potentially responsible party in administrative proceedings at two sites. It is difficult to estimate the total cost of remediation due to the complexity of the environmental laws and regulations, the uncertainty regarding the extent of the environment risks and the Company's responsibility, and the selection of alternative compliance approaches. When it has been possible to reasonably estimate the Company's liability with respect to environmental matters, provisions have been made in accordance with generally accepted accounting principles and the Company has recorded an accrual of $1,200,000 for potential exposures as of March 28, 1998. In the opinion of the Company's management, based on the facts presently known to it, the ultimate outcome of environmental matters will not have a material effect on the Company's consolidated financial position, results of operations or cash flows.

                       THE IMPERIAL HOME DECOR GROUP INC.
                               FORMERLY KNOWN AS
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

8. COMMITMENTS AND CONTINGENCIES--(CONTINUED)
     Additionally, the Company is party to various litigation matters arising in the ordinary course of business. The ultimate legal and financial liability of the Company with respect to litigation cannot be estimated with certainty, but Management believes, based on its examination of such matters, experience to date and discussions with counsel, that such liability will not be material to the business, financial condition, results of operations or cash flows of the Company.

9. RELATED PARTIES

     In connection with the Recapitalization and Imperial Acquisition, Blackstone received a $4.0 million fee and the Company reimbursed Blackstone for all out-of-pocket expenses incurred in connection with the Recapitalization and Imperial Acquisition. In addition, pursuant to a monitoring agreement (the 'Monitoring Agreement') entered into between Blackstone and the Company, Blackstone will receive an annual $1.5 million monitoring fee and will be reimbursed for certain out-of-pocket expenses.

     The Company and Borden entered into a Stockholders Agreement on the date of the Closing. This agreement provides certain rights to the shareholders relating to common stock purchase and sales offers, restrictions on stock transfers, and registration rights.

     Pursuant to the Recapitalization Agreement, Borden entered into a transition services agreement with the Company as of the date of the Closing. Under this agreement, Borden will provide certain management support services to the Company for one year at rates Borden previously billed BDPH for such services.

10. SUPPLEMENTAL CONSOLIDATING CONDENSED FINANCIAL INFORMATION

     The Company's payment obligations under the Notes are fully and unconditionally guaranteed on a joint and several basis (collectively, the 'Guarantees') by the Company's domestic subsidiaries (The Imperial Home Decor Group LLC, Vernon Plastics Inc. and WDP Investments, Inc.) and Imperial Home Decor Group Holdings I Limited, a U.K. Company, (collectively the 'Guarantor Subsidiaries'). Each of the Guarantor Subsidiaries is a direct wholly-owned subsidiary of the Company. The obligations of each Guarantor Subsidiary under its Guarantee are subordinated to such subsidiary's obligations under the Senior Credit Facilities.

     Presented below is condensed consolidating financial information for Imperial Home Decor Group Inc. ('Parent Company'), the Guarantor Subsidiaries, and the Company's other subsidiaries (the 'Non-Guarantor Subsidiaries'). In the opinion of management of the Company, separate financial statements and other disclosures concerning each of the Guarantor Subsidiaries would not provide additional information that is material to investors in the Notes. Therefore, the Guarantor Subsidiaries are consolidated in the presentation below.

     Investments in subsidiaries are accounted for by the Parent Company on the equity method of accounting. Earnings of subsidiaries are, therefore, reflected in the Parent Company's investments in subsidiaries account and equity income. The elimination entries eliminate investments in subsidiaries and intercompany balances and transactions. The intercompany payable and receivable balances are netted in the owner's investment account.

                                  * * * * * *

                               THE IMPERIAL HOME
                                DECOR GROUP INC.
                        UNAUDITED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                     AS OF
                                 MARCH 28, 1998
                                      AND
                                 MARCH 29, 1997

                       THE IMPERIAL HOME DECOR GROUP INC.
          FORMERLY KNOWN AS BORDEN DECORATIVE PRODUCTS HOLDINGS INC.
               SUPPLEMENTAL CONSOLIDATING CONDENSED BALANCE SHEET
                                 MARCH 28, 1998
                                 (IN THOUSANDS)

                                               PARENT        GUARANTOR      NON-GUARANTOR    ELIMINATION
                                               COMPANY     SUBSIDIARIES     SUBSIDIARIES     ADJUSTMENTS    CONSOLIDATED
                                              ---------    -------------    -------------    -----------    ------------
                  ASSETS
Current Assets:
  Cash and equivalents.....................   $              $   1,337        $   6,725       $               $  8,062
  Accounts receivable......................                     56,531           58,570                        115,101
  Inventories..............................                     67,758           58,273                        126,031
  Other current assets.....................                      4,553           10,666                         15,219
                                              ---------    -------------    -------------    -----------    ------------
     Total Current Assets..................                    130,179          134,234                        264,413
Fixed assets, net..........................                     23,779           68,867                         92,646
Assets held for resale.....................                      7,000                                           7,000
Goodwill...................................                      1,208            9,568                         10,776
Other non-current assets...................      19,136          2,064           24,749                         45,949
Investment in subsidiary...................     114,856                                        (114,856)            --
                                              ---------    -------------    -------------    -----------    ------------
                                              $ 133,992      $ 164,230        $ 237,418       $(114,856)      $420,784
                                              ---------    -------------    -------------    -----------    ------------
                                              ---------    -------------    -------------    -----------    ------------

       LIABILITIES AND SHAREHOLDERS'
            EQUITY (DEFICIENCY)
Current Liabilities:
  Notes payable under revolving credit
     facility..............................   $   6,600      $                $               $               $  6,600
  Accounts payable.........................                     20,692           37,119                         57,811
  Income tax payable.......................                                       7,605                          7,605
  Other current liabilities................                     22,036           38,525                         60,561
  Intercompany payable/receivable..........      (3,079)         7,707           (4,628)                            --
                                              ---------    -------------    -------------    -----------    ------------
     Total Current Liabilities.............       3,521         50,435           78,621                        132,577
Long-term debt.............................     323,000                                                        323,000
Other long-term liabilities................                     16,635            1,636                         18,271
Deferred income tax........................                                       7,330                          7,330
Shareholder's equity/owner's
  investment...............................    (192,529)        97,160          149,831        (114,856)       (60,394)
                                              ---------    -------------    -------------    -----------    ------------
                                              $ 133,992      $ 164,230        $ 237,418       $(114,856)      $420,784
                                              ---------    -------------    -------------    -----------    ------------
                                              ---------    -------------    -------------    -----------    ------------

                       THE IMPERIAL HOME DECOR GROUP INC.
          FORMERLY KNOWN AS BORDEN DECORATIVE PRODUCTS HOLDINGS INC.
          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 29, 1997
                                 (IN THOUSANDS)

                                                PARENT      GUARANTOR      NON-GUARANTOR    ELIMINATION
                                                COMPANY    SUBSIDIARIES    SUBSIDIARIES     ADJUSTMENTS    CONSOLIDATED
                                                -------    ------------    -------------    -----------    ------------
Net sales....................................   $            $ 37,522         $73,976        $ (15,456)      $ 96,042
Cost of goods sold...........................                  27,169          51,129          (15,456)        62,842
                                                -------    ------------    -------------    -----------    ------------
Gross margin.................................                  10,353          22,847                          33,200
Distribution expense.........................                   1,509           4,162                           5,671
Marketing expense............................                   7,440           8,620                          16,060
General and administrative expense...........                     914           3,442                           4,356
                                                -------    ------------    -------------    -----------    ------------
Operating income.............................                     490           6,623                           7,113
Interest (income) expense, net...............                    (891)            609                            (282)
                                                -------    ------------    -------------    -----------    ------------
Income before income taxes...................                   1,381           6,014                           7,395
Equity income................................    4,684                                          (4,684)
Income tax expense...........................                     548           2,163                           2,711
                                                -------    ------------    -------------    -----------    ------------
Net income (loss)............................   $4,684       $    833         $ 3,851        $  (4,684)      $  4,684
                                                -------    ------------    -------------    -----------    ------------
                                                -------    ------------    -------------    -----------    ------------

                       THE IMPERIAL HOME DECOR GROUP INC.
          FORMERLY KNOWN AS BORDEN DECORATIVE PRODUCTS HOLDINGS INC.
          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 28, 1998
                                 (IN THOUSANDS)

                                                PARENT       GUARANTOR      NON-GUARANTOR    ELIMINATION
                                               COMPANY     SUBSIDIARIES     SUBSIDIARIES     ADJUSTMENTS    CONSOLIDATED
                                               --------    -------------    -------------    -----------    ------------
Net sales...................................   $              $37,362          $77,179        $ (18,634)      $ 95,907
Cost of goods sold..........................                   28,193           53,485          (18,634)        63,044
                                               --------    -------------    -------------    -----------    ------------
Gross margin................................                    9,169           23,694                          32,863
Distribution expense........................                    1,700            4,387                           6,087
Marketing expense...........................                    7,651            8,909                          16,560
General and administrative expense..........                    2,133            6,794                           8,927
Restructuring charges.......................                    5,859            3,437                           9,296
                                               --------    -------------    -------------    -----------    ------------
Operating income (loss).....................                   (8,174)             167                          (8,007)
Merger costs................................      4,000                                                          4,000
Interest (income) expense, net..............      1,435           (37)             (54)                          1,344
                                               --------    -------------    -------------    -----------    ------------
Income (loss) before income taxes...........     (5,435)       (8,137)             221                         (13,351)
Equity income...............................     (8,088)                                          8,088
Income tax expense..........................                      304             (133)                            171
                                               --------    -------------    -------------    -----------    ------------
Net income (loss)...........................   $(13,523)      $(8,441)         $   354        $   8,088       $(13,522)
                                               --------    -------------    -------------    -----------    ------------
                                               --------    -------------    -------------    -----------    ------------

                       THE IMPERIAL HOME DECOR GROUP INC.
          FORMERLY KNOWN AS BORDEN DECORATIVE PRODUCTS HOLDINGS INC.
          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF CASH FLOW
                       THREE MONTHS ENDED MARCH 29, 1997
                                 (IN THOUSANDS)

                                                PARENT      GUARANTOR      NON-GUARANTOR    ELIMINATION
                                               COMPANY     SUBSIDIARIES    SUBSIDIARIES     ADJUSTMENTS    CONSOLIDATED
                                               --------    ------------    -------------    -----------    ------------
Cash provided by operating activities.......   $             $(10,652)        $ 9,955         $              $   (697)
Cash flow used in investing activities:
  Capital expenditures......................                     (344)         (1,455)                         (1,799)
Cash flow (used in) provided by financing
  activities:
  Dividends paid............................                   (8,600)                                         (8,600)
  Other changes in owner's
     investment.............................                   14,565          (7,400)                          7,165
                                               --------    ------------    -------------    -----------    ------------
Net cash (used in) provided by financing
  activities................................                    5,965          (7,400)                         (1,435)
                                               --------    ------------    -------------    -----------    ------------
Increase (decrease) in cash and
  equivalents...............................                   (5,031)          1,100                          (3,931)
Cash and equivalents at beginning of
  period....................................                    5,423           1,345                           6,768
                                               --------    ------------    -------------    -----------    ------------
Cash and equivalents at end of period.......   $             $    392         $ 2,445         $              $  2,837
                                               --------    ------------    -------------    -----------    ------------
                                               --------    ------------    -------------    -----------    ------------

                       THE IMPERIAL HOME DECOR GROUP INC.
          FORMERLY KNOWN AS BORDEN DECORATIVE PRODUCTS HOLDINGS INC.
          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF CASH FLOW
                       THREE MONTHS ENDED MARCH 28, 1998
                                 (IN THOUSANDS)

                                               PARENT       GUARANTOR      NON-GUARANTOR    ELIMINATION
                                               COMPANY     SUBSIDIARIES    SUBSIDIARIES     ADJUSTMENTS    CONSOLIDATED
                                              ---------    ------------    -------------    -----------    ------------
Cash provided by operating activities......   $  (4,000)     $(11,429)        $10,765         $             $   (4,664)
Cash flow used in investing activities:
  Capital expenditures.....................                    (2,457)         (1,251)                          (3,708)
  Acquisition of Imperial..................     (72,200)                                                       (72,200)
                                              ---------    ------------    -------------    -----------    ------------
Cash used in investing activities..........     (72,200)       (2,457)         (1,251)                         (75,908)
                                              ---------    ------------    -------------    -----------    ------------
Cash flow (used in) provided by financing
  activities:
  Repayment of borrowing on
     bank loan.............................                                    (1,529)                          (1,529)
  Borrowings under revolving credit
     facility..............................       6,600                                                          6,600
  Borrowings under long-term debt
     arrangements..........................     323,000                                                        323,000
  Debt issuance fees.......................     (19,185)                                                       (19,185)
  Equity contribution......................      84,500                                                         84,500
  Borden recapitalization cash
     distribution..........................    (309,550)                       (1,650)                        (311,200)
  Dividends paid...........................                    (2,635)                                          (2,635)
  Changes in owner's
     investment/intercompany...............      (9,165)       17,629          (3,176)                           5,288
                                              ---------    ------------    -------------    -----------    ------------
Cash (used in) provided by financing
  activities...............................      76,200        14,994          (6,355)                          84,839
                                              ---------    ------------    -------------    -----------    ------------
Increase in cash and cash equivalents......                     1,108           3,159                            4,267
Cash and equivalents at beginning of
  period...................................                       229           3,566                            3,795
                                              ---------    ------------    -------------    -----------    ------------
Cash and equivalents at end of period......   $              $  1,337         $ 6,725         $             $    8,062
                                              ---------    ------------    -------------    -----------    ------------
                                              ---------    ------------    -------------    -----------    ------------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Collins & Aikman Corporation:

We have audited the accompanying consolidated and combined balance sheets of Imperial Wallcoverings, Inc. (a Delaware corporation and indirect wholly-owned subsidiary of Collins & Aikman Corporation) and subsidiaries with affiliate, as of January 27, 1996, December 28, 1996 and December 27, 1997 and the related consolidated and combined statements of operations, investments and advances from (to) Collins & Aikman Products Co. and cash flows for the 52-week period ended January 27, 1996, the 48-week period ended December 28, 1996 and the 52-week period ended December 27, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of Imperial Wallcoverings, Inc. and subsidiaries with affiliate as of January 27, 1996, December 28, 1996 and December 27, 1997, and the results of their operations and their cash flows for the 52-week period ended January 27, 1996, the 48-week period ended December 28, 1996 and the 52-week period ended December 27, 1997, in conformity with generally accepted accounting principles.

As explained in Note 3 to the consolidated and combined financial statements, effective December 29, 1996, the Company changed its method of accounting for designs and engravings.

ARTHUR ANDERSEN LLP
CLEVELAND, OHIO,
  JANUARY 23, 1998 (EXCEPT FOR NOTE 19
  TO WHICH THE DATE IS MARCH 13, 1998).

                 IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES
                                 WITH AFFILIATE
                    CONSOLIDATED AND COMBINED BALANCE SHEETS
           JANUARY 27, 1996, DECEMBER 28, 1996 AND DECEMBER 27, 1997
                                 (IN THOUSANDS)

                                                                          JANUARY 27,    DECEMBER 28,    DECEMBER 27,
                                                                             1996            1996            1997
                                                                          -----------    ------------    ------------
                                ASSETS

Current Assets:
  Cash and cash equivalents............................................    $     441       $    782        $     81
  Accounts receivable, net of allowances of $1,117, $1,694 and $2,006 at January 27, 1996, December 28, 1996, and December 27, 1997,
     respectively......................................................        9,822         27,523          32,977
  Inventories..........................................................       50,152         50,903          53,428
  Other current assets.................................................        5,173          2,755           3,103
                                                                          -----------    ------------    ------------
     Total current assets..............................................       65,588         81,963          89,589

Property, plant and equipment, net.....................................       39,872         50,905          52,022
Designs and engravings, net (Note 3)...................................       10,629          9,942              --
Other assets...........................................................        3,149          2,513           2,392
                                                                          -----------    ------------    ------------
                                                                           $ 119,238       $145,323        $144,003
                                                                          -----------    ------------    ------------
                                                                          -----------    ------------    ------------

          LIABILITIES AND INVESTMENTS AND ADVANCES (TO) FROM
                     COLLINS & AIKMAN PRODUCTS CO.

Current Liabilities:
  Canadian overdraft facility..........................................    $  27,996       $ 30,121        $ 25,395
  Current maturities of long-term debt.................................          412            428             446
  Accounts payable.....................................................       11,251         10,640          14,601
  Accrued expenses.....................................................       15,505         18,352          15,028
                                                                          -----------    ------------    ------------
     Total current liabilities.........................................       55,164         59,541          55,470

Long-Term Debt, including allocated debt of
  Collins & Aikman Products Co.........................................       66,415         55,635          31,834
Deferred income taxes..................................................        1,182            506              --
Other, including postretirement benefit obligations....................       13,762         12,653          14,841
Commitments and contingencies (Notes 9 and 16).........................           --             --              --
Investments and advances (to) from Collins & Aikman Products Co........      (17,285)        16,988          41,858
                                                                          -----------    ------------    ------------
                                                                           $ 119,238       $145,323        $144,003
                                                                          -----------    ------------    ------------
                                                                          -----------    ------------    ------------

         The accompanying notes to consolidated and combined financial statements are an integral part of these balance sheets.

                 IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES
                                 WITH AFFILIATE
               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
FOR THE PERIODS ENDED JANUARY 27, 1996, DECEMBER 28, 1996 AND DECEMBER 27, 1997
                                 (IN THOUSANDS)

                                                                          JANUARY 27,    DECEMBER 28,    DECEMBER 27,
                                                                             1996            1996            1997
                                                                          -----------    ------------    ------------
                                                                          (52 WEEKS)      (48 WEEKS)      (52 WEEKS)

Net sales..............................................................    $ 197,708       $157,571        $163,849
                                                                          -----------    ------------    ------------
Cost of goods sold.....................................................      141,132        105,572         109,072
Selling, general and administrative expenses...........................       65,192         69,000          76,444
General and administrative expenses allocated from Collins & Aikman
  Products Co..........................................................        2,709          2,515           2,060
Restructuring charge...................................................       12,897             --              --
                                                                          -----------    ------------    ------------
                                                                              80,798         71,515          78,504
                                                                          -----------    ------------    ------------
Operating loss.........................................................      (24,222)       (19,516)        (23,727)
Interest expense, net..................................................        2,115          1,930           1,627
Interest expense allocated from Collins & Aikman Products Co...........        5,797          3,844           3,007
Loss on sale of receivables............................................        4,291          2,572              --
Other (income) expenses................................................         (232)           382            (736)
                                                                          -----------    ------------    ------------
Loss before income taxes...............................................      (36,193)       (28,244)        (27,625)
Income tax benefit.....................................................       (1,527)          (312)            (63)
                                                                          -----------    ------------    ------------
Loss before cumulative effect of change in accounting..................      (34,666)       (27,932)        (27,562)
Cumulative effect of change in accounting for designs and engravings...           --             --           9,942
                                                                          -----------    ------------    ------------
     Net loss..........................................................    $ (34,666)      $(27,932)       $(37,504)
                                                                          -----------    ------------    ------------
                                                                          -----------    ------------    ------------

         The accompanying notes to consolidated and combined financial statements are an integral part of these statements.

                 IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES
                                 WITH AFFILIATE
            CONSOLIDATED AND COMBINED STATEMENTS OF INVESTMENTS AND
                ADVANCES (TO) FROM COLLINS & AIKMAN PRODUCTS CO.
FOR THE PERIODS ENDED JANUARY 27, 1996, DECEMBER 28, 1996 AND DECEMBER 27, 1997
                                 (IN THOUSANDS)

                                                                          JANUARY 27,    DECEMBER 28,    DECEMBER 27,
                                                                             1997            1996            1997
                                                                          -----------    ------------    ------------
                                                                          (52 WEEKS)      (48 WEEKS)      (52 WEEKS)

BALANCE, BEGINNING OF PERIOD...........................................    $ (41,208)      $(17,285)       $ 16,988
  Net loss.............................................................      (34,666)       (27,932)        (37,504)
  Investments and advances from Collins & Aikman Products Co...........       58,440         62,014          62,207
  Translation gains....................................................          149            191             167
                                                                          -----------    ------------    ------------
BALANCE, END OF PERIOD.................................................    $ (17,285)      $ 16,988        $ 41,858
                                                                          -----------    ------------    ------------
                                                                          -----------    ------------    ------------

         The accompanying notes to consolidated and combined financial statements are an integral part of these statements.

                 IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES
                                 WITH AFFILIATE
               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
FOR THE PERIODS ENDED JANUARY 27, 1996, DECEMBER 28, 1996 AND DECEMBER 27, 1997
                                 (IN THOUSANDS)

                                                                          JANUARY 27,    DECEMBER 28,    DECEMBER 27,
                                                                             1997            1996            1997
                                                                          -----------    ------------    ------------
                                                                          (52 WEEKS)      (48 WEEKS)      (52 WEEKS)


Cash flows from operating activities:
  Net loss.............................................................    $ (34,666)      $(27,932)       $(37,504)
  Adjustments to derive cash flows used by operating activities:
     Restructuring charge..............................................       12,897             --              --
     Depreciation and leasehold amortization...........................        5,926          5,337           7,235
     Amortization of other assets and liabilities......................        7,969          7,206              --
     Cumulative effect of change in accounting for designs and
       engravings......................................................           --             --           9,942
  Changes in operating assets:
     Accounts receivable, net..........................................       (9,299)       (17,701)         (5,454)
     Inventories.......................................................       10,372           (751)         (2,525)
     Accounts payable..................................................       (3,215)          (611)          3,961
     Other, net........................................................       (3,453)         4,243          (1,292)
                                                                          -----------    ------------    ------------

          Net cash used by operating activities........................      (13,469)       (30,209)        (25,637)
                                                                          -----------    ------------    ------------

Cash flows from investing activities:
  Additions to property, plant and equipment, net......................      (15,542)       (16,370)         (8,352)
  Design, engraving and other..........................................       (8,229)        (6,455)           (410)
                                                                          -----------    ------------    ------------

          Net cash used by investing activities........................      (23,771)       (22,825)         (8,762)
                                                                          -----------    ------------    ------------

Cash Flows From Financing Activities:
  Repayment of long-term debt..........................................         (295)           (97)           (194)
  Net borrowings (repayments) on overdraft facility....................       14,366          2,125          (4,726)
  Allocated debt of Collins & Aikman Products Co.......................      (34,830)       (10,667)        (23,589)
  Investments and advances from Collins & Aikman Products Co...........       58,440         62,014          62,207
                                                                          -----------    ------------    ------------
          Net cash provided by financing activities....................       37,681         53,375          33,698
                                                                          -----------    ------------    ------------

Net increase (decrease) in cash........................................    $     441       $    341        $   (701)
Cash and cash equivalents, beginning of period.........................           --            441             782
                                                                          -----------    ------------    ------------
Cash and cash equivalents, end of period...............................    $     441       $    782        $     81
                                                                          -----------    ------------    ------------
                                                                          -----------    ------------    ------------
Supplemental disclosures, cash paid (received) for:
  Interest, excluding interest allocated from Collins & Aikman Products
     Co................................................................    $   2,166       $  2,256        $  1,663
                                                                          -----------    ------------    ------------
                                                                          -----------    ------------    ------------
  Income taxes--foreign and state......................................          273           (382)          2,653
                                                                          -----------    ------------    ------------
                                                                          -----------    ------------    ------------

         The accompanying notes to consolidated and combined financial statements are an integral part of these statements.

                 IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES
                                 WITH AFFILIATE
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
           JANUARY 27, 1996, DECEMBER 28, 1996, AND DECEMBER 27, 1997

1. ORGANIZATION

     Imperial Wallcoverings, Inc., together with its subsidiaries, Imperial Wallcoverings Limited, ('Imperial UK') and Marketing Service Inc. and with its affiliate, Imperial Wallcoverings (Canada) Inc. ('Imperial Canada') (collectively referred to as 'Imperial' or 'the Company') is a leading manufacturer and distributor of a full range of wallpaper for the residential and commercial sectors of the wallpaper industry. Imperial is the only producer of wallpaper in the U.S. that is fully integrated from paper production through design and distribution. Imperial Wallcoverings, Inc. is currently an indirect wholly-owned subsidiary of Collins & Aikman Corporation (C&A), through Collins & Aikman Products Co. ('Products'). On March 13, 1998, C&A sold Imperial to a company owned by an affiliate of a significant shareholder of C&A (See Note 19).

2. BUSINESS AND BASIS OF PRESENTATION

     As indicated in the accompanying consolidated and combined financial statements, Imperial has incurred substantial losses in recent periods including operating losses that totaled $24.2 million in fiscal 1995, $19.5 million in fiscal 1996 and $23.7 million for fiscal 1997. Cash deficits relating to these losses have been funded by Products. The Company continues to incur significant losses from operations and is investing in capital equipment as part of its restructuring plan. Products continues to fund the liquidity needs of Imperial in order to satisfy the working capital, capital expenditure and other cash requirements. Products funded the cash requirements of Imperial through March 13, 1998, the date of disposition (See Note 19). Accordingly, the accompanying consolidated and combined financial statements have been prepared assuming Imperial will continue as a going concern and, as such, adjustments, if any, that may be required for presentation on another basis have not been considered. The accompanying consolidated and combined financial statements do not reflect any adjustments which may result due to the proposed sale.

     The business of Imperial is conducted as subsidiaries of Products. Transfers of operating funds between Products and Imperial are made on a noninterest-bearing basis, with the net amounts of these transfers reflected in investments and advances from (to) Products in the accompanying consolidated and combined financial statements. The net balance in investments and advances from
(to) Products is classified as equity in the accompanying consolidated and combined balance sheets since upon the disposition of Imperial by Products the amounts outstanding will not be repaid.

     The accompanying consolidated and combined financials statements present the financial position, results of operations and cash flows of Imperial as if it were a separate entity for all periods presented. In accordance with the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 73, a portion of the debt and the related interest expense of Products has been allocated to Imperial primarily as a result of its guarantee of certain Products' debt. The allocations have been made primarily based upon the ratio of Imperial's net assets to the consolidated invested capital of Products, which approximates Imperial's guaranteed share of the related Products' debt. The average interest rates in effect for fiscal 1995, fiscal 1996 and fiscal 1997, were 8.1%, 7.9% and 8.8%, respectively. In connection with the disposition of Imperial, Products' released Imperial from its guarantee of Products' debt and, accordingly, Imperial will not be required to repay any of the allocated debt reflected in the accompanying consolidated and combined balance sheets. Interest has not been computed on the remaining intercompany balances.

     Products performs certain services and incurs certain costs for Imperial. Services provided include tax, treasury, risk management, employee benefits, legal and other general corporate services. The cost of the services provided by Products has been allocated to Imperial based on a combination of estimated use and the relative sales of the Imperial business to the total consolidated operations of Products. Corporate costs of Products totaling $2.7 million, $2.5 million and $2.1 million have been allocated to Imperial in fiscal 1995, fiscal 1996 and fiscal 1997, respectively. In the opinion of management, the method of allocating these costs is reasonable.

                 IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES
                                 WITH AFFILIATE
      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

           JANUARY 27, 1996, DECEMBER 28, 1996, AND DECEMBER 27, 1997

2. BUSINESS AND BASIS OF PRESENTATION--(CONTINUED)
However, the costs of these services charged to Imperial are not necessarily indicative of the costs that would have been incurred if Imperial had performed these functions.

     Products administers its self-insurance programs on a corporate-wide basis and charges its individual participating subsidiaries and divisions based on estimated claims and loss experience. Costs charged by Products to Imperial for product, automotive, general liability and workers' compensation claims and insurance amounted to $2.0 million, $1.8 million and $1.8 million in fiscal 1995, fiscal 1996 and fiscal 1997, respectively. The accompanying consolidated and combined balance sheets include the related accruals for product, automotive, general liability and workers' compensation claims.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation and Combination

     The consolidated and combined financial statements include the accounts of Imperial Wallcoverings, Inc., Imperial Wallcoverings (Canada) Inc., Marketing Service Inc. and Imperial Wallcoverings Limited. All significant intercompany items have been eliminated in consolidation and combination.

     As of January 27, 1996, Imperial Wallcoverings, Inc. and Imperial Wallcoverings Limited were separate indirect subsidiaries of Products. On December 5, 1996, Imperial purchased Imperial UK from Collins & Aikman United Kingdom Limited at its net book value. For financial reporting purposes, this transfer between related entities has been treated in a manner similar to a pooling of interests.

     As of December 27, 1997, Imperial Wallcoverings, Inc. owns approximately 24% of Imperial Canada while another C&A subsidiary owns the remainder. As part of the disposition of Imperial, the operations of Imperial Canada will be transferred with Imperial. For purposes of the accompanying consolidated and combined financial statements, Imperial Canada has been presented as if it was wholly owned.

  Use of Estimates

     The preparation of consolidated and combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated and combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fiscal Year

     During fiscal 1996, the Company changed its fiscal year to end on the last Saturday in December. Fiscal 1997 represents a 52-week period which ended an December 27, 1997. Fiscal 1996 represents a 48-week period which ended on December 28, 1996. Fiscal 1995 was a 52-week period which ended on January 27, 1996.

  Foreign Currency

     Foreign currency activity is reported in accordance with Statement of Financial Accounting Standards No. 52, 'Foreign Currency Translation' ('SFAS No. 52'). SFAS No. 52 generally provides that the assets and liabilities of foreign operations be translated at the current exchange rates as of the end of the accounting period and that revenues and expenses be translated using average exchange rates. The resulting translation adjustments arising from foreign currency translations are accumulated as a component of Investments and Advances from (to) Products. Translation adjustments during fiscal 1995, fiscal 1996 and fiscal 1997, were $149,000, $191,000 and $167,000, respectively.

                 IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES
                                 WITH AFFILIATE
      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

           JANUARY 27, 1996, DECEMBER 28, 1996, AND DECEMBER 27, 1997

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
     Gains and losses resulting from foreign currency transactions are recognized in income. Recorded balances that are denominated in a currency other than Imperial's functional currency are adjusted to reflect the exchange rate at the balance sheet date. Imperial periodically enters into forward exchange contracts to hedge its exposure to price fluctuations on purchases and sales. Gains and losses, if any, on contracts are deferred and recognized as a component of the related transaction. See Note 13.

  Revenue Recognition

     Revenue is recognized when goods are shipped.

  Cash and Cash Equivalents

     Cash and cash equivalents include all cash balances and highly liquid investments with an original maturity of three months or less.

  Inventories

     Inventories are valued at the lower of cost or market, but not in excess of net realizable value. Cost is determined on the first-in, first-out basis.

  Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Provisions for depreciation and amortization are primarily computed on a straight-line basis over the estimated useful lives of the assets, presently ranging from 3 to 40 years. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful lives of the improvements.

  Long-Lived Assets

     In the fourth quarter of fiscal 1995, Imperial adopted Statement of Financial Accounting Standards No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of' ('SFAS No. 121'). SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, and that certain long-lived assets and identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The adoption of SFAS No. 121 did not have a material impact on Imperial's consolidated and combined results of operations.

  Income Taxes

     Currently, Imperial's U.S. operations are included in the consolidated federal income tax return of C&A; however, federal, state and foreign income taxes have been provided on a separate return basis.

  Environmental

     Imperial records its best estimate when it believes it is probable that an environmental liability has been incurred and the amount of loss can be reasonably estimated. Accruals for environmental liabilities are included in the consolidated and combined balance sheets primarily as other noncurrent liabilities at undiscounted amounts and exclude claims for recoveries from insurance or other third parties. Accruals for insurance or other third party recoveries for environmental liabilities are recorded when it is probable that the claim will be realized.

                 IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES
                                 WITH AFFILIATE
      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

           JANUARY 27, 1996, DECEMBER 28, 1996, AND DECEMBER 27, 1997

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Sample Book Costs

     Prior to fiscal 1996, the Company deferred certain costs relating to the assembly of sample books. These costs were deferred until the sample books were released, at which time the costs were fully expensed. During fiscal 1996, the Company prospectively changed its method of accounting for sample books and is currently expensing these costs as incurred. The Company had $2.7 million of sample book costs capitalized at January 27, 1996. The Company had no amounts capitalized at December 28, 1996 and December 27, 1997 relating to sample books.

  Designs and Engravings

     Prior to December 29, 1996, the Company deferred costs associated with the design and development of patterns and engraving used in the printing process. These costs were being amortized over a three-year period representing the approximate life of the related wallpaper line. The Company recorded amortization expense of $8.0 million and $7.2 million related to these costs in fiscal 1995 and fiscal 1996, respectively. Effective December 29, 1996, the Company changed its method of accounting for such costs and currently expenses such amounts as incurred. The cumulative effect of the change in accounting for designs and engravings resulted in $9.9 million of expense for fiscal 1997. There was no income tax benefit or expense recorded in conjunction with this change.

  Reclassifications

     Certain reclassifications have been made to fiscal 1995 and fiscal 1996 amounts to conform with the fiscal 1997 presentation.

4. INVENTORIES

     Inventory balances are summarized below (in thousands):

                                                                JANUARY 27,    DECEMBER 28,    DECEMBER 27,
                                                                   1996            1996            1997
                                                                -----------    ------------    ------------
Raw materials................................................     $ 6,168        $  5,115        $  5,155
Work in process..............................................       2,217           3,720           4,566
Finished goods...............................................      41,767          42,068          43,707
                                                                -----------    ------------    ------------
                                                                  $50,152        $ 50,903        $ 53,428
                                                                -----------    ------------    ------------
                                                                -----------    ------------    ------------

     During fiscal 1995, as part of developing a plan to reengineer the business (see Note 11), Imperial reevaluated its various product offerings ('SKUs') and developed plans to reduce the number of SKUs in certain distribution channels, which plans have now been implemented. In view of these plans and the then-recent overall decline in the wallpaper business, Imperial provided an additional charge of approximately $10.8 million for inventory write-downs. This is included in cost of goods sold in fiscal 1995.

                 IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES
                                 WITH AFFILIATE
      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

           JANUARY 27, 1996, DECEMBER 28, 1996, AND DECEMBER 27, 1997

5. PROPERTY, PLANT AND EQUIPMENT, NET

     Property, plant and equipment, net, are summarized below (in thousands):

                                                                JANUARY 27,    DECEMBER 28,    DECEMBER 27,
                                                                   1996            1996            1997
                                                                -----------    ------------    ------------
Land and improvements........................................     $ 1,009        $  1,896        $  1,532
Buildings....................................................      16,228          20,494          20,383
Machinery and equipment......................................      53,810          71,229          77,021
Leasehold improvements.......................................         536             571             637
Construction in progress.....................................      10,748           3,981           5,280
                                                                -----------    ------------    ------------
                                                                   82,331          98,171         104,853
Less--accumulated depreciation and amortization..............     (42,459)        (47,266)        (52,831)
                                                                -----------    ------------    ------------
                                                                  $39,872        $ 50,905        $ 52,022
                                                                -----------    ------------    ------------
                                                                -----------    ------------    ------------

     Depreciation and leasehold amortization of property, plant and equipment was $5.9 million, $5.3 million and $7.2 million for fiscal 1995, fiscal 1996 and fiscal 1997, respectively.

6. ACCRUED EXPENSES:

     Accrued expenses are summarized below (in thousands):

                                                                JANUARY 27,    DECEMBER 28,    DECEMBER 27,
                                                                   1996            1996            1997
                                                                -----------    ------------    ------------
Payroll and employee benefits................................     $ 4,246        $  3,514        $  4,940
Restructuring................................................       4,177           3,141           1,047
Medical and other insurance..................................       2,285           3,259           1,272
Advertising and promotions...................................         322           1,685           1,793
Other........................................................       4,475           6,753           5,976
                                                                -----------    ------------    ------------
                                                                  $15,505        $ 18,352        $ 15,028
                                                                -----------    ------------    ------------
                                                                -----------    ------------    ------------

7. LONG-TERM DEBT

     Long-term debt consisted of the following at January 27, 1996, December 28, 1996 and December 27, 1997 (in thousands):

                                                                JANUARY 27,    DECEMBER 28,    DECEMBER 27,
                                                                   1996            1996            1997
                                                                -----------    ------------    ------------
Allocated debt of Products...................................     $62,234        $ 51,766        $ 28,411
Products' mortgage note payable..............................       3,914           3,715           3,481
Industrial revenue bonds.....................................         679             582             388
                                                                -----------    ------------    ------------
  Total debt.................................................      66,827          56,063          32,280
Less--Current maturities.....................................        (412)           (428)           (446)
                                                                -----------    ------------    ------------
  Total long-term debt.......................................     $66,415        $ 55,635        $ 31,834
                                                                -----------    ------------    ------------
                                                                -----------    ------------    ------------

  Allocated Debt of Products

     Imperial, together with other subsidiaries of Products, is a guarantor of certain indebtedness of Products. At December 27, 1997, the indebtedness of Products guaranteed by Imperial totaled $218.8 million. In accordance with the provisions of Staff Accounting Bulletin No. 73, a portion of the debt and the related interest expense of Products has been allocated to Imperial as a result of its guarantee. These allocations have been made based upon the ratio of Imperial's net assets to the consolidated invested capital of Products, which approximates Imperial's guaranteed share of the related Products debt. The average interest rates in effect for fiscal 1995, fiscal 1996 and fiscal 1997 were 8.1%, 7.9% and 8.8%, respectively.

                 IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES
                                 WITH AFFILIATE
      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

           JANUARY 27, 1996, DECEMBER 28, 1996, AND DECEMBER 27, 1997

7. LONG-TERM DEBT--(CONTINUED)
  Products' Mortgage Note Payable

     As of December 27, 1997, Imperial has pledged land and a warehouse facility in Knoxville, Tennessee with a total cost of $4.7 million as security for the above mentioned Products mortgage note payable. In accordance with Staff Accounting Bulletin No. 73, this debt and related interest expense have been included in the accompanying consolidated and combined financial statements. The mortgage note payable bears interest at 7.7% per annum with annual principal and interest payments of $512,000 due through June 2001 and a final payment of $2.5 million due in July 2001.

  Industrial Revenue Bonds

     At January 27, 1996, December 28, 1996 and December 27, 1997, Imperial had long-term debt of $679,000, $582,000 and $388,000 respectively, which consisted of Rhode Island Industrial Revenue Bonds with payments due through fiscal 1999 and bearing interest at an average rate of approximately 7.0%. This debt is collateralized with a guarantee from Products. At December 27, 1997, the scheduled annual maturities of the long-term debt, for which Imperial is the direct borrower, are as follows (in thousands):

1998..............................................................   $194
1999..............................................................    194
                                                                     ----
                                                                     $388
                                                                     ----
                                                                     ----

8. RECEIVABLES FACILITY

     Effective July 13, 1994, Imperial Canada and Imperial Wallcoverings, Inc. along with Products and certain C&A affiliates (each of the foregoing, a 'Seller'), entered into a Receivables Sale Agreement (the 'Bridge Receivables Sale Agreement') with Carcorp, Inc., ('Carcorp'), a wholly-owned subsidiary of Products. Under the terms of the Bridge Receivables Sale Agreement, Carcorp purchased and transferred to a purchaser (on a revolving basis and without recourse), virtually all trade receivables generated by the Sellers. On March 31, 1995, Products repaid and terminated this receivables financing arrangement and entered, through a trust formed by Carcorp, into a new receivables facility, including an amended and restated receivables, sale agreement, through which Carcorp has sold certain interests in the purchased receivables to outside parties. Imperial Canada was terminated as a Seller effective January 29, 1995, and Imperial Wallcoverings, Inc. was terminated as a Seller on September 21, 1996.

     Receivables sold by the Company prior to the termination remained in the trust until their collection. As of January 27, 1996 and December 28, 1996, the face value of the open accounts receivable of Imperial that had been purchased by Carcorp aggregated $27.8 million and $1.8 million, respectively. The Company has no open accounts receivable related to Carcorp at December 27, 1997.

     The receivables were purchased by Carcorp at the face amount of the receivables less a defined discount. The discount percentage included a yield factor, factors for Carcorp's servicing and processing expenses, as well as factors, which were subject to variation, based upon the collectibility and aging of the receivables purchased. In connection with the sale of the receivables to Carcorp, Imperial recorded losses of $4.3 million and $2.6 million in fiscal 1995 and fiscal 1996, respectively. The Company did not record any losses during the 52-week period ended December 27, 1997.

     The Sellers retain the responsibility of servicing the trade receivables sold to Carcorp, and they are compensated by Carcorp for their servicing activities. Servicing fee income, which has been included as an offset to selling, general and administrative expenses in the accompanying consolidated and combined statements of operations, was $615,000, $550,000 and $206,000 for fiscal 1995, fiscal 1996 and fiscal 1997, respectively.

          IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES WITH AFFILIATE
      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)
           JANUARY 27, 1996, DECEMBER 28, 1996, AND DECEMBER 27, 1997

9. COMMITMENTS

  Leases

     The Company has operating leases covering manufacturing facilities, warehouses, and production equipment, as well as computer hardware and software. These leases have various lease terms through 2001. At December 27, 1997, future minimum lease payments under operating leases are as follows (in thousands):

1998.............................................................   $3,300
1999.............................................................    2,603
2000.............................................................      781
2001.............................................................      653
                                                                    ------
                                                                    $7,337
                                                                    ------
                                                                    ------

     Rental expense under operating leases was $7.1 million, $6.7 million and $5.3 million for fiscal 1995, fiscal 1996 and fiscal 1997, respectively.

  Capital Expenditures

     At December 27, 1997, Imperial has commitments totaling approximately $18.2 million for estimated fiscal 1998 capital expenditures.

10. EMPLOYEE BENEFIT PLANS

  Defined Benefit Plans

     Certain domestic employees of Imperial who meet eligibility requirements, along with employees of certain other affiliated companies, participate in a defined benefit plan administered by Products. Plan benefits are generally based on years of service and employees' compensation during their years of employment. Funding of retirement costs for these plans complies with the minimum funding requirements specified by the Employee Retirement Income Security Act. Assets of the pension plans are held in a Products master trust that invests primarily in equity and fixed income securities. Actuarially determined calculations for Imperial as a stand alone entity are included in the accompanying consolidated and combined financial statements.

     The net periodic pension cost for fiscal 1995, fiscal 1996 and fiscal 1997 includes the following components (in thousands):

                                                                JANUARY 27,    DECEMBER 28,    DECEMBER 27,
                                                                   1996            1996            1997
                                                                -----------    ------------    ------------
                                                                (52 WEEKS)      (48 WEEKS)      (52 WEEKS)


Service cost.................................................     $   706         $  861          $  761
Interest cost on projected benefit obligation and
  service cost...............................................       1,015            933             939
Actual gain on assets........................................      (2,332)        (1,644)         (1,605)
Net amortization and deferral................................       1,073            422             267
                                                                -----------    ------------    ------------
     Net periodic pension cost...............................     $   462         $  572          $  362
                                                                -----------    ------------    ------------
                                                                -----------    ------------    ------------

          IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES WITH AFFILIATE NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

           JANUARY 27, 1996, DECEMBER 28, 1996, AND DECEMBER 27, 1997

10. EMPLOYEE BENEFIT PLANS--(CONTINUED)
     The following table sets forth Imperial's actuarially determined portion of the plans' funded status and amounts recognized in Imperial's consolidated and combined balance sheets at January 27, 1996, December 28, 1996 and December 27, 1997 (in thousands):

                                                                JANUARY 27,    DECEMBER 28,    DECEMBER 27,
                                                                   1996            1996            1997
                                                                -----------    ------------    ------------
Actuarial present value of benefit obligations--
  Vested benefit obligation..................................    $ (10,968)     $  (10,929)     $  (11,075)
                                                                -----------    ------------    ------------
  Accumulated benefit obligation.............................    $ (11,380)     $  (11,328)     $  (11,470)
                                                                -----------    ------------    ------------
Projected benefit obligation.................................    $ (13,092)     $  (12,512)     $  (12,641)
Plan assets at fair value....................................       14,081          13,648          13,752
                                                                -----------    ------------    ------------
Funding status...............................................          989           1,136           1,111
Unrecognized net loss........................................        3,310           2,339           1,728
Prior service cost not yet recognized in net periodic pension
  cost.......................................................       (1,645)         (1,393)         (1,119)
                                                                -----------    ------------    ------------
Pension asset................................................    $   2,654      $    2,082      $    1,720
                                                                -----------    ------------    ------------
                                                                -----------    ------------    ------------

     The discount rate used in determining the actuarial present value of the projected benefit obligation was 7.0%. The expected rate of increase in future compensation levels was 5.5% for fiscal 1995 and fiscal 1996 and 4.5% for fiscal 1997. The expected long-term rate of return on plan assets was 9.0%.

     The Company also has a defined benefit pension plan covering the Imperial Canada salaried employees. At December 28, 1996 and December 27, 1997, the market value of pension fund assets was approximately $700,000 and $871,000, respectively. On the basis of the most recent actuarial valuation, the projected benefit obligation at December 28, 1996 was approximately $550,000 as compared to $902,000 at December 27, 1997.

  Defined Contribution Plan

     Certain employees of Imperial who meet eligibility requirements participate in a Products defined contribution plan which qualifies under Section 401(k) of the Internal Revenue Code. This savings plan allows eligible employees to contribute from 1% to 10% of their income on a pretax basis to this savings plan. Imperial does not make contributions to this plan.

  Postretirement Benefit Plans

     Products provides life and health coverage for certain Imperial domestic retirees under plans currently in effect. Many of the domestic employees may, or will, be eligible for coverage if they reach retirement age while still employed by Imperial. Actuarially determined calculations for Imperial as a stand alone entity are included in the accompanying consolidated and combined financial statements.

          IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES WITH AFFILIATE NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

           JANUARY 27, 1996, DECEMBER 28, 1996, AND DECEMBER 27, 1997

10. EMPLOYEE BENEFIT PLANS--(CONTINUED)
     The net periodic postretirement benefit cost for Imperial's participation in these plans includes the following components fiscal 1995, fiscal 1996 and fiscal 1997 (in thousands):

                                                                JANUARY 27,    DECEMBER 28,    DECEMBER 27,
                                                                   1996            1996            1997
                                                                -----------    ------------    ------------
                                                                (52 WEEKS)      (48 WEEKS)      (52 WEEKS)

Service cost.................................................      $ 195           $196            $211
Interest cost on accumulated postretirement
  benefit obligation.........................................        659            545             598
Net amortization.............................................       (241)          (219)           (279)
                                                                -----------      ------          ------
     Net periodic postretirement benefit cost................      $ 613           $522            $530
                                                                -----------      ------          ------
                                                                -----------      ------          ------

     The following table sets forth the amount of accumulated postretirement benefit obligation for Imperial's participation in these plans included in Imperial's consolidated and combined balance sheets (in thousands):

                                                                JANUARY 27,    DECEMBER 28,    DECEMBER 27,
                                                                   1996            1996            1997
                                                                -----------    ------------    ------------
Retirees.....................................................     $ 3,391         $3,109          $3,819
Fully eligible active plan participants......................       1,925          2,086           1,989
Other active plan participants...............................       2,844          2,996           2,927
                                                                -----------    ------------    ------------
Accumulated postretirement benefits obligation...............       8,160          8,191           8,735
Unrecognized prior service gain from plan amendments.........       3,766          3,486           3,012
Unrecognized net loss........................................      (2,421)        (1,945)         (2,137)
                                                                -----------    ------------    ------------
     Total accrued postretirement benefit obligation.........     $ 9,505         $9,732          $9,610
                                                                -----------    ------------    ------------
                                                                -----------    ------------    ------------

     The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.5%. The plans are currently unfunded. For measurement purposes, a 11%, 10% and 10% annual rate of increase in the per capita cost of covered health care benefits was assumed at January 27, 1996, December 28, 1996 and December 27, 1997, respectively; the rate was assumed to decrease one percentage point per year to 6% and remain at that level thereafter. The health care cost trend rate assumption does not have an impact on the amounts reported because of plan amendments. Effective April 1, 1994, Products amended the postretirement benefit plan that covers substantially all of the eligible current and retired employees of Imperial. Pursuant to the amendment, Imperial's obligation for future inflation of health care costs will be limited to 6% per year through March 31, 1998. Subsequent to March 1998, Imperial's portion of coverage costs will not be adjusted for inflation in health care costs.

     The Company also has a retiree life and health program for Imperial Canada salaried employees. The accompanying consolidated and combined balance sheet as of December 27, 1997 reflects the Company's estimated obligation under the program of approximately $650,000.

  Other

     The Company has certain union employees that participate in multi-employer pension plans under which contributions are governed by the collective bargaining agreements. Pension expense for such plans totaled approximately $600,000, $520,000 and $590,000 for fiscal 1995, fiscal 1996 and fiscal 1997, respectively. The plans' administrators have not provided information to enable the Company to determine its share of unfunded vested benefits, if any.

          IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES WITH AFFILIATE NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

           JANUARY 27, 1996, DECEMBER 28, 1996, AND DECEMBER 27, 1997

11. RESTRUCTURING CHARGE

     In fiscal 1995, Imperial provided for the cost to exit one manufacturing facility and three distribution centers. The closings affected approximately 200 employees. In addition, certain other assets were determined to have been impaired as a result of the implementation of management's plan to reengineer certain other manufacturing processes. The components of the reserves for the facility closings and other asset impairments are as follows (in thousands):

                                                   ANTICIPATED        ANTICIPATED
                                                     LOSSES         EXPENDITURES TO
                                                 ASSOCIATED WITH       CLOSE AND
                                                   DISPOSAL OF        DISPOSE OF       ANTICIPATED
                                                 PROPERTY, PLANT         IDLED          SEVERANCE
                                                  AND EQUIPMENT       FACILITIES        BENEFITS       TOTAL
                                                 ---------------    ---------------    -----------    -------
Provision for restructuring...................       $ 8,720            $ 2,767          $ 1,410      $12,897
Write-down of property, plant and equipment to
  net realizable value........................        (8,720)                --               --       (8,720)
Expenditures
  Close facilities............................            --             (1,910)              --       (1,910)
  Severance benefits..........................            --                 --           (1,220)      (1,220)
                                                     -------            -------        -----------    -------
Balance at December 27, 1997..................       $    --            $   857          $   190      $ 1,047
                                                     -------            -------        -----------    -------
                                                     -------            -------        -----------    -------

     The closure of the three distribution centers was delayed into 1997 due to construction delays at the new Knoxville distribution center, which became operational in 1996.

12. INCOME TAXES

     Although Imperial's U.S. operations are included in the consolidated federal income tax return of C&A, federal, state and foreign income taxes are provided for book purposes on a separate return basis.

     Imperial has a tax sharing agreement with C&A. This agreement provides for tax sharing payments between Imperial and C&A which are calculated in accordance with Federal income tax regulations. C&A either pays Imperial's amounts it receives to the Internal Revenue Service or to the companies in the consolidated return that incurred losses. Increases to Investments and Advances from (to) Products of $2.2 million in fiscal 1995, $4.7 million in fiscal 1996 and $9.9 million for fiscal 1997 have been made to reflect the difference between the tax sharing funding and the Federal tax payable calculated on a separate return basis.

     Components of the income tax provision for fiscal 1995, fiscal 1996 and fiscal 1997, are summarized as follows (in thousands):

                                                                JANUARY 27,    DECEMBER 28,    DECEMBER 27,
                                                                   1996            1996            1997
                                                                -----------    ------------    ------------
                                                                (52 WEEKS)      (48 WEEKS)      (52 WEEKS)


Current:
  Federal....................................................    $    (537)      $     --        $     --
  State......................................................          377            377             377
  Foreign....................................................       (1,626)            --              66
                                                                -----------    ------------    ------------
                                                                    (1,786)           377             443
Deferred--Foreign............................................          259           (689)           (506)
                                                                -----------    ------------    ------------
Income tax benefit...........................................    $  (1,527)      $   (312)       $    (63)
                                                                -----------    ------------    ------------
                                                                -----------    ------------    ------------

          IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES WITH AFFILIATE NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

           JANUARY 27, 1996, DECEMBER 28, 1996, AND DECEMBER 27, 1997

12. INCOME TAXES--(CONTINUED)
     Domestic and foreign components of loss before income taxes are summarized as follows (in thousands):

                                                                JANUARY 27,    DECEMBER 28,    DECEMBER 27,
                                                                   1996            1996            1997
                                                                -----------    ------------    ------------
                                                                (52 WEEKS)      (48 WEEKS)      (52 WEEKS)


Domestic.....................................................    $ (31,173)     $  (18,498)     $  (24,410)
Foreign......................................................       (5,020)         (9,746)         (3,215)
                                                                -----------    ------------    ------------
                                                                 $ (36,193)     $  (28,244)     $  (27,625)
                                                                -----------    ------------    ------------
                                                                -----------    ------------    ------------

     A reconciliation between income taxes computed at the statutory Federal rate of 35% and the benefit for income taxes before the cumulative effect of change in accounting is as follows (in thousands):

                                                                JANUARY 27,    DECEMBER 28,    DECEMBER 27,
                                                                   1996            1996            1997
                                                                -----------    ------------    ------------
                                                                (52 WEEKS)      (48 WEEKS)      (52 WEEKS)


Amount at statutory Federal rate.............................    $ (12,668)     $   (9,885)     $   (9,669)
State income taxes, net of Federal income tax benefit........          245             245             241
Foreign tax more than Federal tax at statutory rate..........          390           2,722             685
Other........................................................         (650)         (1,685)          1,218
Change in valuation allowance................................       11,156           8,291           7,462
                                                                -----------    ------------    ------------
     Income tax benefit......................................    $  (1,527)     $     (312)     $      (63)
                                                                -----------    ------------    ------------
                                                                -----------    ------------    ------------

     Deferred income taxes are provided for the temporary differences between the financial reporting and tax basis of Imperial's assets and liabilities. The components of the net deferred tax assets as of January 27, 1996, December 28, 1996 and December 27, 1997, were as follows (in thousands):

                                                                JANUARY 27,    DECEMBER 28,    DECEMBER 27,
                                                                   1996            1996            1997
                                                                -----------    ------------    ------------
                                                                (52 WEEKS)      (48 WEEKS)      (52 WEEKS)

Deferred tax assets:
  Net operating loss carryforwards...........................    $   2,590      $    8,465      $   17,968
  Canadian loss carryforwards................................           --           1,773           1,689
  Employee benefits..........................................        5,363           6,320           5,750
  Inventory reserves.........................................        6,092           6,288           6,347
  Other liabilities and reserves.............................        2,600           3,215           6,965
  Valuation allowance........................................      (15,707)        (23,998)        (34,950)
                                                                -----------    ------------    ------------
     Total deferred tax assets...............................          938           2,063           3,769
  Deferred tax liabilities--Property, plant and equipment....       (2,120)         (2,569)         (3,769)
                                                                -----------    ------------    ------------
     Net deferred tax liability..............................    $  (1,182)     $     (506)     $       --
                                                                -----------    ------------    ------------
                                                                -----------    ------------    ------------

     The valuation allowances of $15.7 million at January 27, 1996, $24.0 million at December 28, 1996 and $35.0 million at December 27, 1997, were established because, in Imperial's assessment, it was uncertain whether the net deferred tax assets would be realized.

     At December 27, 1997, the latest income tax reporting period, Imperial Canada had loss carryforwards totaling approximately $5.4 million which expire in 2003.

     While Imperial had net operating loss carryovers of $51.3 million for book purposes calculated on a separate return basis as of December 27, 1997; these amounts differed from its portion of C & A's consolidated net operating loss carryforwards. At December 27, 1997, the latest income tax reporting period, Imperial's portion of

          IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES WITH AFFILIATE NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

           JANUARY 27, 1996, DECEMBER 28, 1996, AND DECEMBER 27, 1997

12. INCOME TAXES--(CONTINUED)
C&A's consolidated net operating loss carryovers for Federal income tax purposes is summarized below (in thousands):

                                                                                    EXPIRATION
                                                                          AMOUNT       DATE
                                                                          ------    ----------
Net operating losses:
  Regular tax:
     Preacquisition, subject to limitations............................   $2,500     2000-2003
     Postacquisition, unrestricted.....................................     800      2006-2011
                                                                          ------
                                                                          $3,300
                                                                          ------
                                                                          ------
  Alternative minimum tax:
     Preacquisition, subject to limitations............................   $2,100     2000-2003
     Postacquisition, unrestricted.....................................     100      2006-2011
                                                                          ------
                                                                          $2,200
                                                                          ------
                                                                          ------
  Alternative minimum tax credits......................................   $ 350       No limit
                                                                          ------
                                                                          ------

     The utilization of these net operating loss carryovers, to the extent not impacted by the planned disposition, will result in an additional capital contribution from C&A, and will not affect Imperial's future results of operations.

13. FINANCIAL INSTRUMENTS

     The Company's financial instruments include cash and cash equivalents, accounts receivable, industrial revenue bonds and foreign currency contracts. The book values of cash and equivalents and accounts receivable approximate fair value due to their short maturity.

     The fair value of Imperial's forward foreign currency contracts is estimated based upon the spread between the contract and the spot exchange rate at the date of measurement.

     The estimated fair values of Imperial's financial instruments are summarized as follows (in thousands):

                                                   JANUARY 27, 1996         DECEMBER 28, 1996         DECEMBER 27, 1997
                                                ----------------------    ----------------------    ----------------------
                                                CARRYING    ESTIMATED     CARRYING    ESTIMATED     CARRYING    ESTIMATED
                                                 AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                                --------    ----------    --------    ----------    --------    ----------
Industrial revenue bonds.....................     $679         $679         $582         $582         $388         $388
Forward foreign currency contracts...........       --           77           --           --           --           --

     Imperial conducts a significant portion of its operations in Canada through Imperial Canada. At January 27, 1996, Imperial Canada had contracts to purchase
4.3 million Canadian dollars at a contracted cost of $3.0 million. These contracts reduce exposure to currency movements affecting existing foreign currency denominated assets, liabilities and firm commitments resulting primarily from trade receivables and payables and intercompany loans. The contract durations match the duration of the currency positions. The Company had no outstanding contracts at December 28, 1996 and December 27, 1997. Imperial does not engage in foreign currency speculation.

     Imperial's credit risk in these transactions is the cost of replacing, at current market rates, these contracts in the event of default by the other party. Management believes the risk of incurring such losses is remote as the contracts are entered into with major financial institutions.

          IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES WITH AFFILIATE NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

           JANUARY 27, 1996, DECEMBER 28, 1996, AND DECEMBER 27, 1997

14. TRANSACTIONS WITH AFFILIATES

  Administrative Functions

     Imperial has utilized certain centralized general and administrative functions of Products (see Note 2) and is charged a fee for such services. The fees charged totaled $2.7 million, $2.5 million and $2.1 million for fiscal 1995, fiscal 1996, and fiscal 1997, respectively.

  Canadian Overdraft Facility

     Imperial Canada and a Canadian affiliate of Products are the debtors under a bank demand line of credit in Canada. This line of credit is used to fund the combined working capital requirements of these Canadian operations. Imperial Canada pays interest to the affiliate company to the extent its working capital needs exceed the combined borrowings from the bank. Similarly, Imperial Canada receives interest payments to the extent its requirements are less than the bank borrowings. Interest is computed based upon Canadian prime rates plus .75%. The amount included in the consolidated and combined financial statements represents Imperial's outstanding borrowings under the arrangement. Interest expense under these arrangements totaled $2.1 million in fiscal 1995, $1.9 million in fiscal 1996 and $1.6 million in fiscal 1997.

15. INFORMATION ABOUT SEGMENTS OF IMPERIAL'S OPERATIONS

     Imperial produces residential and commercial wallpaper primarily for the North American market. Imperial performs periodic credit evaluations of its customers' financial condition and, although Imperial does not generally require collateral, it does require cash payments in advance when the assessment of credit risk associated with a customer is substantially higher than normal. Receivables generally are due within 45 days, and credit losses have consistently been within management's expectations and are provided for in the consolidated and combined financial statements.

     Information about Imperial's operations in different geographic areas for fiscal 1995, fiscal 1996 and fiscal 1997 is as follows (in thousands):

                                                 UNITED                  OTHER      CORPORATE
                                                 STATES     CANADA     COUNTRIES      ITEMS       TOTAL
                                                --------    -------    ---------    ---------    --------
FISCAL 1995 (52 WEEKS)
  Net sales..................................   $155,115    $41,794    $    799       $  --      $197,708
  Operating (loss) income(a).................    (21,441)    (2,243)       (901 )       363       (24,222)
  Depreciation and amortization(b)...........     11,440      2,455          --          --        13,895
  Identifiable assets........................     87,967     28,214       3,057          --       119,238
  Capital expenditures(c)....................     13,349      2,403          --          --        15,752
FISCAL 1996 (48 WEEKS)
  Net sales..................................    124,656     31,378       1,537          --       157,571
  Operating loss(a)..........................    (12,210)    (6,249)     (1,057 )        --       (19,516)
  Depreciation and amortization(b)...........     10,550      1,993          --          --        12,543
  Identifiable assets........................    118,246     23,332       3,745          --       145,323
  Capital expenditures(c)....................     16,899      1,115          --          --        18,014
FISCAL 1997 (52 WEEKS)
  Net sales..................................    126,532     34,863       2,454          --       163,849
  Operating (loss) income(a).................    (23,137)       518      (1,108 )        --       (23,727)
  Depreciation and amortization..............      5,962      1,273          --          --         7,235
  Identifiable assets........................    120,105     20,502       3,396          --       144,003
  Capital expenditures(c)....................      7,608      1,669          --          --         9,277

                                                        (Footnotes on next page)

          IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES WITH AFFILIATE NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

           JANUARY 27, 1996, DECEMBER 28, 1996, AND DECEMBER 27, 1997

15. INFORMATION ABOUT SEGMENTS OF IMPERIAL'S OPERATIONS--(CONTINUED)
------------------
(a) Operating loss is determined by deducting all operating expenses from revenues. Operating expenses do not include interest expense.

(b) Depreciation and amortization includes the amortization of other assets and liabilities.

(c) Capital expenditures reflect gross capital expenditure amounts and exclude amounts related to the purchase and development of designs and engravings.

16. CONTINGENCIES

     Imperial is subject to federal, state and local laws and regulations concerning the environment, and it has received notices that it is a potentially responsible party in administrative proceedings at one site. It is difficult to estimate the total cost of remediation due to the complexity of the environmental laws and regulations, the uncertainty regarding the extent of the environmental risks and Imperial's responsibility, and the selection of alternative compliance approaches. When it has been possible to reasonably estimate Imperial's liability with respect to environmental matters, provisions have been made in accordance with generally accepted accounting principles and the Company has recorded an accrual of $850,000 for potential exposures as of December 27, 1997. In the opinion of Imperial's management, based on the facts presently known to it, the ultimate outcome of environmental matters will not have a material effect on Imperial's consolidated and combined financial position or results of operations.

     The tax returns for Imperial Canada are currently under examination by Revenue Canada for fiscal 1991 to fiscal 1995. Revenue Canada has outstanding challenges to approximately $15 million of Imperial Canada's previously claimed tax deductions. The Company disputes the proposed adjustments. If Revenue Canada were to maintain its position and such position were to be upheld in litigation, the Company estimates that taxes and interest due would exceed $6 million. Products has agreed to indemnify the Company for this exposure and accordingly, no amounts relating to this matter have been reflected in the accompanying consolidated and combined financial statements.

     Additionally, the Company is involved in certain other legal actions and claims in the ordinary course of business. In the opinion of management, any liability which may be ultimately incurred would not materially effect the Company's consolidated and combined financial position or results of operations.

17. CHANGE IN FISCAL YEAR

     During fiscal 1996, the Company changed its fiscal year end to the last Saturday in December. As a result of this change, fiscal 1996 was a 48-week period. The following information presents comparative data for the periods ended December 23, 1995 and December 28, 1996 (amounts in thousands):

                                                                    DECEMBER 23,    DECEMBER 28,
                                                                        1995            1996
                                                                    ------------    ------------
                                                                     (47 WEEKS)      (48 WEEKS)

Net sales........................................................     $180,364        $157,751
Operating loss...................................................         (658)        (19,516)
Net loss.........................................................      (11,153)        (27,932)

          IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES WITH AFFILIATE NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

           JANUARY 27, 1996, DECEMBER 28, 1996, AND DECEMBER 27, 1997

18. UNAUDITED QUARTERLY FINANCIAL DATA

     The unaudited quarterly data below are based on the Company's historical fiscal periods during fiscal 1996 and fiscal 1997.

                                                          FIRST         SECOND        THIRD         FOURTH        TOTAL
                                                         QUARTER       QUARTER       QUARTER       QUARTER      ----------
                                                        ----------    ----------    ----------    ----------    (48 WEEKS)
                                                        (3 MONTHS)    (3 MONTHS)    (3 MONTHS)    (2 MONTHS)
FISCAL 1996
  Net sales..........................................    $ 49,296      $ 40,783      $ 44,076      $ 23,416      $ 157,571
  Gross margin.......................................      17,321        14,625        13,469         6,584         51,999
  Operating loss.....................................        (979)       (3,513)       (5,794)       (9,230)       (19,516)
  Net loss...........................................      (3,738)       (5,745)       (8,128)      (10,321)       (27,932)

                                                          FIRST         SECOND        THIRD         FOURTH        TOTAL
                                                         QUARTER       QUARTER       QUARTER       QUARTER      ----------
                                                        ----------    ----------    ----------    ----------
                                                                                                                (52 WEEKS)
                                                        (3 MONTHS)    (3 MONTHS)    (3 MONTHS)    (3 MONTHS)
FISCAL 1997
  Net sales..........................................    $ 44,111      $ 42,072      $ 39,168      $ 38,498      $ 163,849
  Gross margin.......................................      15,268        14,180        12,788        12,541         54,777
  Operating loss.....................................      (4,544)       (6,394)       (6,138)       (6,651)       (23,727)
  Loss before cumulative effect of change
     in accounting...................................      (5,106)       (7,475)       (7,413)       (7,568)       (27,562)
  Net loss...........................................     (15,048)       (7,475)       (7,413)       (7,568)       (37,504)

19. MERGER

     In November 1997, C&A entered into a definitive agreement among Imperial Wallcoverings, Inc. ('Imperial U.S.'), BDPI Holdings Corporation, an affiliate of a significant shareholder of C&A, ('MergerCo') and C&A (the 'Imperial Acquisition Agreement'). Pursuant to a recapitalization agreement, MergerCo was merged with and into Borden Decorative Products Holding, Inc. ('BDPH') (the 'Merger'), with BDPH surviving. BDPH acquired all of the outstanding common stock of Imperial U.S. and a wholly owned subsidiary of BDPH acquired substantially all of the assets and assumed substantially all of the liabilities of Imperial Canada (collectively the 'Imperial Acquisition'). BDPH changed its name to 'The Imperial Home Decor Group, Inc. (the 'Issuer'). The acquisition closed effective March 13, 1998.

     The purchase price for the Imperial Acquisition was $71.2 million, (as defined in the Imperial Acquisition Agreement), subject to adjustment. In connection with the Imperial Acquisition, C&A was granted an option to purchase 397,812 shares or 6.7% of BDPH's common stock outstanding as of the closing.

20. SUPPLEMENTAL COMBINING FINANCIAL STATEMENTS

     In connection with the Merger and the Imperial Acquisition, the Issuer issued senior subordinated notes (the 'Notes') to finance the transactions and the related fees and expenses. The Issuer's payment obligations under the Notes are fully and unconditionally guaranteed on a joint and several basis (collectively the 'Guarantees') by the issuer's U.S. domestic subsidiaries which include the former Imperial Wallcoverings, Inc.

     Presented below is combining financial information for Imperial Wallcoverings, Inc. and its wholly owned subsidiary Marketing Service, Inc. (collectively the 'Guarantor Subsidiaries') with Imperial Canada and Imperial UK (the 'Non-Guarantors'). Separate financial statements and other disclosures concerning each of the Guarantors would not provide additional information that is material to the prospective investors of the Notes and is therefore not presented.

     The elimination entries eliminate significant intercompany balances and transactions.

                 IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES
                                 WITH AFFILIATE
                      SUPPLEMENTAL COMBINING BALANCE SHEET
                             AS OF JANUARY 27, 1996
                                 (IN THOUSANDS)

                                                                   IMPERIAL       IMPERIAL
                                                                    CANADA           UK
                                                                    (NON-           (NON-
                                                  GUARANTORS     GUARANTORS)     GUARANTORS)    ELIMINATIONS    COMBINED
                                                  -----------    ------------    -----------    ------------    --------
                    ASSETS
Cash and cash equivalents......................     $    --        $     --        $   441        $     --      $    441
Accounts receivable, net.......................         541           8,461            820              --         9,822
Inventories....................................      33,600          17,127          1,076          (1,651)       50,152
Other current assets                                  2,975           1,920            278              --         5,173
                                                  -----------    ------------    -----------    ------------    --------
     Total current assets......................      37,116          27,508          2,615          (1,651)       65,588
Property, plant and equipment..................      30,539          10,632             --          (1,299)       39,872
Designs and engravings, net....................      10,079             550             --              --        10,629
Other assets...................................       3,149              --             --              --         3,149
                                                  -----------    ------------    -----------    ------------    --------
     Total assets..............................     $80,883        $ 38,690        $ 2,615        ($ 2,950)     $119,238
                                                  -----------    ------------    -----------    ------------    --------
                                                  -----------    ------------    -----------    ------------    --------

                  LIABILITIES
Canadian overdraft facility....................     $    --        $ 27,996        $    --        $     --      $ 27,996
Current maturities of long-term debt...........         358              43             11              --           412
Accounts payable...............................      10,591             599             61              --        11,251
Accrued expenses...............................      13,943           1,547             15              --        15,505
                                                  -----------    ------------    -----------    ------------    --------
     Total current liabilities.................      24,892          30,185             87              --        55,164
Long-term debt, including allocated debt of C&A
  Products Co..................................      49,932          13,186          3,297              --        66,415
Deferred income taxes..........................          --           1,182             --              --         1,182
Other, including postretirement benefits.......      13,535             227             --              --        13,762
Investments and advances to C&A
  Products Co..................................      (7,476)         (6,090)          (769)         (2,950)      (17,285)
                                                  -----------    ------------    -----------    ------------    --------
     Total liabilities and equity..............     $80,883        $ 38,690        $ 2,615        ($ 2,950)     $119,238
                                                  -----------    ------------    -----------    ------------    --------
                                                  -----------    ------------    -----------    ------------    --------

         The accompanying notes to consolidated and combined financial statements are an integral part of this balance sheet.

                 IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES
                                 WITH AFFILIATE
                      SUPPLEMENTAL COMBINING BALANCE SHEET
                            AS OF DECEMBER 28, 1996
                                 (IN THOUSANDS)

                                                                   IMPERIAL       IMPERIAL
                                                                    CANADA           UK
                                                                    (NON-           (NON-
                                                  GUARANTORS     GUARANTORS)     GUARANTORS)    ELIMINATIONS    COMBINED
                                                  -----------    ------------    -----------    ------------    --------
                    ASSETS
Cash and cash equivalents......................    $      --       $     --        $   782        $     --      $    782
Accounts receivable, net.......................       20,914          5,133          1,476              --        27,523
Inventories....................................       33,769         16,677          1,620          (1,163)       50,903
Other current assets...........................        1,104          1,784           (133)             --         2,755
                                                  -----------    ------------    -----------    ------------    --------
     Total current assets......................       55,787         23,594          3,745          (1,163)       81,963
Property, plant and equipment..................       41,674         10,756             --          (1,525)       50,905
Designs and engravings, net....................        9,341            601             --              --         9,942
Other assets...................................        2,513             --             --              --         2,513
                                                  -----------    ------------    -----------    ------------    --------
     Total assets..............................    $ 109,315       $ 34,951        $ 3,745        $ (2,688)     $145,323
                                                  -----------    ------------    -----------    ------------    --------
                                                  -----------    ------------    -----------    ------------    --------
                  LIABILITIES
Canadian overdraft facility....................    $      --       $ 30,121        $    --        $     --      $ 30,121
Current maturities of long-term debt...........          377             43              8              --           428
Accounts payable...............................        7,694          2,770            176              --        10,640
Accrued expenses...............................       16,734          1,618             --              --        18,352
                                                  -----------    ------------    -----------    ------------    --------
     Total current liabilities.................       24,805         34,552            184              --        59,541
Long-term debt, including allocated debt of C&A
  Products Co..................................       43,481         10,221          1,933              --        55,635
Deferred income taxes..........................           --            506             --              --           506
Other, including postretirement benefits.......       12,359            294             --              --        12,653
Investments and advances from (to) C&A Products
  Co...........................................       28,670        (10,622)         1,628          (2,688)       16,988
                                                  -----------    ------------    -----------    ------------    --------
     Total liabilities and equity..............    $ 109,315       $ 34,951        $ 3,745        $ (2,688)     $145,323
                                                  -----------    ------------    -----------    ------------    --------
                                                  -----------    ------------    -----------    ------------    --------

         The accompanying notes to consolidated and combined financial statements are an integral part of this balance sheet.

                 IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES
                                 WITH AFFILIATE
                      SUPPLEMENTAL COMBINING BALANCE SHEET
                            AS OF DECEMBER 27, 1997
                                 (IN THOUSANDS)

                                                                  IMPERIAL
                                                                   CANADA       IMPERIAL UK
                                                                    (NON-          (NON-
                                                   GUARANTORS    GUARANTORS)    GUARANTORS)    ELIMINATIONS    COMBINED
                                                   ----------    -----------    -----------    ------------    --------
                    ASSETS:
Cash and cash equivalents.......................    $     --       $    --        $    81        $     --      $     81
Accounts receivable, net........................      26,128         5,384          1,465              --        32,977
Inventories.....................................      38,865        14,114          1,850          (1,401)       53,428
Other current assets............................       1,436         1,667             --              --         3,103
                                                   ----------    -----------    -----------    ------------    --------
     Total current assets.......................      66,429        21,165          3,396          (1,401)       89,589

Property, plant and equipment...................      42,491        10,966             --          (1,435)       52,022
Other assets....................................       2,392            --             --              --         2,392
                                                   ----------    -----------    -----------    ------------    --------
     Total assets...............................    $111,312       $32,131        $ 3,396        $ (2,836)     $144,003
                                                   ----------    -----------    -----------    ------------    --------
                                                   ----------    -----------    -----------    ------------    --------
                  LIABILITIES
Canadian overdraft facility.....................    $     --       $25,395        $    --        $     --      $ 25,395
Current maturities of long-term debt............         404            33              9              --           446
Accounts payable................................      11,125         3,451             25              --        14,601
Accrued expenses................................      13,187         1,800             41              --        15,028
                                                   ----------    -----------    -----------    ------------    --------
     Total current liabilities..................      24,716        30,679             75              --        55,470

Long-term debt, including allocated debt of C&A
  Products Co...................................      26,646         4,082          1,106              --        31,834
Other, including postretirement benefits........      13,931           910             --              --        14,841
Investments and advances from (to) C&A Products
  Co............................................      46,019        (3,540)         2,215          (2,836)       41,858
                                                   ----------    -----------    -----------    ------------    --------
     Total liabilities and equity...............    $111,312       $32,131        $ 3,396        $ (2,836)     $144,003
                                                   ----------    -----------    -----------    ------------    --------
                                                   ----------    -----------    -----------    ------------    --------

         The accompanying notes to consolidated and combined financial statements are an integral part of this balance sheet.

                 IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES
                                WITH AFFILIATES
                 SUPPLEMENTAL COMBINING STATEMENT OF OPERATIONS
                     FOR THE PERIOD ENDED JANUARY 27, 1996
                                 (IN THOUSANDS)

                                                                  IMPERIAL
                                                                   CANADA       IMPERIAL UK
                                                                    (NON-          (NON-
                                                   GUARANTORS    GUARANTORS)    GUARANTORS)    ELIMINATIONS    COMBINED
                                                   ----------    -----------    -----------    ------------    --------
Net sales.......................................    $169,587       $61,597        $   799        $(34,275)     $197,708
                                                   ----------    -----------    -----------    ------------    --------
Cost of goods sold..............................     125,562        48,070          1,170         (33,670)      141,132
Selling, general and administrative/Corp.
  allocation....................................      51,915        15,770            216              --        67,901
Restructuring charge............................      12,583            --            314              --        12,897
                                                   ----------    -----------    -----------    ------------    --------
                                                     190,060        63,840          1,700         (33,670)      221,930
                                                   ----------    -----------    -----------    ------------    --------
Operating loss..................................     (20,473)       (2,243)          (901)           (605)      (24,222)
Interest expense, net...........................          39         2,076             --              --         2,115
Interest expense allocated from C&A.............       4,348         1,159            290              --         5,797
Loss on sale of receivables.....................       4,291            --             --              --         4,291
Other (income) expense..........................        (238)         (245)            56             195          (232)
                                                   ----------    -----------    -----------    ------------    --------
Loss before income taxes........................     (28,913)       (5,233)        (1,247)           (800)      (36,193)
Income tax benefit..............................          --        (1,527)            --              --        (1,527)
                                                   ----------    -----------    -----------    ------------    --------
  Net loss......................................    $(28,913)      $(3,706)       $(1,247)       $   (800)     $(34,666)
                                                   ----------    -----------    -----------    ------------    --------
                                                   ----------    -----------    -----------    ------------    --------

         The accompanying notes to consolidated and combined financial statements are an integral part of this statement.

                 IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES
                                WITH AFFILIATES
                 SUPPLEMENTAL COMBINING STATEMENT OF OPERATIONS
                     FOR THE PERIOD ENDED DECEMBER 28, 1996
                                 (IN THOUSANDS)

                                                                  IMPERIAL       IMPERIAL
                                                                   CANADA           UK
                                                                    (NON-          (NON-
                                                   GUARANTORS    GUARANTORS)    GUARANTORS)    ELIMINATIONS    COMBINED
                                                   ----------    -----------    -----------    ------------    --------
Net sales.......................................    $141,686      $  55,131      $   1,537       $(40,783)     $157,571
                                                   ----------    -----------    -----------    ------------    --------
Cost of goods sold..............................     102,590         42,326          2,010        (41,354)      105,572
Selling, general and administrative/Corp.
  allocation....................................      51,877         19,054            584             --        71,515
                                                   ----------    -----------    -----------    ------------    --------
                                                     154,467         61,380          2,594        (41,354)      177,087
                                                   ----------    -----------    -----------    ------------    --------
Operating loss..................................     (12,781)        (6,249)        (1,057)           571       (19,516)
Interest expense, net...........................          41          1,889             --             --         1,930
Interest expense allocated from C&A.............       2,999            712            133             --         3,844
Loss on sale of receivables.....................       2,572             --             --             --         2,572
Other expense (income)..........................          79            (31)            25            309           382
                                                   ----------    -----------    -----------    ------------    --------
Loss before income taxes........................     (18,472)        (8,819)        (1,215)           262       (28,244)
Income tax benefit..............................          --           (312)            --             --          (312)
                                                   ----------    -----------    -----------    ------------    --------
Net loss........................................    $(18,472)     $  (8,507)     $  (1,215)      $    262      $(27,932)
                                                   ----------    -----------    -----------    ------------    --------
                                                   ----------    -----------    -----------    ------------    --------

         The accompanying notes to consolidated and combined financial statements are an integral part of this statement.

                 IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES
                                WITH AFFILIATES
                 SUPPLEMENTAL COMBINING STATEMENT OF OPERATIONS
                     FOR THE PERIOD ENDED DECEMBER 27, 1997
                                 (IN THOUSANDS)

                                                                  IMPERIAL
                                                                   CANADA       IMPERIAL UK
                                                                    (NON-          (NON-
                                                   GUARANTORS    GUARANTORS)    GUARANTORS)    ELIMINATIONS    COMBINED
                                                   ----------    -----------    -----------    ------------    --------
Net sales.......................................    $150,595       $67,480        $ 2,454        $(56,680)     $163,849
                                                   ----------    -----------    -----------    ------------    --------
Cost of goods sold..............................     118,194        45,406          1,914         (56,442)      109,072
Selling, general and administrative/Corp.
  allocation....................................      55,300        21,556          1,648              --        78,504
                                                   ----------    -----------    -----------    ------------    --------
                                                     173,494        66,962          3,562         (56,442)      187,576
                                                   ----------    -----------    -----------    ------------    --------
Operating income (loss).........................     (22,899)          518         (1,108)           (238)      (23,727)
Interest expense, net...........................        (108)        1,197            538              --         1,627
Interest expense allocated from C&A.............       2,514           388            105              --         3,007
Other (income) expense..........................        (780)           33             11              --          (736)
                                                   ----------    -----------    -----------    ------------    --------
Loss before income taxes........................     (24,525)       (1,100)        (1,762)           (238)      (27,625)
Income tax benefit..............................          --           (63)            --              --           (63)
                                                   ----------    -----------    -----------    ------------    --------
Loss before change in accounting................     (24,525)       (1,037)        (1,762)           (238)      (27,562)
Cumulative change in accounting.................       9,341           601             --              --         9,942
                                                   ----------    -----------    -----------    ------------    --------
     Net loss...................................    $(33,866)      $(1,638)       $(1,762)       $   (238)     $(37,504)
                                                   ----------    -----------    -----------    ------------    --------
                                                   ----------    -----------    -----------    ------------    --------

         The accompanying notes to consolidated and combined financial statements are an integral part of this statement.

                 IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES
                                WITH AFFILIATES
                       SUPPLEMENTAL COMBINING CASH FLOWS
                     FOR THE PERIOD ENDED JANUARY 27, 1996
                                 (IN THOUSANDS)

                                                                  IMPERIAL       IMPERIAL
                                                                   CANADA           UK
                                                                    (NON-          (NON-
                                                   GUARANTORS    GUARANTORS)    GUARANTORS)    ELIMINATIONS    COMBINED
                                                   ----------    -----------    -----------    ------------    --------
Operating:
  Net loss......................................    $(28,913)     $  (3,706)      $(1,247)        $ (800)      $(34,666)

Adjustments:
  Depreciation and amortization.................       3,562          2,455            --            (91)         5,926
  Amortization of other.........................       7,491            478            --             --          7,969
  Restructuring charge..........................      12,583             --           314             --         12,897
Change in operating assets:
  Accounts receivable, net......................      (9,327)           848          (820)            --         (9,299)
  Inventories...................................       9,488          1,264        (1,076)           696         10,372
  Accounts payable..............................      (1,120)        (2,156)           61             --         (3,215)
Other, net......................................      (3,066)           173          (560)            --         (3,453)
                                                   ----------    -----------    -----------       ------       --------
     Net cash used by operating activities......      (9,302)          (644)       (3,328)          (195)       (13,469)
                                                   ----------    -----------    -----------       ------       --------

Investing:
  Additions to property, plant and equipment,
     net........................................     (12,129)        (3,608)           --            195        (15,542)
  Designs and engravings and other..............      (7,735)          (494)           --             --         (8,229)
                                                   ----------    -----------    -----------       ------       --------
     Net cash used by investing activities......     (19,864)        (4,102)           --            195        (23,771)
                                                   ----------    -----------    -----------       ------       --------

Financing:
  Repayment of long-term debt...................        (295)            --            --             --           (295)
  Net borrowings on overdraft...................          --         14,366            --             --         14,366
  Allocated debt of C&A.........................     (29,052)        (9,086)        3,308             --        (34,830)
  Investments and advances from C&A.............      58,513           (534)          461             --         58,440
                                                   ----------    -----------    -----------       ------       --------
     Net cash provided by financing activities..      29,166          4,746         3,769             --         37,681
                                                   ----------    -----------    -----------       ------       --------

Net increase in cash............................          --             --           441             --            441
Cash, at beginning of year......................          --             --            --             --             --
                                                   ----------    -----------    -----------       ------       --------
Cash, at end of year............................    $     --      $      --       $   441         $   --       $    441
                                                   ----------    -----------    -----------       ------       --------
                                                   ----------    -----------    -----------       ------       --------

         The accompanying notes to consolidated and combined financial statements are an integral part of this statement.

                 IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIARIES
                                 AND AFFILIATES
                       SUPPLEMENTAL COMBINING CASH FLOWS
                     FOR THE PERIOD ENDED DECEMBER 28, 1996
                                 (IN THOUSANDS)

                                                                 IMPERIAL       IMPERIAL
                                                                  CANADA           UK
                                                                   (NON-          (NON-
                                                  GUARANTORS    GUARANTORS)    GUARANTORS)    ELIMINATIONS    COMBINED
                                                  ----------    -----------    -----------    ------------    ---------
Operating:
  Net loss.....................................   $ (18,472 )    $  (8,507)     $  (1,215)     $      262     $ (27,932)

Adjustments:
  Depreciation and amortization................       3,427          1,993             --             (83)        5,337
  Amortization of other........................       6,770            436             --              --         7,206

Change in Operating Assets:
  Accounts receivable, net.....................     (20,373 )        3,328           (656)             --       (17,701)
  Inventories..................................        (169 )          450           (544)           (488)         (751)
  Accounts payable.............................      (2,897 )        2,171            115              --          (611)
  Other, net...................................       4,159           (380)           464              --         4,243
                                                  ----------    -----------    -----------    ------------    ---------
     Net cash used by operating activities.....     (27,555 )         (509)        (1,836)           (309)      (30,209)
                                                  ----------    -----------    -----------    ------------    ---------
Investing:
  Additions to property, plant and equipment,
     net.......................................     (14,563 )       (2,116)            --             309       (16,370)
  Designs and engravings and other.............      (6,065 )         (390)            --              --        (6,455)
                                                  ----------    -----------    -----------    ------------    ---------
     Net cash used by investing activities.....     (20,628 )       (2,506)            --             309       (22,825)
                                                  ----------    -----------    -----------    ------------    ---------
Financing:
  Repayment of long-term debt..................         (97 )           --             --              --           (97)
  Net borrowings on overdraft..................          --          2,125             --              --         2,125
  Allocated debt of C&A........................      (6,338 )       (2,965)        (1,364)             --       (10,667)
  Investments and advances from C&A............      54,618          3,855          3,541              --        62,014
                                                  ----------    -----------    -----------    ------------    ---------
     Net cash provided by financing
       activities..............................      48,183          3,015          2,177              --        53,375
                                                  ----------    -----------    -----------    ------------    ---------

Net Increase in Cash...........................          --             --            341              --           341
Cash, at beginning of year.....................          --             --            441              --           441
                                                  ----------    -----------    -----------    ------------    ---------
Cash, at end of year...........................   $      --      $      --      $     782      $       --     $     782
                                                  ----------    -----------    -----------    ------------    ---------
                                                  ----------    -----------    -----------    ------------    ---------

         The accompanying notes to consolidated and combined financial statements are an integral part of this statement.

                 IMPERIAL WALLCOVERINGS, INC. AND SUBSIDIAIRES
                                WITH AFFILIATES
                       SUPPLEMENTAL COMBINING CASH FLOWS
                     FOR THE PERIOD ENDED DECEMBER 27, 1997
                                 (IN THOUSANDS)

                                                                  IMPERIAL       IMPERIAL
                                                                   CANADA           UK
                                                                    (NON-          (NON-
                                                   GUARANTORS    GUARANTORS)    GUARANTORS)    ELIMINATIONS    COMBINED
                                                   ----------    -----------    -----------    ------------    --------
Operating:
  Net loss......................................    $(33,866)      $(1,638)       $(1,762)        $ (238)      $(37,504)
Adjustments:
  Depreciation of amortization..................       6,027         1,298             --            (90)         7,235
  Amortization of other.........................       9,341           601             --             --          9,942
Change in operating assets:
  Accounts receivable, net......................      (5,214)         (251)            11             --         (5,454)
  Inventories...................................      (5,186)        2,563           (230)           328         (2,525)
  Accounts payable..............................       3,431           681           (151)            --          3,961
  Other, net....................................      (1,777)          472             13             --         (1,292)
                                                   ----------    -----------    -----------       ------       --------
     Net cash (used) provided by operating
       activities...............................     (27,244)        3,726         (2,119)            --        (25,637)
                                                   ----------    -----------    -----------       ------       --------
Investing:
  Additions to property, plant and
     equipment, net.............................      (6,844)       (1,508)            --             --         (8,352)
  Designs and engravings and other..............        (410)           --             --             --           (410)
                                                   ----------    -----------    -----------       ------       --------
     Net cash used by investing activities......      (7,254)       (1,508)            --             --         (8,762)
                                                   ----------    -----------    -----------       ------       --------
Financing:
  Repayment of long-term debt...................        (194)           --             --             --           (194)
  Net repayments on overdraft...................          --        (4,726)            --             --         (4,726)
  Allocated debt of C&A.........................     (16,614)       (6,149)          (826)            --        (23,589)
  Investments and advances from C&A.............      51,306         8,657          2,244             --         62,207
                                                   ----------    -----------    -----------       ------       --------
     Net cash provided (used) by financing
       activities...............................      34,498        (2,218)         1,418             --         33,698
                                                   ----------    -----------    -----------       ------       --------
Net decrease in cash............................          --            --           (701)            --           (701)
Cash, at beginning of year......................          --            --            782             --            782
                                                   ----------    -----------    -----------       ------       --------
Cash, at end of year............................    $     --       $    --        $    81         $   --       $     81
                                                   ----------    -----------    -----------       ------       --------
                                                   ----------    -----------    -----------       ------       --------

         The accompanying notes to consolidated and combined financial statements are an integral part of this statement.

------------------------------------------------------
                          ------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING MEMORANDUM, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS OFFERING MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS OFFERING MEMORANDUM NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                            ------------------------

                               TABLE OF CONTENTS

Available Information..........................   iii
Forward-Looking Statements.....................   iii
Summary........................................     1
Risk Factors...................................    16
The Transactions...............................    25
Use of Proceeds................................    26
Capitalization.................................    27
Unaudited Pro Forma Combined Financial
  Information..................................    28
Selected Historical Financial Information--
  IHDG.........................................    35
Selected Historical Financial Information--
  Imperial.....................................    37
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................    41
Business.......................................    47
Management.....................................    65
Security Ownership.............................    70
Certain Transactions...........................    71
The Exchange Offer.............................    73
Description of the Exchange Notes..............    81
Description of the Senior Credit Facilities....   111
Certain U.S. Federal Income Tax
  Considerations...............................   113
Book-Entry; Delivery and Form..................   113
Plan of Distribution...........................   115
Legal Matters..................................   116
Experts........................................   116
Index to Financial Statements..................   F-1

                            ------------------------

     UNTIL           , 1998 (90 DAYS AFTER THE DATE
OF THE PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            THE IMPERIAL HOME DECOR
                                   GROUP INC.

                             OFFER TO EXCHANGE ITS
                         11% SENIOR SUBORDINATED NOTES
                              DUE 2008, SERIES B,
                             FOR ANY AND ALL OF ITS
                             OUTSTANDING 11% SENIOR
                          SUBORDINATED NOTES DUE 2008

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                            , 1998

                          ------------------------------------------------------
                          ------------------------------------------------------
                          ------------------------------------------------------
                          ------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

DELAWARE CORPORATIONS

THE IMPERIAL HOME DECOR GROUP INC.

  General Corporation Law of the State of Delaware

     Section 145 of the Delaware General Corporation Law (the 'DGCL') provides, in effect, that any person made a party to any action by reason of the fact that he is or was a Director, officer, employee or agent of The Imperial Home Decor Group Inc. (the 'Corporation') may and, in certain cases, must be indemnified by the Corporation against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the Director, officer, employee or agent is liable to the Corporation, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

     Delaware corporations may limit the personal liability of their directors for monetary damages for a breach of fiduciary duty, provided, however, that the directors can still be held personally liable (i) for a breach of the duty of loyalty to the corporation and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (described below), and (iv) for any transaction from which the director derived an improper personal benefit.
Section 174 of the DGCL makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

  Certificate of Incorporation

     Article SEVENTH of the Corporation's Certificate of Incorporation provides except as otherwise provided by the DGCL as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary charges for breach of fiduciary duty as a director. Any repeal or modification of Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

  By-laws

     Article IV of the Corporation's by-laws provides to the fullest extent permitted by the DGCL, the Corporation shall indemnify any current or former Director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he or she was or is a party by reason of his or her current or former position with the Corporation or by reason of the fact that he or she is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

VERNON PLASTICS, INC.

  Certificate of Incorporation

     Article SEVENTH of the Certificate of Incorporation of Vernon Plastics, Inc. (the 'Corporation') provides that except as otherwise provided by the DGCL as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

  By-laws

     Article IV of the Corporation's By-laws provides that the Corporation shall indemnify Directors and Officers (as such terms are defined in the Certificate of Incorporation) of the Corporation as specified in the Certificate of Incorporation. In addition, to the fullest extent permitted by the DGCL, the Corporation shall indemnify any current or former Director or Officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he was or is a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     Expenses incurred by a person who is or was a director or officer of the Corporation in appearing at, participating in or defending any such action, suit or proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article. If a claim under this Article is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the part, the claimant shall be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or other applicable law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

WDP INVESTMENTS, INC.

  Certificate of Incorporation

     The SEVENTH Article of the certificate of Incorporation WDP Investments, Inc. (the 'Corporation') provides that except otherwise provided by the DGCL as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal of Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

  By-laws

     Article IV of the By-laws of the Corporation provide that to the fullest extent permitted by the DGCL, the Corporation shall indemnify any current or former Director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he or she was or is a party by reason of his or her current or former position with the Corporation or by reason of the fact that he or she is or was serving, at the request of the Corporation, as director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

MARKETING SERVICE, INC.

  By-laws

     Article VI of the By-laws of Marketing Service, Inc. (the 'Corporation') provide that the Corporation shall indemnify any person who is made, or threatened to be made, a party to, or its otherwise involved in, any action, suit or proceeding (whether civil, criminal, administrative, investigative or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, to the fullest extent permitted by the laws of Delaware as from time to time in effect. The Corporation may, if it so determines in a specific case, indemnify other employees or agents of the Corporation in the same manner and to the same extent.

     Costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by any officer or director in defending any pending, threatened or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action by or in the right of the Corporation), and costs, charges and expenses (including attorneys'
fees) incurred by any officer or director in defending an action by or in the right of the Corporation shall be paid by the Corporation in advance of the determination of such director's or officer's entitlement to indemnification promptly upon receipt of an undertaking by or on behalf of such director or officer to repay amounts so advanced in the event and to the extent that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized by this Article. Such amounts incurred by other employees and agents may be so advanced upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, upon approval of such director or officer, authorize the Corporation's counsel to represent such director or officer, in any action, suit or proceeding, whether or not the Corporation is a party thereto.

     All rights to indemnification and advances under this Article shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and to such advances of such director, officer, employee or agent or the obligations of the Corporation arising hereunder. The provisions of this Article shall inure to the benefit of heirs, executors, administrators and personal representatives of those entitled to indemnification and to such advances and shall be binding upon any successor to the Corporation to the fullest extent permitted by the laws of Delaware as from time to time in effect. The indemnification and advancement provided by this bylaw shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under Delaware law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Any indemnification or advance required by this Article VI shall be made promptly, and in any event within 30 days, upon the written request of the indemnified party. The right to indemnification or advances as granted by this Article shall be enforceable by the indemnified party in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 30 days. Such persons' cost and expenses incurred in connection with successfully establishing a right of indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation.

     The Corporation shall have the power to purchase and maintain insurance to indemnify (a) itself for any obligation which it incurs as a result of the indemnification of directors and officers and (b) directors and officers in all instances, whether or not such indemnification is otherwise provided for by law or the foregoing provisions of this Article, subject to any specific limitations of law.

DELAWARE LLC

THE IMPERIAL HOME DECOR GROUP (US) LLC

  Delaware Limited Liability Company Act

     Section 18-303(a) of the Act states that, except as otherwise provided by the Delaware Limited Liability Company Act (the 'Act'), the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely be reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the Act states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

U.K. COMPANY

IMPERIAL HOME DECOR GROUP HOLDINGS I LIMITED

     Section 310 of the U.K. Companies Act 1985 (the 'Act') applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company. Except as provided by law, any such provision is void. Section 310 does not prevent a company from purchasing and maintaining for any such officer or auditor insurance against any such liability, or from indemnifying any such officer or auditor against any liability incurred by him in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted, or in connection with any application under section 144(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.

     Paragraph 118 of Table A of the Act provides that subject to the provisions of the Act but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer or auditor of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company.

  Memorandum and Articles of Association

     Section four of the Memorandum and Articles of Association of Imperial Home Decor Group Holdings I Limited (the 'Company') provide that the liability of the Members is limited.

     The Memorandum and Articles of Association of the Company provide further in Section 21 that subject to Section 310 of the Companies Act 1985 and in addition to such indemnity as is contained in Clause 118 of Table A, every Director, Officer or Official of the Company shall be indemnified out of the funds of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of is duties or in relation thereto.

ITEM 21. EXHIBITS

     Exhibits indicated below are incorporated by reference to documents of the Company on file with the Securities and Exchange Commission. Exhibit numbers in parentheses refer to the exhibit numbers in the applicable filing. All other exhibits are filed herewith.

EXHIBIT
NUMBER                                                   ITEM                                                  EXHIBIT
-------   --------------------------------------------------------------------------------------------------   -------
    1.1    --   Purchase Agreement dated as of March 11, 1998 among BDPI Holdings Corporation, Chase
                Securities Inc. and Bear, Stearns & Co. Inc. as Initial Purchasers.
    2.1    --   Recapitalization Agreement dated as of October 14, 1997 among Borden Decorative Products
                Holdings, Inc., BDPI Holdings Corporation and Borden, Inc.
    2.2    --   First Amendment to Recapitalization Agreement dated as of October 14, 1997 among Borden
                Decorative Products Holdings, Inc., BDPI Holdings Corporation and Borden, Inc.
    3.1    --   Certificate of Incorporation of Borden Decorative Products Holdings, Inc. filed November 6,
                1995.
    3.2    --   Certificate of Amendment of Certificate of Incorporation of Borden Decorative Products
                Holdings, Inc. filed March 15, 1996.
    3.3    --   Certificate of Designations of Pay-In-Kind Preferred Stock of Borden Decorative Products
                Holdings, Inc. filed June 7, 1996.
    3.4    --   Certificate of Designations of Cash Pay Preferred Stock of Borden Decorative Products
                Holdings, Inc. filed June 7, 1996.
    3.5    --   Certificate of Amendment of Certificate of Incorporation of Borden Decorative Products
                Holdings Inc. filed March 21, 1997.
    3.6*   --   Certificate of Incorporation of Vernon Plastics, Inc. filed February 26, 1998.
    3.7*   --   Certificate of Incorporation of Borden Decorative Products Investments, Inc. filed November
                6, 1995.
    3.8*   --   Certificate of Amendment of Certificate of Incorporation of Borden Decorative Products
                Investments, Inc., changing its name from Borden Decorative Products Investments, Inc. to
                WDP Investments, Inc. filed January 24, 1996.
    3.9*   --   Certificate of Incorporation of Marketing Service, Inc. filed January 19, 1990.
   3.10*   --   Certificate of Formation of The Imperial Home Decor Group (US) LLC filed March 2, 1998.
   3.11*   --   Memorandum and Articles of Association of Imperial Home Decor Group Holdings 1 Limited filed
                March 6, 1998.
   3.12    --   By-laws of Borden Decorative Products Holdings, Inc.
   3.13*   --   By-laws of Vernon Plastics, Inc.
   3.14*   --   By-laws of WDP Investments, Inc.
   3.15*   --   By-laws of Marketing Services, Inc.
    4.1    --   Exchange and Registration Rights Agreement dated March 13, 1998 by the Company and
                Subsidiary Guarantors and accepted by Chase Securities Inc. and Bear, Stearns & Co., Inc.
    4.2    --   Indenture dated as of March 13, 1998 by and among the Company, the Subsidiary Guarantors and
                The Bank of New York, as Trustee.
    4.3    --   Form of Note. (Included in Exhibit 4.2)
    4.4    --   Form of Exchange Note. (Included in Exhibit 4.2)

EXHIBIT
NUMBER                                                   ITEM                                                  EXHIBIT
-------   --------------------------------------------------------------------------------------------------   -------
    5.1*   --   Opinion of Jones, Day, Reavis & Pogue.
   10.1    --   Credit Agreement dated as of March 13, 1998, among The Chase Manhattan Bank, The Chase
                Manhattan Bank of Canada, Chase Manhattan Bank Delaware, the Company, The Imperial Home
                Decor Group (Canada) ULC and Imperial Home Decor Group Holdings II Limited.
   10.2    --   Amended and Restated Acquisition Agreement dated as of the 4th day of November, 1997 and amended and restated as of the 9th day of March, 1998 among Collins & Aikman Products Co.,
                Imperial Wallcoverings, Inc., and BDPI Holdings Corporation.
   10.3    --   Agreement dated as of March 13, 1998 among the Company, The Imperial Home Decor Group
                Holdings LLC and Collins & Aikman Corporation.
   10.4    --   Stockholders Agreement dated as of March 13, 1998 by and among the Company, BDH One, Inc.,
                Borden, Inc., and The Imperial Home Decor Group Holdings LLC.
   10.5    --   Indemnification Agreement dated as of November 3, 1997 and effective as of October 14, 1997 by and among Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore
                Capital Partners III L.P., Blackstone Family Investment Partnership III L.P., The Imperial
                Home Decor Group Holdings LLC and BDPI Holdings Corporation.
   10.6    --   Monitoring Agreement dated as of March 13, 1998 among the Company and Blackstone Management
                Associates III L.L.C.
   10.7    --   Employment Agreement between the Imperial Wallcoverings, Inc., and Michael Landau dated as of February 1, 1998.
   12.1    --   Statement re: Computation of Ratios
   21.1    --   List of Subsidiaries of the Company
   23.1    --   Consent of Deloitte & Touche LLP
   23.2    --   Consent of Arthur Andersen LLP
   23.3    --   Consent of Jones, Day, Reavis & Pogue (Included in Exhibit 5.1)
   24.1    --   Power of Attorney of the Company (See Part II of Registration Statement)
   24.2    --   Power of Attorney of the Subsidiary Guarantors (See Part II of Registration Statement)
   25.1    --   Statement of the eligibility of the Trustee on Form T-1
   27.1    --   Financial Data Schedule
   99.1*   --   Form of Letter of Transmittal
   99.2*   --   Form of Notice of Guaranteed Delivery
   99.3*   --   Form of Letter to DTC Participants
   99.4*   --   Form of Letter to Clients and Form of Instruction to Book-Entry Transfer Participants

------------------
* To be filed by amendment.

ITEM 22. UNDERTAKINGS

     The Company hereby undertakes:

          (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (4) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the 'Securities Act'), the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on July 10, 1998.

                                          THE IMPERIAL HOME DECOR GROUP INC.

                                          By: ________/s/ JAMES P. TOOHEY_______
                                                       James P. Toohey
                                             President, Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James P. Toohey, Keith T. McAslan and William J. Fenstermaker and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                         TITLE                              DATE
------------------------------------------  -------------------------------------------------   --------------

           /s/ JAMES P. TOOHEY              President, Chief Executive Officer                   July 10, 1998
------------------------------------------  and Director (Principal Executive Officer)
             James P. Toohey

           /s/ KEITH T. MCASLAN             Vice President--Finance and Chief Financial          July 10, 1998
------------------------------------------  Officer (Principal Financial Officer and
             Keith T. McAslan               Principal Accounting Officer)

          /s/ DAVID A. STOCKMAN             Chairman of the Board and Director                   July 10, 1998
------------------------------------------
            David A. Stockman

            /s/ MICHAEL LANDAU              Director                                             July 10, 1998
------------------------------------------
              Michael Landau

            /s/ DAVID I. FOLEY              Director                                             July 10, 1998
------------------------------------------
              David I. Foley

            /s/ ANTHONY GRILLO              Director                                             July 10, 1998
------------------------------------------
              Anthony Grillo

            /s/ DAVID BLITZER               Director                                             July 10, 1998
------------------------------------------
              David Blitzer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, in the State of Ohio, on July 10, 1998.

                                          VERNON PLASTICS, INC.

                                          By: _______/s/ KEITH T. MCASLAN_______
                                                      KEITH T. MCASLAN
                                              Vice President, Chief Financial
                                                         Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James P. Toohey and Keith T. McAslan and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                        TITLE                                DATE
------------------------------------------  ------------------------------------------------   -------------------

           /s/ JAMES P. TOOHEY              President, Chief Executive Officer                       July 10, 1998
------------------------------------------  (Principal Executive Officer)
             James P. Toohey

           /s/ KEITH T. MCASLAN             Vice President, Chief Financial Officer                  July 10, 1998
------------------------------------------  (Principal Financial Officer and
             Keith T. McAslan               Principal Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, in the State of Ohio, on July 10, 1998.

                                          WDP INVESTMENTS, INC.

                                          By: _______/s/ KEITH T. MCASLAN_______
                                                      Keith T. McAslan
                                              Vice President, Chief Financial
                                                         Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James P. Toohey and Keith T. McAslan and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                        TITLE                               DATE
------------------------------------------  -----------------------------------------------   -------------------

           /s/ JAMES P. TOOHEY              President, Chief Executive Officer                      July 10, 1998
------------------------------------------  (Principal Executive Officer)
             James P. Toohey

           /s/ KEITH T. MCASLAN             Vice President, Chief Financial Officer                 July 10, 1998
------------------------------------------  (Principal Financial Officer and
             Keith T. McAslan               Principal Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, in the State of Ohio, on July 10, 1998.

                                          MARKETING SERVICE, INC.

                                          By: _______/s/ KEITH T. MCASLAN_______
                                                      Keith T. McAslan
                                              Vice President, Chief Financial
                                                         Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James P. Toohey and Keith T. McAslan and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                        TITLE                               DATE
------------------------------------------  -----------------------------------------------   -------------------

           /s/ JAMES P. TOOHEY              President, Chief Executive Officer                      July 10, 1998
------------------------------------------  (Principal Executive Officer)
             James P. Toohey

           /s/ KEITH T. MCASLAN             Vice President, Chief Financial Officer                 July 10, 1998
------------------------------------------  (Principal Financial Officer and
             Keith T. McAslan               Principal Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, in the State of Ohio, on July 10, 1998.

                                          THE IMPERIAL HOME DECOR GROUP (US) LLC

                                          By: _______/s/ KEITH T. MCASLAN_______
                                                      Keith T. McAslan
                                              Vice President, Chief Financial
                                                         Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James P. Toohey and Keith T. McAslan and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                        TITLE                               DATE
------------------------------------------  -----------------------------------------------   -------------------

           /s/ JAMES P. TOOHEY              President, Chief Executive Officer                      July 10, 1998
------------------------------------------  (Principal Executive Officer)
             James P. Toohey

           /s/ KEITH T. MCASLAN             Vice President, Chief Financial Officer                 July 10, 1998
------------------------------------------  (Principal Financial Officer and
             Keith T. McAslan               Principal Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, in the State of Ohio, on July 10, 1998.

                                           IMPERIAL HOME DECOR GROUP HOLDINGS I
                                                         LIMITED
                                          By: _______/s/ KEITH T. MCASLAN_______
                                                      Keith T. McAslan
                                              Vice President, Chief Financial
                                                         Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James P. Toohey and Keith T. McAslan and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                        TITLE                                DATE
------------------------------------------  ------------------------------------------------   -------------------

           /s/ JAMES P. TOOHEY              President, Chief Executive Officer                       July 10, 1998
------------------------------------------  (Principal Executive Officer)
             James P. Toohey

           /s/ KEITH T. MCASLAN             Vice President, Chief Financial Officer                  July 10, 1998
------------------------------------------  (Principal Financial Officer and
             Keith T. McAslan               Principal Accounting Officer)

                                 EXHIBIT INDEX

     Exhibits indicated below are incorporated by reference to documents of the Company on file with the Securities and Exchange Commission. Exhibit numbers in parentheses refer to the exhibit numbers in the applicable filing. All other exhibits are filed herewith.

EXHIBIT
NUMBER                                                    ITEM                                                   PAGE
-------   ----------------------------------------------------------------------------------------------------   ----
    1.1    --   Purchase Agreement dated as of March 11, 1998 among BDPI Holdings Corporation, Chase
                Securities Inc. and Bear, Stearns & Co. Inc. as Initial Purchasers.
    2.1    --   Recapitalization Agreement dated as of October 14, 1997 among Borden Decorative Products
                Holdings, Inc., BDPI Holdings Corporation and Borden, Inc.
    2.2    --   First Amendment to Recapitalization Agreement dated as of October 14, 1997 among Borden
                Decorative Products Holdings, Inc., BDPI Holdings Corporation and Borden, Inc.
    3.1    --   Certificate of Incorporation of Borden Decorative Products Holdings, Inc. filed November 6,
                1995.
    3.2    --   Certificate of Amendment of Certificate of Incorporation of Borden Decorative Products
                Holdings, Inc. filed March 15, 1996.
    3.3    --   Certificate of Designations of Pay-In-Kind Preferred Stock of Borden Decorative Products
                Holdings, Inc. filed June 7, 1996.
    3.4    --   Certificate of Designations of Cash Pay Preferred Stock of Borden Decorative Products
                Holdings, Inc. filed June 7, 1996.
    3.5    --   Certificate of Amendment of Certificate of Incorporation of Borden Decorative Products
                Holdings Inc. filed March 21, 1997.
    3.6*   --   Certificate of Incorporation of Vernon Plastics, Inc. filed February 26, 1998.
    3.7*   --   Certificate of Incorporation of Borden Decorative Products Investments, Inc. filed November 6,
                1995.
    3.8*   --   Certificate of Amendment of Certificate of Incorporation of Borden Decorative Products
                Investments, Inc., changing its name from Borden Decorative Products Investments, Inc. to WDP
                Investments, Inc. filed January 24, 1996.
    3.9*   --   Certificate of Incorporation of Marketing Service, Inc. filed January 19, 1990.
   3.10*   --   Certificate of Formation of The Imperial Home Decor Group (US) LLC filed March 2, 1998.
   3.11*   --   Memorandum and Articles of Association of Imperial Home Decor Group Holdings 1 Limited filed
                March 6, 1998.
   3.12    --   By-laws of Borden Decorative Products Holdings, Inc.
   3.13*   --   By-laws of Vernon Plastics, Inc.
   3.14*   --   By-laws of WDP Investments, Inc.
   3.15*   --   By-laws of Marketing Services, Inc.
    4.1    --   Exchange and Registration Rights Agreement dated March 13, 1998 by the Company and Subsidiary
                Guarantors and accepted by Chase Securities Inc. and Bear, Stearns & Co., Inc.
    4.2    --   Indenture dated as of March 13, 1998 by and among the Company, the Subsidiary Guarantors and
                The Bank of New York, as Trustee.
    4.3    --   Form of Note. (Included in Exhibit 4.2)
    4.4    --   Form of Exchange Note. (Included in Exhibit 4.2)
    5.1*   --   Opinion of Jones, Day, Reavis & Pogue.

EXHIBIT
NUMBER                                                    ITEM                                                   PAGE
-------   ----------------------------------------------------------------------------------------------------   ----
   10.1    --   Credit Agreement dated as of March 13, 1998, among The Chase Manhattan Bank, The Chase
                Manhattan Bank of Canada, Chase Manhattan Bank Delaware, the Company, The Imperial Home Decor
                Group (Canada) ULC and Imperial Home Decor Group Holdings II Limited.
   10.2    --   Amended and Restated Acquisition Agreement dated as of the 4th day of November, 1997 and amended and restated as of the 9th day of March, 1998 among Collins & Aikman Products Co.,
                Imperial Wallcoverings, Inc., and BDPI Holdings Corporation.
   10.3    --   Agreement dated as of March 13, 1998 among the Company, The Imperial Home Decor Group Holdings
                LLC and Collins & Aikman Corporation.
   10.4    --   Stockholders Agreement dated as of March 13, 1998 by and among the Company, BDH One, Inc.,
                Borden, Inc., and The Imperial Home Decor Group Holdings LLC.
   10.5    --   Indemnification Agreement dated as of November 3, 1997 and effective as of October 14, 1997 by and among Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore
                Capital Partners III L.P., Blackstone Family Investment Partnership III L.P., The Imperial
                Home Decor Group Holdings LLC and BDPI Holdings Corporation.
   10.6    --   Monitoring Agreement dated as of March 13, 1998 among the Company and Blackstone Management
                Associates III L.L.C.
   10.7    --   Employment Agreement between the Imperial Wallcoverings, Inc., and Michael Landau dated as of
                February 1, 1998.
   12.1    --   Statement re: Computation of Ratios
   21.1    --   List of Subsidiaries of the Company
   23.1    --   Consent of Deloitte & Touche LLP
   23.2    --   Consent of Arthur Andersen LLP
   23.3    --   Consent of Jones, Day, Reavis & Pogue (Included in Exhibit 5.1)
   24.1    --   Power of Attorney of the Company (See Part II of Registration Statement)
   24.2    --   Power of Attorney of the Subsidiary Guarantors (See Part II of Registration Statement)
   25.1    --   Statement of the eligibility of the Trustee on Form T-1
   27.1    --   Financial Data Schedule
   99.1*   --   Form of Letter of Transmittal
   99.2*   --   Form of Notice of Guaranteed Delivery
   99.3*   --   Form of Letter to DTC Participants
   99.4*   --   Form of Letter to Clients and Form of Instruction to Book-Entry Transfer Participants

------------------
* To be filed by amendment.